Exhibit 10.2
Sterling Chemicals, Inc. Savings and Investment Plan
CASH OR DEFERRED BASIC PLAN DOCUMENT

TABLE OF CONTENTS

ARTICLE I		1

DEFINITIONS		1

1.1	Actual Contribution Percentage (ACP)	1
1.2	Actual Deferral Percentage (ADP)	1
1.3	Adoption Agreement	2
1.4	Allocation Date(s)	2
1.5	Annual Additions	2
1.6	Annuity Starting Date	2
1.7	Applicable Calendar Year	3
1.8	Applicable Life Expectancy	3
1.9	Average Contribution Percentage (ACP)	3
1.10	Average Deferral Percentage (ADP)	3
1.11	Beneficiary	3
1.12	Break In Service	3
1.13	Catch-Up Contributions	4
1.14	Code	4
1.15	Compensation	4
1.16	Custodian	8
1.17	Days of Service	8
1.18	Defined Benefit Plan	8
1.19	Defined Contribution Dollar Limitation	8
1.20	Defined Contribution Plan	8
1.21	Designated Beneficiary	9
1.22	Direct Rollover	9
1.23	Disability	9
1.24	Distribution Calendar Year (Valuation Calendar Year)	9
1.25	Early Retirement Age	9
1.26	Early Retirement Date	9
1.27	Earned Income	9
1.28	Effective Date	10
1.29	Elapsed Time	10
1.30	Election Period	10
1.31	Elective Deferrals	11
1.32	Eligible Participant	11
1.33	Eligible Retirement Plan	11
1.34	Eligible Rollover Distribution	11
1.35	Employee	12
1.36	Employer	12
1.37	Entry Date	12
1.38	ERISA	12
1.39	Excess Aggregate Contributions	13
1.40	Excess Annual Additions	13
1.41	Excess Contributions	13
1.42	Excess Elective Deferrals	13
1.43	Expected Year Of Service	13
1.44	Fiduciary	13
1.45	First Distribution Calendar Year	13
1.46	Former Participant	14
1.47	Hardship	14
1.48	Highest Average Compensation	14
1.49	Highly Compensated Employee	14
1.50	Hour Of Service	14
1.51	Integration Level	15
1.52	Key Employee	15
1.53	Leased Employee	15
1.54	Life Expectancy	15
1.55	Limitation Year	16
1.56	Matching Contribution	16
1.57	Maximum Permissible Amount	16
1.58	Named Investment Fiduciary	16
1.59	Net Profit	16
1.60	Normal Retirement Age	16
1.61	Normal Retirement Date	16

i

1.62	Owner-Employee	16
1.63	Participant	17
1.64	Participant’s Account Balance	17
1.65	Participant’s Benefit	17
1.66	Period Of Severance	17
1.67	Permissive Aggregation Group	17
1.68	Plan	17
1.69	Plan Administrator	17
1.70	Plan Sponsor	17
1.71	Plan Year	17
1.72	Predecessor Organization	17
1.73	Present Value	17
1.74	Prior Plan Year	18
1.75	Qualified Domestic Relations Order (QDRO)	18
1.76	Qualified Early Retirement Age	18
1.77	Qualified Joint And Survivor Annuity (QJSA)	18
1.78	Qualified Matching Contributions (QMACs)	18
1.79	Qualified Non-Elective Contributions (QNECs)	18
1.80	Qualified Plan	18
1.81	Qualified Pre Retirement Survivor Annuity	18
1.82	Qualified Voluntary Contribution	18
1.83	Required After-tax Contributions	19
1.84	Required Aggregation Group	19
1.85	Required Beginning Date	19
1.86	Rollover Contribution	19
1.87	Roth Elective Deferrals	19
1.88	Salary Deferral Agreement	20
1.89	Self-Employed Individual	20
1.90	Service	20
1.91	Service Provider	20
1.92	Severance Date	20
1.93	Severance Period	20
1.94	Shareholder Employee	21
1.95	Simplified Employee Pension Plan	21
1.96	Spouse (Surviving Spouse)	21
1.97	[Reserved]	21
1.98	Taxable Wage Base	21
1.99	Top Heavy Determination Date	21
1.100	Top-Heavy Plan	21
1.101	Top-Heavy Ratio	21
1.102	Top-Paid Group	22
1.103	Transfer Contribution	22
1.104	Trust	22
1.105	Trustee	22
1.106	Uniformed Services Employment And Reemployment Rights Act Of 1994 (USERRA)	22
1.107	Valuation Date	22
1.108	Vested Account Balance	23
1.109	Voluntary After-tax Contribution	23
1.110	Welfare Benefit Fund	23
1.111	Year Of Service	23

ARTICLE II		25

ELIGIBILITY REQUIREMENTS		25

2.1	Eligibility	25
2.2	Determination Of Eligibility	25
2.3	Change In Classification Of Employment	25
2.4	Participation	26
2.5	Employment Rights	26
2.6	Service With Controlled Groups	26
2.7	Leased Employees	26
2.8	Thrift Plan	26
2.9	Waiver Of Participation	27
2.10	Omission Of Eligible Employee	27
2.11	Inclusion Of Ineligible Employee	27
2.12	Participating Employer	27

ARTICLE III		28

EMPLOYER CONTRIBUTIONS		28

3.1	Contribution Amount	28
3.2	Responsibility For Contributions	29
3.3	Return Of Contributions	29
3.4	Merger Of Assets From Another Plan	29
3.5	Coverage Requirements	29
3.6	Eligibility For Contribution	30
3.7	Cross-Tested Allocation Formula	30
3.8	Uniform Dollar Contribution	32
3.9	Uniform Points Contribution	32
3.10	403(b) Matching Contribution	32
3.11	Nonqualified Deferred Compensation Plan Arrangement	32

ARTICLE IV		33

EMPLOYEE CONTRIBUTIONS		33

4.1	Voluntary After-tax Contributions	33
4.2	Required After-tax Contributions	33
4.3	Qualified Voluntary Contributions	33
4.4	Rollover Contributions	33
4.5	Voluntary Direct Transfers Between Plans	34
4.6	Elective Deferrals In A 401(k) Plan	35
4.7	Catch-Up Contributions	36
4.8	Roth Elective Deferrals In A 401(k) Plan	36
4.9	Automatic Enrollment	37
4.10	Make-Up Contributions Under USERRA	38
4.11	Qualified and Eligible Automatic Contribution Arrangements	38

ARTICLE V		40

PARTICIPANT ACCOUNTS		40

5.1	Separate Accounts	40
5.2	Valuation Date	40
5.3	Allocations To Participant Accounts	40
5.4	Allocating Employer Contributions	41
5.5	Allocating Investment Earnings And Losses	41
5.6	Allocation Adjustments	42
5.7	Participant Statements	42
5.8	Changes In Method And Timing Of Valuing Participants’ Accounts	42
5.9	Roth Elective Deferral Account	42

ARTICLE VI		43

RETIREMENT BENEFITS AND DISTRIBUTIONS		43

6.1	Normal Retirement Benefits	43
6.2	Early Retirement Benefits	43
6.3	Benefit Upon Death	43
6.4	Benefit Upon Disability	43
6.5	Benefits On Termination Of Employment	43
6.6	Restrictions On Immediate Distributions	45
6.7	Normal And Optional Forms Of Payment	46
6.8	Distribution In Event Of Incapacity	46
6.9	Commencement Of Benefits	46
6.10	In-Service Withdrawals	47
6.11	Hardship Withdrawals	49
6.12	Direct Rollovers	51
6.13	Participant’s Notice	53
6.14	Assets Transferred From Money Purchase Pension Plans	53
6.15	Assets Transferred From A Code Section 401(k) Plan	53
6.16	Death Benefits Under USERRA — Qualified Active Military Service	53
6.17	Special Code Section 414(U)(12)(B) Rule For Distributions — Deemed Severance From Employment	54

ARTICLE VII		55

DISTRIBUTION REQUIREMENTS		55

7.1	Joint And Survivor Annuity Requirements	55
7.2	Designation Of Beneficiary	55

7.3	Minimum Distribution Requirements	55
7.4	Limits On Distribution Periods	56
7.5	Required Beginning Date	56
7.6	Death Of Participant Before Distributions Begin	56
7.7	Forms Of Distributions	57
7.8	Amount Of Required Minimum Distribution For Each Distribution Calendar Year	57
7.9	Lifetime Required Minimum Distributions Continue Through Year Of Participant’s Death	57
7.10	Death On Or After Required Distributions Begin	57
7.11	Death Before Date Required Distributions Begin	57
7.12	Prior Pre Retirement Distribution Options	58
7.13	Transitional Rules	58
7.14	Distributions To Minors And Individuals Who Are Legally Incompetent	59
7.15	Unclaimed Benefits	59

ARTICLE VIII		61

JOINT AND SURVIVOR ANNUITY REQUIREMENTS		61

8.1	Applicability Of Provisions	61
8.2	Payment Of Qualified Joint And Survivor Annuity	61
8.3	Payment Of Qualified Pre Retirement Survivor Annuity	61
8.4	Qualified Election	61
8.5	Notice Requirements For Qualified Joint And Survivor Annuity	62
8.6	Notice Requirements For Qualified Pre Retirement Survivor Annuity	62
8.7	Special Safe Harbor Exception For Certain Profit-Sharing Or 401(k) Plans	63
8.8	Transitional Rule	63
8.9	Automatic Joint And Survivor Annuity And Early Survivor Annuity	64
8.10	Annuity Contracts	65
8.11	Required Content Of Qualified Joint and Survivor Annuity Explanation Under Code Section 417(a)(3)	65

ARTICLE IX		66

VESTING		66

9.1	Employee Contributions	66
9.2	Employer Contributions	66
9.3	Computation Period	66
9.4	Requalification Prior To Five Consecutive One Year Breaks In Service	66
9.5	Requalification After Five Consecutive One Year Breaks In Service	66
9.6	Calculating Vested Interest	66
9.7	Forfeitures	67
9.8	Amendment Of Vesting Schedule	67
9.9	Service With Controlled Groups	68
9.10	Compliance With Uniformed Services Employment And Reemployment Rights Act Of 1994	68

ARTICLE X		69

LIMITATIONS ON ALLOCATIONS		69

10.1	Maximum Annual Additions	69
10.2	Participation In This Plan Only	69
10.3	Disposition Of Excess Annual Additions	69
10.4	Participation In Multiple Defined Contribution Plans	69
10.5	Disposition Of Excess Annual Additions Under Two Plans	70

ARTICLE XI		71

NONDISCRIMINATION TESTING		71

11.1	General Testing Requirements	71
11.2	ADP Testing Limitations	71
11.3	Special Rules Relating To Application Of The ADP Test	71
11.4	ACP Testing Limitations	72
11.5	Special Rules Relating To The Application Of The ACP Test	73
11.6	Recharacterization	74
11.7	Calculation And Distribution Of Excess Contributions And Excess Aggregate Contributions	74
11.8	Distribution Of Excess Elective Deferrals	75
11.9	Distribution Of Excess Contributions	76
11.10	Distribution Of Excess Aggregate Contributions	77
11.11	Qualified Non Elective And/Or Matching Contributions	77
11.12	[Reserved]	79

11.13	Safe Harbor 401(k) Plan Rules Of Application	79
11.14	Safe Harbor 401(k) Plan Definitions	80
11.15	Required Restrictions On Safe Harbor 401(k) Contributions	80
11.16	ADP Test Safe Harbor	81
11.17	ACP Test Safe Harbor	81
11.18	Safe Harbor 401(k) Status	82
11.19	Safe Harbor 401(k) Notice Requirement	83
11.20	Satisfying Safe Harbor 401(k) Contribution Requirements Under Another Defined Contribution Plan	83
11.21	Nondiscrimination Tests In An Eligible Automatic Contribution Arrangement	84

ARTICLE XII		85

ADMINISTRATION		85

12.1	Plan Administrator	85
12.2	Persons Serving As Plan Administrator	85
12.3	Action By Employer	86
12.4	Responsibilities Of The Parties	86
12.5	Promulgating Notices And Procedures	86
12.6	Appointment Of Investment Manager	87
12.7	Participant Investment Direction	87
12.8	Application Of ERISA Section 404(c)	90
12.9	Participant Loans	91
12.10	Insurance Policies	93
12.11	Determination Of Qualified Domestic Relations Order (QDRO Or Order)	95
12.12	Receipt And Release For Payments	96
12.13	Resignation And Removal	96
12.14	Claims And Claims Review Procedure	96
12.15	Bonding	97

ARTICLE XIII		98

TRUST PROVISIONS		98

13.1	Establishment Of The Trust	98
13.2	Control Of Plan Assets	98
13.3	Discretionary Trustee	98
13.4	Nondiscretionary Trustee	98
13.5	Provisions Relating To Individual Trustees	98
13.6	Investment Instructions	99
13.7	Fiduciary Standards	99
13.8	Powers Of The Trustee	99
13.9	Appointment Of Additional Trustee And Allocation Of Responsibilities	101
13.10	Compensation, Administrative Fees And Expenses	102
13.11	Records	102
13.12	Limitation On Liability And Indemnification	103
13.13	Responsibilities Of A Named Custodian	104
13.14	Investment Alternatives Of The Custodian	105
13.15	Prohibited Transactions	105
13.16	Exclusive Benefit Rules	105
13.17	Assignment And Alienation Of Benefits	105
13.18	Liquidation Of Assets	105
13.19	Resignation And Removal Of The Trustee and/or Custodian	105

ARTICLE XIV		107

TOP-HEAVY PROVISIONS		107

14.1	Applicability Of Rules	107
14.2	Determination Of Top-Heavy Status	107
14.3	Minimum Contribution	107
14.4	Minimum Vesting	108
14.5	Use Of Safe Harbor Contributions To Satisfy Top-Heavy Contribution Rules	108

ARTICLE XV		109

AMENDMENT AND TERMINATION		109

15.1	Amendment By Employer	109
15.2	Protected Benefits	109
15.3	Permitted Plan Amendments Affecting Alternative Forms Of Payment	109

v

15.4	Plan Termination	109
15.5	[Reserved]	109
15.6	Termination Of Participation By Participating Employer	109
15.7	Distribution Restrictions Under A Code Section 401(k) Plan	110
15.8	Mergers And Consolidations	110

ARTICLE XVI		111

GOVERNING LAW		111

16.1	Governing Law	111
16.2	State Community Property Laws	111

Sterling Chemicals, Inc. Savings and Investment Plan
Sponsored By
Sterling Chemicals, Inc.
This Cash or Deferred Profit Sharing Plan in conjunction with the Adoption Agreement shall be interpreted in a manner consistent with the intention of the adopting Employer that this Plan satisfies Internal Revenue Code Sections 401 and 501. Any Plan established hereunder shall be so established for the exclusive benefit of Plan Participants and their Beneficiaries and shall be administered under the following terms and conditions:
ARTICLE I
DEFINITIONS
1.1 Actual Contribution Percentage (ACP)
The average of the Contribution Percentage of the eligible Participants in a specific group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year. The Actual Contribution Percentage shall mean the ratio (expressed as a percentage and calculated separately for each Participant) of:
     (a) the Participant’s Contribution Percentage Amounts [as defined at (c)-(f)] for a Plan Year, to
     (b) the Participant’s Compensation for such Plan Year. [Unless otherwise specified in the Adoption Agreement, Compensation will only include amounts for the period during which the Employee was eligible to participate.]
Contribution Percentage Amounts on behalf of any Participant shall include:
     (c) the amount of Voluntary After-tax Contributions, Required After-tax Contributions, Matching Contributions (except to the extent such Matching Contributions may be disregarded in accordance with Regulations Section 1.401(m)-2), and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year,
     (d) forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant’s account which shall be taken into account in the year in which such forfeiture is allocated,
     (e) at the election of the Employer, Qualified Non-Elective Contributions, and
     (f) the Employer may elect to use Elective Deferrals or Roth Elective Deferrals in the Contribution Percentage Amounts as long as the ADP test is met before the Elective Deferrals or Roth Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals or Roth Elective Deferrals that are used to meet the ACP test.
Contribution amounts shall not include Matching Contributions, whether or not Qualified, that are forfeited either to correct Excess Aggregate Contributions, or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.
1.2 Actual Deferral Percentage (ADP)
For a specified group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of:
     (a) the amount of Employer contributions [as defined at (c) — (d)] actually contributed to the Trust on behalf of such Participant for the Plan Year, to
     (b) the Participant’s Compensation for such Plan Year. [Unless otherwise specified in the Adoption Agreement, Compensation will only include amounts received for the period during which the Employee was eligible to participate.]
Employer contributions on behalf of any Participant shall include:
     (c) any Elective Deferrals or Roth Elective Deferrals (other than Catch-Up Contributions) made pursuant to the Participant’s Salary Deferral Agreement, including Excess Elective Deferrals or Roth Elective Deferrals of Highly Compensated Employees, but excluding Excess Elective Deferrals or Roth Elective Deferrals distributed to Non-Highly Compensated Employees and Elective Deferrals or Roth Elective Deferrals that are either taken into account in the Actual Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals) or are returned as excess Annual Additions, and
     (d) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions.
For purposes of computing Actual Deferral Percentages, an eligible Employee who fails to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.
1.3 Adoption Agreement
The document attached to this Plan by which an Employer elects the terms and conditions of a Qualified Plan established under this Basic Plan Document.
1.4 Allocation Date(s)
The date or dates on which Participant recordkeeping accounts are adjusted to reflect account activity including but not limited to contributions, loan distributions, Hardship withdrawals, as well as earnings activity including but not limited to income, capital gains or market fluctuations in accordance with Article V hereof. Unless the Plan Administrator in a uniform and nondiscriminatory manner designates otherwise, all allocations for a particular Plan Year will be made as of the Valuation Date of that Plan Year.
1.5 Annual Additions
The sum of the following amounts credited to a Participant’s account for the Limitation Year:
     (a) Employer contributions (under Article III),
     (b) Employee contributions (under Article IV),
     (c) forfeitures,
     (d) Employer allocations under a Simplified Employee Pension Plan,
     (e) amounts allocated after March 31, 1984, to an individual medical account as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer (these amounts are treated as Annual Additions to a Defined Contribution Plan though they arise under a Defined Benefit Plan),
     (f) amounts derived from contributions paid or accrued after 1985, in taxable years ending after 1985, which are either attributable to post-retirement medical benefits allocated to the separate account of a Key Employee or to a Welfare Benefit Fund [as defined in Code Section 419(e)] maintained by the Employer. For purposes of this paragraph, an Employee is a Key Employee if he or she meets the requirements of paragraph 1.52 at any time during the Plan Year or any preceding Plan Year, and
     (g) any other items treated as Annual Additions in accordance with Regulations Section 1.415(c)-1(b).
For purposes of applying the limitations of Code Section 415, the transfer of funds from one Qualified Plan to another, as well as restorative payments, are not considered an Annual Addition. The following are not Employee contributions for the purposes of Annual Additions:
     (h) Rollover Contributions [as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)];
     (i) repayments of loans made to a Participant from the Plan;
     (j) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs);
     (k) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and
     (l) Employee contributions to a Simplified Employee Pension Plan excludible from gross income under Code Section 408(k)(6).
Employee and Employer make-up contributions under USERRA received during the current Limitation Year shall be treated as Annual Additions with respect to the Limitation Year to which the make-up contributions are attributable. Excess Amounts applied in a Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year, pursuant to the provisions of Article X.
1.6 Annuity Starting Date
The first day of the first period for which an amount is paid as an annuity or in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to such benefit.

1.7 Applicable Calendar Year
The First Distribution Calendar Year and each such succeeding calendar year. If payments commence in accordance with paragraph 7.6 before the Required Beginning Date, the Applicable Calendar Year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant’s death with the Participant’s remaining interest, the Applicable Calendar Year is the year of purchase.
1.8 Applicable Life Expectancy
The life expectancy or joint and last survivor expectancy calculated using the attained age of the Participant or Beneficiary as of the Participant’s or Beneficiary’s birthday in the Applicable Calendar Year, reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated.
1.9 Average Contribution Percentage (ACP)
The average of the Actual Contribution Percentages for the eligible Participants in a specified group of Participants for a Plan Year.
1.10 Average Deferral Percentage (ADP)
The average of the Actual Deferral Percentages for Participants in a specified group of Participants for a Plan Year.
1.11 Beneficiary
A “Beneficiary” is the recipient designated by the Participant to receive the Plan benefits payable upon the death of the Participant, or the recipient designated by a Beneficiary to receive any benefits which may be payable in the event of the Beneficiary’s death prior to receiving the entire death benefit to which the Beneficiary is entitled. A “Designated Beneficiary” is any individual designated or determined in accordance with Code Section 401(a)(9) and the Regulations issued thereunder, except that it shall not include any person who becomes a beneficiary by virtue of the laws of inheritance or intestate succession.
1.12 Break In Service
     (a) If the Hours of Service method is used in determining either an Employee’s initial or continuing eligibility to participate in the Plan, or the nonforfeitable interest in the Employee’s account balance derived from Employer contributions, a Break in Service is a twelve (12) consecutive month period (during which the Employee has not completed more than five hundred (500) Hours of Service.
     (b) For purposes of determining whether a Break in Service has occurred in a particular computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, with eight (8) Hours of Service per day of such absence. The Hours of Service to be so credited shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period or, in all other cases, in the following computation periods.
     (c) With respect to determinations based on the Elapsed Time method, a Break in Service is a severance period of twelve (12) or more consecutive months. In the case of an Employee who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break in Service.
     (d) Notwithstanding the foregoing, in the case of an Employee who is absent from work beyond the first anniversary of the first day of absence from work for maternity or paternity reasons, such period begins on the second anniversary of the first day of such absence. The period between the first and second anniversaries of said first day of absence from work is neither a Period of Service for which the Employee will receive credit nor is such period a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.
     (e) An Employer adopting the Elapsed Time method is required to credit periods of Service and, under the Service spanning rules, certain periods of severance of twelve (12) months or less. Under the first Service spanning rule, if an Employee severs from Service as a result of resignation, discharge or retirement and then returns to Service within twelve (12) months, the Period of Severance is required to be taken into account. A situation may arise in which an Employee is absent from Service for any reason other than resignation, discharge, retirement and during the absence a resignation, discharge or retirement occurs. The second Service spanning rule provides that, under such circumstances, the Plan is required to take into account the period of time between the severance from Service date (i.e., the date of resignation, discharge or retirement) and the first anniversary of the date on which the Employee was first absent, if the Employee returns to Service on or before such first anniversary date.

1.13 Catch-Up Contributions
Catch-Up Contributions are Elective Deferrals made to the Plan that are in excess of any otherwise applicable Plan limit that are made by Participants who are age fifty (50) or older (by the end of their tax year). An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals or Roth Elective Deferrals without regard to Catch-Up Contributions, such as the limit on Annual Additions, the dollar limitation on Elective Deferrals or Roth Elective Deferrals under Code Section 402(g) (not counting Catch-Up Contributions) and the limit imposed by the Actual Deferral Percentage (ADP) Test under Code Section 401(k)(3). Catch-Up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year or when added to other Elective Deferrals or Roth Elective Deferrals, 75% (or the amount elected on the Adoption Agreement) of the Participant’s Compensation for the taxable year. The dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 414(v)(2)(C) in multiples of $500.
Catch-Up Contributions are not subject to the limit on Annual Additions, are not counted in the ADP Test and are not counted in determining the minimum allocation under Code Section 416 (but Catch-Up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy). Provisions in the Plan relating to Catch-Up Contributions apply to Elective Deferrals or Roth Elective Deferrals made after 2001.
1.14 Code
The Internal Revenue Code of 1986, including any amendments thereto. Reference to any section or subsection of the Code, includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any Regulation issued pursuant to or with respect to such section or subsection.
1.15 Compensation
The Employer may select one of the following three safe harbor definitions of Compensation in the Adoption Agreement. The definition of Compensation for plans that provide permitted disparity (other than the CODA portion of these plans), and for Employers determining top-heavy minimum contributions must be one of the three safe harbor definitions of Compensation. The Employer may modify the definition of Compensation provided that such definition, as modified, satisfies the provisions of Code Sections 414(s) and 401(a)(4). Compensation will also include Compensation provided by the Employer through another employer or entity under the provisions of Code Sections 3121 and 3306.
     (a) Code Section 3401(a) Wages — All remuneration received by an Employee for services performed for the Employer which are subject to Federal income tax withholding at the source. Unless elected otherwise in the Adoption Agreement, Compensation shall include any amount deferred under a Salary Deferral Agreement which is not includible in the gross income of a Participant under Code Section 125 in connection with a cafeteria plan, Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, Code Section 401(k) in connection with a SIMPLE Retirement Account, Code Section 457 in connection with a Plan maintained under said Section, and Code Section 403(b) in connection with a tax-sheltered annuity plan. Wages are determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)]. For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this paragraph, Compensation paid or made available during such Limitation Year shall include any Elective Deferral [as defined in Code Section 402(g)(3)] or Roth Elective Deferrals, and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1), 403(b), or 457.
Effective for Limitation Years beginning on or after July 1, 2007:
          (1) If the Employer maintains such a plan, post-severance payments from a nonqualified unfunded deferred compensation plan will be included in Compensation if the payment is made within 2 1/2 months after severance from employment or, if later, the end of the Limitation Year during which the severance occurred, but only if the payment would have been made at the same time if the Employee had continued his or her employment and only to the extent that the payment is includible in the Employee’s gross income;
          (2) Payments made within 2 1/2 months after severance from employment [within the meaning of Code Section 401(k)(2)(B)(i)(I)] or, if later, the end of the Limitation Year during which the severance occurred, will be Compensation if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, and other similar compensation. Payments for accrued bona fide sick, vacation or other leave will also be included, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2 1/2 months following severance from employment or within the appropriate Limitation Year, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service [within the meaning of Code Section 414(u)(1)] to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.
     (b) Code Sections 6041, 6051 And 6052 Reportable Wages — All remuneration received by an Employee for services performed for the Employer that is required to be reported on Form W-2. Unless otherwise elected in the Adoption Agreement, Compensation shall include any amount deferred under a Salary Deferral Agreement which is not includible in the gross income of a Participant under Code Section 125 in connection with a cafeteria plan, Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, and Code Section 403(b) in connection with a tax-sheltered annuity plan. A Participant’s wages include remuneration defined at subparagraph (a) above and all other remuneration paid to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Such amount must be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)]. For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this paragraph, Compensation paid or made available during such Limitation Year shall include any Elective Deferral [as defined in Code Section 402(g)(3)] or Roth Elective Deferrals, and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1), 403(b), or 457.
Effective for Limitation Years beginning on or after July 1, 2007:
          (1) If the Employer maintains such a plan, post-severance payments from a nonqualified unfunded deferred compensation plan will be included in Compensation if the payment is made within 2 1/2 months after severance from employment or, if later, the end of the Limitation Year during which the severance occurred, but only if the payment would have been made at the same time if the Employee had continued his or her employment and only to the extent that the payment is includible in the Employee’s gross income;
          (2) Payments made within 2 1/2 months after severance from employment [within the meaning of Code Section 401(k)(2)(B)(i)(I)] or, if later, the end of the Limitation Year during which the severance occurred, will be Compensation if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, and other similar compensation. Payments for accrued bona fide sick, vacation or other leave will also be included, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2 1/2 months following severance from employment or within the appropriate Limitation Year, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service [within the meaning of Code Section 414(u)(1)] to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.
     (c) Code Section 415 Safe-Harbor Compensation — Compensation is defined as including:
(1)	Wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income [or to the extent amounts would have been received and includible in gross income but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)]. These amounts include but are not limited to commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan as described in Regulations Section 1.62-2(c).

(2)	In the case of an Employee who is an Employee within the meaning of Code Section 401(c)(1) and the Regulations thereunder, the Employee’s Earned Income [as described in Code Section 401(c)(2) and the Regulations thereunder], plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

(3)	The amount includible in the gross income of an Employee upon making the election described in Code Section 83(b).

(4)	Amounts that are includible in the gross income of an Employee under the rules of Code Sections 409A or 457(f)(1)(A) or because the amounts are constructively received by the Employee.

(5)	If the Employer maintains such a plan, post-severance payments from a nonqualified unfunded deferred compensation plan will be included in Compensation if the payment is made within 2 1/2 months after severance from employment or, if later, the end of the Limitation Year during which the severance occurred, but only if the payment would have been made at the same time if the Employee had continued his or her employment and only to the extent that the payment is includible in the Employee’s gross income.

(6)	Amounts described in Code Sections 104(a)(3), 105(a) or 105(h), but only to the extent that these amounts are includible in the gross income of the Employee.

(7)	Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code Section 217.

(8)	Payments made within 2 1/2 months after severance from employment [within the meaning of Code Section 401(k)(2)(B)(i)(I)] or, if later, the end of the Limitation Year during which the severance occurred, will be Compensation within the meaning of Code Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, and other similar compensation. Payments for accrued bona fide sick, vacation or other leave will also be included, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2 1/2 months following severance from employment or within the appropriate Limitation Year, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service [within the meaning of Code Section 414(u)(1)] to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.
Compensation does not include:
(9)	The value of a nonstatutory option (which is an option other than a statutory option as defined in Regulation Section 1.421-1(b)) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

(10)	Amounts that exceed the Code Section 401(a)(17) limit.

(11)	Amounts realized from the exercise of a non-statutory option [which is an option other than a statutory option as defined in Regulations Section 1.421-1(b)], or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(12)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option [as defined in Regulations Section 1.421-1(b)].

(13)	Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code Section 125).

(14)	Other items of remuneration that are similar to any of the items listed in paragraph (10) through (12) of this section.

Unless otherwise specified by the Employer in the Adoption Agreement, Compensation shall be determined as provided in Code Section 3401(a) [paragraph (a) above]. Notwithstanding the foregoing, the Compensation of a Participant who is a sole proprietor, partner or a member of a limited liability corporation (LLC) shall be determined under Code Section 415. The definition of Compensation used in nondiscrimination testing (ADP/ACP Testing) will be elected by the Employer in the Adoption Agreement. Unless indicated otherwise in the Adoption Agreement, Code Section 3401(a) Compensation paid during a Plan Year while a Participant will be used in the ADP/ACP Tests. Notwithstanding any other provision to the contrary, if the Plan is an amendment and restatement of a Qualified Plan, for Plan Years ending prior to the Plan Year in which the amendment or restatement is adopted, Compensation shall have the meaning set forth in the Qualified Plan prior to its amendment.
Exclusions From Compensation A Participant’s Compensation shall be determined in accordance with paragraph (a), (b) or (c) above and shall not exclude any item of income unless provided in the definition or elected by the Employer in the Adoption Agreement.
Annual Additions And Top-Heavy Rules For purposes of Article X and XIV, Compensation shall be Code Section 415 Compensation as described in paragraph 1.15(c). Compensation includes amounts deferred under a plan of deferred compensation as described at paragraph 1.15(c)(1). For purposes of applying the limitations of Article X, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this paragraph, Compensation paid or made available during such Limitation Year shall include any Elective Deferral [as defined in Code Section 402(g)(3)] or Roth Elective Deferrals, and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457.
If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of Article XIV will supersede any conflicting provisions in the Basic Plan Document or Adoption Agreement. Earned Income means net earnings from self-employment in the trade or business with respect to which the Plan is established for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a Qualified Plan to the extent deductible under Code Section 404.
Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f) for taxable years beginning after December 31, 1989.
Contributions Made On Behalf Of Disabled Participants Compensation with respect to a Participant in a Defined Contribution Plan who is permanently and totally disabled [as defined in Code Section 22(e)(3)] is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, but not for Limitation Years beginning after December 31, 1996, such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (defined at paragraph 1.49) and contributions made on behalf of such Participant are nonforfeitable when made. Compensation will mean Compensation as that term is defined in this paragraph.
Highly Compensated And Key Employees For purposes of paragraphs 1.49 and 1.52, Compensation shall be Code Section 415 Compensation as described in paragraph 1.15(c). Such definition shall include any amount deferred under Code Section 125 in connection with a cafeteria plan, Code Section 132(f)(4) or Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, Code Section 402(k) in connection with a SIMPLE Retirement Account (SIMPLE), Code Section 457 in connection with a Plan maintained under said Section, and Code Section 403(b) in connection with a tax-sheltered annuity plan. The Employer, if elected in the Adoption Agreement, may limit Compensation considered for purposes of the Plan for Highly Compensated Employees.
Computation Period The Plan Year, while eligible to participate, shall be the computation period for purposes of determining a Participant’s Compensation, unless the Employer selects a different computation period in the Adoption Agreement.
Limitation On Compensation The annual Compensation of each Participant which may be taken into account for determining all benefits provided under the Plan for any year, shall not exceed the limitation as imposed by Code Section 401(a)(17), as adjusted under Code Section 401(a)(17)(B). If a Plan has a Plan Year that contains fewer than twelve (12) calendar months, the annual Compensation limit for that period is an amount equal to the limitation as imposed by Code Section 401(a)(17) as adjusted for the calendar year in which the Compensation period begins, multiplied by a fraction, the numerator of which is the number of full months in the short Plan Year and the denominator of which is twelve (12).
For Plan Years beginning on or after January 1, 1994, and before January 1, 2002, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B) of the Internal

Revenue Code, the cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.
The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive twelve (12) month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.
USERRA For purposes of Employee and Employer make-up contributions, Compensation during the period of military service shall be deemed to be the Compensation the Employee would have received during such period if the Employee were not in qualified military service, based on the rate of pay the Employee would have received from the Employer but for the absence due to military leave. If the Compensation the Employee would have received during the leave is not reasonably certain, Compensation will be equal to the Employee’s average Compensation from the Employer during the twelve (12) month period immediately preceding the military leave or, if shorter, the Employee’s actual period of employment with the Employer.
Definition of Compensation For Purposes Of Safe Harbor CODA Provisions Compensation for the purposes of a Safe Harbor CODA is defined in this paragraph 1.15. No dollar limit other than the limit imposed by Code Section 401(a)(17) applies to the Compensation of a Non-Highly Compensated Employee. For purposes of determining the Compensation subject to a Participant’s salary deferral election, the Employer may use an alternative definition to the one described above provided such alternative definition is a reasonable definition of Compensation within the meaning of Section 1.414(s)-1(d)(2) of the Regulations and permits each Participant to contribute sufficient Elective Deferrals or Roth Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of Compensation described above) available to the Participant under the Plan.
Code Section 125 Arrangements If elected in the Adoption Agreement amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage (deemed Code Section 125 Compensation). An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan. The use of this definition of Compensation will generally also apply to the definition of Compensation for purposes of Code Section 414(s) unless the Plan otherwise specifically excludes all amounts described in Code Section 414(s)(2).
If no election is made on the Adoption Agreement the Plan will exclude deemed Code Section 125 Compensation for purposes of the definition of Compensation.
Differential Wage Payments Under Code Section 414(u)(12) Differential wage payments (as defined under Code Section 3401(h)) made by the Employer to reservists during active military duty are treated as W-2 wages subject to income tax withholding and are treated as Compensation for purposes of benefit accruals. These payments must be treated as Compensation under Code Section 415(c)(3) and Section 1.415-2(d) of the Treasury Regulations.
1.16 Custodian
The institution or institutions (who may be the Sponsor or an affiliate) and any successors or assigns thereto, named in the Adoption Agreement, to hold the assets of the Plan as provided at paragraph 13.1 herein.
1.17 Days of Service
A method of crediting Service with the Employer whereby an Employee receives credit for a Day of Service for any calendar day in which he or she provides Service to the Employer.
1.18 Defined Benefit Plan
A plan under which a Participant’s benefit is determined by a formula contained in the plan and no Employee accounts are maintained for Participants.
1.19 Defined Contribution Dollar Limitation
Effective for Limitation Years beginning on or after January 1, 2009, this limit is forty nine thousand dollars ($49,000) as adjusted by the Secretary of the Treasury for increases in the cost-of-living. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d). Such increases will be in multiples of one thousand dollars ($1,000).
1.20 Defined Contribution Plan
A plan under which Employee accounts are maintained for each Participant to which all contributions, forfeitures, investment income and gains or losses, and expenses are credited or deducted. A Participant’s benefit under such plan is based solely on the fair market value of his or her account balance.

1.21 Designated Beneficiary
The individual who is designated as the Beneficiary under paragraph 1.11 and who is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Treasury Regulations. Effective for distributions made after December 21, 2006, Designated Beneficiary will also include a non-spouse Designated Beneficiary. For this purpose, a non-spouse designated Beneficiary means a Designated Beneficiary other than (i) a Surviving Spouse or (ii) a Spouse or former Spouse who is an Alternate Payee under a Qualified Domestic Relations Order.
1.22 Direct Rollover
A payment made by the Plan to an Eligible Retirement Plan that is specified by the distributee or a payment received by the Plan from an Eligible Retirement Plan on behalf of a Participant or an Employee, if selected in the Adoption Agreement by the Employer. A Direct Rollover from a Roth Elective Deferral account under a qualified cash or deferred arrangement may only be made to another designated Roth account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c). Moreover, a Plan is permitted to treat the balance of the Participant’s designated Roth account and the Participant’s other accounts under the Plan as accounts held under two separate Plans [within the meaning of Section 414(I)] for purposes of applying the special rule in A-11 of Regulations Section 1.401(a)(31)-1 [under which a Plan will satisfy Code Section 401(a)(31) even though the Plan Administrator does not permit any distributee to elect a Direct Rollover with respect to Eligible Rollover Distributions during a year that are reasonably expected to total less than $200].
1.23 Disability
Unless the Employer has elected a different definition in the Adoption Agreement, Disability is defined as an illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than twelve (12) months or can be expected to result in death, as certified by a physician satisfactory to the Employer, which prevents the Participant from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience. If elected by the Employer in the Adoption Agreement, nonforfeitable contributions will be made to the Plan on behalf of each disabled Participant who is not a Highly Compensated Employee (as defined at paragraph 1.49). Compensation for purposes of calculating the contribution will mean Compensation as defined at paragraph 1.15 herein.
1.24 Distribution Calendar Year (Valuation Calendar Year)
A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph 7.6. The required minimum distribution for the Participant’s First Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
1.25 Early Retirement Age
The age set by the Employer in the Adoption Agreement, not less than age fifty-five (55), at which a Participant becomes fully vested and is eligible to retire and receive his or her benefits under the Plan.
1.26 Early Retirement Date
The date as selected in the Adoption Agreement on which a Participant or former Participant has satisfied the Early Retirement Age requirements. If no election is made on the Adoption Agreement, it shall mean the date on which a Participant attains his or her Early Retirement Age.
A former Participant who has separated from Service after satisfying any service requirement but before satisfying the Early Retirement Age and who thereafter reaches the age requirement elected on the Adoption Agreement shall be entitled to receive benefits under the Plan (other than full vesting and any allocation of Employer contributions) as though the requirements for Early Retirement Age had been satisfied.
1.27 Earned Income
Net earnings from self-employment in the trade or business with respect to which the Plan is established, determined without regard to items not included in gross income and the deductions allocable to such items, provided that personal services of the individual are a material income-producing factor. Earned Income shall be reduced by contributions made by an Employer to a Qualified Plan to the extent deductible under Code Section 404. Net earnings shall be determined taking into account the deduction for one-half of self-employment taxes allowed to the taxpayer under Code Section 164(f), to the extent deductible for taxable years beginning after December 31, 1989.
For purposes of applying the limitations of Code Section 415, in the case of an Employee who is an Employee within the meaning of Code Section 401(c)(1) and the Regulations thereunder, the Employee’s Earned Income [as described in Code Section 401(c)(2) and the Regulations thereunder] shall include amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). Earned Income does not include amounts received after severance from employment, as defined in Regulations Section 1.415(c)-2(e)(3), except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service [within the meaning of Code Section 414(u)(1)], to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.
1.28 Effective Date
The date on which the Employer’s Plan or amendment to such Plan becomes effective. For amendments reflecting statutory and regulatory changes contained in the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), the Effective Date(s) of the applicable provisions of this legislation will be the earlier of the date upon which such amendment is first administratively applied or the first day of the Plan Year following the date of adoption of such amendment or adoption of the Plan.
The Effective Date for Elective Deferrals and Roth Elective Deferrals provisions is the date the provisions are actually adopted. In no event may the Effective Date for Roth Elective Deferrals be earlier than January 1, 2006.
The Effective Date for provisions in the Plan intended to reflect compliance with the final Code Section 415 regulations is Limitation Years beginning on or after July 1, 2007.
1.29 Elapsed Time
For purposes of determining an Employee’s initial or continued eligibility to participate in the Plan or the nonforfeitable interest in the Participant’s account balance derived from Employer contributions, an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s first day of employment or reemployment and ending on the date a Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year will be expressed in terms of days.
For purposes of this section, Hour of Service shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.
A Break in Service is a Period of Severance of at least twelve (12) consecutive months. A Period of Severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from service.
In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:
     (a) by reason of the pregnancy of the individual,
     (b) by reason of the birth of a child of the individual,
     (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
     (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.
Each Employee will share in Employer contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of Employees.
If the Employer is a member of an affiliated service group [under Code Section 414(m)], a controlled group of corporations [under Code Section 414(b)], a group of trades or business under common control [under Code Section 414(c)] or any other entity required to be aggregated with the Employer pursuant to Code Section 414(o), Service will be credited for any period of employment with any other member of such group. Service will also be credited for any individual required under Code Section 414(n) or Code Section 414(o) to be considered an Employee of any Employer aggregated under Code Sections 414(b), (c) or (m).
1.30 Election Period
The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant’s death. If a Participant separates from Service prior to the first day of the Plan Year in which age thirty-five (35) is attained, the Election Period shall begin on the date of separation, with respect to the account balance as of the date of separation.

1.31 Elective Deferrals
For taxable years beginning after 2005, the term “Elective Deferrals” includes pre-tax Elective Deferrals and Roth Elective Deferrals. Pre-tax Elective Deferrals are a Participant’s Elective Deferrals that are not includible in the Participant’s gross income at the time deferred. Elective Deferrals are Employer contributions in lieu of cash Compensation made to the Plan on behalf of the Participant pursuant to a Salary Deferral Agreement or other deferral mechanism. With respect to any taxable year, a Participant’s Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any Simplified Employee Pension Plan with a cash or deferred arrangement as described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any plan as described under Code Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a Salary Deferral Agreement. Elective Deferrals or Roth Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.
1.32 Eligible Participant
Any Employee who is eligible to make a Voluntary or Required After-tax Contribution or an Elective Deferral or Roth Elective Deferral (if the Employer takes such contributions into account in the calculation of the Actual Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Required After-tax Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant even though no Employee contributions are made.
1.33 Eligible Retirement Plan
An Eligible Retirement Plan is an eligible Plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such Plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a Qualified Plan described in Code Section 401(a), which accepts the distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p). If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.
For Eligible Rollover Distributions made after December 31, 2007 , which are not attributable to distributions from a Roth Elective Deferral Account, an Eligible Retirement Plan shall also include a Roth IRA as described in Code Section 408A, provided that for Eligible Rollover Distributions made in 2008 or in 2009, the same income and tax filing status restrictions that apply to a rollover from a traditional IRA into a Roth IRA, will also apply to rollovers to a Roth IRA from accounts other than a Roth Elective Deferral Account.
1.34 Eligible Rollover Distribution
An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Participant except that an Eligible Rollover Distribution does not include:
     (a) any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s Beneficiary, or for a specified period of ten (10) years or more,
     (b) any distribution to the extent such distribution is required under Code Section 401(a)(9),
     (c) any Hardship withdrawal distribution,
     (d) the portion of any distribution that would not be includible in gross income if paid to the Participant (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities),
     (e) any excess amounts that is returned to a Participant in accordance with paragraphs 10.3, 11.8, 11.9 and 11.10,
     (f) any other distribution(s) that is reasonably expected to total less than $200 during a year,
     (g) any corrective distributions of Excess Elective Deferrals or Roth Elective Deferrals under Code Section 402(g), and the income allocable thereto,
     (h) any corrective distributions of Excess Contributions and Excess Aggregate Contributions under Code Section 401(k) and Code Section 401(m), and the income allocable thereto,

     (i) any PS 58 costs, and
     (j) any dividends paid on securities under Code Section 404(k).
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, effective January 1, 2007, such portion may be transferred only to an individual retirement account or individual retirement annuity described in Code Section 408(a) or Code Section 408(b), or to a qualified plan described in Code Section 401(a) or Code Section 403(a) , or to an annuity contract described in Code Section 403(b), which plan or contract agrees to separately account for amounts so transferred, including separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Effective January 1, 2008, such portion may also be transferred to a Roth IRA, provided that for amounts transferred in 2008 or in 2009 , the same income and tax filing restrictions that apply to a rollover from a traditional IRA to a Roth IRA are complied with by the distributee.
1.35 Employee
The term Employee means (a) any person reported on the payroll records of the Employer as an Employee who is deemed by the Employer to be a common law Employee; (b) except for determining eligibility to participate in this Plan, any person reported on the payroll records of an affiliated Employer of the Employer or a participating Employer as an Employee who is deemed by the affiliated Employer to be a common law Employee, even if the affiliated Employer is not a participating Employer; (c) any Self-Employed Individual who derives Earned Income from the Employer; (d) any Owner-Employee; and (e) any person who is considered a Leased Employee but who (1) is not covered by a Plan described in Code Section 414(n)(5), or (2) is covered by a Plan described in Code Section 414(n)(5), but Leased Employees constitute more than twenty percent (20%) of the Employer’s non-highly compensated work force. However, the term Employee will not include any individual who is not reported on the payroll records of the Employer or an affiliated Employer as a common law Employee. If such person is later determined by the Employer or by a court or governmental agency to be or to have been an Employee, he or she will only be eligible for participation prospectively and may participate in the Plan as of the next entry date following such determination and after the satisfaction of all other eligibility requirements.
The term Employee for these purposes, shall include all Employees of a member of an affiliated service group [as defined in Code Section 414(m)], all Employees of a controlled group of corporations [as defined in Code Section 414(b)], all Employees of any incorporated or unincorporated trade or business which is under common control [as defined in Code Section 414(c)], Leased Employees [as defined in Code Section 414(n)], and any Employee required to be aggregated by Code Section 414(o). All such Employees shall be treated as employed by a single Employer.
The term Employee does not include any other common law employee or any Leased Employee, unless otherwise elected by the Employer in the Adoption Agreement. It is expressly intended that individuals not treated as common law employees by the Employer or a member of the same controlled group or affiliated service group on their payroll records, as identified by a specific job code or work status code, are to be excluded from Plan participation even if a court or administrative agency subsequently determines that such individuals are common law Employees and not independent contractors.
1.36 Employer
The Self-Employed Individual, partnership, corporation or other organization including any participating Employer, which adopts this Plan including any entity that succeeds the Employer and adopts this Plan. For purposes of Article X, Limitations on Allocations, Employer shall mean the Employer that adopts or sponsors this Plan, and all members of a controlled group of corporations [as defined in Code Section 414(b) as modified by Code Section 415(h)], all commonly controlled trades or businesses [as defined in Code Section 414(c) as modified by Code Section 415(h)] or affiliated service groups [as defined in Code Section 414(m)] of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).
In addition to such required treatment, the Plan Sponsor may, in its discretion, designate as an Employer any business entity which is not such a “common control,” “affiliated service group” or “predecessor” business entity which is otherwise affiliated with the Employer, subject to such nondiscriminatory limitations as the Employer may impose.
1.37 Entry Date
The date as of which an Employee who has satisfied the Plan’s eligibility requirements enters or reenters the Plan, as defined in the Adoption Agreement.
1.38 ERISA
The Employee Retirement Income Security Act of 1974, as amended and any successor statute thereto.

1.39 Excess Aggregate Contributions
The excess, with respect to any Plan Year, of:
     (a) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over
     (b) the maximum Contribution Percentage Amounts permitted by the ACP test (determined hypothetically by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).
     (c) Such determination shall be made after first determining Excess Elective Deferrals or Roth Elective Deferrals pursuant to paragraph 1.42 and then determining Excess Contributions pursuant to paragraph 1.41.
1.40 Excess Annual Additions
The excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.
1.41 Excess Contributions
With respect to any Plan Year, the excess of:
     (a) the aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over
     (b) the maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).
1.42 Excess Elective Deferrals
Those Elective Deferrals or Roth Elective Deferrals that are includible in a Participant’s gross income under Code Section 402(g) to the extent such Participant’s Elective Deferrals or Roth Elective Deferrals for a taxable year exceed the dollar limitation under Code Section 402(g) [including if applicable, the dollar limitation on such Catch-Up Contributions as defined in Code Section 414(v)] for such year or are made during a calendar year and exceed the dollar limitation under Code Section 402(g) including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code Section 414(v) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferrals or Roth Elective Deferrals made under this Plan and any other Plan, contract or arrangement maintained by the Employer. Excess Elective Deferrals or Roth Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year. For taxable years beginning after December 31, 2005, unless the Participant specifies otherwise, distribution of Excess Elective Deferrals or Roth Elective Deferrals for a year shall be made first from the Participant’s pre-tax Elective Deferral account to the extent the pre-tax Elective Deferrals were made for the year. Pre-tax Elective Deferrals are elective contributions under a qualified cash or deferred arrangement that are not Roth Elective Deferrals.
1.43 Expected Year Of Service
An eligibility computation period during which an Employee is expected to complete a Year of Service (as defined in the Adoption Agreement) based upon their employment schedule or position. If an Employee who was not expected to complete a Year of Service actually completes the required number of Hours of Service during an applicable computation period, such Employee shall be deemed to have entered the plan as of the same date they would have had the Employee been originally classified as expected to complete a Year of Service. In the event an Employee becomes a Participant under such circumstances, the Employee shall be eligible for an allocation of all contributions that would have been made on the Employee’s behalf had the Employee had been properly classified. If an Employee who was originally classified not being expected to complete a Year of Service has a subsequent change in employment schedule or position such that the Employee would be considered as likely to complete a Year of Service, such Employee shall eligible to participate in the Plan as of the earlier of the completion of the Service requirement specified in the Adoption Agreement on the reclassified basis or the actual completion of a Year of Service as it is defined in the Adoption Agreement. The Employee shall then enter the Plan as a Participant as of the next Entry Date following satisfaction of the eligibility requirements specified above.
1.44 Fiduciary
Any individual or entity which exercises any discretionary authority or control over the management of the Plan or over the disposition of the assets of the Plan; renders investment advice for a fee or other compensation (direct, or indirect); has any discretionary authority or responsibility over Plan administration; or acts to carry out a Fiduciary responsibility, when designated by a named Fiduciary pursuant to authority granted by the Plan; subject, however, to any exception granted directly or indirectly by the provisions of ERISA or any applicable Regulations.
1.45 First Distribution Calendar Year
For distributions beginning before the Participant’s death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraph 7.6.
1.46 Former Participant
A Participant who is no longer actively accruing benefits under the Plan.
1.47 Hardship
An immediate and heavy financial need of the Employee where such Employee lacks other available financial resources to satisfy such financial need.
1.48 Highest Average Compensation
For Limitation Years beginning before January 1, 2000, the average Compensation for the three (3) consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the twelve (12) consecutive month period defined in the Adoption Agreement, or, if not indicated in the Adoption Agreement, as defined in paragraph 1.111.
1.49 Highly Compensated Employee
Effective for years after December 31, 1996, the term Highly Compensated Employee means any Employee who: (1) is a 5% or more owner at any time during the year or preceding year, or (2) for the preceding year had Compensation from the Employer in excess of $80,000 and if the Employer so elects in the Adoption Agreement, is in the Top-Paid Group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.
For the determination of who is a Highly Compensated Employee, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding twelve (12) month period is called a look-back year. Employees who do not meet the Highly Compensated Employee definition are considered Non-Highly Compensated Employees.
A Highly Compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and IRS Notice 97-45.
In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996. In order to be effective, a Top-Paid Group election or calendar year data election must apply consistently to all plans of the Employer that begin with or within the same calendar year.
1.50 Hour Of Service
     (a) Unless otherwise specified in the Adoption Agreement, each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed, and
     (b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than five hundred and one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period need occur in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference, and
     (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.
     (d) Hours of Service shall be credited for employment with the Employer and with other members of an affiliated service group [as defined in Code Section 414(m)], a controlled group of corporations [as defined in Code Section 414(b)], or a group of trades or businesses under common control [as defined in Code Section 414(c)] of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the Regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the Regulations thereunder.
     (e) Solely for purposes of determining whether a Break in Service, as defined in paragraph 1.14, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period. No more than five hundred and one (501) hours will be credited under this paragraph.
     (f) Notwithstanding paragraph (b), the Plan Administrator may elect for all Employees or for one or more different classifications of Employees (provided such classifications are reasonable and are consistently applied) to apply one or more of the following equivalency methods in determining the Hours of Service of an Employee paid on an hourly or salaried basis. Under such equivalency methods, an Employee will be credited with either (1) one hundred ninety (190) Hours of Service for each month in which he or she is paid or entitled to payment for at least one (1) Hour of Service; or (2) ninety five (95) Hours of Service for each semi-monthly period in which he or she is paid or entitled to payment for at least one (1) Hour of Service; or (3) forty-five (45) Hours of Service for each week in which he or she is paid or entitled to payment for at least one (1) Hour of Service; or (4) ten (10) Hours of Service for each day in which he or she is paid or entitled to payment for at least one (1) Hour of Service.
     (g) Hours of Service shall be determined under the hours counting method as elected by the Employer in the Adoption Agreement. If no election is made, actual hours under the hours counting method will be used.
1.51 Integration Level
The amount of Compensation specified in the Adoption Agreement at or below which the rate of contributions or benefits (expressed in each case as a percentage of such Compensation) provided under the Plan is less than the rate of contributions or benefits (expressed in each case as a percentage of such Compensation) provided under the Plan with respect to Compensation above such level. The Adoption Agreement must specify an Integration Level in effect for the Plan Year. No Integration Level in effect for a particular Plan Year may exceed the contribution and benefit base (“Taxable Wage Base”) under Section 230 [Code Section 3121(a)(1)] of the Social Security Act in effect on the first day of the Plan Year.
1.52 Key Employee
For Plan Years beginning after December 31, 2001, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 [as adjusted under Code Section 416(i) for Plan Years beginning after December 31, 2002], a more than five percent (5%) owner of the Employer, or a more than one percent (1%) owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable Regulations and other guidance of general applicability issued thereunder.
1.53 Leased Employee
Any person (other than an Employee of the recipient) within the meaning of Code Section 414(n)(2) and Section 414(o) who is not reported on the payroll records of the Employer as a common law Employee and who provides services to the Employer if (a) the services are provided under an agreement between the Employer and a leasing organization; (b) the person has performed services for the Employer or for the Employer and related persons as determined under Code Section 414(n)(6) on a substantially full time basis for a period of at least one year; and (c) the services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization attributable to services performed for the Employer will be treated as provided by the Employer.
A Leased Employee will not be considered an Employee of the recipient if he is covered by a money purchase plan providing (a) a non-integrated Employer contribution rate of at least ten percent (10%) of Code Section 415 Compensation, including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Leased Employee’s gross income under a cafeteria plan covered by Code Section 125, a cash or deferred Plan under Code Section 401(k), a SEP under Code Section 408(k) or a tax-deferred annuity under Code Section 403(b) and also including for Plan Years beginning on or after January 1, 2001, any elective amounts that are not includible in the gross income of the Leased Employee because of Code Section 132(f)(4); (b) immediate participation; and (c) full and immediate vesting. This exclusion is only available if Leased Employees do not constitute more than twenty percent (20%) of the recipient’s non-highly compensated work force.
1.54 Life Expectancy
Life expectancy as computed by use of one of the following tables, as appropriate: (1) Single Life Table, (2) Uniform Life Table, or (3) Joint and Last Survivor Table found in Section 1.401(a)(9)-9 of the Regulations.

1.55 Limitation Year
The calendar year or such other twelve (12) consecutive month period designated by the Employer in the Adoption Agreement for purposes of determining the maximum Annual Additions to a Participant’s account. All Qualified Plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. If no designation is made on the Adoption Agreement, the Limitation Year will automatically default to the Plan Year.
If a Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, the Plan is treated for purposes of this section as if the Plan was amended to change its Limitation Year. As a result of this deemed Amendment, the Code Section 415(c)(1)(A) dollar limit must be prorated under the short Limitation Year rules.
1.56 Matching Contribution
An Employer contribution made to this or any other Defined Contribution Plan on behalf of a Participant on account of a Voluntary or Required After-tax Contribution made by such Participant, or on account of a Participant’s Elective Deferral, Roth Elective Deferral or Catch-Up Contribution made by such Participant under a Plan maintained by the Employer.
A Plan established under a Cash or Deferred Adoption Agreement may allocate Matching Contributions throughout the Plan Year, even though the amount of Matching Contributions is determined on the basis of the Plan Year. If the Plan is calculating Matching Contributions on a Plan Year basis, but Matching Contributions that are deposited during the Plan Year have been calculated on a payroll period, an additional “true-up” contribution may be required to accurately calculate the Matching Contributions as elected on the Adoption Agreement.
1.57 Maximum Permissible Amount
The maximum Annual Additions that may be contributed or allocated to a Participant’s account under the Plan for any Limitation Year shall not exceed the lesser of:
     (a) the Defined Contribution Dollar Limitation, or
     (b) 100% of the Participant’s Compensation for the Limitation Year.
The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits [within the meaning of Code Section 401(h) or Code Section 419A(f)(2)] which is otherwise treated as an Annual Addition under Code Sections 415(l)(1) or 419(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve (12).
1.58 Named Investment Fiduciary
One or more Fiduciaries who have the authority to control and manage the operation, management and administration of the Plan as more fully described in Article XII. The Named Investment Fiduciaries shall be selected through a procedure outlined by the Plan Sponsor.
1.59 Net Profit
The current and accumulated operating earnings of the Employer after Federal and state income taxes, excluding nonrecurring or unusual items of income, and before contributions to this and any other Qualified Plan of the Employer, unless the Employer has elected a different definition in the Adoption Agreement. Unless elected otherwise in the Adoption Agreement, Employer contributions to the Plan are not conditioned on profits.
1.60 Normal Retirement Age
The age set by the Employer in the Adoption Agreement, not to exceed age sixty-five (65), or if later the number of years of participation elected in the Adoption Agreement, if any, at which a Participant becomes fully vested and is eligible to retire and receive his or her benefits under the Plan. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement. If no selection is made, Normal Retirement Age will be defined as attainment of age sixty-five (65).
1.61 Normal Retirement Date
The date on which the Participant attains the Normal Retirement Age as elected in the Adoption Agreement. If no election is made on the Adoption Agreement, it shall mean the date on which a Participant attains his or her Normal Retirement Age.
1.62 Owner-Employee
A sole proprietor or a partner owning more than 10% of either the capital or profits interest of the partnership.

1.63 Participant
Any current Employee who met the applicable eligibility requirements and reached his or her Entry Date and, where the context so requires, pursuant to the terms of the Plan, any living former Employee on whose behalf an Account is maintained or former Employee who has met the eligibility requirements.
1.64 Participant’s Account Balance
The account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.
1.65 Participant’s Benefit
With respect to required distributions pursuant to paragraph 7.8, the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year increased by the amount of any contributions or forfeitures allocated to the account balance as of the dates in the calendar year after the Valuation Date and decreased by distributions made in the calendar year after the Valuation Date. A special exception exists for the second Distribution Calendar Year. For purposes of this paragraph, if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.
1.66 Period Of Severance
For Plans using Elapsed Time for purposes of crediting a Year of Service for eligibility, accrual of benefits and/or vesting, Employees will receive credit for all periods of Service from their date of hire (or rehire) until the next Period of Severance.
When using Elapsed Time:
     (a) a Break in Service shall mean a Period of Severance of at least twelve (12) months;
     (b) a Period of Severance is a continuous period of time during which the Employee is not employed by the Employer;
     (c) a Period of Severance begins on the date the Employee retires, quits, or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from Service.
1.67 Permissive Aggregation Group
The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.
1.68 Plan
The Defined Contribution Plan of the Employer in the form of this Plan and the applicable Adoption Agreement executed by the Employer as may be amended from time to time (which includes any addendum thereto). The Plan shall have the name specified in the Adoption Agreement.
1.69 Plan Administrator
The Employer or individual(s) or entity(ies) appointed by the Employer to administer the Plan as provided at paragraph 12.1 herein.
1.70 Plan Sponsor
The Employer who adopts this Plan and accompanying Adoption Agreement.
1.71 Plan Year
The twelve (12) consecutive month period designated by the Employer in the Adoption Agreement.
1.72 Predecessor Organization
An employer that previously employed the employees acquired by the current Employer. The determination of whether a prior employer is a “predecessor organization” shall be determined in accordance with Code Section 414. The Employer may grant optional crediting of predecessor service pursuant to Code Section 414(a)(2) and the Regulations issued thereunder.
1.73 Present Value
The actuarial equivalent of a Participant’s accrued benefit under a Defined Benefit Plan maintained by the Employer expressed in the form of a lump sum. Actuarial equivalence shall be based on reasonable interest and mortality assumptions determined in accordance with the Top-Heavy provisions of the respective plan. Present Value is used for the purposes of the Top-Heavy test and the determination with respect thereto.
1.74 Prior Plan Year
The Plan Year immediately preceding the current Plan Year.
1.75 Qualified Domestic Relations Order (QDRO)
A Qualified Domestic Relations Order (QDRO) is a signed domestic relations order issued by a state court or agency which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant’s Plan benefit and which meets the requirements of Code Section 414(p). An alternate payee is a Spouse, former Spouse, child, or other dependent who is treated as a Beneficiary under the Plan as a result of the QDRO. Unless elected otherwise by the Employer in the Adoption Agreement, the earliest date for payment of a QDRO to an alternate payee, is the date upon which the order is deemed qualified.
1.76 Qualified Early Retirement Age
For purposes of paragraph 8.9, Qualified Early Retirement Age is the latest of:
     (a) the earliest date under the Plan on which the Participant may elect to receive retirement benefits, or
     (b) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or
     (c) the date the Participant begins participation.
1.77 Qualified Joint And Survivor Annuity (QJSA)
An immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Spouse which is at least 50%, but not more than 100%, of the annuity payable during the joint lives of the Participant and the Participant’s Spouse. The exact amount of the survivor annuity is to be specified by the Employer in the Adoption Agreement. If no election is made on the Adoption Agreement, and the Plan is subject to the Qualified Joint and Survivor Annuity provisions, the survivor annuity will be 50% of the amount paid to the Participant during his or her lifetime. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be provided by the Participant’s Vested Account Balance.
1.78 Qualified Matching Contributions (QMACs)
Matching Contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than for Hardships) applicable to Elective Deferrals and Roth Elective Deferrals. Qualified Matching Contributions (QMACs) must satisfy Regulations Section 1.401(k)-2(a)(6) if used for the ADP Test.
1.79 Qualified Non-Elective Contributions (QNECs)
Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants’ accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, and that are distributable only in accordance with the distribution provisions (other than for Hardships) that are applicable to Elective Deferrals or Roth Elective Deferrals and Qualified Matching Contributions. If Qualified Non-Elective Contributions (QNECs) or Elective Deferrals or Roth Elective Deferrals are used for the ACP Test, they must satisfy Regulations Section 1.401(m)-2(a)(6).
1.80 Qualified Plan
Any pension, profit-sharing, stock bonus, or other plan which meets the requirements of Code Section 401(a) and includes a trust exempt from tax under Code Section 501(a) or any annuity plan described in Code Section 403(a).
Solely for the purposes of Rollover Contributions, for Plan Years beginning after December 31, 2001, the term “Qualified Plan” includes a governmental Code Section 457 Plan, and a Code Section 403(b) annuity or plan.
1.81 Qualified Pre-Retirement Survivor Annuity
An annuity for the life of the Surviving Spouse of a Participant the actuarial equivalent of which is not less than 50% of the Participant’s Vested Account Balance as of the date of the Participants’ death, as elected by Employer in the Adoption Agreement. If no selection is made on the Adoption Agreement, and the Plan is subject to the Qualified Joint and Survivor Annuity provisions, the Qualified Pre-Retirement Survivor Annuity shall be 50% of the Participant’s Vested Account Balance as of the date of the death of the Participant, unless the Employer in a prior version of the Adoption Agreement or Plan, had elected that the Qualified Pre-Retirement Survivor Annuity be 100% of the Account Balance.
1.82 Qualified Voluntary Contribution
A tax-deductible Voluntary Employee Contribution which was permitted to be made for the tax years 1982 through 1986. This type of contribution is no longer permitted to be made by a Participant. This Plan shall accept such type of contribution if made in a prior plan and an appropriate recordkeeping account will be established on behalf of the Participant.
1.83 Required After-tax Contributions
Employee after-tax contributions required as a condition of participation in the Plan.
1.84 Required Aggregation Group
A group of plans including:
     (a) each Qualified Plan of the Employer in which at least one (1) Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated), and
     (b) any other Qualified Plan of the Employer which enables a plan described in (a) to meet the requirements of Code Sections 401(a)(4) or 410.
1.85 Required Beginning Date
As elected in the Adoption Agreement, the Required Beginning Date will be defined in either subparagraph (a) or (b) below:
     (a) The Required Beginning Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.
     (b) The Required Beginning Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, except that benefit distributions to a Participant [other than a more than five percent (5%) owner] must commence by April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires.
     (c) Any Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the year in which the Participant attained age 70 1/2, to defer distributions until the April 1 of the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2.
     (d) A Participant is treated as a five percent (5%) or more owner for purposes of this section if such Participant is a more than five percent (5%) owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a more than five percent (5%) owner under this section, they must continue to be distributed, even if the Participant ceases to be a more than five percent (5%) owner in a subsequent year.
1.86 Rollover Contribution
A Qualified Plan may accept a Rollover Contribution from any Eligible Retirement Plan described in Code Section 402(c)(8)(B). An Eligible Retirement Plan is:
     (a) another Qualified Plan;
     (b) an Individual Retirement Account or Annuity (IRA);
     (c) a Code Section 403(b) plan;
     (d) a governmental Code Section 457(b) plan.
If the distribution is from an IRA, it is eligible for rollover into a Qualified Plan, but only to the extent it would be includible in gross income if it were not rolled over.
The term Rollover Contribution means an amount transferred to this Plan in a Trustee to Trustee transfer from another Qualified Plan or transferred by the Participant to this Plan within sixty (60) days of receipt thereof. Any amount that is transferred to this Plan from another qualified retirement plan which at the time of transfer was not subject to the Qualified Joint and Survivor Annuity and Qualified Pre-retirement Survivor Annuity requirements of Code Section 401(a)(11), or which is transferred to this Plan under subparagraph (b) above from a individual retirement account, will not at any time be subject to the spousal consent requirements as set forth in Article VIII.
1.87 Roth Elective Deferrals
An Elective Deferral designated by a Participant as a Roth Elective Deferral that at the time the deferral is made that is includible in the Participant’s gross income and has been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election. A Participant’s Roth Elective Deferrals will be maintained in a separate account containing only the Participant’s Roth Elective Deferrals and gains and losses attributable to those Roth Elective Deferrals.

Roth Elective Deferrals shall be treated in the same manner as a pre-tax Elective Deferrals under the terms of the Plan. For purposes of interpreting the Plan, the term Elective Deferral shall mean both pre-tax Elective Deferrals and Roth Elective Deferrals except in cases where the context is clearly in violation of the requirements of this paragraph.
Roth Elective Deferrals are effective January 1, 2006, or if later, the date the provision was adopted by the Plan Sponsor.
1.88 Salary Deferral Agreement
An agreement between the Employer and an Employee where the Employee authorizes the Employer to withhold a specified percentage or dollar amount of his or her Compensation (otherwise payable in cash) for deposit to the Plan on behalf of such Employee.
1.89 Self-Employed Individual
An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established including an individual who would have had Earned Income but for the fact that the trade or business had no Net Profit for the taxable year.
1.90 Service
The period of current or prior employment with the Employer including any imputed period of employment which must be counted under USERRA. If the Employer maintains a plan of a predecessor employer, service for such predecessor shall be treated as Service for the Employer for the purpose(s) specified in the Adoption Agreement. Service is determined under an hours counting method or Elapsed Time method as selected by the Employer in the Adoption Agreement.
If the Employer has elected to use the Elapsed Time method to determine eligibility and/or vesting Service, the aggregate of the following (applied without duplication and except for periods of Service that may be disregarded under paragraph 9.5):
     (a) Each period from an Employee’s date of hire (or reemployment date) to his next Severance Date; and
     (b) If an Employee performs an Hour of Service within twelve (12) months of a Severance Date, the period from such Severance Date to such Hour of Service. Service shall be credited for all periods when the Employer or an Affiliated Employer employs the Employee.
Service shall be measured in whole years and fractions of a year in months. For this purpose, (a) periods of less than a full year shall be aggregated on the basis that twelve (12) months or three hundred and sixty five (365) days equals a year, and (b) in aggregating days into months, thirty (30) days shall be rounded up to the nearest whole month. For purposes of determining Service, “Date of Hire” means the date on which an Employee first completes an Hour of Service and “Reemployment Date” means the date on which an Employee first completes an Hour of Service after a Severance Date.
If the Employer is a member of an affiliated service group [under Code Section 414(m)], a controlled group of corporations [under Code Section 414(b)], a group of trades or businesses under common control [under Code Section 414(c)] or any other entity required to be aggregated with the Employer pursuant to Code Section 414(o), Service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Code Section 414(n) or Code Section 414(o) to be considered an Employee of any Employer aggregated under Code Section 414(b), (c), or (m).
1.91 Service Provider
An individual or business entity who is retained by the Plan Administrator on behalf of the Plan to provide specified administrative services to the Plan.
1.92 Severance Date
The date which is the earlier of:
     (a) the date on which an Employee quits, retires, is discharged or dies; or
     (b) the first anniversary of the first date of a period in which an Employee remains continuously absent from Service with an Employer or affiliate (with or without pay) for any reason other than quit, retirement, discharge or death.
1.93 Severance Period
Each period from an Employee’s Severance Date to his next re-employment date for purposes of USERRA.

1.94 Shareholder Employee
An Employee or officer who owns [or is considered as owning within the meaning of Code Section 318(a)(1)], on any day during the taxable year of an electing small business corporation (S Corporation), more than 5% of such corporation’s outstanding stock.
1.95 Simplified Employee Pension Plan
A plan under which the Employer makes contributions for eligible Employees pursuant to a written formula. Contributions are made to an individual retirement account which meets the requirements of Code Section 408(k).
1.96 Spouse (Surviving Spouse)
The individual to whom a Participant is married, or was married in the case of a deceased Participant who was married at the time of his or her death. A former Spouse will be treated in the same manner as a Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).
1.97 Reserved
1.98 Taxable Wage Base
For plans with an allocation formula which takes into account the Employer’s contribution under the Federal Insurance Contributions Act (FICA), the contribution and benefit base in effect under the Social Security Act (Section 203) at the beginning of the Plan Year.
1.99 Top-Heavy Determination Date
For the first Plan Year of the Plan, the last day of the first Plan Year. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.
1.100 Top-Heavy Plan
For any Plan Year, the Employer’s Plan is Top-Heavy if any of the following conditions exist:
     (a) The Top-Heavy Ratio for the Employer’s Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.
     (b) The Employer’s Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.
     (c) The Employer’s Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.
1.101 Top-Heavy Ratio
     (a) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the five (5) year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction,
          (1) the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the one (1) year period ending on the Determination Date(s)], and
          (2) the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one (1) year period ending on the Determination Date(s)), both computed in accordance with Code Section 416 and the Regulations thereunder.
          Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code Section 416 and the Regulations thereunder. In the case of a distribution made for a reason other than severance from employment, death or Disability, this provision (a) shall be applied by substituting “five (5) year period” for “one (1) year period”.
     (b) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the five (5) year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all

Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the Regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one (1) year period ending on the Determination Date (five (5) year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or Disability).
     (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code Section 416 and the Regulations thereunder for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year, or who has not been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the one (1) year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder. Qualified Voluntary Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).
1.102 Top-Paid Group
The group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such year. For purposes of determining the number of Employees in the group (but not who is in it), Employees identified in (a) through (d) may be excluded and Employees identified in (e) through (f) shall be excluded:
     (a) Employees who have not completed six (6) months of Service by the end of the year;
     (b) Employees who normally work less than seventeen and one-half (17 1/2) hours per week by the end of the year;
     (c) Employees who normally work not more than six (6) months during any year;
     (d) Employees who have not attained age twenty-one (21) by the end of the year;
     (e) Employees included in a collective bargaining unit, covered by an agreement between Employee representatives and the Employer, where retirement benefits were the subject of good faith bargaining, if they constitute at least 90% of the Employer’s work force and the Plan covers only non-union Employees; and
     (f) Employees who are nonresident aliens and who receive no Earned Income which constitutes income from sources within the United States.
1.103 Transfer Contribution
A non-taxable transfer of a Participant’s benefit directly from a Qualified Plan to this Plan. This type of transfer does not constitute constructive receipt of plan assets.
1.104 Trust
The trust established in conjunction with the Plan, together with any and all amendments thereto which holds assets of the Plan held by or in the name of the Trustee or Custodian.
1.105 Trustee
An individual, individuals or corporation and any of its affiliates or any successor or assigns named in the Adoption Agreement or any duly appointed successor or assigns as provided for in paragraph 13.19.
1.106 Uniformed Services Employment And Reemployment Rights Act Of 1994 (USERRA)
The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, Plan loan repayment, suspensions and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
1.107 Valuation Date
The last day of the Plan Year and such other date(s) as specified in the Adoption Agreement on which the fair market value of Plan assets is determined. The Trustee and/or Custodian may also value all or any portion of the assets of the Trust on such other Valuation Dates as directed by the Plan Administrator, including but not limited to semi-annually, quarterly, monthly, or daily Valuation Dates.

1.108 Vested Account Balance
The aggregate value of the Participant’s Vested Account Balances derived from Employer and Employee contributions (including Rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant’s life. The provisions of Article IX shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.
1.109 Voluntary After-tax Contribution
Any contribution (other than Roth Elective Deferrals) made to the Plan or any other Defined Contribution Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.
1.110 Welfare Benefit Fund
Any fund that is part of a plan of the Employer, or has the effect of a plan, through which the Employer provides welfare benefits to Employees or their Beneficiaries. For these purposes, Welfare Benefit means any benefit other than those with respect to which Code Section 83(h) (relating to transfers of property in connection with the performance of services), Code Section 404 (relating to deductions for contributions to an Employees’ trust or annuity and Compensation under a deferred payment plan), Code Section 404A (relating to certain foreign deferred compensation plans) apply. A “Fund” for purposes of this paragraph, is any social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal service organization described in Code Section 501(c)(7), (9), (17) or (20); any trust, corporation, or other organization not exempt from income tax, or to the extent provided in regulations, any account held for an Employer by any person.
1.111 Year Of Service
     (a) If elected in the Adoption Agreement, the hours counting method will be used in determining either an Employee’s initial or continuing eligibility to participate in the Plan, or the nonforfeitable interest in the Participant’s account balance derived from Employer contributions. A Year of Service is a twelve (12) consecutive month period in which an Employee has completed 1,000 Hours of Service (or such lower number as is specified in the Adoption Agreement).
          (1) The eligibility computation period begins on the date the Employee first performs an Hour of Service (employment commencement date) and is a twelve (12) consecutive month period during which the Employee has completed the number of Hours of Service (not to exceed 1,000) as elected in the Adoption Agreement.
          (2) The vesting computation period is a twelve (12) consecutive month period as elected by the Employer in the Adoption Agreement during which the Employee completed the number of Hours of Service [not to exceed 1,000] as elected in the Adoption Agreement. If no election is made, the Plan Year shall be used provided that in the event the Plan Year is changed, the “vesting computation period” shall be the twelve (12) consecutive month period determined in accordance with Department of Labor Regulation Section 2530.203-2(c), the provisions of which are incorporated herein by reference.
     (b) Alternatively, if elected in the Adoption Agreement, the Elapsed Time method will be used in determining an Employee’s initial or continuing eligibility to participate in the Plan, accrual of benefits or the nonforfeitable interest in the Participant’s account balance derived from Employer contributions. An Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s first day of employment or reemployment and ending on the date a Period of Severance begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service for the Employer. An Employee will also receive credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year will be expressed in terms of days. Years of Service will be determined in accordance with paragraph 1.90.
          (1) A Break in Service under the Elapsed Time method as defined in paragraph 1.66 is a Period of Severance of at least twelve (12) consecutive months. A Period of Severance is a continuous period of time during which the Employee is not employed by the Employer. The continuous period begins on the date the Employee retires, quits, is discharged or if earlier, the first twelve (12) month anniversary of the date on which the Employee is first absent from Service.
          (2) In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first date of such absence from work for maternity or paternity reasons (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of the child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.
     (c) Each Employee will share in Employer contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee terminates employment with the Employer or is no longer a member of an eligible class of Employees.

     (d) If two (2) Years of Service are required as a condition of eligibility, a Participant will only have completed two (2) Years of Service for eligibility purposes upon the actual completion of two (2) consecutive Years of Service.
     (e) The Employer may elect in the Adoption Agreement for purposes of determining a Participant’s vested interest to disregard Years of Service prior to the time the Employer or any affiliate maintained the Plan or any predecessor plan, and/or an Employee’s attainment of a certain age, not to exceed age eighteen (18).
     (f) An Employee’s Years of Service under this Plan may be determined using the hours counting method or the Elapsed Time method or both. Unless otherwise elected in the Adoption Agreement, Years of Service shall be determined using the hours counting method on the basis of actual hours worked.
     (g) If the Plan determines Service for a given purpose on one basis and an Employee transfers to Employment covered by this Plan from employment covered by another Qualified Plan which determines Service for such purpose on the other basis, and if the Employee’s Service for the period during which he was covered by such other plan is required to be taken into consideration under this Plan for that purpose, then the following rules shall apply:
          (1) If such Service was determined under the other plan using the hours counting method, then the period so taken into consideration through the close of the computation period in which such transfer occurs shall be the number of Years of Service credited to the Employee for such purpose under such other plan as of the start of such computation period, and for the computation period in which such transfer occurs, the greater of (A) his Service for such period as of the date of transfer determined under the rules of such other plan, or (B) his Service for such period determined under the Elapsed Time rules of this Plan. Service after the close of that computation period shall be determined for such purpose solely under the Elapsed Time rules of this Plan.
          (2) If such Service was determined under the other plan using the Elapsed Time method, then the period taken into consideration shall be (i) the number of one-year periods of Service credited to the Employee under such other plan as of the date of the transfer, and (ii) for the computation period which includes the date of transfer, the Hours of Service equivalent to any fractional part of a Year of Service credited to him under such other plan. In determining such equivalency, the Employee shall be credited with one-hundred-ninety (190) Hours of Service for each month or fraction thereof.
If this Plan is an amendment and continuation of another Qualified Plan or if this Plan is amended and an effect of the amendment is to change the basis on which Years of Service are determined, the foregoing rules shall be applied as if each Employee had transferred employment on the effective date of such amendment.
If no election is made on the Adoption Agreement, the Plan will define a Year of Service as a twelve (12) consecutive month period in which an individual has completed 1,000 Hours of Service under the hours counting method.

ARTICLE II
ELIGIBILITY REQUIREMENTS
2.1 Eligibility
Employees who meet the eligibility requirements in the Adoption Agreement on the Effective Date of the Plan shall become Participants as of the Effective Date of the Plan. If elected in the Adoption Agreement, all Employees employed on the Effective Date of the Plan may participate, even if they have not satisfied the Plan’s specified eligibility requirements. Employees hired after the Effective Date of the Plan, upon meeting the eligibility requirements, shall become Participants on the applicable Entry Date. For amended and restated Plans, Employees who were Participants in the Plan prior to the Effective Date will continue to participate in the Plan, regardless of whether the Employee satisfies the eligibility requirements in the restated or amended Plan, unless otherwise elected in the Adoption Agreement. If no age and Service requirement are elected in the Adoption Agreement, an Employee will become a Participant on the date the individual first performs an Hour of Service for the Employer. The Employee must satisfy the eligibility requirements specified in the Adoption Agreement and be employed on the Entry Date to become a Participant in the Plan.
     (a) In the event that an Employee has satisfied the eligibility requirements, but is not employed on the applicable Entry Date, such Employee will become a Participant for the purpose(s) for which an Employee had previously qualified upon his or her rehire.
     (b) Except as otherwise provided in the Adoption Agreement, all Years of Service will be counted for purposes of determining whether an Employee has satisfied the Plan’s Service eligibility requirement, if any. If a Participant has a Break in Service or Period of Severance, Service before that Break in Service or Period of Severance shall be reinstated as of the date the Employee is credited with an Hour of Service after incurring such Break in Service or Period of Severance.
     (c) In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and Service requirements and would have previously become a Participant had he or she been in an eligible class.
     (d) A former Participant shall be eligible to authorize Elective Deferrals or Roth Elective Deferrals and may make other Employee Contributions as permitted under the Plan as of the date on which the individual is rehired. Such contributions shall resume immediately (or as soon as administratively feasible) on or after his or her date of rehire. A former Employee who had become a Participant for the purpose of Employer contributions shall again become a Participant with respect to Employer Contributions on the date on which the individual is rehired.
     (e) An Employee who has become a Participant under the Plan will remain a Participant for as long as an account is maintained under the Plan for his or her benefit, or until his or her death, if earlier.
     (f) Each Employee will share in Employer contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee terminates employment with the Employer or is no longer a member of an eligible class of Employees.
     (g) An Employee’s eligibility to make Elective Deferrals or Roth Elective Deferrals under a cash or deferred arrangement may not be conditioned upon the completion of more than one (1) Year of Service or the attainment of an age greater than twenty-one (21). An Employee’s eligibility to receive Matching Contributions, Qualified Matching Contributions, or Qualified Non-Elective Contributions may be conditioned upon the completion of up to two (2) Years of Service. No contributions or benefits (other than Matching Contributions or Qualified Matching Contributions) may be conditioned upon an Employee’s Elective Deferrals or Roth Elective Deferrals.
2.2 Determination Of Eligibility
The Plan Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information provided by the Employer. Such determination shall be conclusive and binding on all Employees except as otherwise provided herein or by operation of law.
2.3 Change In Classification Of Employment
In the event a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees (as elected by the Employer in the Adoption Agreement), Elective Deferrals, Roth Elective Deferrals and/or other Employee contributions will cease as soon as administratively practicable after the Participant becomes ineligible. Such Participant shall participate for the purpose(s) for which the Participant had previously qualified immediately (or as soon as administratively feasible) upon his or her return to an eligible class of Employees.

2.4 Participation
A Year of Service for participation in the Plan is an eligibility computation period during which an Employee completes the Hours of Service requirement (1,000 hours or less) elected by the Employer in the Adoption Agreement. If the Plan utilizes the Elapsed Time method of crediting Service, an eligibility computation period for which the Employee receives credit for a Year of Service will be determined under the Service crediting rules of paragraph 1.90. Plans that require Employees to complete more than one (1) Year of Service in order to become a Participant must fully vest such Employee upon becoming a Participant in the Plan.
The initial eligibility computation period shall be the twelve (12) consecutive month period beginning on the Employee’s employment commencement date (the first day an Employee completes an Hour of Service for the Employer). The Plan will measure succeeding eligibility computation periods based on the Plan Year, unless otherwise elected in the Adoption Agreement. Where the subsequent computation periods are calculated on the basis of the Plan Year, an Employee who receives credit for the required number of Hours of Service during the initial computation period and then earns an additional Year of Service credit during the Plan Year commencing during the subsequent twelve (12) month period will be credited with two (2) Years of Service for purposes of eligibility to participate. Years of Service and Breaks in Service shall be measured on the same eligibility computation period. Notwithstanding the above, if the Plan requires more than one Year of Service to become a Participant, succeeding computation periods will be measured based on anniversaries of the Employee’s employment commencement date.
An Employer may specify in the Adoption Agreement a Service requirement for eligibility for participation in the Plan after completion of a specified number of months or Hours of Service. Any Service requirement based on months of Service may not require an Employee to complete more than one (1) Year of Service (1,000 Hours of Service) in a twelve (12) consecutive month period, or if applicable, two (2) Years of Service.
2.5 Employment Rights
Participation in the Plan shall not confer upon a Participant any employment rights, nor shall it interfere with the Employer’s right to terminate the employment of any Employee at any time.
2.6 Service With Controlled Groups
All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) shall be credited for purposes of determining an Employee’s eligibility to participate.
2.7 Leased Employees
A Leased Employee shall not be considered an Employee of the recipient Employer for purposes of participation in the Plan unless otherwise elected in the Adoption Agreement. Contributions or benefits provided by the leasing organization that are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.
A Leased Employee shall not be considered an Employee of the recipient if such Employee is covered by a money purchase pension plan sponsored by the leasing organization providing:
     (a) a non-integrated Employer contribution rate of at least 10% of Compensation [as defined in Code Section 415(c)(3)], but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), or 403(b),
     (b) immediate participation, and
     (c) full and immediate vesting.
This exclusion is only available if Leased Employees do not constitute more than 20% of the recipient’s Non-Highly Compensated work force. The Plan Administrator must apply this paragraph consistent with Code Sections 414(n) and 414(o) and the Regulations issued thereunder. The Employer must specify in an addendum to the Adoption Agreement the manner in which the Plan will determine the allocation of Employer contributions and Participant forfeitures on behalf of a Participant if the Participant is a Leased Employee covered by a plan maintained by the leasing organization.
2.8 Thrift Plan
The Employer may make an election in the Adoption Agreement to require Employee after-tax contributions (Required After-tax Contributions) as a condition of participation in the Plan. The Employer shall notify each eligible Employee of his or her eligibility for participation prior to the appropriate Entry Date. The Employee shall indicate his or her intention to join the Plan by authorizing the Employer to withhold a percentage of his or her Compensation as provided in the Plan. Such authorization shall be returned to the Employer within the time prescribed. The Employee may decline participation by so indicating in accordance with the procedures prescribed by the Employer. If the

Employee declines to participate, such Employee shall be given the opportunity to join the Plan on any subsequent Entry Date.
2.9 Waiver Of Participation
Effective with the initial adoption or upon the amendment or restatement of this Plan, otherwise eligible Employees may not execute a waiver of participation. Any properly executed waivers of participation executed prior to the adoption of the Plan shall be grandfathered and such waiver shall be valid in full force and effect.
An Employee or Participant will continue to earn credit for each Year of Service for eligibility or vesting purposes he or she completes and his or her account (if any) will share in the gains or losses of the Plan during the periods he or she elects not to participate.
2.10 Omission Of Eligible Employee
If, in any Plan Year, an Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his or her Employer for the Plan Year has been made, the Employer shall make any such correction regarding the Employee’s eligibility under one of the IRS approved correction programs.
2.11 Inclusion Of Ineligible Employee
If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included, the Employer shall make any such correction regarding the Employee’s eligibility under one of the IRS approved correction programs.
2.12 Participating Employer
The term Participating Employer means any entity which is part of a controlled group or affiliated service group, as those terms are defined in Code Sections 414(b), (c) and (m),or is otherwise required to be aggregated under Code Section 414(o) that adopts this Plan with the consent of the Employer. An Employee’s transfer to or from any Employer or Participating Employer will not affect his or her Participant’s Account Balance, total Years of Service (Periods of Service) and total Years of Service as a Participant (Periods of Service as a Participant). A Participating Employer shall be subject to the following provisions:
     (a) Whenever a right or obligation is imposed upon the Employer by the terms of the Plan, the same shall extend to the Participating Employer as the “Employer” under the Plan and shall be separate and distinct from that imposed upon the Employer. It is the intention of the parties that the Participating Employer shall be a party to the Plan and treated in all respects as the Employer thereunder, with its employees to be considered as the Employees or Participants as the case may be, thereunder. However, the participation of the Participating Employer in the Plan shall in no way diminish, augment, modify or in any way affect the rights and duties of the Employer, its Employees and Participants under the Plan.
     (b) The Trustee(s) and/or Custodian(s) agree to receive and allocate contributions made to the Plan by the Employer and by the Participating Employer, as well as to do and perform all acts that are necessary to keep records and accounts of all funds held for Participants who are employees.
     (c) The Participating Employer shall be construed as having adopted the Plan in every respect as if said Plan had this date been executed between the Participating Employer and the Trustee and/or Custodian, except as otherwise expressly provided herein or in any amendment that may subsequently be adopted hereto.
     (d) All actions required by the Plan to be taken by the Employer shall be effective with respect to the Participating Employer. The Participating Employer hereby irrevocably designates the Employer as its agent for such purposes.
     (e) Contributions made by any such Participating Employer will be held in a common Trust Fund with contributions made by the Employer, and contributions shall be available to pay the benefits of a Participant or Beneficiary who is an Employee of the Plan Sponsor or any such Participating Employer.

ARTICLE III
EMPLOYER CONTRIBUTIONS
3.1 Contribution Amount
The Employer shall make periodic contributions to the Plan in accordance with the contribution formula or formulas elected in the Adoption Agreement.
The Employer’s contribution (if any) may consist of (1) cash; (2) qualifying Employer securities or qualifying Employer real property as defined in Section 407(d) of ERISA, provided the acquisition of such qualifying Employer securities or qualifying real property securities satisfies the requirements of Section 408(e) of ERISA; or (3) any other unencumbered property that is permitted under Code Section 4975 and is subject to the consent of the Trustee and/or the Custodian made to the Plan on a discretionary basis. No contribution of property may be made to any Plan established hereunder which would result in a prohibited transaction.
The Employer shall also make Matching Contributions, any required Top-Heavy minimum contributions and any other required Employer contribution for the benefit of Participants who are covered by USERRA. Employer Matching Contributions under USERRA shall be made in the Plan Year for which the Participant exercises his or her right to make-up Elective Deferrals, Roth Elective Deferrals and/or other Employee contributions for prior years. Top-Heavy minimum contributions and other Employer contributions for USERRA protected Service shall be made during the Plan Year in which the individual returns to employment with the Employer. Employer contributions required under USERRA are not increased or decreased with respect to Plan investment earnings for the period to which such contributions relate. The Employer’s contribution for any Plan Year shall be subject to the limitations on allocations contained in Article X.
If the Employer’s Non-Elective Contribution utilizes permitted disparity the following rules shall apply, as determined by the election made by the Employer in the Adoption Agreement. Only one plan maintained by the Employer may provide for permitted disparity. Any Plan utilizing a Safe Harbor formula may not apply the Safe Harbor Contribution to the integrated allocation formula.
     (a) Excess Integrated Allocation Formula — If the Plan is not Top-Heavy or if the Top-Heavy minimum contribution or benefit is provided under another plan covering the same Employees, paragraphs (1) and (2) below may be disregarded and 5.7%, 5.4% or 4.3% may be substituted for 2.7%, 2.4% or 1.3% where it appears in paragraph (3) below.
          (1) Step One: Contributions and Forfeitures will be allocated to each Participant’s account in the ratio that each Participant’s total Compensation bears to all Participants’ total Compensation but not in excess of 3% of each Participant’s Compensation.
          (2) Step Two: Any remaining Employer contributions will be allocated up to a maximum of 3% of excess Compensation of all Participants to Participants who have Compensation in excess of the Integration Level (excess Compensation) as defined in the Adoption Agreement. Each such Participant will receive an allocation in the ratio that his or her excess Compensation bears to the excess Compensation of all Participants. If Employer contributions are insufficient to fund to this level, the Employer must determine the uniform allocation percentage to allocate to those Participants who have Compensation in excess of the Integration Level. To determine this uniform allocation percentage, the Employer must take the remaining contribution and divide that amount by the total excess Compensation of Participants.
          (3) Step Three: Any remaining Employer contributions will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus Excess Compensation, under this allocation step. If the Integration Level defined in the Adoption Agreement is less than or equal to the greater of $10,000 or 20% of the maximum, the 2.7% need not be reduced. If the amount specified is greater than the greater of $10,000 or 20% of the Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%. If Employer contributions are insufficient to fund to this level, the Employer must determined the uniform allocation percentage to allocate to those Participants who have Compensation up to the Integration Level and Excess Compensation. To determine this uniform allocation percentage, the Employer must take the remaining contributions and divide that amount by the total Compensation including Excess Compensation of Participants.
          (4) Step Four: Any remaining Employer contributions will be allocated to all Participants in the ratio that each Participant’s Compensation bears to all Participants’ Compensation.
     (b) Base Integrated Allocation Formula — To the extent that such contributions are sufficient, they shall be allocated first, as a designated percentage of each eligible Participant’s Compensation, plus a designated percentage of Compensation in excess of the Integration Level (as defined in the Adoption Agreement). The percentage of excess Compensation may not exceed the lesser of (i) the amount first specified in this paragraph or (ii) the greater of 5.7% or the percentage rate of tax under Code Section 3111(a) as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act. If the Employer specifies an Integration Level in the Adoption Agreement which is lower than the Taxable Wage Base (for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan’s Integration Level is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the TWB, the excess percentage is 4.3%. If the Plan’s Integration Level is greater than 80% of the TWB but less than 100% of the TWB, the excess percentage is 5.4%.
3.2 Responsibility For Contributions
The Trustee (or the Custodian, if this is a Custodial Plan) shall not be required to determine if the Employer has made a contribution or if the amount contributed from its general assets is in accordance with the Code and the provisions elected in the Adoption Agreement. The Employer shall have sole responsibility in this regard. The Trustee, or Custodian if this is a Custodial Plan, shall be accountable solely for contributions actually received. The Employer shall have the responsibility to determine whether the Contribution is within the limits of Article X.
3.3 Return Of Contributions Contributions made to the Plan by the Employer shall be irrevocable except as provided below:
     (a) Any contribution forwarded to the Trustee and/or Custodian due to a mistake of fact, provided that the contribution is returned to the Employer within one (1) year of the date of the contribution. The Trustee and/or Custodian will not increase the amount of the Employer contribution returnable under this paragraph 3.3 for any earnings attributable to the contribution but the Trustee and/or Custodian will reduce the amount returned to the Employer for any losses incurred attributable to the excess contribution.
     (b) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution dependent on the initial qualification by the Employer must be returned to the Employer within one (1) year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.
     (c) Contributions forwarded to the Trustee or Custodian are presumed to be deductible and are conditioned on their deductibility. Contributions that are determined by the Internal Revenue Service to not be deductible will be returned to the Employer within one (1) year after the disallowance and reduced by any losses.
3.4 Merger Of Assets From Another Plan
     (a) The Employer may in its sole discretion direct the Trustee or Custodian to accept assets from another Defined Contribution Plan, or to transfer assets to another Defined Contribution Plan, provided that such transfer satisfies the requirements of Code Section 414(l) and the Regulations thereunder. The Employer, Plan Administrator, Trustee or Custodian shall have the right to refuse to accept or transfer assets for any reason, provided that nothing in this paragraph 3.4 shall give the Trustee or Custodian the right to refuse to make a direct transfer of an Eligible Rollover Distribution if requested to do so by a Participant in accordance with paragraph 6.12.
     (b) When the transferor plan is a money purchase pension plan and the transferee plan (the Plan established under this document), is not a money purchase pension plan as set forth in Code Section 401(a)(11)(B)(iii)(III), the Qualified Joint and Survivor Annuity option may not be eliminated at least with respect to the benefits which are transferred.
When the transferor plan is a profit-sharing, stock bonus or cash or deferred arrangement [401(k) plan] which included the Qualified Joint and Survivor Annuity provisions but was not required to do so, upon the transfer of those assets, the transferee plan may be amended to entirely eliminate the annuity option.
3.5 Coverage Requirements
For purposes of coverage testing, a Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Regulation Section 1.410(b)-3(a). If during the Plan Year, the number of Participants who are eligible to share in any contribution for a Plan Year is such that the Plan would fail to meet the requirements of Regulation Section 410(b)(1) or 410(b)(2)(A)(i), then the group of Participants eligible to share in the contribution for the Plan Year will be increased to include such minimum number of Participants who did not meet the hours requirement, as may be necessary to satisfy the applicable tests under the Code Sections referenced above. The Participants who will become eligible to share in the contribution will be those active Participants when compared to Participants who are similarly situated, are those who have completed the greatest number of Hours of Service in the Plan Year. If after such allocation, the coverage requirements of the Code are still not satisfied, allocation shall continue to be made to Participants with decreasing Hours of Service until the coverage requirements of the ratio percentage test of Code Section 410(b)(1)(A) are satisfied.

If after the application of the correction procedure in the preceding paragraph the coverage requirements are still not satisfied, the Employer may apply the same correction procedure first to those Participants who are not employed by the Employer on the last day of the Plan Year and did not meet the hours requirements and then an otherwise excludable class of Employees until the coverage requirements of the ratio percentage test of Code Section 410(b)(1)(A) are satisfied.
The preceding paragraph will not be construed to permit the reduction of any Participant’s account balance, and any amounts which were allocated to Participants whose eligibility to share in the contribution did not result from the application of the preceding paragraph will not be reallocated to satisfy such requirements. Instead, the Employer shall make an additional contribution equal to the amount which the affected Participants would have received had they been included initially in the allocation of the Employer’s contribution, even if it would cause the contributions of the Employer for the applicable Plan Year to exceed the amount which is deductible by the Employer for such Plan Year under Code Section 404. Any adjustments pursuant to this paragraph will be considered a retroactive amendment of the Plan that was adopted by the last day of the Plan Year.
Specifically excluded from the Code Section 410(b) coverage tests are those Employees who are excluded from participation in the Plan for the entire Plan Year which includes those Employees whose retirement benefits are subject to a collective bargaining agreement, nonresident aliens, those Employees excluded from Plan participation by age and Service requirements imposed by the Plan and those Employees who incur a Separation from Service during the applicable Plan Year and for the Plan Year fail to complete more than five hundred (500) Hours of Service or three (3) consecutive calendar months under the Elapsed Time method.
After the end of the Plan Year, the correction method for any coverage failure must be done in accordance with the requirements of the Employee Plans Compliance Resolution System (EPCRS) program for which they are eligible. EPCRS is currently described in Revenue Procedure 2008-50.
3.6 Eligibility For Contribution
The Employer will determine in the Adoption Agreement the conditions that Participants must meet in order to receive an allocation of an Employer contribution and any forfeitures, subject to the following:
     (a) The Employer will elect in the Adoption Agreement whether any Employer contribution shall be allocated to any Participant who does not complete the necessary Hours of Service, requisite number of days, or consecutive calendar months requirement elected in the Adoption Agreement, subject to the Top-Heavy minimum contribution requirements, if applicable.
          The Employer will elect in the Adoption Agreement whether a Participant will receive an allocation of the Employer’s contribution if not employed on the last day of the Plan Year, or if applicable, the end of the Plan Year quarter.
     (b) The Employer may elect in the Adoption Agreement any other conditions a Participant must meet to receive an allocation of a contribution under the Plan established hereunder.
     (c) The Adoption Agreement that accompanies this Basic Plan Document has been generally designed to satisfy Code Section 401(a)(4) as a designed-based safe harbor. Designed-based safe harbor contribution formulas include those that provide a uniform allocation as either a percentage of Compensation or a dollar amount. Non-designed-based safe harbor contribution formulas include a uniform points and age-based allocation formulas.
3.7 Cross-Tested Allocation Formula
Unless otherwise elected in the Adoption Agreement, when a cross-testing formula has been elected, Employer contributions for a Plan Year will be allocated to each Employee of the Employer who has met the allocation accrual requirements as specified in the Adoption Agreement. The general nondiscrimination test under Regulations Section 1.401(a)(4)-2(c)(1) must be satisfied using equivalent accrual rates [within the meaning of Regulations Section 1.401(a)(4)-8(b)(2)] that are substituted for each Employee’s allocation rate in the determination of rate groups. The allocation rate for any Employee is equal to the sum of Employer Non-Elective Contributions and any forfeitures allocated to the Employee’s account, divided by the Employee’s Compensation as defined in paragraph 1.15. When calculating equivalent accrual rates for purposes of nondiscrimination testing, a standard interest rate and standard mortality table [within the meaning of the definitions in Regulations Section 1.401(a)(4)-12] must be used.
As elected by the Employer in the Adoption Agreement, the Employer will determine the total amount of contributions for each Plan Year and either (1) allocate such total amount to participant groups (the “Participant Group Allocation Method”) or (2) allocate such total amount using age weighted allocation rates (the “Age Weighted Allocation Method”). Employer contributions will be allocated to each eligible Participant.
     (a) Participant Group Allocation Method — If the Employer has elected the Participant Group Allocation method in the Adoption Agreement, each eligible Participant of the Employer will constitute a “separate allocation group” for purposes of allocating contributions. Only a limited number of allocation rates are permitted, and the number of allocation rates cannot be greater than the maximum allowable number of allocation rates. The maximum allowable number of allocation rates is equal to the sum of the allowable number of allocation rates for eligible Non-Highly Compensated Employees (eligible NHCEs) and the allowable number of allocation rates for eligible Highly Compensated Employees (eligible HCEs). The allowable number of allocation rates for eligible HCEs is equal to the number of eligible HCEs, limited to twenty-five (25). The allowable number of allocation rates for eligible NHCEs depends on the number of eligible NHCEs, limited to twenty-five (25). The allocation will be made as follows:
          (1) First, the total amount of contributions is allocated among the deemed aggregated allocation groups in portions determined by the Employer. A deemed aggregated allocation group consists of all of the separate allocation groups that have the same allocation rate. Second, within each deemed aggregated allocation group, the allocated portion is allocated to each Participant in the ratio that such Participant’s Compensation as defined in paragraph 1.15, bears to the total Compensation of all Participants in the group. An allocation rate is the amount of contributions allocated to a Participant for a Plan Year expressed as a percentage of Compensation, as defined in paragraph 1.15. The number of eligible NHCEs to which a particular allocation rate applies must reflect a reasonable classification of Participants, and no Participant can be assigned to more than one (1) deemed aggregated allocation group for a Plan Year.
          (2) For Plans with only one (1) or two (2) eligible NHCEs, the allowable number of NHCE allocation rates is one (1). For Plans with three (3) to eight (8) eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed two (2). For Plans with nine (9) to eleven (11) eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed three (3). For Plans with twelve (12) to nineteen (19) eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed four (4). For Plans with twenty (20) to twenty-nine (29) eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed five (5). For Plans with thirty (30) or more eligible NHCEs, the allowable number of NHCE allocation rates cannot exceed the number of eligible NHCEs divided by five (5) (rounded down to the next whole number if the result of dividing is not a whole number), but shall not exceed twenty-five (25).
     (b) Age Weighted Allocation Method — If the Age Weighted Allocation Method is selected in the Adoption Agreement, the total Employer contribution will be allocated to each eligible Participant such that the equivalent benefit accrual rate for each Participant is identical. The equivalent benefit accrual rate is the annual annuity commencing at the Participant’s testing age, expressed as a percentage of the Participant’s Compensation as defined in paragraph 1.15 which is provided from the allocation of Employer contributions and forfeitures for the Plan Year, using standardized actuarial assumptions that satisfy 1.401(a)(4)-12 of the Income Tax Regulations. The Participant’s testing age is the later of Normal Retirement Age, or the Participant’s current age.
The allocation methodology used in determining a Participant’s individual allocation must satisfy one of the following three allocation rules:
     (c) Minimum Allocation Gateway — Each eligible Non-Highly Compensated Employee has an allocation rate that is equal to the lesser of five percent (5%) of the Employee’s Compensation (as defined in paragraph 1.15), or one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate. The allocation rate for each group of Highly Compensated Employees will be as stated in an addendum to the Adoption Agreement.
     (d) Broadly Available Allocation Rates — Each allocation rate will be currently available [within the meaning of Regulations Section 1.401(a)(4)-4(b)(2)] to a group of Employees that satisfies Code Section 410(b) without regard to the average benefit percentage test. If two allocation rates are permissively aggregated under Regulations Section 1.401(a)(4)-4(d)(4), they are aggregated and treated as a single allocation rate. The ability to disregard the age and service conditions of Regulations Section 1.401(a)(4)-4(b)(2)(ii)(A) does not apply for purposes of this paragraph. The allocation rate for each group of Employees will be as stated in the addendum to either the new comparability cash or deferred profit sharing or new comparability profit sharing Adoption Agreement(s) (whichever is applicable).
     (e) Gradually Increasing Age Or Service Schedule — Each allocation rate increases smoothly at regular intervals within a series of bands based solely on age, based solely on Years of Service, or based on the number of points representing the sum of age and Service (age and Service points), as designated in the Adoption Agreement, such that the same allocation rate applies to all Employees whose age, Years of Service, or age and Service points are within each band. If age-only bands are used, all Participants younger than age twenty-five (25) are deemed to be in the first band. If the age and Service point band is used, all Participants with a sum of age and Service that is less than twenty-five (25) are deemed to be in the first band.
The specific categories of Participant should be such that resulting allocations are provided in a definite predetermined formula that complies with Regulations Section 1.401-1(b)(1)(ii). The number of allocation rates must not exceed the maximum allowable number of allocation rates. Highly Compensated Employees may each be in separate allocation groups. Eligible Non-Highly Compensated Employees must be grouped using allocation rates specified in the Adoption Agreement, or as stated in an addendum to the new comparability cash or deferred or new comparability profit sharing Adoption Agreement (whichever is applicable). The grouping of eligible Non-Highly Compensated Employees must be done in a reasonable manner and should reflect a reasonable classification in accordance with Regulations Section 1.410(b)(4)-4(b). Standard interest rates and standard mortality table assumptions in accordance with Regulations Section 1.401(a)(4)-12 must be used when testing the Plan for satisfaction of nondiscrimination requirements. In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of Regulations Section 1.401(k)-1(a)(6) continue to apply, and the allocation method should not be such that a cash or deferred election is created for a self-employed individual as a result of application of the allocation method.
Standard interest rates and mortality table assumptions in accordance with Regulations Section 1.401(a)(4)-12 must be used when testing the Plan for satisfaction of the nondiscrimination requirements. A table of age-weighted factors that comply with the previous sentence may also be used.
3.8 Uniform Dollar Contribution
The Employer’s contribution to a Plan utilizing a uniform dollar allocation formula for a Plan Year shall be the same dollar amount to each Participant regardless of Compensation, Years of Service, age or any other variable set forth in the Adoption Agreement.
3.9 Uniform Points Contribution
The Employer’s contribution to a Plan utilizing a uniform points allocation formula for a Plan Year shall be in the same ratio that each Participant’s points, as elected in the Adoption Agreement, bears to the total points awarded to all Participants for the Plan Year.
3.10 403(b) Matching Contribution
If a tax-exempt Employer elects in the 401(k) Adoption Agreement to make a Matching Contribution based on the Employee’s Elective Deferral or Roth Elective Deferral contributions under the Code Section 403(b) Plan, the Employer shall make a Matching Contribution to the Matching Contribution Account of those Participants who make Elective Deferrals or Roth Elective Deferrals (while an Employee and a Participant in the Plan) and who are eligible under the Adoption Agreement to receive the Matching Contribution. Any such Matching Contribution made to the Plan will be allocated under the formula elected in the Adoption Agreement. In the event the rate of Matching Contribution is determined to be discriminatory in favor of one or more Highly Compensated Employees, that part of the Matching Contribution as is necessary to make such rate nondiscriminatory shall be forfeited. Any such amount forfeited shall be disregarded under the Plan’s provisions relating to Code Section 401(m)(2).
3.11 Nonqualified Deferred Compensation Plan Arrangement
In the event the Employer maintains a nonqualified deferred compensation plan as defined in Code Section 409(A)(d)(1) which provides for Participant salary deferrals no later than two and one-half (2 1/2) months after the end of the Plan Year, the Employer may transfer to the Plan established hereunder an amount up to the current Code Section 402(g) limit as an Elective Deferral for the Plan Year.
Any cash or deferred 401(k) plan established hereunder may operate in conjunction with a nonqualified deferred compensation plan established by the Employer. Under the nonqualified deferred compensation plan, an eligible Employee/Participant will make a salary deferral election under the nonqualified deferred compensation plan and a corresponding salary deferral election under the 401(k) plan established hereunder. The 401(k) Salary Deferral election will be made in an amount up to the maximum amount subject to Code Section 402(g), which shall not cause the plan to fail the ADP or ACP tests for the Plan Year. After the close of the Plan Year, the ADP and ACP tests shall be performed, if necessary, to determine the permissible salary deferral and Matching Contribution amounts. As soon as practicable after the close of the Plan Year (but in no event more than two and one-half months), the nonqualified plan shall transfer to the 401(k) plan the salary deferrals plus any corresponding Matching Contribution amounts. In no event shall the transferred amounts representing salary deferrals exceed the Code Section 402(g) limit. Any transferred amount representing the Matching Contribution also may not exceed the Code Section 402(g) limit. The application of the Code Section 402(g) limit to Matching Contributions may require that a plan does not match a Participant’s salary deferrals at a rate greater than 100%.

ARTICLE IV
EMPLOYEE CONTRIBUTIONS
4.1 Voluntary After-tax Contributions
If elected by an Employer in the Adoption Agreement, a Participant may make Voluntary After-tax Contributions to the Plan. These contributions are not excludable from the Participant’s gross income. Such contributions must be made in a uniform and nondiscriminatory manner. Such contributions are subject to the limitations on Annual Additions and are subject to ACP nondiscrimination testing. Any Voluntary After-tax Contribution shall not be a condition precedent to the contribution or allocation of any Employer contribution to the Participant. Under any Plan established hereunder and if permitted in the Plan’s loan policy document, a Participant may repay a defaulted loan from the Plan with voluntary after-tax dollars. The Employer will permit buy-back of amounts previously forfeited with after-tax dollars even if Voluntary After-tax Contributions are not permitted in the Plan. Any buy-back of amounts previously forfeited must be subject to uniform and nondiscriminatory rules that do not operate in favor of Highly Compensated Employees. Repayment of loans made to a Participant and buy-backs of cash-outs as described in Code Section 411(a)(7)(B) will not be considered Annual Additions as described in Regulations Section 1.415(c)-1(b). These amounts are not subject to the limitation contained in Code Section 401(m) in the year in which made, as they are not considered Annual Additions pursuant to Code Section 415. Changes to and reinstatement of Voluntary After-tax Contributions will be administered in the same manner as Elective Deferrals, unless the Plan Administrator establishes a separate uniform nondiscriminatory policy for the administration of changes to and reinstatement of such contributions.
4.2 Required After-tax Contributions
If elected by the Employer in the Adoption Agreement, each Eligible Participant shall be required to make Required After-tax Contributions to the Plan as a condition of participation in the Plan. Such contributions shall be withheld from the Employee’s Compensation and shall be transmitted by the Employer to the Trustee and/or Custodian. A Participant may discontinue participation or change his or her contribution percentage in accordance with either an election on the Adoption Agreement or uniform and nondiscriminatory rules established by the Employer. If a Participant discontinues his or her contributions, such Participant may not again authorize such contributions until a change is permitted in accordance with uniform and nondiscriminatory rules established by the Employer. The Employer may reduce a Participant’s contribution percentage if required to satisfy the ACP Test described in Article XI.
4.3 Qualified Voluntary Contributions
A Participant may no longer make Qualified Voluntary Contributions (if applicable) to the Plan for taxable years beginning after December 31, 1986. Amounts already contributed may remain in the Plan until distributed to the Participant. Such amounts will be maintained in a separate account that will be nonforfeitable at all times. The account will share in the gains and losses of the Trust in the same manner as described at paragraph 5.5. No part of the Qualified Voluntary Contribution Plan account will be used to purchase life insurance. Subject to Article VIII, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Qualified Voluntary Contribution account by making written application to the Plan Administrator.
4.4 Rollover Contributions
Unless elected otherwise in the Adoption Agreement, a Participant/Employee may make a Rollover Contribution to a Defined Contribution Plan established hereunder of all or any part of an amount distributed or distributable to him or her from a Qualified Plan or an individual retirement account (IRA) qualified under Code Section 408 or an annuity contract described in Code Section 403(b) or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, provided:
     (a) the amount distributed to the Participant/Employee is deposited to the Plan no later than the sixtieth day after such distribution was received by the Participant/Employee,
     (b) the amount distributed is not one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Participant/Employee or the joint lives (or joint life expectancies) of the Participant/Employee and the Participant’s/Employee’s Beneficiary, or for a specified period of ten (10) years or more,
     (c) the amount distributed is not a required minimum distribution under Code Section 401(a)(9),
     (d) if the amount distributed included property, such property is rolled over only upon the Trustee, Custodian and/or Employer’s approval, or if sold, the proceeds of such property may be rolled over,
     (e) the amount distributed would otherwise be includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities), and
     (f) unless otherwise elected in the Adoption Agreement, the amount rolled over does not include any amounts contributed on an after-tax basis by the Participant to the Qualified Plan.
     (g) If elected by the Employer in the Adoption Agreement, the Plan will accept Participant Rollover

Contributions and/or Direct Rollovers of distributions made after December 31, 2001, from the types of plans specified in the Adoption Agreement.
     (h) The Plan Administrator shall be held solely responsible for determining the tax-free status of any Rollover Contribution made to this Plan, and the Trustee and/or Custodian shall have no responsibility for any such determination.
     (i) A Participant or an Employee may arrange for the direct transfer of his or her entire benefit from another Qualified Plan to the Plan established hereunder. Such transfer shall be made for any reason and may be in cash and/or in-kind. The Employer, the Trustee and/or Custodian, if applicable, in their sole discretion shall have the right to refuse to accept a transfer for any reason including but not limited to the following reasons: that such assets do not comply operationally; the proposed transfer would result in a prohibited transaction; the assets are not readily marketable; or they are not compatible with the Employer’s investment policy objectives. If necessary, for accounting and recordkeeping purposes, Transfer Contributions shall be treated in the same manner as Rollover Contributions.
     (j) In the event the Employer accepts a Transfer Contribution from a Plan in which the Participant or Employee was directing the investment of his or her account, the Employer may, if the Employer determines that it is appropriate and not in violation of the nondiscrimination rules under Regulation Section 1.401(a)(4)-4, permit the Participant or Employee to continue to direct his or her investments in accordance with paragraph 12.7 with respect only to such Transfer Contribution.
     (k) Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under the Plan established hereunder permits a distribution prior to the Employee’s Normal Retirement Age, death, Disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414, to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to Voluntary After-tax Contributions).
     (l) Unless otherwise elected in the Adoption Agreement, an Employee is not required to be a Participant in order to make a Rollover or Transfer Contribution.
     (m) If elected in the Adoption Agreement, the Plan shall accept a Direct Rollover from another Roth Elective Deferral Account under a retirement plan as described in Code Section 402A(e)(1). When a portion of a distribution is from a Roth Elective Deferral Account, the rollover of any such distribution pursuant to Code Section 402A(c)(3) must be accomplished through a Direct Rollover and can only be made to a plan qualified under Code Section 401(a) which agrees to separately account for the amount not includible in income. The transferring Plan shall report the amount of the investment in the contract (contributions as well as associated earnings) and the first year of the five (5) year period to the plan established hereunder. For purposes of this paragraph, the five (5) taxable year period of Plan participation is the period of five (5) consecutive taxable years that begins with the first day of the first taxable year in which the Participant makes a designated Roth Elective Deferral to any designated Roth Elective Deferral Account established for the Participant under the plan and ends when five (5) consecutive taxable years have been completed. For this purpose, the first taxable year in which a Participant makes a designated Roth Elective Deferral is the year in which the amount is first includible in the Participant’s gross income.
4.5 Voluntary Direct Transfers Between Plans
A Participant or Employee shall be able to transfer amounts up to his or her entire benefit between qualified Defined Contribution Plans [other than a direct transfer described in Code Section 401(a)(31)] without regard to whether the Participant’s benefit is immediately distributable or results in the elimination or reduction of Code Section 411(d)(6) protected benefits. Such a transfer does not violate Code Section 411(d)(6) if the following requirements are met:
     (a) The plan from which the benefits are transferred must provide that the transfer is conditioned upon a voluntary, fully informed election by the Participant to transfer his or her entire benefit to another qualified Defined Contribution Plan. As an alternative to the transfer, the Participant must be offered the opportunity to retain the Participant’s Code Section 411(d)(6) protected benefits under the Plan [or if the Plan is terminating, to receive any optional form of benefit for which the Participant is eligible under the Plan as required by Code Section 411(d)(6)].
     (b) The transferring plan must be the same plan type as the Plan sponsored by the Employer. When benefits are being transferred from a qualified cash or deferred arrangement under Code Section 401(k), the benefits must be transferred to a qualified cash or deferred arrangement under Code Section 401(k). Money purchase pension plans must be transferred to money purchase pension plans. Benefits transferred from a profit-sharing plan other than a 401(k) plan or employee stock ownership plan may be transferred to any type of Defined Contribution Plan, even if the event is not one that allows a distribution.
     (c) This type of elective transfer is only available for transfers made on or after September 6, 2000, even if the transaction or change of employment occurred prior to that date.

     (d) If the conditions outlined in (a), (b), and (c) above are met, the Employer’s Plan is not required to protect optional forms of benefits available under the prior plan with respect to any benefit transferred [except as required by the Qualified Joint and Survivor Annuity requirements under Code Sections 401(a)(11) and 417]. Such a transfer is not a protected optional form of benefit, but rather is a “right or feature” under Regulation Section 1.401(a)(4)-4(e).
4.6 Elective Deferrals In A 401(k) Plan
     (a) Elective Deferrals are Employer contributions made to the Plan at the election of the Participant in lieu of cash compensation. For Plan Years beginning after 2005, the term “Elective Deferrals” includes both pre-tax Elective Deferrals and Roth Elective Deferrals. Pre-tax Elective Deferrals are a Participant’s Elective Deferrals that are not includible in the Participant’s gross income at the time deferred. Elective Deferrals or Roth Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.
     (b) A Participant may enter into a Salary Deferral Agreement with the Employer authorizing the Employer to withhold a portion of such Participant’s Compensation not to exceed the dollar limit under Code Section 402(g), as adjusted under Code Section 415(d), for the Applicable Calendar Year, or the percentage or dollar amount of Compensation specified in the Adoption Agreement except to the extent permitted under paragraph 4.7 and Code Section 414(v), if applicable. The dollar limitation contained in Code Section 402(g) is $10,500 for taxable years beginning in 2000 and 2001 increasing to $11,000 for taxable years beginning in 2002 and increasing by $1,000 for each year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 402(g)(4). Any such adjustments will be in multiples of $500.
     (c) Any Salary Deferral Agreement may not be effective earlier than the latest date of the following:
          (1) The date of the Participant’s entry (or reentry) into the Plan;
          (2) the execution of the Participant’s Salary Deferral Agreement;
          (3) the date the Employer adopts the 401(k) Plan by executing the Adoption Agreement;
          (4) the Effective Date of the Elective Deferral or Roth Elective Deferral provisions as specified in the Adoption Agreement;
          (5) The first Entry Date after the Participant becomes subject to the Plan’s Automatic Enrollment Provisions.
     (d) Any such contribution shall be credited to the Employee’s Elective Deferral or Roth Elective Deferral account, whichever is applicable. A Participant may terminate deferrals at any time. A Participant may amend his or her Salary Deferral Agreement to increase or decrease his or her deferral percentage upon notice in accordance with the provisions in the Adoption Agreement or such other uniform and nondiscriminatory procedures. The Employer shall determine the permitted frequency of such changes, which shall be no less frequently than once each calendar year. Any such election will be effective as soon as practicable following the receipt of the notification by the Employer in accordance with uniform and nondiscriminatory procedures established and communicated to the Participants. The Participant shall notify the Employer of any change in his or her deferral election in writing or in such other form or manner as permitted. The Employer may, notwithstanding any limit to the contrary in the Adoption Agreement, limit the maximum deferral percentage for any Employee including but not limited to Highly Compensated Employees. If a Participant terminates his or her agreement, such Participant shall be permitted to put a new Salary Deferral Agreement into effect as provided in the Adoption Agreement or any other uniform and nondiscriminatory procedures established. The Employer may also amend or terminate said agreement on notice to the affected Participant, if required to maintain the qualified status of the Plan.
     (e) If permitted by the Employer, a Participant who has not authorized the Employer to withhold the maximum annual deferral amount pursuant to Code Section 402(g) and who desires to increase the total amount withheld for a Plan Year may authorize the Employer to withhold a supplemental amount up to 100% of his or her Compensation for one or more pay periods. In no event may the amounts withheld under the Salary Deferral Agreement plus any additional amount deferred pursuant to this paragraph, exceed the lesser of 100% of a Participant’s Compensation or any other limitation elected in the Adoption Agreement by the Employer.
     (f) If the Plan permits Voluntary After-tax Contributions and the Employer has elected in the Adoption Agreement that all or any portion of amounts previously withheld under any Salary Deferral Agreement may be recharacterized as Voluntary After-tax Contributions within the Plan Year, such Elective Deferrals may be so recharacterized.

     (g) Elective Deferrals and Roth Elective Deferrals shall be deposited in the Plan’s Trust as soon as administratively feasible after being withheld from the Participant’s Compensation at the earliest date on which the contributions can reasonably be segregated from the Employer’s general assets, but no later than the time prescribed by the Code, ERISA or by applicable Treasury or Department of Labor Regulations.
     (h) Elective Deferrals contributed to the Plan as either pre-tax Elective Deferrals or Roth Elective Deferrals may not be reclassified as the other type of deferral.
     (i) Roth Elective Deferrals may be treated as Catch-Up Contributions.
     (j) Employer Contributions generally may not be deemed as Elective Deferrals or Roth Elective Deferrals if they are remitted to the Trust before the payroll date associated with services rendered or before the services have been performed. An exception to the foregoing timing rule on deposits to the Trust is available where the earlier remittance of Elective Deferral or Roth Elective Deferral amounts is on account of bona fide administrative considerations (as more fully described in the Income Tax regulations), and that the timing of such remittance is not made for the principal purpose of accelerating deductions.
4.7 Catch-Up Contributions
If elected in the Adoption Agreement, Employees who are eligible to make Elective Deferrals or Roth Elective Deferrals under this Plan and who have attained age fifty (50) or older before the end of their taxable year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions. “Catch-Up Contributions” are Elective Deferrals or Roth Elective Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age fifty (50) or over by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals or Roth Elective Deferrals without regard to Catch-Up Contributions, such as the limits on annual additions, the dollar limitation on Elective Deferrals or Roth Elective Deferrals under Code Section 402(g) (not counting Catch-Up Contributions) and the limit imposed by the Actual Deferral Percentage (ADP) test under Code Section 401(k)(3). Catch-Up Contributions for a Participant for a taxable year may not exceed:
     (a) the dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year, or
     (b) when added to other Elective Deferrals or Roth Elective Deferrals, seventy-five percent (75%) (or as elected on the Adoption Agreement) of the Participant’s Compensation for taxable year.
The dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 414(v)(2)(C). Any such adjustments will be in multiples of $500. Catch-Up Contributions are not subject to the limit on Annual Additions, are not counted in the ADP test and are not counted in determining the minimum allocation under Code Section 416 (but Catch-Up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy). Provisions in the Plan relating to Catch-Up Contributions apply to Elective Deferrals or Roth Elective Deferrals made after 2001.
4.8 Roth Elective Deferrals In A 401(k) Plan
If elected by the Employer in the Adoption Agreement, eligible Employees (“Participants”) may make a designated Roth contribution to a 401(k) Plan as described in Code Section 402A. The term designated Roth contribution (which for purposes of this Plan shall also be referred to as a “Roth Elective Deferral”) shall mean an Elective Deferral made under a qualified cash or deferred arrangement that qualifies as a “qualified” Roth contribution Plan pursuant to Code Section 402A(b) and, to the extent permitted under the Plan, is:
     (a) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral;
     (b) treated by the Employer as includible in the Participant’s income at the time the Employee would have received the amount in cash if the Participant had not made the cash or deferred election (i.e., by treating the contributions as wages subject to applicable withholding requirements); and
     (c) maintained by the Plan in a separate account.
Under the separate accounting requirement of this paragraph, contributions and withdrawals of Roth Elective Deferrals must be credited and debited to a Roth Elective Deferral Account maintained for the Participant who made the designation and the Plan must maintain a record of the Participant’s investment in the contract (i.e., Roth Elective Deferrals that have not been distributed) with respect to the Participant’s Roth Elective Deferral Account. In addition, gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to the Roth Elective Deferral Account and other accounts under the Plan. Forfeitures may not be allocated to the Roth Elective Deferral Account. The separate accounting requirement applies at the time the Roth Elective Deferral is contributed to the Plan and must continue to apply until the Roth Elective Deferral Account is completely distributed. No contributions other than designated Roth Elective Deferrals and Rollover Contributions described in Code Section 402A(c)(3)(B) are permitted to be allocated to a designated Roth Elective Deferral account.
A Roth Elective Deferral must satisfy the requirements applicable to Elective Deferrals made under a qualified cash or deferred arrangement. A Roth Elective Deferral must satisfy the requirements of Regulations Section 1.401(k)-1(c) and (d) and is treated as an Employer Contribution for purposes of Code Sections 401(a), 401(k), 402, 404, 409, 411, 412, 415, 416 and 417. Additionally, Roth Elective Deferrals are treated as Elective Deferrals for purposes of the ADP Test and are subject to the rules of Code Section 401(a)(9)(A) and (B) in the same manner as an account that contains pre-tax Elective Deferrals. The rules regarding the frequency of elections apply in the same manner to both pre-tax Elective Deferrals and designated Roth Elective Deferrals. Thus, an Employee must have an effective opportunity to make (or change) an election to make Roth Elective Deferrals at least once during each Plan Year.
The Employer may make Matching Contributions based on a Participant’s Roth Elective Deferrals based on a formula elected in the Adoption Agreement. Matching Contributions shall not be allocated to any Roth Elective Deferral Account. Any Matching Contribution shall be allocated to the Participant’s Matching Contribution Account. Roth Elective Deferrals may be treated as Catch-Up Contributions.
4.9 Automatic Enrollment
     (a) If the Employer so elects in the Adoption Agreement, each Employee eligible under the Employer’s Code Section 401(k) cash or deferred arrangement shall automatically become a Participant in the Plan as of the first Entry Date after satisfying the Plan’s eligibility requirements. The default deferral contributions are to be treated as pre-tax Elective Deferrals. The Employer may elect in the Adoption Agreement to apply the automatic enrollment provisions to current Employees and Participants or only to Employees hired on or after the Effective Date of the adoption of or the amendment to the Plan providing for the automatic enrollment provisions. If the Employer elects the provision to apply to current Employees, the Employer will apply the automatic enrollment provision to Employees who have not made an affirmative election to defer an amount to the Plan, as well as those who have made an affirmative election to defer an amount equal to zero (0).
     (b) After satisfying the Plan’s eligibility requirements, each Employee will have his or her Compensation automatically reduced by the percentage elected in the Adoption Agreement. These amounts will be contributed to the Plan. An election by the Employee not to make Elective Deferrals or to contribute a different percentage may be made at any time. The election is effective for the first pay period and subsequent pay periods (until superseded by a subsequent election) if filed when the Employee is hired, or within a reasonable period thereafter ending before the Compensation for the first pay period is currently made available. In the event an Employee has Elective Deferrals withheld pursuant to this provision and no investment directive has been received, any cash received shall be invested as provided for in paragraph 13.6 herein or another appropriate vehicle. If an Employee elects to receive cash in lieu of Elective Deferrals and the election is made when the Employee is hired or within a reasonable period thereafter ending before the Compensation is currently available, then no Elective Deferrals for the first pay period or subsequent pay periods are made on the Employee’s behalf to the Plan until the Employee makes a subsequent affirmative election to reduce his or her Compensation. Elections filed at a later date are effective as soon as administratively feasible pursuant to the election in the Adoption Agreement.
     (c) If so elected in the Adoption Agreement, for those current Participants who are deferring at a percentage or dollar amount less than the amount elected on the Adoption Agreement, the Employer will in the first payroll period after the effective date of the amendment reduce the Participant’s Compensation by the difference between the Participant’s current deferral election and the election as stated on the Adoption Agreement.
     (d) At the time an Employee is hired, the Plan Administrator shall provide the Employee a notice that explains the automatic enrollment provision. This notice will also explain the Employee’s right to elect to have no such Elective Deferrals made to the Plan or to alter the amount of those contributions. This notice will include the procedure for exercising the right and the timing for implementation of any such election. The Plan Administrator shall provide each Participant in the Plan with an annual notice of his or her Elective Deferral percentage and each Participant’s right to change the percentage, including the procedure for exercising that right and the timing for implementation of any such election. Prior to an Employee’s automatic enrollment becoming effective, the Plan Administrator will provide such Employee with appropriate guidance as to the procedures then in effect, for the Employee to make alternative elections referenced above. Each Employee deferring Compensation pursuant to this paragraph shall be deemed to have consented to an Elective Deferral contribution in the amount specified by the Employer in the Adoption Agreement, unless he/she has filed an election to the contrary with the Plan Administrator pursuant to the Plan’s administrative procedures.

     (e) The Employer who has adopted the automatic enrollment provisions may adopt an administrative policy that increases the automatic deferral default amount each year in which the automatic enrollment provision is in effect. Unless the Employer specifies a different incremental amount, the automatic deferral default amount shall be no less than 3% in the first full year of a Participant’s participation in the Plan, increasing to no less than 4% in the next following Plan Year, no less than 5% in the second following Plan Year, and no less than 6% in all subsequent years.
4.10 Make-Up Contributions Under USERRA
A Participant who has the right to make-up Elective Deferrals, Roth Elective Deferrals, Voluntary After-tax Contributions and/or Required After-tax Contributions under USERRA shall be permitted to increase his or her Elective Deferral with respect to a make-up year without regard to any provision limiting contributions for such Plan Year. Make-up contributions shall be limited to the maximum amount permitted under the Plan and the statutory limitations applicable with respect to the make-up year. Employee-related make-up contributions must be made within the time period beginning on the date of reemployment and continuing for the lesser of five (5) years or three (3) times the period of military service.
4.11 Qualified And Eligible Automatic Contribution Arrangements
     (a) Qualified Automatic Contribution Arrangement (QACA) — If elected in the Adoption Agreement, then effective beginning with the Plan Year indicated therein, the Employer will maintain a Qualified Automatic Contribution Arrangement for the purpose of satisfying the nondiscrimination requirements for Elective Deferrals and Matching Contributions under Code Sections 401(k) and 401(m). For purposes of the Code’s nondiscrimination requirements, a Qualified Automatic Contribution Arrangement is defined as any cash or deferred arrangement that satisfies certain Code requirements with respect to automatic deferrals, Matching or Non-Elective Contributions and timely notice to Employees.
          (1) The automatic deferral requirements are met if, under the arrangement, Employees are treated as having elected to have the Employer make Elective Deferrals equal to a qualified percentage of Compensation. The qualified percentage cannot be more than 10% and must be at least: 3% of Compensation during the period ending on the last day of the first Plan Year which begins after the date on which the first Elective Deferral described in Article VI(D)(1) of the Adoption Agreement is made with respect to such Employee; 4% for the first Plan Year following the Plan Year containing the first anniversary of the Employee’s participation in the Plan; 5% during the second following Plan Year; and 6% for the third following Plan Year and subsequent Plan Years. The qualified percentage must be applied uniformly to all eligible Employees who have not made an affirmative election.
          (2) An Employee may affirmatively elect not to have such Elective Deferrals made or to make the Elective Deferrals at a different level.
          (3) Employees eligible to participate in the automatic contribution arrangement (or a predecessor arrangement) immediately before the date on which the arrangement became a Qualified Automatic Contribution Arrangement are included in the meaning of eligible Employees for purposes of applying the automatic deferral provision. An election not to defer (i.e., the Employee has elected 0% on the Salary Deferral Agreement) is considered an affirmative election. Current Employees who have not completed a Salary Deferral Agreement are treated as not having made an affirmative election.
          (4) The QACA Safe Harbor Employer Contribution is a Matching Contribution made to satisfy the nondiscrimination rules, equal to the sum of 100% of the Elective Deferrals of the Employee to the extent that such contributions do not exceed 1% of Compensation plus 50% of such Compensation that exceeds 1% but does not exceed 6% of Compensation. For purposes of this provision, the following requirements must also be satisfied:
               (i) The rate of Matching Contribution does not increase as the rate of an Employee’s Elective Deferrals increases; and
               (ii) The rate of Matching Contribution with respect to any rate of Elective Deferral by a Highly Compensated Employee is no greater than the rate of Matching Contribution with respect to the same rate of Elective Deferral by a Non-Highly Compensated Employee.
Alternatively, the Safe Harbor Employer Contribution requirement of Code Section 401(k)(13)(D)(i)(II) is met if the Employer makes a QACA Non-Elective Contribution to the Plan of at least 3% of an Employee’s Compensation on behalf of each Non-Highly Compensated Employee who is eligible to participate in the Plan.
          (5) Any Employee who has completed at least two (2) Years of Service must have a nonforfeitable right to 100% of the Employee’s accrued benefit from Employer contributions. In addition, Matching or other Non-Elective Contributions under a QACA are subject to the withdrawal rules applicable to Elective Deferrals under Code Section 401(k)(2)(B) (except that the Hardship rule is not available).

          (6) The Employer must provide Employees with a notice (as explained in paragraph 4.11(c) below) describing the QACA provisions and the ability to opt out of the Plan or to modify the automatic contribution amount.
     (b) Eligible Automatic Contribution Arrangement (EACA) — If so elected by the Employer in the Adoption Agreement, then effective beginning with the Plan Year indicated therein, Participants may be automatically enrolled in an EACA. Further, if elected by the Employer in the Adoption Agreement, a Participant may elect to withdraw the automatic contribution within ninety (90) days after the date his/her first default Elective Deferrals are first deducted from his/her paycheck under the EACA without being subject to the premature distribution penalty. The Plan must meet the following requirements in order to be deemed an EACA:
          (1) A uniform contribution rate must apply to the automatic contributions for all Employees.
          (2) The Employer must provide Employees with a notice (as explained in paragraph 4.11(c) below) describing the EACA provisions and the ability to opt out of the Plan or to modify the automatic contribution amount.
          (3) If an arrangement which qualifies as an Eligible Automatic Contribution Arrangement allows an Employee to elect to make “permissible withdrawals” of certain default Elective Deferrals, the amount withdrawn is included in the Employee’s gross income in the year of the distribution. The premature distribution penalty under Code Section 72(t) is not imposed with respect to the distribution and the arrangement is not treated as violating any restriction on distributions by allowing the withdrawal. With respect to distributions to an Employee as a result of this election, Employer Matching Contributions are forfeited or subject to other treatment that the Internal Revenue Service may prescribe. A “permissible withdrawal” is defined as any withdrawal from an EACA that is made pursuant to an Employee election and consists of Elective Deferrals and earnings or losses attributable to those contributions. The election must be made within ninety (90) days of the date Elective Deferrals are first deducted from Employee’s paychecks with respect to the Employee under the arrangement. The amount of any distributions under this election must be equal to the amount of Elective Deferrals made with respect to the first payroll period to which the EACA applied to the Employee and any succeeding payroll period beginning before the effective date of the election (adjusted for earnings or losses attributable to those contributions). The effective date cannot be later than the earlier of (i) the pay date for the second payroll period beginning after the election is made, or (ii) the first pay date that occurs at least thirty (30) days after the election is made. A permissible withdrawal under this paragraph shall not be treated as an Eligible Rollover Distribution and is not counted towards the dollar limitation on Elective Deferrals contained in Code Section 402(g) nor the Actual Deferral Percentage (ADP) test under Code Section 401(k)(3).
          (4) An Eligible Automatic Contribution Arrangement for purposes of the special rules for withdrawals is defined as an arrangement under which a Participant may elect to have the Employer make payments as contributions under the Plan or to the Participant directly in cash, under which the Participant is treated as having elected to have the Employer make such contributions in an amount equal to a uniform percentage of Compensation provided under the Plan until the Participant specifically elects not to have such contributions made (or specifically elects to have such contributions made at a different percentage), under which in the absence of an investment election by the Participant, default Elective Deferrals under the EACA are invested in an investment option designated by the Employer and which meets the notice requirements of Code Section 414(w)(4).
     (c) QACA And EACA Notice Requirements — Within a reasonable period before the beginning of each Plan Year (or in the case of an Employee who does not receive this notice because he/she is not an eligible Employee because of becoming eligible after such time, within a reasonable period before the Employee becomes an eligible Employee), each Employee covered by a QACA or an EACA must receive a notice explaining the Employee’s rights and obligations under the arrangement. The notice must be sufficiently accurate and comprehensive to inform the Employee of such rights and obligations by being written in a manner that is understandable by the average Employee to whom the arrangement applies. The reasonable time requirement is satisfied if the Employer provides such notice at least thirty (30) days and no more than ninety (90) days before the beginning of the Plan Year. In the case of an Employee who does not receive this notice because of becoming eligible after such time, the reasonable time requirement is satisfied if the Employer provides such notice no later than the date the Employee becomes an eligible Employee. However, for an Employee who is eligible immediately, the reasonable timing requirement is satisfied if the notice is provided as soon as practicable after the date the Employee becomes eligible and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date. The notice must explain the Employee’s right under the arrangement to elect not to have Elective Deferrals made on the Employee’s behalf or to elect to have contributions made in a different amount, and how contributions made under the arrangement will be invested in the absence of any affirmative investment election by the Employee. The Employee must be given a reasonable period of time after receipt of such notice and before the first Elective Deferral is made to make the election with respect to contributions and investments.

ARTICLE V
PARTICIPANT ACCOUNTS
5.1 Separate Accounts
The Plan Administrator or its agent shall establish a separate recordkeeping account for each Participant showing the fair market value of his or her Plan benefits. Each Participant’s account may be separated for recordkeeping purposes into the following sub-accounts:
(a)	Employer contributions:
(1)	Non Safe-Harbor Matching Contribution Formula 1 Contributions

(2)	Non Safe-Harbor Matching Contribution Formula 2 Contributions

(3)	Qualified Matching Contributions

(4)	Qualified Non-Elective Contributions

(5)	Non-Elective Contributions Formula 1 Contributions

(6)	Non-Elective Contributions Formula 2 Contributions

(7)	Safe Harbor Matching Contributions

(8)	Safe Harbor Non-Elective Contributions

(9)	Transfer Contributions
(b)	Employee contributions:
(1)	Voluntary After-tax Contributions

(2)	Qualified Voluntary Contributions

(3)	Elective Deferrals [other than Roth Elective Deferrals]

(4)	Roth Elective Deferrals

(5)	Required After-tax Contributions

(6)	Rollover Contributions

(7)	Transfer Contributions
5.2 Valuation Date
The Trustee shall value the Trust at the fair market value as of each Valuation Date and those Valuation Dates elected in the Adoption Agreement or as directed in writing by the Plan Administrator.
The fair market value of securities listed on a registered stock exchange will be the prices at which they were last traded on such exchange preceding the close of business on the Valuation Date. If the securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities will be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security will be valued at its bid price next preceding the close of business on the Valuation Date, which bid price will be obtained from a registered broker or an investment banker. To determine the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may use any reasonable method to determine the value of such assets, or may elect to employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.
All allocations for a particular Plan Year will be made as of the last Valuation Date(s) of that Plan Year or such other dates determined by the Plan Administrator.
5.3 Allocations To Participant Accounts
As of each Valuation Date elected by the Employer in the Adoption Agreement and/or on any date within the allocation period selected in writing by the Plan Administrator, each Participant’s account shall be adjusted to reflect:

     (a) the Participant’s share of the Employer’s contribution and forfeitures as determined in the Adoption Agreement,
     (b) any Employee contributions,
     (c) any repayment of amounts previously distributed to a Participant upon a separation from Service and repaid by the Participant since the last Allocation Date,
     (d) the Participant’s proportionate share of any investment earnings and increase in the fair market value of the Trust since the last Allocation Date, and
     (e) loan repayments of principal and interest.
The Employer shall deduct from each account:
     (f) any withdrawals or payments made from the Participant’s account since the last Allocation Date,
     (g) the Participant’s proportionate share of any decrease in the fair market value of the Trust since the last allocation Date, and
     (h) the Participant’s proportionate or “per capita” share of any fees and expenses paid from the Plan.
5.4 Allocating Employer Contributions
     (a) The Employer must specify in the Adoption Agreement the manner in which the Employer’s contribution shall be allocated to Participants including any minimum contribution for Top-Heavy Plans. Employer contributions shall be allocated to all Participants eligible to receive a contribution as provided in the Adoption Agreement.
     (b) Notwithstanding any provision of this Plan to the contrary, Participants will accrue the right to share in allocations of Employer contributions with respect to periods of qualified military service as provided in Code Section 414(u).
     (c) At the end of each Plan Year the Plan Administrator shall redetermine any Matching Contribution for each Participant based on his or her eligible annual Compensation in accordance with the Matching Contribution formula elected by the Employer in the Adoption Agreement. Any Participant for whom any Matching Contribution has not been sufficiently made in accordance with the Matching Contribution formula elected by the Employer shall receive an additional Matching Contribution so that the total annual deferrals (whether pre-tax or after-tax) reflected as a percentage of eligible annual Compensation are matched in accordance with the Matching Contribution formula (“true-up” of Matching Contributions) selected by the Employer in the Adoption Agreement. If no election is made in the Adoption Agreement, no true-up of Matching Contributions will occur.
5.5 Allocating Investment Earnings And Losses
Account balances are adjusted to reflect actual income and investment gains and losses from the period beginning on the day following the last Valuation Date and ending on the current Valuation Date. Each Participant’s account shall receive a proportionate share of the actual income and investment gains and losses during the period. The value of accounts for allocation purposes shall be based on the value of all Participant accounts (without regard to any portion of any such account attributable to segregated investments) as of the last Valuation Date less withdrawals, distributions and expenses plus any contributions including deferrals (whether pre-tax or after-tax) if any, paid from the Trust since the last Valuation Date. Investment gains and losses shall be credited to all Participant accounts having a balance on the Valuation Date regardless of the vested status of such account and regardless of the Participant’s employment status. The Plan Administrator shall also have the right to adopt an alternative procedure for allocating income and investment gains and losses provided that such alternative procedure is uniform and does not discriminate in favor of Highly Compensated Employees. Any change in procedure shall be effective as of the next following Valuation Date or such other date as agreed to by the Employer and the Plan Administrator. Accounts with segregated investments shall receive the income or loss on such segregated investments. Investment gains or losses are determined separately for each investment alternative offered under the Plan.
     (a) The value of a Participant’s account invested in a mutual fund (Registered Investment Company) will equal the value of a share in such fund multiplied by the number of shares credited to the Participant’s account.
     (b) In the case of any pooled investment vehicle, earnings, gains or losses on the pooled investment vehicle will be allocated among the Participant’s accounts in proportion to the value of each Participant’s account invested in that investment vehicle immediately prior to the Valuation Date. The gain or loss attributed to each investment vehicle will be credited to or charged against the Participants’ account. Alternatively, the Plan Administrator or his designate may establish unit values for each pooled investment vehicle offered under the Plan in accordance with uniform procedures established by the Plan Administrator for this purpose. The value of the portion of a Participant’s account invested in a pooled investment vehicle will equal the value of a unit in such investment vehicle multiplied by the number of units credited to the account.
     (c) In the case of any investment that is held specifically for a Participant’s account, any gain or loss on such investment will be charged or credited to that Participant’s account.
5.6 Allocation Adjustments
The Plan Administrator or his designate, if applicable, shall have the right to redetermine the value of Participant accounts if a previous allocation or valuation was performed incorrectly. Such redetermination shall be made without regard to the reason for the incorrect allocation. Such reasons may include, but are not limited to, incorrect contribution or Employee information provided by the Employer or representative of the Employer, incorrect valuation of Plan assets, incorrect determination of investment income and gains or losses, improper interpretation of the Plan’s allocation formulas or procedures, erroneous omission of Top-Heavy minimum contributions and failure to transmit, receive or interpret amendments to the allocation formulas, methods or procedures. Subject to express limits that may be imposed under the Code, the Plan Administrator reserves the right to delay the processing of any contribution, distribution or other transaction for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of means of transmission of data, force majeure, the failure of any Service Provider to timely receive values or prices, or to correct for its errors or omissions, or the errors or omissions of any Service Provider). After having made any necessary adjustments, the Plan Administrator or his designate, if applicable, may issue either revised or adjusted statements to Participants with an explanation of the allocation adjustments.
5.7 Participant Statements
The Plan Administrator shall prepare a statement for each Participant not less frequently than annually and as required by law. Statements may be prepared more frequently, as may be agreed between the Plan Administrator and the Service Provider or other entity responsible for the maintenance of Plan records or for valuing Plan assets. Each statement shall show the additions to and subtractions from the Participant’s account for the period since the last such statement and shall show the fair market value of the Participant’s account as of the current statement date.
5.8 Changes In Method And Timing Of Valuing Participants’ Accounts
If necessary or appropriate, the Plan Administrator in its sole discretion may establish different or additional uniform and nondiscriminatory procedures for determining the fair market value of Participant’s accounts under the Plan.
5.9 Roth Elective Deferral Account
The Roth Elective Deferral Account is the required separate account maintained to record the contribution and withdrawal of a Participant’s Roth Contributions and other adjustments as required by the Plan. Forfeitures may not be allocated to a Roth Elective Deferral Account and no contributions other than designated Roth Elective Deferrals will be allocated. If elected in the Adoption Agreement, Direct Rollover contributions described in Code Section 402A(c)(3) are permitted to be allocated to the Roth Elective Deferral Account. Each Participant’s Roth Elective Deferral Account shall continue to be maintained and administered separately until it is completely distributed. Income, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to the Participant’s Roth Elective Deferral Account and other accounts under the Plan to ensure that the Roth Elective Deferral Account maintains a record of the Participant’s interest in the Plan.

ARTICLE VI
RETIREMENT BENEFITS AND DISTRIBUTIONS
6.1 Normal Retirement Benefits
A Participant shall be entitled to receive the balance held in his or her account upon attaining his or her Normal Retirement Age or at such earlier dates as the provisions of this Article VI and the Adoption Agreement may permit. If a Participant elects to continue working past his or her Normal Retirement Age, he or she will continue as an active Participant. If the Employer elects otherwise in the Adoption Agreement, distribution shall be made to such Participant at his or her request prior to his or her actual retirement. Distribution shall be made in the normal form, or if elected, in one of the optional forms of payment provided in the Adoption Agreement.
6.2 Early Retirement Benefits
If elected in the Adoption Agreement, an Early Retirement benefit may be available to individuals who meet the age and Service requirements that are specified in the Adoption Agreement. A Participant who attains his or her Early Retirement Date will become fully vested, regardless of any vesting schedule which otherwise might apply. If a Participant separates from Service with a nonforfeitable benefit before satisfying the age requirements, but after having satisfied the Service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of the age requirement.
6.3 Benefit Upon Death
Upon the death of a Participant prior to termination of employment, or upon the death of a terminated Participant prior to distribution of his or her Vested Account Balance, his or her Beneficiary will be entitled to the Participant’s Vested Account Balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. A Participant who dies prior to attainment of Normal Retirement Age but before termination of employment will become fully vested, regardless of any vesting schedule which otherwise might apply. If any Beneficiary who is alive on the date of the Participant’s death dies before receiving the entire death benefit to which he or she is entitled, the balance of the death benefit will be distributed to the Beneficiary’s Beneficiary in accordance with paragraph 7.6. The Plan Administrator’s determination that a Participant has died and that a particular person has a right to receive a death benefit will be final. Distribution will be made in accordance with paragraph 7.6.
6.4 Benefit Upon Disability
If a Participant suffers a Disability prior to termination of employment and terminates employment with the Employer as a result of that Disability, or if a terminated Participant suffers a Disability prior to a distribution of his or her Vested Account Balance, he or she will be entitled to his or her Vested Account Balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. A Participant who retires prior to attainment of Normal Retirement Age but before termination of employment on account of a Disability will become fully vested, regardless of any vesting schedule which otherwise might apply.
6.5 Benefits On Termination Of Employment
     (a) If a Participant terminates employment prior to Normal Retirement Age, such Participant shall be entitled to receive the vested balance held in his or her account payable at Normal Retirement Age in the normal form, or if elected, in one of the other forms of payment provided hereunder and by the Employer in the Adoption Agreement. If applicable, the Early Retirement benefit provisions may be elected. Notwithstanding the preceding, a former Participant may, if allowed in the Adoption Agreement, make application to the Employer requesting early payment of any deferred vested and nonforfeitable benefit due.
     (b) For purposes of this Article, if the value of a Participant’s Vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account Balance immediately following termination. If the Participant is reemployed prior to incurring five (5) consecutive one (1) year Breaks in Service or Periods of Severance, he or she will be deemed to have immediately repaid such distribution. Notwithstanding the above, if the Employer maintains or has maintained a policy of not distributing any amounts until the Participant’s Normal Retirement Age, the Employer can continue to uniformly apply such policy.
     (c) If a Participant who is not 100% vested receives or is deemed to receive a distribution pursuant to this paragraph and resumes employment covered under this Plan, the Participant shall have the right to repay to the Plan the full amount of the distribution attributable to both Employer Contributions and Employee Contributions including Elective Deferrals and/or Roth Elective Deferrals on or before the earlier of the date the Participant incurs five (5) consecutive one (1) year Breaks in-Service following the date of distribution or five (5) years after the first date on which the Participant is subsequently reemployed. In such event, the Participant’s account shall be restored to the value thereof at the time the distribution was made. The account may be further increased by the Plan’s income and investment gains and/or losses on the undistributed amount from the date of the distribution to the date of repayment.
     (d) If a Participant terminates employment with a Vested Account Balance greater than $5,000, and elects (with his or her Spouse’s consent, if required) to receive 100% of the value of his or her Vested Account

Balance in a lump sum, the non-vested portion will be treated as a forfeiture. The Participant (and his or her Spouse, if required) must consent to any distribution when the Vested Account Balance described above exceeds $5,000.
     (e) A Participant whose Vested Account Balance is greater than $5,000 shall have the option to postpone payment of his or her Plan benefits until his or her Required Beginning Date. If elected in the Adoption Agreement, any balance in a Participant’s account resulting from his or her Employee contributions listed at paragraph 5.1(b), not previously withdrawn, may be withdrawn by the Participant immediately following separation from Service.
     (f) Unless elected otherwise in the Adoption Agreement, if a Participant’s Vested Account Balance is $1,000 or less, after the Participant’s termination of employment, the distributions shall be in a lump sum and any non-vested amounts shall be immediately forfeited. Such distribution shall be paid to the Participant as soon as practicable after complying with the Federal tax withholding rules without the need for spousal consent. Terminated Participants receiving an involuntary distribution of $200 or more must be notified of their right to have such amounts directly rolled over to an IRA or Qualified Plan of their choosing.
          If elected in the Adoption Agreement, when a terminating Participant or Employee does not make a timely election with respect to the cash-out distribution of amounts greater than $1,000 but less than or equal to $5,000, [pursuant to Code Sections 411(a)(7), 411(a)(11) and 417(e)(7)], the Plan Administrator shall make a Direct Rollover into an individual retirement account or annuity (“IRA”). The Plan Administrator will select the IRA trustee or custodian, establish the IRA, and make the initial IRA investment selection.
          If elected in the Adoption Agreement, when the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan, as specified by the Participant, or does not elect to receive the distribution directly, the Plan Administrator shall pay the distribution in a Direct Rollover to an individual retirement plan that is designated by the Plan Administrator and is communicated to the Plan Participant. The extent to which Rollover Contributions will be included or excluded in determining the value of the Participant’s Vested Account Balance for purposes of the Plan’s involuntary cash-out rules will be governed by the election made in the Adoption Agreement. Rollover Contributions will always be considered in determining if the $1,000 automatic rollover threshold has been exceeded.
          If elected in the Adoption Agreement, the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to Rollover Contributions (and the earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16). If the value of the Participant’s nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance, subject to this paragraph. Eligible Rollover Distributions from a Participant’s Roth Elective Deferral Account are taken into consideration in determining whether the total amount of the Participant’s account balances under the Plan exceeds the $1,000 threshold for purposes of mandatory distributions from the Plan.
     (g) If elected by the Employer in the Adoption Agreement, this paragraph shall apply for distributions and severances from employment occurring after the dates specified in the Adoption Agreement.
          A Participant’s Elective Deferrals, Roth Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from Service before such amounts may be distributed.
     (h) A Direct Rollover of a distribution from a Roth Elective Deferral Account under this Plan will be made to another Roth Elective Deferral Account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under Code Section 402(c).
          The Plan shall not provide for a Direct Rollover (including an automatic rollover) of distributions from a Participant’s Roth Elective Deferral Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Deferral Account are not taken into consideration in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year.
     (i) If the Plan permits partial distributions, a Participant shall be permitted to designate all or any portion of such distribution to be from the Roth Elective Deferral Account. This provision does not apply to a return of Excess Contribution or a distribution of Excess Elective Deferrals.

6.6 Restrictions On Immediate Distributions
     (a) An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of the Normal Retirement Age or age sixty-two (62).
     (b) If payment in the form of a Qualified Joint and Survivor Annuity is required and the value of a Participant’s Vested Account Balance exceeds $5,000, or there are remaining payments to be made with respect to a particular distribution option that previously commenced, and the account balance is immediately distributable, the Participant and his or her Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance.
     (c) If payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant and the value of a Participant’s Vested Account Balance exceeds $5,000, and the account balance is immediately distributable, only the Participant must consent to any distribution of such account balance.
     (d) The consent of the Participant and/or the Spouse shall be obtained in writing or in such other form accepted by the Plan Administrator within the ninety (90) day period ending on the Annuity Starting Date, which is the first day of the first period for which an amount is paid as an annuity or in any other form. The Plan Administrator shall notify the Participant and the Participant’s Spouse of the right to defer any distribution until the Participant’s account balance is no longer immediately distributable and the consequences of failing to defer receipt of the distribution. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date.
     (e) If the distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Regulations Section 1.411(a)-11(c) is given provided that:
          (1) the Plan Administrator clearly informs the Participant that the Participant has the right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
          (2) the Participant after receiving the notice affirmatively elects a distribution.
          If a distribution is one to which Code Section 417 does apply, the distribution may commence less than thirty (30) days, but not less than seven (7) days after the notice required under Regulations Section 1.411(a)-11(c) is given, provided that the conditions of sub-paragraphs (1) and (2) above are satisfied with regard to both the Participant and the Participant’s Spouse.
     (f) Notwithstanding the foregoing, only the consent of the Participant to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity is required while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to paragraph 8.7 of the Plan, only the Participant must consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415 or constitutes Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant’s account balance may, without the Participant’s consent, be distributed to the Participant or transferred to another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7)] within the same controlled group.
     (g) Any Plan established hereunder which is making distributions to any former Employee, Participant or surviving Spouse may charge reasonable Plan administrative expenses to the account of that former Employee, Participant or surviving Spouse, but only if the administrative expenses are apportioned on a pro-rata basis, i.e., the expenses are based on the amount in each account of a former Employer, Participant or surviving Spouse receiving benefits from the Plan (or another reasonable basis that complies with the requirements of Title I of ERISA). However, the allocation of Plan expenses still must meet the nondiscrimination rules of Code Section 401(a)(4).
     (h) Effective for Plan Years beginning after December 31, 2006, the ninety (90) day period described in (d) above shall be extended to a one-hundred-eighty (180) day period.

6.7 Normal And Optional Forms Of Payment
     (a) The normal form of payment for the Plan shall be designated in the Adoption Agreement. If no election is made in the Adoption Agreement, the Plan will default to the normal form of benefit being a lump sum, and the safe harbor provisions of paragraph 8.7 shall apply.
     (b) A Plan other than a money purchase pension plan or a profit-sharing plan required to provide a Joint and Survivor benefit may be amended to eliminate or restrict optional payment forms provided that a single lump sum payment option remains available. The remaining lump sum must have the same (or less restrictive) timing of distribution, medium of distribution and eligibility conditions that were available for the eliminated forms of payment.
          Each optional form of benefit provided under a Plan (other than any that have been prospectively eliminated) must be currently available to all Employees benefiting under the Plan. This is the case regardless of whether a particular form of benefit is the actuarial equivalent of any other optional form of benefit under the Plan. Code Section 411(d)(6) prevents a Plan from being amended to eliminate or restrict optional forms of benefits and any other Code Section 411(d)(6) protected benefits with respect to benefits attributable to Service before the amendments except as expressly provided under the Regulations Section 1.411(d)-4.
     (c) The normal form of payment shall be automatic, unless the Participant files a written request with the Employer prior to the date on which the benefit is automatically payable, electing another option available under the Plan.
     (d) As elected in the Adoption Agreement, a Participant shall (with the consent of his or her Spouse, if applicable) have the right to receive his or her benefit in a single lump sum or in installment payments. Installment payments need not be equal or substantially equal until such time as the individual reaches his or her Required Beginning Date. Installment payments which are intended to be equal or substantially equal can be made monthly, quarterly, semi-annually or annually based on any period not extending beyond the joint and survivor life expectancy of the Participant and his or her Beneficiary.
     (e) Benefits payable under the Plan may be distributed in cash or in-kind as elected in the Adoption Agreement. The Employer may also elect on the Adoption Agreement to limit a Participant’s right to receive distributions in the form of marketable securities (other than Employer securities) and to require distributions in the form of cash only. Only the right to receive a distribution in the form of cash, Employer securities and/or other property that is not marketable is protected.
     (f) A Plan that permits its Participants to receive in-kind distributions may limit the available in-kind distributions to the investments listed in the Adoption Agreement and only to the extent the investments are held in the Participant’s account at the time of the distribution. A Plan may be amended to limit the investments that may be distributed in-kind. The amendment must include all investments (other than marketable securities for which cash may be substituted) that are held in a Participant’s account at the time of the amendment and for which the Plan, prior to such amendment, allowed for distribution of those investments in kind. The right to an in-kind distribution for investments held at the time of the distribution would only have to be protected to the extent such investment was in the Participant’s account at the time the amendment was adopted or effective, if later.
     (g) Promissory notes of Participants may be distributed in-kind pursuant to the Employer’s loan policy document.
     (h) Distribution of benefits payable in the form of installments shall be paid in cash.
     (i) The Plan Administrator shall have the sole responsibility to determine the propriety, amount, and form of any distribution made under the terms of this Plan and such determination will be final. Upon such determination, the Plan Administrator shall direct the Trustee and/or Custodian in writing or by any such other means as expressly agreed upon, to make such a distribution.
6.8 Distribution In Event Of Incapacity
If any person who is entitled to receive a distribution of benefits (the “Payee”) suffers from a Disability or is under a legal incapacity, payments may be made in one or more of the following ways as directed by the Plan Administrator:
     (a) to the Payee directly; or
     (b) to the guardian or legal representative of the Payee’s person or estate.
The Plan Administrator’s determination of the minority or incapacity of any Payee will be final.
6.9 Commencement Of Benefits

     (a) Unless the Participant elects otherwise, distribution of benefits will begin no later than the sixtieth day after the close of the Plan Year in which the latest of the following events occurs:
          (1) the Participant attains age sixty-five (65) (or Normal Retirement Age if earlier),
          (2) the tenth anniversary of the year in which the Participant commenced participation in the Plan, or
          (3) the Participant terminates Service with the Employer.
     (b) Notwithstanding the foregoing, the failure of a Participant and Spouse (if necessary) to consent to a distribution while a benefit is immediately distributable within the meaning of paragraph 6.6 hereof, shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.
6.10 In-Service Withdrawals
If elected in the Adoption Agreement, an Employer may elect to permit a Participant in the Plan to make an in-service withdrawal, subject to any limitation(s) specified in the Adoption Agreement.
     (a) Unless indicated otherwise on the Adoption Agreement, a Participant may withdraw all or any part of the fair market value of his or her Voluntary or Required After-tax Contributions as described in Article IV, other than Elective Deferrals or Roth Elective Deferrals, upon request to the Plan Administrator. No amount of the Employer’s Contribution will be forfeited solely as a result of a Participant’s withdrawal of an amount pursuant to this paragraph 6.10. Unless indicated otherwise in the Adoption Agreement, Rollover and Transfer Contributions, and the income allocable to each, may be withdrawn at any time.
     (b) Subject to Article VIII, Joint and Survivor Annuity Requirements (if applicable) and pursuant to the Employer’s election in the Adoption Agreement, a Participant may be eligible to withdraw any part of his or her Qualified Voluntary Contribution account by making application to the Plan Administrator. A request to withdraw amounts pursuant to this paragraph must be consented to by the Participant’s Spouse, unless the Plan satisfies the safe harbor under paragraph 8.7 hereof. Spousal consent, if required, shall comply with the requirements of paragraph 6.6 relating to immediate distributions.
     (c) A Participant may withdraw all or any part of the fair market value of his or her pre-1987 Voluntary Contributions with or without withdrawing the earnings attributable thereto. Post-1986 Voluntary Contributions may only be withdrawn along with a portion of the earnings thereon. The amount of the earnings to be withdrawn is determined by using the formula: DA [1-(V ÷ V+E)], where DA is the distribution amount, V is the amount of Voluntary Contributions and V+E is the amount of Voluntary Contributions plus the earnings attributable thereto. The aggregate value of the Participant’s Vested Account Balance derived from Employer and Employee contributions (including Rollovers), whether vested before or upon death, includes the proceeds of insurance contracts, if any, on the Participant’s life. The provisions of this Article shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.
     (d) Under a Profit Sharing Plan and to the extent that the Employer elects in the Adoption Agreement, the Participant is required to satisfy at least one of the following conditions to make an in-service withdrawal of all or any part of the Participant’s vested Non-Safe Harbor Matching Contributions and Non-Elective Contributions.
          (1) An Employee who has been a Participant in the Plan for at least five (5) years may, prior to separating from Service with the Employer, elect to withdraw all or any part of the vested Non-Safe Harbor Matching Contributions and Non-Elective contributions.
          (2) Vested Non-Safe Harbor Matching and Non-Elective Contributions which have been in the Plan for at least two (2) years may be withdrawn.
          (3) A Participant who has attained age 59 1/2 may, prior to separation from Service, elect to withdraw all or any part of their vested Non-Safe Harbor Matching Contributions and Non-Elective contributions.
          (4) A Participant may also be required to be 100% vested before a withdrawal can be made for any of the reasons above.
          (5) The Employer may require any or all of these conditions to be satisfied prior to an in-service distribution being made from the Plan.
     (e) Unless otherwise elected by the Employer in the Adoption Agreement, Elective Deferrals, Roth Elective Deferrals, Qualified Non-Elective Contributions, Safe Harbor Matching and Non-Elective Contributions, and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant earlier than upon severance of employment (separation from Service for Plan Years beginning before 2002), death, or Disability. Such amounts may also be distributed upon:
          (1) termination of the Plan without the establishment of another Defined Contribution Plan other than an employee stock ownership plan [as defined in Code Section 4975(e)(7)] or a Simplified Employee Pension Plan [as defined in Code Section 408(k)], or a SIMPLE IRA plan [as defined in Code Section 408(p)], a Plan or contract described in Code Section 403(b) or a Plan described in Code Section 457(b) or (f) at any time during the period beginning on the date of Plan termination and ending twelve (12) months after all assets have been distributed from the Plan. Such distribution must be made in a lump sum;
          (2) the attainment of age 59 1/2 in the case of a profit-sharing plan; or
          (3) the Hardship of a Participant as described in paragraph 6.11 (excluding Safe Harbor Matching and Safe Harbor Non-Elective Contributions).
     (f) An in-service withdrawal shall not be eligible for redeposit to the Trust. A withdrawal under this paragraph shall not prohibit such Participant from sharing in any future Employer contribution he or she would otherwise be eligible to receive. Payment will be made in accordance with the administrative policy set by the Employer.
     (g) Notwithstanding any provisions of the Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant’s retirement, death, Disability, or separation from Service, and prior to Plan termination, the optional form of benefit shall not be available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to Voluntary After-tax Contributions).
     (h) If elected in the Adoption Agreement, a Participant may withdraw any amount not in excess of the vested amount of Non-Elective Contributions, Elective Deferrals, Roth Elective Deferrals and Matching Contributions, if the withdrawal is made after the Participant attains age 59 1/2.
     (i) If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100% of the account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the account:
          (1) a separate account will be established for the Participant’s interest in the Plan as of the time of the distribution, and
          (2) at any relevant time the Participant’s nonforfeitable portion of the separate account will be equal to an amount (“X”) determined by the formula: X = P [AB + D] - D. For purposes of applying the formula: “P” is the nonforfeitable percentage at the relevant time, “AB” is the account balance at the relevant time, “D” is the amount of the distribution.
     (j) Effective August 17, 2006, a Participant who is ordered or called to active duty after September 11, 2001 may take a Qualified Reservist Distribution if the following are satisfied:
          (1) the distribution consists solely of Elective Deferrals in a Code Section 401(k) Plan;
          (2) the Participant was ordered or called to active duty for a period in excess of one hundred and seventy nine (179) days or for an indefinite period; and
          (3) the distribution from the Plan is made during the period which begins on the date of such order or call and ends at the close of the active duty period.
The ten percent (10%) early withdrawal penalty tax will not apply to a Qualified Reservist Distribution which meets the requirements stated above.
     (k) Unless elected otherwise on the Adoption Agreement, the Plan Administrator may implement on a uniform and nondiscriminatory basis an ordering rule for in-service withdrawals from a Participant’s account attributable to pre-tax Elective Deferrals or Roth Elective Deferrals.

6.11 Hardship Withdrawals
If elected in the Adoption Agreement, a Participant may request a Hardship withdrawal as provided in this paragraph. If applicable, Hardship withdrawals are subject to the spousal consent requirements in Code Sections 401(a)(11) and 417. A request to make a withdrawal on account of Hardship must be consented to by the Participant’s Spouse unless the Plan satisfies the safe harbor provisions under paragraph 8.7 hereof. Spousal consent, if required, shall comply with the requirements of paragraph 6.6 relating to immediate distributions.
If elected in the Adoption Agreement, a Participant shall be permitted to make a Hardship withdrawal of any amount attributable to the vested portion of Elective Deferrals or Roth Elective Deferrals and (i) any earnings credited to a Participant’s account on Elective Deferrals and (ii) Qualified Non-Elective and Qualified Matching Contributions and earnings thereon credited to a Participant’s Account — as of the later of December 31, 1988 and the end of the last Plan Year ending before July 1, 1989. Unless elected otherwise in the Adoption Agreement, vested Non-Elective Contributions, Matching Contributions, Rollover Contributions, Transfer Contributions and the income allocable to each (without regard to attainment of age 59 1/2 or Disability) may be available for Hardship withdrawal if the Participant establishes that an immediate and heavy financial need exists and the withdrawal is necessary to satisfy such financial need. A Participant may withdraw all or any part of the fair market value of his or her Voluntary or Required After-tax Contributions due to a Hardship upon request to the Plan Administrator. Such request shall be made in accordance with procedures adopted by the Plan Administrator or his or her designate, who shall have sole authority to authorize and direct a Hardship withdrawal pursuant to the following rules:
     (a) For purposes of this paragraph, an immediate and heavy financial need of the Employee is one which cannot reasonably be relieved by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. In any event, a Hardship distribution may not be requested in excess of the amount of the immediate and heavy financial need described at paragraph (b) including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.
     (b) An immediate and heavy financial need exists when the Hardship withdrawal will be used to pay the following:
          (1) expenses incurred or necessary for medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) of the Participant, his or her Spouse, children and other dependents;
          (2) the cost directly related to the purchase (excluding mortgage payments) of the principal residence of the Participant;
          (3) payment of tuition and related educational expenses (including but not limited to expenses associated with room and board) for up to the next twelve (12) months of post-secondary education for the Participant, his or her Spouse, children or other dependents [as defined in Code Section 152, and for the taxable years beginning or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)];
          (4) the need to prevent eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence;
          The following reasons constituting an immediate and heavy financial need that permit a Hardship Withdrawal application shall apply for Plan Years beginning after December 31, 2005, unless adopted earlier by the Employer:
          (5) payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, child or dependent [as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)]; or
          (6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
     (c) A distribution is not treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the need may be relieved from other resources that are reasonably available to the Participant. For purposes of this paragraph, the Participant’s resources are deemed to include those assets of the Participant’s Spouse and minor children that are reasonably available to the Participant. However, property held for the Participant’s child under an irrevocable trust or under the Uniform Gifts to Minors Act (or comparable state law) is not treated as a resource of the Participant.
If the Plan Administrator approves a request for a Hardship withdrawal, funds shall be withdrawn from the contribution sources as elected in the Adoption Agreement unless provided otherwise by the Plan Administrator in an administrative procedure. Liquidation of a Participant’s assets for the purpose of a Hardship withdrawal will be allocated on a pro-rata basis across all the investment alternatives in a Participant’s account, unless otherwise provided by a directive from the Plan Administrator or by the Plan Participant.
If Elective Deferrals (including Roth Elective Deferrals, if any), Voluntary After-tax, or Required After-tax Contributions are suspended under this plan as required under Regulations Section 1.401(k)-1(d)(3)(iv)(E)(2), such amounts will be suspended for all plans maintained by the Employer (other than benefits under Code Section 125 plans) for six (6) months after the receipt of the Hardship distribution. The Code Section 402(g) limit for 2002 does not have to be reduced with respect to a Participant who has received a Hardship distribution in calendar year 2001.
     (d) The Plan Administrator may implement on a uniform and nondiscriminatory basis an ordering rule for Hardship withdrawals from a Participant’s account attributable to pre-tax Elective Deferrals or Roth Elective Deferrals.
     (e) Effective August 17, 2006, if Hardship withdrawals are permitted in the Plan, the Plan’s Hardship withdrawal provisions will apply to the Participant’s Beneficiary in addition to the Participant’s Spouse or dependent, if permitted by the Plan Administrator. The Beneficiary to which this applies must have an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death.
     (f) Special Rules For Hurricane-Related Hardship Distributions. The following provisions shall apply to distributions on account of financial hardship granted by Plan sponsors to qualified Plan Participants whose principal residence was in a federally proclaimed disaster area affected by Hurricane Katrina, Hurricane Rita or Hurricane Wilma, and as a result of any or all of such Hurricanes, incurred an economic loss (a “Qualified Hurricane-related Distribution”). For purposes of these provisions, such rules will apply to Qualified Hurricane-related Distributions that took place at any time on or after August 25, 2005 and before January 1, 2007, with respect to Hurricane Katrina, at any time on or after September 23, 2005 and before January 1, 2007, with respect to Hurricane Rita, and at any time on or after October 23, 2005 and before January 1, 2007, with respect to Hurricane Wilma.
          (1) Such Qualified Hurricane-related Distribution(s) on account of financial hardship from the Plan, when combined with all distributions obtained from all qualified plans maintained by the Employer or any other member of the Employer’s controlled group, shall not exceed $100,000. Further, the aggregate amount of Qualified Hurricane-related Distribution(s) received by a Participant for any taxable year shall not exceed the excess of $100,000, over the aggregate amounts treated as Qualified Hurricane-related Distributions received by the Participant for all previous taxable years.
          (2) Repayment Rights. A Participant-recipient of a Qualified Hurricane-related Distribution shall have the right at any time during a three-year period commencing as of the day after the date that the Qualified Hurricane-related Distribution is received, to make a repayment or repayments of said distribution to the Plan (or another Eligible Retirement Plan) in an amount not exceeding the principal amount of the Qualified Hurricane-related Distribution. Further, a Participant-recipient of a Qualified Hurricane-related Distribution for the purchase of a principal residence may make a repayment or repayments of said distribution to the Plan (or another Eligible Retirement Plan) in an amount not exceeding the principal amount of the Qualified Hurricane-related Distribution if said repayment occurred during the period commencing on August 25, 2005 and ending February 28, 2006 with respect to a Hurricane Katrina-related distribution, during a period commencing on September 23, 2005 and ending February 28, 2006 with respect to a Hurricane Rita-related distribution, or during a period commencing on October 23, 2005 and ending February 28, 2006 with respect to a Hurricane Wilma-related distribution.
          (3) A Qualified Hurricane-related Distribution shall not be subject to the tax treatment that applies to an Eligible Rollover Distribution and shall be deemed to not violate the prohibitions on early distribution that apply to elective contributions made to Code Section 401(k) plans, Code Section 403(b) arrangements and eligible Code Section 457 plans.
          (4) Additionally, the Plan could have provided for special hurricane—related distributions to Plan Participants who lived or worked in the Hurricane Katrina disaster area that qualified for individual relief from the Federal Emergency Management Agency. Similar relief is not available for Hurricanes Rita and Wilma. These special distributions could also have been made available to Plan Participants residing outside the disaster area if they had a child, parent, grandparent or other dependent that lived or worked in the disaster area. In order to qualify for the special relief provided herein, the distribution had to be made by March 31, 2006. The six-month suspension on further deferrals is not applicable. These distributions were not restricted to the reasons specified in subparagraph 6.11(b). Plan Participants who received a distribution under this paragraph, who themselves were not the victims of Hurricane Katrina, may not take advantage of the special repayment rules provided at (2) immediately above. The increase in the withdrawal limit to $100,000 as specified in (1) above also did not apply to these withdrawals.
     (g) Emergency Economic Stabilization Act (“EESA”) — Qualified Disaster Recovery Assistance Distributions/Recontributions Of Withdrawals Taken For Home Purchases

          (1) Participants who were directly affected by floods, severe storms or tornadoes that were in presidentially-declared (FEMA) Midwestern disaster areas between May 20, 2008 and before August 1, 2008, shall have access to the following relief, if they (i) resided in specified affected counties of Arkansas, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Missouri, Nebraska or Wisconsin (“Midwestern Disaster Area”) on the “applicable disaster date” and (ii) were entitled to individual and/or public assistance from the federal government under EESA with respect to damage caused by the disaster. The “applicable disaster date” is the date on which the severe storms, tornadoes and flooding occurred in such affected county in the Midwestern Disaster Area.
Such individuals are eligible to apply for a “Qualified Disaster Recovery Assistance Distribution” from the Plan that will be made on or after the applicable disaster date and before January 1, 2010. Any such distribution (i) may not exceed $100,000 per individual; (ii) is exempt from the 10% IRS early distribution penalty tax; (iii) is not eligible for rollover and therefore is not subject to mandatory 20% federal tax withholding; (iv) Participants receiving such distribution(s) are permitted to spread the income tax resulting from receipt of the distribution(s) ratably over 3 years; and (v) may be repaid within 3 years to a traditional IRA, a Code Section 401(a) or 403(a) qualified plan, a governmental 457(b) plan or a 403(b) plan in which the individual is participating, which is eligible to receive a rollover contribution.
          (2) Recontributions of Withdrawals for Home Purchases — Individuals who took a hardship withdrawal from the Plan to purchase a home in the Midwestern Disaster Area may recontribute such distribution to the Plan or to a traditional IRA tax-free. Such amount must be recontributed within five (5) months after the date of enactment of EESA (i.e., by March 3, 2009) in order to receive favorable tax treatment.
The relief set forth in the preceding paragraph requires that the hardship withdrawal have been made at least six (6) months before the applicable disaster date and that the home purchase was not finalized due to such disaster.
6.12 Direct Rollovers
     (a) This paragraph applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this part, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. If an Eligible Rollover Distribution is less than $500, a Distributee may not make the election described in the preceding sentence to rollover a portion of the Eligible Rollover Distribution.
     (b) [Reserved]
     (c) Definitions
          (1) Eligible Rollover Distribution — See paragraph 1.34 for definition of Eligible Rollover Distribution.
          (2) Eligible Retirement Plan — See paragraph 1.33 for definition of Eligible Retirement Plan.
          (3) Distributee — A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.
          (4) Direct Rollover — A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
     (d) A Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan or individual retirement account specified by the Participant in a Direct Rollover, to the extent permitted by Treasury regulations or the Code. Any portion of a distribution that is not paid directly to an Eligible Retirement Plan or individual retirement account, pursuant to such Participant’s direction shall be distributed to the Participant. For purposes of this paragraph, a surviving Spouse or a Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order as defined in Code Section 414(p), will be permitted to elect to have any Eligible Rollover Distribution paid directly to an individual retirement account (IRA) or an individual retirement annuity (IRA) or to another Qualified Plan in which the alternate payee is a participant.
     (e) If the entire Vested Account Balance is not eligible for a Direct Rollover of benefits as described in (a) above, the Participant may either make an elective transfer of the entire Vested Account Balance pursuant to the procedure described at paragraph 4.5 or a Direct Rollover of the portion which can be rolled over as described in (a) above and an elective transfer of the rest as described in paragraph 4.5 herein.

     (f) After December 31, 2001, the elective transfer of distributable benefits will be available only if the Direct Rollover provisions of Code Section 401(a)(31) would not be available to transfer the Participant’s entire Vested Account Balance to the transferee plan. This elective transfer option will only be available in the following circumstances:
          (1) The Plan does not have a single sum distribution option available. The benefits are distributable only in a periodic payment method.
          (2) The distribution includes benefits that are not eligible for rollover treatment, including benefits attributable to after-tax contributions, required minimum distributions or other amounts that have previously been included in income.
For purposes of this paragraph 6.12, a portion of the distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Voluntary After-tax Contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified Defined Contribution Plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
     (g) When a portion of a distribution is from a Roth Elective Deferral Account, the rollover of any such distribution pursuant to Code Section 402A(c)(3) must be accomplished through a Direct Rollover and can only be made to a plan qualified under Code Section 401(a) which agrees to separately account for the amount not includible in income. The transferring Plan shall report the amount of the investment in the contract (contributions as well as associated earnings) and the first year of the five (5) year period to the recipient plan so that the recipient plan will not need to rely on the information from the Distributee.
For purposes of this paragraph, the five (5) taxable year period of Plan participation is the period of five (5) consecutive taxable years that begins with the first day of the first taxable year in which the Participant makes a designated Roth Elective Deferral to any designated Roth Elective Deferral Account established for the Participant under the same plan and ends when five (5) consecutive taxable years have been completed. For this purpose, the first taxable year in which a Participant makes a designated Roth Elective Deferral is the year in which the amount is first includible in the Participant’s gross income.
     (h) A Direct Rollover of a distribution from a Roth Elective Deferral Account under this Plan will be made to another Roth Elective Deferral Account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under Code Section 402(c). The Plan shall not provide for a Direct Rollover (including an automatic rollover) of distributions from a Participant’s Roth Elective Deferral Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Deferral Account are not taken into consideration in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year.
     (i) Effective for distributions made after December 31, 2006, in the case of an Eligible Rollover Distribution to a non-spouse Designated Beneficiary defined in paragraph 1.21, an Eligible Retirement Plan is an individual retirement or individual retirement annuity as defined in Code Sections 408(a) and 408(b) that is treated as an inherited IRA. If an amount is distributed from a Plan and is received by a non-spouse Beneficiary, the distribution is not eligible for rollover.
For Eligible Rollover Distributions by a non-spouse Designated Beneficiary which are not attributable to distributions from a Roth Elective Deferral Account, an Eligible Retirement Plan shall also include a Roth IRA as described in Code Section 408A, provided that for Eligible Rollover Distributions made in 2008 or in 2009, the same income and tax filing status restrictions that apply to a rollover from a traditional IRA into a Roth IRA, will also apply to rollovers to a Roth IRA from accounts other than a Roth Elective Deferral Account. A non-spouse Designated Beneficiary, other than a former Spouse who is an Alternate Payee under a qualified Domestic Relations Order, cannot elect to treat the Roth IRA as his or her own. In the case of a rollover where the non-spouse Designated Beneficiary cannot treat the Roth IRA as his or her own, required minimum distributions from the Roth IRA are determined in accordance with Notice 2007-7, Q&As 17, 18 and 19 and any subsequent IRS guidance. For taxable years beginning before January 1, 2010, a non- spouse Designated Beneficiary cannot make a qualified rollover contribution to a Roth IRA from an Eligible Retirement Plan other than a Roth IRA, if he or she has modified adjusted gross income exceeding $100,000 or is married and files a separate return.
For purposes of this paragraph, to the extent provided in rules prescribed by the Secretary, a trust maintained for the benefit of one or more designated beneficiaries shall be treated in the same manner as a Designated Beneficiary.

6.13 Participant’s Notice
In the event that a Participant’s benefit becomes payable under Plan terms or if a Participant requests distribution of his or her benefit, the Plan Administrator shall provide such Participant with a notice regarding distribution of such benefit. The notice shall describe any Plan related information regarding the distribution including the Joint and Survivor Annuity requirements provided at paragraph 6.6(d), if applicable, the normal and optional forms of payment provided at paragraph 6.7, and the information required in connection with an Eligible Rollover Distribution. Information in connection with an Eligible Rollover Distribution shall include the right to have the funds transferred directly to another Qualified Plan or individual retirement account, the income tax withholding requirements, the rollover rules with respect to amounts distributed to the Participant, the default Direct Rollover provisions of Vested Account Balances greater than $1,000 but less than or equal to $5,000 (including any other appropriate information such as the name and address, and telephone number of the IRA Trustee and information regarding IRA maintenance and withdrawal fees and how the IRA funds will be invested), and the general tax rules which apply to such distributions. Such notice shall be provided to the Participant within the time period prescribed at paragraph 6.6(d) hereof or, if the safe harbor provisions of paragraph 8.7 are applicable, not less than thirty (30) days prior to the Annuity Starting Date, subject to a waiver period of a lesser number of days if elected by the Participant and if applicable, their Spouse. A default Direct Rollover will occur not less than thirty (30) days and not more than ninety (90) days after such notice with the explanation of the default Direct Rollover is provided to the separating Participant.
6.14 Assets Transferred From Money Purchase Pension Plans
Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s retirement, death, Disability, or severance from employment, and prior to Plan termination, the optional form of benefit shall not be available with respect to benefits attributable to assets (including the associated post-transfer earnings) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to Voluntary After-tax Contributions).
6.15 Assets Transferred From A Code Section 401(k) Plan
If the Plan receives a direct transfer (by merger or otherwise) of Elective Deferrals or Roth Elective Deferrals (or amounts treated as Elective Deferrals) under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10) continue to apply to those transferred Elective Deferrals.
6.16 Death Benefits Under USERRA-Qualified Active Military Service
Effective for deaths occurring on or after January 1, 2007, in the case of a Participant who dies while performing qualified military service [as defined in Code Section 414(u)], the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan (e.g., accelerated vesting, any ancillary life insurance benefits, and any other survivor’s benefits provided under the Plan that are contingent on a Participant’s termination of employment on account of death) had the Participant resumed and then terminated employment on account of death, in accordance with Code Section 401(a)(37), Notice 2010-15, and any other IRS guidance.
If elected in the Adoption Agreement, then effective as of the date indicated as part of such Adoption Agreement election, the following will apply:
An individual who dies or incurs a Disability while performing qualified military service with respect to the Employer maintaining the Plan, will be treated as if the individual had resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding death or Disability (as the case may be) and terminated employment on the actual date of death or Disability. In the case of any such treatment, and subject to the following paragraphs, any full or partial compliance by such Plan with respect to the benefit accrual requirements of Code Section 414(u)(8) with respect to such individual shall be treated as if such compliance were required under USERRA.
     (a) With respect to the Employer maintaining the retirement plan, all individuals performing qualified military service who die or become disabled as a result of performing qualified military service, prior to reemployment by the Employer, are to be credited with Service and benefits on reasonably equivalent terms.
     (b) The amount of Employee contributions and the amount of Elective Deferrals of an individual treated as reemployed on the day before death or Disability shall be determined on the basis of the individual’s average actual Employee contributions or Elective Deferrals for the lesser of:
          (1) the twelve (12) month period of Service with the Employer immediately prior to qualified military service, or
          (2) if Service with the Employer is less than such twelve (12) month period, the actual length of continuous Service with the Employer.

6.17 Special Code Section 414(u)(12)(B) Rule For Distributions — Deemed Severance From Employment
Effective January 1, 2010, during the period (after more than 30 days) that an individual is on active duty in the uniformed services (as defined in Chapter 43 of Title 38, United States Code), he or she shall be treated as having been severed from employment with the Employer for purposes of receiving a distribution from the Plan under Code Section 401(k)(2)(B)(i)(I). If such individual elects to receive a distribution from the Plan under Code Section 401(k) pursuant to this rule, he or she may not make an Elective Deferral (or Employee contribution, if applicable) to the Plan during the six (6) month period beginning on the date of the distribution.

ARTICLE VII
DISTRIBUTION REQUIREMENTS
7.1 Joint And Survivor Annuity Requirements
All distributions made under the terms of this Plan must comply with the provisions of Article VIII including, if applicable, the safe harbor provisions thereunder.
7.2 Designation Of Beneficiary
If a Participant completes or has completed a Beneficiary designation in which the Participant designates his or her Spouse as the Beneficiary, and the Participant and the Participant’s Spouse are legally divorced subsequent to the date of such designation, then the designation of such Spouse as a Beneficiary hereunder will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation by completing a new Beneficiary designation form.
     (a) For purposes of the Plan, a Beneficiary is the person or persons designated as such in accordance with Code Section 401(a)(9) and the Regulations thereunder by the Participant or by the Participant’s surviving Spouse if the Participant’s surviving Spouse is entitled to receive distributions under the Plan. Such a designation by the Participant’s surviving Spouse, however, shall relate solely to the distributions to be made under the Plan after the death of both the Participant and the surviving Spouse. A Beneficiary designation shall be communicated to the Plan Administrator on a form or other type of communication acceptable to the Plan Administrator for use in connection with the Plan, signed by the designating person, and filed with the Plan Administrator during the designating person’s lifetime. The form may name individuals, trusts or estates to take upon the contingency of survival and may specify or limit the manner of distribution thereto. In the event a Participant or the Participant’s surviving Spouse, as the case may be, fails to properly designate a Beneficiary (including, as improper, a designation to which the Participant’s surviving Spouse did not properly consent) or in the event that no properly designated Beneficiary survives the Participant or the Participant’s surviving Spouse, as applicable, then the Beneficiary of such person shall be his surviving Spouse or, if none, his issue per stirpes or, if no issue, the Participant’s surviving parents in equal shares, or if no surviving parents, then to the Participant’s estate.
          The Beneficiary designation last accepted by the Plan Administrator during the designating person’s lifetime before such distribution is to commence shall be controlling and, whether or not fully dispositive of the vested portion of the account of the Participant involved, thereupon shall revoke all such forms previously filed by that person.
     (b) Notwithstanding subparagraph (a), the designation by a married Participant of any Beneficiary other than the Participant’s Spouse, or the change of any such Beneficiary to a new Beneficiary other than the Participant’s Spouse, shall not be valid unless made in writing and consented to by the Participant’s Spouse. The Spouse’s consent to such designation must be made in the manner described in this paragraph.
     (c) Any Beneficiary designation made and in effect under a Qualified Plan immediately prior to that Plan’s amendment and continuation in the form of this Plan shall be deemed to be a valid Beneficiary designation filed under this Plan to the extent consistent with this Plan. If such Beneficiary designation was made with respect to a Qualified Plan that permitted the Participant to designate without spousal consent a Beneficiary to receive 50% of the Participant’s account balance in the event of the Participant’s death, with respect to such Beneficiary designation under this Plan, this paragraph shall be applied by application of 50% of the vested portion of the Participant’s account toward the purchase of a Qualified Pre-Retirement Survivor Annuity and the balance of the Participant’s account shall be paid to the Designated Beneficiary pursuant to the provisions of Article VIII. In such event, the amount of Voluntary After-tax Contributions applied to the purchase of the annuity shall be in the same proportion as the Voluntary After-tax Contributions bear to the entire Participant’s account.
     (d) In the absence of a Beneficiary designation or other directive from the deceased Participant to the contrary, any Beneficiary may name his or her own Beneficiary to receive any benefits which may be payable in the event of the Beneficiary’s death prior to the receipt of all the Participant’s death benefits to which the Beneficiary was entitled.
     (e) Notwithstanding any provision in this section, any Beneficiary named hereunder will be considered a contingent Beneficiary until the death of the Participant (or Beneficiary, as the case may be), and until such time will have no rights granted to Beneficiaries under the Plan.
7.3 Minimum Distribution Requirements
Subject to the Joint and Survivor Annuity requirements of the Plan, if applicable, the requirements of this Article VII concerning the minimum distribution requirements of Code Section 401(a)(9) shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. All distributions required under this Article shall be determined and made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and the Regulations issued thereunder, including the minimum distribution incidental benefit rules found at Code Section 401(a)(9)(G). The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date. Life Expectancy and joint and last survivor life expectancies are computed by using the applicable tables found in Regulations Section 1.401(a)(9)-9. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
Notwithstanding the foregoing, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence. In addition, notwithstanding Section 6.12 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, certain additional distributions in 2009, as chosen by the Employer in the Adoption Agreement, will be treated as Eligible Rollover Distributions.
If no election is made by the Employer in the Adoption Agreement, a direct rollover will be offered only for distributions that would be Eligible Rollover Distributions without regard to Code Section 401(a)(9)(H).
7.4 Limits On Distribution Periods
As of the First Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):
     (a) the life of the Participant,
     (b) the life of the Participant and a Designated Beneficiary,
     (c) a period certain not extending beyond the life expectancy of the Participant, or
     (d) a period certain not extending beyond the joint and last survivor life expectancy of the Participant and a Designated Beneficiary.
7.5 Required Beginning Date
The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date as defined at paragraph 1.85.
7.6 Death Of Participant Before Distributions Begin
If the Participant dies before required distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
     (a) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided in the Adoption Agreement, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
     (b) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in the Adoption Agreement, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
     (c) If there is no Designated Beneficiary as of the date of the Participant’s death who remains a Beneficiary as of September 30 of the year immediately following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (d) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this paragraph 7.6, with the exception of paragraph 7.6(a), will apply as if the surviving Spouse were the Participant.
For purposes of this paragraph and paragraphs 7.10 and 7.11, unless subparagraph 7.6(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph 7.6(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under paragraph 7.6(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date [or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under paragraph 7.6(a)], the date distributions are considered to begin is the date distributions actually commence.
7.7 Forms Of Distributions
Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the First Distribution Calendar Year distributions will be made in accordance with paragraph 7.8 through paragraph 7.11. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the corresponding Treasury Regulations.
7.8 Amount Of Required Minimum Distribution For Each Distribution Calendar Year
During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
     (a) the quotient obtained by dividing the Participant’s account balance including Roth Elective Deferrals by the distribution period set forth in the Uniform Lifetime Table found in Regulations Section 1.401(a)(9)-9, Q&A-2, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
     (b) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Regulations Section 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.
7.9 Lifetime Required Minimum Distributions Continue Through Year Of Participant’s Death
Required minimum distributions will be determined under this paragraph and paragraph 7.8 beginning with the first Distribution Calendar Year and continuing up to and including the Distribution Calendar Year that includes the Participant’s date of death.
7.10 Death On Or After Required Distributions Begin
     (a) Participant Survived By Designated Beneficiary — If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:
          (1) The Participant’s remaining life expectancy is calculated in accordance with the Single Life Table found in Regulations Section 1.401(a)(9)-9, Q&A-1, using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.
          (2) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated in accordance with the Single Life Table found in Regulations Section 1.401(a)(9)-9, Q&A-1, for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one (1) for each subsequent calendar year.
          (3) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated under the Single Life Table using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one (1) for each subsequent year.
     (b) No Designated Beneficiary — If the Participant dies on or after the date required distributions begin and there is no Designated Beneficiary as of the Participant’s death who remains a Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated under the Single Life Table, using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.
7.11 Death Before Date Required Distributions Begin
     (a) Participant Survived By Designated Beneficiary — If the Participant dies before the date required distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in paragraph 7.10.

     (b) No Designated Beneficiary — If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of the date of death of the Participant who remains a Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (c) Death Of Surviving Spouse Before Distributions To Surviving Spouse Are Required To Begin — If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under paragraph 7.6(a), this paragraph shall apply as if the surviving Spouse were the Participant.
7.12 Prior Pre-Retirement Distribution Options
     (a) Elimination Of Pre-Retirement Age 70 1/2 Distribution Option — The pre-retirement age 70 1/2 distribution option will only be eliminated for Employees who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the date of adoption of this amended Plan. The pre-retirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) begin at a time during the period that begins on or after January 1 of the calendar year in which an Employee reaches age 70 1/2 and ends April 1 of the immediately following calendar year.
     (b) Election To Defer — If the Plan Administrator offered an election to defer distributions, a Participant who is not a 5% owner who reaches age 70 1/2 in years after 1995 and who made the election by April 1 of the calendar year following the year in which he or she reached age 70 1/2 (or by December 31, 1997, in the case of a Participant who reached age 70 1/2 in 1996) may defer distribution until the calendar year following the calendar year in which his or her retirement occurs. If the Plan Administrator does not offer such an election, or if the election is offered but not made, the Participant will begin receiving distributions by April 1st of the calendar year following the year in which he or she reaches age 70 1/2 (or by December 31, 1997 in the case of a Participant who reached age 70 1/2 in 1996).
     (c) Election To Suspend — If the Plan Administrator offered an election to suspend distributions, a Participant who is not a 5% owner who reached age 70 1/2 prior to 1997 and who made the election may stop distributions and recommence by April 1 of the calendar year following the year in which the Participant actually retires. In such an event, the Plan Administrator may elect that a new Annuity Starting Date will begin upon the distribution recommencement date.
7.13 Transitional Rules
     (a) Notwithstanding the other requirements of this Article and subject to the requirements of Article VIII, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5% owner may be made in accordance with all of the following requirements, regardless of when such distribution commences:
          (1) the distribution by the Plan is one which would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984,
          (2) the distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant,
          (3) such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984,
          (4) the Participant had accrued a benefit under the Plan as of December 31, 1983, and
          (5) the method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.
     (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.
     (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made, if the method of distribution was specified in writing and the distribution satisfies the requirements in subparagraphs (a)(1) through (5) above.

     (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Regulations thereunder, but for the Code Section 242(b)(2) election of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after 1988, such distributions must meet the minimum distribution incidental benefit requirements in Regulations Section 1.401(a)(9)-2. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Regulations Section 1.401(a)(9)-8, Q&A-14 and Q&A-15 shall apply.
7.14 Distributions To Minors And Individuals Who Are Legally Incompetent
Benefits payable to either a minor or an individual who has been declared legally incompetent shall be paid at the direction of the conservator appointed either under a court order or applicable state law that permits such an individual to be a court appointed guardian for the benefit of said minor or incompetent.
7.15 Unclaimed Benefits
     (a) The Plan Administrator shall notify Participants or Beneficiaries by certified or registered mail sent to his or her last known address of record with the Employer when their benefits become distributable as provided at paragraph 6.10 hereof. If a Participant or Beneficiary does not respond to the notice within ninety (90) days of the date of the notice, the Plan Administrator may take reasonable steps to locate the Participant or Beneficiary including, but not limited to, requesting assistance from the Employer, Employees, Social Security Administration and/or the Internal Revenue Service.
     (b) If the Participant cannot be located after a period of twelve (12) months, or such other period determined by the Plan Administrator, the Plan Administrator shall treat the benefit as a forfeiture pursuant to paragraph 9.7. The forfeiture provisions of this subparagraph 7.15(b) apply only to the Participant’s or Beneficiary’s account balance which is less than $1,000. If the Employer does not make a contribution for the Plan Year during which the forfeiture takes place, such amount shall first be applied to pay Plan expenses and, if there are no such expenses, it shall then be allocated to eligible Participant accounts as if the amount were the Employer’s contribution for such Plan Year.
     (c) If a Participant or Beneficiary later makes a claim for such benefit, the Plan Administrator shall validate such claim and provide the Participant or Beneficiary with all notices and other information necessary for the Participant or Beneficiary to perfect the claim. If the Plan Administrator validates the claim for benefits, the Participant’s account balance shall be restored to the benefit amount treated as a forfeiture. Such benefit shall not be adjusted for investment earnings or losses during the period beginning on the date of forfeiture and ending on the date of restoration. The funds necessary to restore the Participant’s account will first be taken from amounts eligible for reallocation or other disposition as forfeitures with respect to the Plan Year. If such funds do not exist or if such funds are insufficient, the Employer will make a contribution prior to the date on which the benefit is payable to restore such Participant’s account. Such benefit shall be paid or commence to be paid in the same manner as if the benefit was eligible for distribution on the date the claim for benefit is validated.
     (d) The Plan Administrator shall follow the same procedure in locating and subsequently treating as a forfeiture the benefit of a Participant or Beneficiary whose benefit has been properly paid under Plan terms but where the Participant or Beneficiary has not negotiated the benefit check(s).
     (e) Notwithstanding the foregoing, the Plan Administrator may establish alternative procedures for locating and administering the benefits of missing Plan Participants, including but not limited to reestablishing the Participant’s account.
     (f) In the event of a Plan termination, the Plan Administrator shall apply such search methods for locating missing Participants as described in the Department of Labor Field Assistance Bulletin 2004-02 as it considers in its sole discretion appropriate under the circumstances.
     (g) In making distributions from a terminating Plan on behalf of Participants who are either determined to be missing or who otherwise fail to elect a method of distribution in connection with the termination of the Plan, the Plan Administrator shall comply with the relevant requirements of proposed Treasury Regulation §2550.404a-2, without regard to the amount involved in the rollover distribution.

     (h) Unless elected otherwise in the Adoption Agreement, if a terminated Participant cannot be located, the Participant’s Vested Account Balance is in excess of $1,000 but not greater than $5,000, and no Participant election has been made regarding the disposition of his or her Vested Account Balance, the automatic rollover provisions of Code Section 401(a)(31)(B) as contained in paragraph 6.5 shall be applied to said account.

ARTICLE VIII
JOINT AND SURVIVOR ANNUITY REQUIREMENTS
8.1 Applicability Of Provisions
The provisions of this Article shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer and such other Participants as provided in paragraph 8.8.
8.2 Payment Of Qualified Joint And Survivor Annuity
Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Annuity Starting Date, a Participant’s Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity. For this purpose, a Qualified Joint and Survivor Annuity with respect to an unmarried Participant’s Vested Account Balance will be paid in the form of a straight life annuity. A straight life annuity means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death. The Participant may elect to have such annuity distributed upon attainment of the Early Retirement Age under the Plan, if any.
Effective for Plan Years beginning after December 31, 2006, the ninety (90) day period described above shall be extended to a one-hundred-eighty (180) day period.
8.3 Payment Of Qualified Pre-Retirement Survivor Annuity
Unless an optional form of benefit has been elected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced then the Participant’s Vested Account Balance shall be paid in the form of a life annuity for the life of the surviving Spouse. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death. If no election has been made within the Election Period prior to the Participant’s death, the surviving Spouse shall have the right to select an optional form of benefit after the Participant’s death. Such election will only be permitted if the surviving Spouse is provided with a notice similar to that required under paragraph 8.5 except that the notice will be modified to explain a life annuity rather than a Qualified Joint and Survivor Annuity.
A Participant who does not meet the age thirty-five (35) requirement set forth in the Election Period as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required under paragraph 8.5. Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Article.
8.4 Qualified Election
A Qualified Election is an election to either waive a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity. Any such election shall not be effective unless:
     (a) the Participant’s Spouse consents in writing to the election,
     (b) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent unless the Spouse expressly permits designations by the Participant without any further spousal consent,
     (c) the Spouse’s consent acknowledges the effect of the election, and
     (d) the Spouse’s consent is witnessed by a Plan representative or notary public.
A Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment that may not be changed without spousal consent unless the Spouse expressly permits designations by the Participant without any further spousal consent. If it is established to the satisfaction of the Plan Administrator that the Participant is unmarried or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse cannot be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A Participant may revoke a prior waiver without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraphs 8.5 and 8.6 below.

8.5 Notice Requirements For Qualified Joint And Survivor Annuity
In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Participant a written explanation of:
     (a) the terms and conditions of a Qualified Joint and Survivor Annuity,
     (b) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit,
     (c) the rights of a Participant’s Spouse, and
     (d) the right to make and the effect of a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.
The Annuity Starting Date may be less than thirty (30) days after and may be before receipt of the written explanation described in the preceding paragraph provided that:
     (e) the Plan Administrator clearly informs the Participant and the Participant’s Spouse that they have a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity;
     (f) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration to the seven (7) day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant;
     (g) the Annuity Starting Date is after the date that the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and
     (h) distribution in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant.
The immediately preceding two subparagraphs (g) and (h) are effective for Plan Years beginning on or after January 1, 2004.
     (i) Effective for Plan Years beginning after December 31, 2006, the ninety (90) day period described above shall be extended to a one-hundred-eighty (180) day period.
8.6 Notice Requirements For Qualified Pre-Retirement Survivor Annuity
In the case of a Qualified Pre-Retirement Survivor Annuity as described in paragraph 8.3, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph 8.5 applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends at the latest date:
     (a) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35),
     (b) a reasonable period ending after the individual becomes a Participant, or
     (c) a reasonable period ending after this Article first applies to the Participant.
Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age thirty-five (35). If such a Participant subsequently returns to employment with the Employer, the applicable period for such Participant shall be redetermined.
For purposes of applying the preceding paragraph, a reasonable period ending after the events described in (b) and (c) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from Service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation.

8.7 Special Safe Harbor Exception For Certain Profit-Sharing Or 401(k) Plans
This paragraph shall apply to a Participant in a profit-sharing or 401(k) plan, and to any distribution, made on or after the first day of the first Plan Year beginning after 1988, from or under a separate account attributable solely to Qualified Voluntary Contributions, as maintained on behalf of a Participant in a money purchase pension plan or target benefit plan, if the following conditions are satisfied:
     (a) the Participant does not elect payments in the form of a life annuity, and
     (b) on the death of a Participant, the Participant’s Vested Account Balance will be paid to the Participant’s Surviving Spouse, but if there is no surviving Spouse, or if the Surviving Spouse has consented to, in a manner conforming to a Qualified Election, then to the Participant’s Beneficiary.
     (c) The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the ninety (90) day period following the date of the Participant’s death. The account balance shall be adjusted for gains or losses occurring after the Participant’s death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions.
     (d) If a Plan is otherwise exempt from the Qualified Joint and Survivor Annuity requirements, the Qualified Joint and Survivor Annuity requirements are not triggered unless the Participant in the Plan actually elects a life annuity as a distribution option.
     (e) These safe harbor rules shall not be applicable to a Participant in a profit-sharing or 401(k) plan if the Plan is the recipient of assets as the result of a merger with a plan which was subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417, and would therefore have a Qualified Joint and Survivor Annuity as its normal form of benefit, unless separate accounts or separate accounting was monitored for the assets of the merged plan.
     (f) Money purchase plans are required to include the Qualified Joint and Survivor Annuity option. These Plans may eliminate any periodic payment options that are not required by the Qualified Joint and Survivor Annuity rules such as installment payments.
     (g) The Participant may waive the spousal death benefit described in this paragraph at any time provided that no such waiver shall be effective unless it satisfies the conditions (described in paragraph 8.4) that would apply to the Participant’s waiver of the Qualified Pre-Retirement Survivor Annuity.
     (h) Profit-sharing plans that satisfy all of the requirements of this paragraph so that the Plan is not required to provide a Qualified Joint and Survivor Annuity for the Participant, but do provide such annuity (even if the annuity is the normal form), may replace the Qualified Joint and Survivor Annuity with payment in a single-sum distribution form that is otherwise identical to such annuity in accordance with the requirements under the Regulations Section 1.411(d)-4.
     (i) For purposes of this paragraph, Vested Account Balance shall mean, in the case of a money purchase pension plan, the Participant’s separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(b); in the case of a profit-sharing plan, Vested Account Balance shall have the same meaning as provided in paragraph 1.108.
     (j) If this paragraph 8.7 is operative, then all other provisions of this Article VIII other than paragraph 8.8 are inoperative.
     (k) Effective for Plan Years beginning after December 31, 2006, the ninety (90) day period described in (c) above shall be extended to a one-hundred-eighty (180) day period.
8.8 Transitional Rule
Special transitional rules apply to Participants who were not receiving benefits on August 23, 1984.
     (a) Notwithstanding the other requirements of this Article and subject to the requirements of Article VII, Distribution Requirements, distribution on behalf of any Employee, including a more than 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):
          (1) The distribution by the Plan is one which would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.
          (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

          (3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.
          (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.
          (5) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee’s death, the Beneficiaries of the Employee listed in order of priority.
     (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.
     (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subparagraphs 8.8(a) and (a)(5).
     (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).
     (e) In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Regulations Section 1.401(a)(9)-8, Q&A-14 and Q&A-15 shall apply.
8.9 Automatic Joint And Survivor Annuity And Early Survivor Annuity
Any Participant who has elected pursuant to paragraph 8.8(b) and any Participant who does not elect under paragraph 8.8(a) or who meets the requirements of paragraph 8.8(a), except that such Participant does not have at least ten (10) years of vesting Service when he or she separates from Service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity in accordance with all of the following requirements:
     (a) If benefits in the form of a life annuity become payable to a married Participant who:
          (1) begins to receive payments under the Plan on or after Normal Retirement Age, or
          (2) dies on or after Normal Retirement Age while still working for the Employer, or
          (3) begins to receive payments on or after the Qualified Early Retirement Age, or
          (4) separates from Service on or after attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits, such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least six (6) months before the Participant attains Qualified Early Retirement Age and end not more than ninety (90) days before the commencement of benefits. Any election will be in writing and may be changed by the Participant at any time.
     (b) A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of:

          (1) the ninetieth day before the Participant attains the Qualified Early Retirement Age, or
          (2) the date on which participation begins, and ends on the date the Participant terminates employment.
For purposes of this paragraph, Qualified Early Retirement Age is defined at paragraph 1.76 herein.
     (c) Qualified Optional Survivor Annuity — means, with respect to a married Participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of his or her Spouse which is 75% of the amount paid for the joint lives of his or her Spouse if the Qualified Joint and Survivor Annuity percentage is less than 75% or 50% if the Qualified Joint and Survivor Annuity percent is greater than or equal to 75%. A Qualified Joint and Survivor Annuity shall be the actuarial equivalent of a single life annuity for the life of the Participant.
If the Participant elects to waive the Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity form of benefit, he or she may elect a Qualified Optional Survivor Annuity during the applicable Election Period, and revoke such election at any time during the applicable Election Period. Any waiver of the Qualified Optional Survivor Annuity must satisfy the waiver and notice requirements of paragraph 8.5.
     (d) Effective for Plan Years beginning after December 31, 2006, the ninety (90) day period described in (a)(4) above shall be extended to a one-hundred-eighty (180) day period and the ninetieth (90th) day described in (b)(1) above shall be extended to the one-hundred-eightieth (180th) day.
8.10 Annuity Contracts
Any annuity contract distributed under this Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.
8.11 Required Content Of Qualified Joint And Survivor Annuity Explanation Under Code Section 417(a)(3)
The Qualified Joint and Survivor Annuity Explanation shall contain a description of:
     (a) the optional forms of benefit, if any;
     (b) the eligibility conditions for the optional form of benefit;
     (c) any other material features of the optional form of benefit; and
     (d) the financial effect of electing the optional form of benefit using a method permitted by Regulations Section 1.417(a)(3) — 1.

ARTICLE IX
VESTING
9.1 Employee Contributions
A Participant shall always have a 100% vested and nonforfeitable interest in his or her Elective Deferrals, Roth Elective Deferrals, Catch-Up Contributions, Voluntary After-tax Contributions, Required After-tax Contributions, Qualified Voluntary Contributions, Required After-tax Contributions, Rollover and Transfer Contributions, plus the earnings thereon. No forfeiture of Employer contributions (including any minimum contributions made under paragraph 14.3) will occur solely as a result of a Participant’s withdrawal of any Employee contributions. Separate accounts for each contribution source will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.
9.2 Employer Contributions
A Participant shall always have a 100% vested and nonforfeitable interest in any Qualified Matching Contributions, Qualified Non-Elective Contributions, Safe Harbor Matching Contributions, and Safe Harbor Non-Elective Contributions made by the Employer, plus the earnings thereon. Separate accounts for each contribution source will be maintained. A Participant shall acquire a vested and nonforfeitable interest in his or her account attributable to other Employer contributions in accordance with the schedule selected in the Adoption Agreement, provided that if a Participant is not already fully vested, he or she shall become so upon attaining Normal Retirement Age, Early Retirement Age, on death prior to normal retirement (provided the Participant has not terminated employment prior to death), on retirement due to Disability, or on termination of the Plan. Any contributions made on behalf of a Participant with a Disability within the meaning of Code Section 22(e)(3) at the election of the Employer must be fully vested when made. Effective for Plan Years beginning in 2002, Employer Matching Contributions are subject to the minimum vesting requirements of Code Section 411 and must satisfy either a three (3) year cliff vesting schedule or a two (2) to six (6) year graded vesting schedule as elected by the Employer.
Vested Matching Contributions (including Qualified Matching Contributions) will be subject to forfeiture if the contributions to which they relate are determined to be Excess Deferrals (unless the Excess Deferrals are for Non-Highly Compensated Employees), Excess Contributions, or Excess Aggregate Contributions.
9.3 Computation Period
The vesting computation period used for determining Years of Service and Breaks in Service when calculating the vesting of a Participant means any twelve (12) consecutive month period as elected in the Adoption Agreement during which an Employee completes the number of Hours of Service (not to exceed 1,000) as specified in the Adoption Agreement. Alternatively, if the Plan elects the Elapsed Time method of crediting Service, the vesting computation period for which the Employee receives credit for a Year of Service will be determined under the Service crediting rules of paragraph 1.90.
9.4 Requalification Prior To Five Consecutive One-Year Breaks In Service
Subject to Article VI, the account balance of a Participant who is re-employed prior to incurring five (5) consecutive one (1) year Breaks in Service or Periods of Severance shall consist of any undistributed amount in his or her account as of the date of re-employment plus any future contributions added to such account plus the investment earnings on the account. The Vested Account Balance of such Participant shall be determined by multiplying the Participant’s account balance (adjusted to include any distribution or redeposit made under paragraph 6.5) by such Participant’s vested percentage. All Service of the Participant, both prior to and following the break, shall be counted when computing the Participant’s vested percentage.
9.5 Requalification After Five Consecutive One-Year Breaks In Service
Subject to Article VI, if a Participant was not fully vested prior to termination of employment and is re-employed after incurring five (5) consecutive one (1) year Breaks in Service or Periods of Severance, a new account shall be established for such Participant to separate his or her deferred vested and nonforfeitable account, if any, from the account to which new allocations will be made. The Participant’s deferred account to the extent remaining shall be fully vested and shall continue to share in earnings and losses of the Trust. When computing the Participant’s vested portion of the new account, all pre-break and post-break Service shall be counted. However, notwithstanding this provision, no such former Participant who has had five (5) consecutive one (1) year Breaks in Service or Periods of Severance shall acquire a larger vested and nonforfeitable interest in his or her prior account balance as a result of requalification hereunder.
9.6 Calculating Vested Interest
A Participant’s vested and nonforfeitable interest, as determined by the Plan Administrator shall be calculated by multiplying the fair market value of his or her account attributable to Employer contributions on the Valuation Date concurrent with or preceding distribution by the decimal equivalent of the vested percentage as of his or her termination date. The amount attributable to Employer contributions for purposes of the calculation includes amounts previously paid out pursuant to paragraph 6.5 and not repaid. The Participant’s vested and nonforfeitable interest, once calculated above, shall be reduced to reflect those amounts previously paid out to the Participant and not repaid by the Participant. The Participant’s vested and nonforfeitable interest so determined shall continue to share in the investment earnings and any increase or decrease in the fair market value of the Trust up to the Valuation Date preceding or coinciding with payment.
9.7 Forfeitures
Any balance in the account of a Participant who has separated from Service to which he or she is not entitled under the foregoing provisions, shall be forfeited and applied as provided in the Adoption Agreement or as set forth in an amendment in the form of an addendum to the Adoption Agreement. The reallocation or other disposition of a non-vested benefit may only occur if the Participant has received payment of his or her entire vested benefit from the Plan, if the Participant has incurred five (5) consecutive one (1) year Breaks in Service, or a deemed cash-out has occurred. A Participant who is zero percent (0%) vested shall have a deemed cash-out distribution on the date of the Participant’s separation from Service and shall not be entitled to an allocation of any forfeitures (if reallocated) of any portion of his account balance or of any other Participant who has terminated Service in the same or prior Plan Year. A Participant who is less than 100% vested who receives a distribution will in the year of his or her termination of Employment receive an allocation of forfeitures unless the Participant fails to satisfy the Allocation Requirements elected in the Adoption Agreement. If the vested portion of a Participant’s account balance is not distributed by the end of the second Plan Year after such Participant’s termination of employment, forfeiture of the non-vested portion of the Participant’s account balance may not take place until such Participant has incurred five (5) consecutive one (1) year Breaks in Service. While awaiting reallocation or other disposition, the Plan Administrator or his designate, if applicable, shall have the right to leave the non-vested benefit in the Participant’s account or may transfer the non-vested benefit to a forfeiture suspense account. Amounts held in a forfeiture suspense account may share in any increase or decrease in fair market value of the assets of the Trust in accordance with Article V of the Plan. The Plan Administrator or his designate shall make such determination, if applicable.
If a Participant’s account balance is forfeited prior to five (5) consecutive one (1) year Breaks in Service, the amount necessary to restore the account balance to a Participant will be obtained from one of the following sources: current Plan Year’s forfeitures; an additional Employer contribution; or earnings on investments for the applicable Plan Year, as determined by the Plan Administrator. For purposes of this paragraph, if the value of a Participant’s Vested Account Balance is zero (0), the Participant shall be deemed to have received a distribution of his or her Vested Account Balance.
A Highly Compensated Employee’s Matching Contributions may be forfeited, even if vested, if the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.
Benefits with respect to Participants who cannot be located as provided at paragraph 7.15 hereof will be treated in the same manner as a forfeiture. If any Participant’s vested account balance is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.
9.8 Amendment Of Vesting Schedule
No amendment to the Plan shall have the effect of decreasing a Participant’s Vested Account Balance determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Employee’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Employee with at least three (3) Years of Service with the Employer may elect, during the election period defined herein, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after 1988, the preceding sentence shall be applied by substituting “five (5) Years of Service” for “three (3) Years of Service” where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:
     (a) sixty (60) days after the amendment is adopted,
     (b) sixty (60) days after the amendment becomes effective, or
     (c) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or the Trustee.
Should the Trustee notify the Participants involved, the Plan may be charged for the costs incurred.
Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.
No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s account balance may be reduced to the extent permitted under Code Section 412(c)(8), if applicable, relating to substantial business hardship. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant’s account balance with respect to benefits attributable to Service before the amendment, shall be treated as reducing an accrued benefit.
No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her account balance under a particular form of benefit if the amendment satisfies the condition in (d) below:
     (d) The amendment provides a single sum distribution form that is otherwise identical to the optional form of benefit restricted. For purposes of this condition, a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.
9.9 Service With Controlled Groups
All Years of Service with all members of a controlled group of corporations [as defined in Code Section 414(b) as modified by Code Section 415(h)], all commonly controlled trades or businesses [as defined in Code Section 414(c) as modified by Code Section 415(h)], or members of an affiliated service group [as defined in Code Section 414(m)] of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o), shall be considered for purposes of determining a Participant’s nonforfeitable percentage.
9.10 Compliance With Uniformed Services Employment And Reemployment Rights Act Of 1994
Notwithstanding any provision of this Plan to the contrary, Years of Service for vesting will be credited to Participants with respect to periods of qualified military service as provided in Code Section 414(u).

ARTICLE X
LIMITATIONS ON ALLOCATIONS
10.1 Maximum Annual Additions
The Plan will comply with the final 415 Regulations, which are incorporated herein by reference. In general, for purposes of applying the limitations in this Article, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year.
For Limitation Years beginning on or after January 1, 2007, except to the extent permitted under paragraph 4.7 and under Code Section 414(v), the Annual Addition that may be contributed or allocated to a Participant’s account under the Plan for any Limitation Year shall not exceed the lesser of:
     (a) $45,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or
     (b) 100% of the Participant’s Compensation (as elected in the Adoption Agreement), within the meaning of Code Section 415(c)(3), for the Limitation Year.
The Compensation limit referred to in (b) above shall not apply to any contribution for medical benefits after separation from Service [within the meaning of Code Section 401(h) or Code Section 419A(f)(2)] that is otherwise treated as an Annual Addition.
If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is twelve (12).
10.2 Participation In This Plan Only
If the Participant does not participate in and has never participated in another Qualified Plan, a Welfare Benefit Fund, individual medical account as defined in Code Section 415(l)(2), or a Simplified Employee Pension Plan as defined in Code Section 408(k) maintained by the adopting Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant’s account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant’s account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.
10.3 Disposition Of Excess Annual Additions
Any Excess Annual Addition as determined under Paragraph 10.1 above shall be corrected by the use of the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 (or any successor guidance), or by any other correction method permitted by law.
10.4 Participation In Multiple Defined Contribution Plans
The Annual Additions that may be credited to a Participant’s account under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under other qualified Defined Contribution Plans, Welfare Benefit funds, individual medical accounts and Simplified Employee Pension Plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated under this Plan will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s account under this Plan for the Limitation Year. Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in paragraph 10.1. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year. If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, Annual Additions which may be credited to the Participant’s account under this Plan for any Limitation Year will be limited in accordance with this paragraph unless the Employer specifies other limitations in the Adoption Agreement.

10.5 Disposition Of Excess Annual Additions Under Two Plans
If a Participant’s Annual Additions under this Plan and such other plans as described in the preceding paragraph would result in an Excess Annual Additions for a Limitation Year due to an error in estimating a Participant’s Compensation for a Limitation Year under paragraph 10.4 or as a result of forfeitures, the Excess Annual Additions will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a Simplified Employee Pension Plan will be deemed to have been allocated first and then Annual Additions to a Welfare Benefit Fund or individual medical account as defined in Code Section 415(l)(2) will be deemed to have been allocated next regardless of the actual Allocation Date. If an Excess Annual Addition was allocated to a Participant on a Valuation or Allocation Date of this Plan that coincides with a valuation or allocation date of another plan, the Excess Annual Additions attributed to this Plan will be the product of:
(a) the total Excess Annual Additions allocated as of such date, times
(b) the ratio of:
          (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan, to
          (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Defined Contribution Plans.
Any Excess Annual Additions attributed to this Plan will be disposed of in the manner described in paragraph 10.3.

ARTICLE XI
NONDISCRIMINATION TESTING
11.1 General Testing Requirements
With respect to each Plan Year, an Employer’s Plan which offers a Code Section 401(k) cash or deferred arrangement and any contributions made thereunder must satisfy the Average Deferral Percentage Test (“ADP Test”) and, if applicable, the Average Contribution Percentage Test (“ACP Test”). Under each of these tests, the Average Deferral Percentage (ADP) and the Average Contribution Percentage (ACP) for Highly Compensated Employees may not exceed the ADP and ACP for Non-Highly Compensated Employees by more than the amount permitted by application of the basic limit or the alternative limit. These limits are described at paragraphs 11.2 and 11.4 herein. If the ADP or ACP for Highly Compensated Employees exceeds the basic limit or the alternative limit, the applicable average for Highly Compensated Employees either must be reduced to the maximum permitted under the most liberal limit or the average of the Non-Highly Compensated Employees must be increased.
The reduction in the average is determined in accordance with paragraph 11.7 herein. In lieu of reducing the applicable average for the Highly Compensated Employees, the Employer may elect to make an additional Qualified Non-Elective Contribution (“QNEC”) and/or a Qualified Matching Contribution (“QMAC”) for Non-Highly Compensated Employees to increase their ADP and/or ACP to the point where the Plan satisfies the ADP and/or the ACP Test. These qualified contributions are described at paragraph 11.11 herein. Any Plan established under this Basic Plan Document and associated Adoption Agreement may use different testing methods for the ADP and the ACP Tests provided the Plan established hereunder does not permit the recharacterization of Excess Contributions or Excess Elective Deferrals to be used in the ACP Test or permit the use of Qualified Matching Contributions in the ADP Test.
11.2 ADP Testing Limitations
        (a) Prior Year Testing — If elected by the Employer in the Adoption Agreement, the ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the Prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the Prior Plan Year must satisfy the basic limit set forth in (1) or the alternative limit set forth at (2):
          (1) The ADP for the Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the Prior Plan Year multiplied by 1.25; or
          (2) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the Prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were Non-Highly Compensated Employees in the Prior Plan Year by more than two (2) percentage points.
          For the first Plan Year of a Plan where the Plan permits a Participant to make Elective Deferrals or Roth Elective Deferrals and the Plan is not a successor Plan, for purposes of the foregoing limits, the Prior Plan Year’s Non-Highly Compensated Employees’ ADP shall be 3%, unless the Employer has elected in the Adoption Agreement to use the current Plan Year’s ADP for these Participants.
        (b) Current Year Testing — If no election is made by the Employer in the Adoption Agreement, or if so elected by the Employer in the Adoption Agreement, the ADP limits in (1) and (2), above, will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are Non-Highly Compensated Employees. Once made, the Employer can switch to Prior Year Testing for a Plan Year only if the Plan has used Current Year Testing for each of the preceding five (5) Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).
Contributions taken into account for a Plan Year must be allocated to the Participant’s account on a day within the Plan Year.
11.3 Special Rules Relating To Application Of The ADP Test
     (a) A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

     (b) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Roth Elective Deferrals (and QNECs or QMACs, or both, if treated as Elective Deferrals for purposes of the ADP Test) allocated to his or her accounts under two (2) or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such QNECs or QMACs, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different Plan Years, all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. For Plan Years beginning before 2006, all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if the Regulations issued under Code Section 401(k) require mandatory disaggregation.
     (c) In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Participants as if all such plans were a single plan. If more than 10% of the Employer’s Non-Highly Compensated Employees are involved in a Plan coverage change as defined in Regulations Section 1.401(k)-2(c)(4), then any adjustments to the Non-Highly Compensated Employee ADP for the Prior Plan Year will be made in accordance with such Regulations, unless the Employer has elected in the Adoption Agreement to use the Current Year Testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP testing method.
     (d) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of QNECs or QMACs, or both, used in such test.
     (e) For purposes of the ADP Test, Elective Deferrals, Roth Elective Deferrals, QNECs and QMACs must be made before the end of the twelve (12) month period immediately following the Plan Year to which the contributions relate.
     (f) A Plan may adopt a uniform written administrative policy that permits a Highly Compensated Employee who has made Elective Deferrals for a year where such Elective Deferrals includes both pre-tax Elective Deferrals and Roth Elective Deferrals to elect whether the Excess Contributions are to be attributed to pre-tax Elective Deferrals or Roth Elective Deferrals or a combination of the two. In the event that no such administrative policy is adopted, Excess Contributions will be first attributed to pre-tax Elective Deferrals, and, if such pre-tax contributions are not in an amount sufficient to make full correction, will then be attributed to Roth Elective Deferrals.
11.4 ACP Testing Limitations
Employee contributions and Matching Contributions must meet the nondiscrimination requirements of Code Section 401(a)(4) and the ACP Test of Code Section 401(m). Safe Harbor Contributions are taken into account for a Plan Year under the ACP Test in accordance with Treasury Regulations Section 1.401(m)-1(b)(4)(ii)(A). If Employee contributions (including any Elective Deferrals recharacterized as Voluntary After-tax Contributions) or Matching Contributions are made in connection with a cash or deferred arrangement, the ACP Test is in addition to the ADP Test under Code Section 401(k). QMACs and QNECs used to satisfy the ADP Test may not be used to satisfy the ACP Test.
     (a) Prior Year Testing — If elected by the Employer in the Adoption Agreement, the ACP for a Plan Year for eligible Participants who are Highly Compensated Employees for each Plan Year and the Prior Plan Year’s ACP for eligible Participants who were Non-Highly Compensated Employees for the Prior Plan Year must satisfy one of the following tests:
          (1) The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year’s ACP for eligible Participants who were Non-Highly Compensated Employees for the Prior Plan Year multiplied by 1.25; or
          (2) The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year’s ACP for eligible Participants who were Non-Highly Compensated Employees for the Prior Plan Year multiplied by 2.0, provided that the ACP for eligible Participants who are Highly Compensated Employees does not exceed the ACP for eligible Participants who were Non-Highly Compensated Employees in the Prior Plan Year by more than two (2) percentage points.
          For the first Plan Year of a Plan where this Plan permits any eligible Participant to make Employee contributions, provides for Matching Contributions, or both, and the Plan is not a successor Plan, for purposes of the foregoing limits, the Prior Plan Year’s Non-Highly Compensated Employees’ ACP shall be 3% unless the Employer has elected in the Adoption Agreement to use the current Plan Year’s ACP for these Participants.
     (b) Current Year Testing — If no election is made by the Employer in the Adoption Agreement, or if so elected by the Employer in the Adoption Agreement, the ACP limits in (1) and (2), above, will be applied by comparing the current Plan Year’s ACP for eligible Participants who are Highly Compensated Employees for the Plan Year with the current Plan Year’s ACP for eligible Participants who are Non-Highly Compensated Employees. Once made, the Employer can elect Prior Year Testing for a Plan Year only if the Plan has used Current Year Testing for each of the preceding five (5) Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transaction period described in Code Section 410(b)(6)(C)(ii).
11.5 Special Rules Relating To The Application Of The ACP Test
     (a) A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.
     (b) [Reserved]
     (c) For purposes of this paragraph, the ACP for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two (2) or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts were made under a single plan or arrangement. If a Highly Compensated Employee participates in two (2) or more such plans or arrangements that have different Plan Years, all Contribution Percentage Amounts made during the Plan Year under all such plans or arrangements shall be aggregated. For Plan Years beginning before 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if their disaggregation is mandatory under the Regulations issued under Code Section 401(m).
     (d) Notwithstanding paragraphs (b)(2)(vi)(A) and (B) of Regulations Section 1.401(m)-2, a distribution of Excess Aggregate Contributions is not includible in gross income to the extent it represents a distribution of Roth Elective Deferrals. However, the income allocable to a corrective distribution of Excess Aggregate Contributions that are Roth Elective Deferrals is taxed in the same manner as income allocable to a corrective distribution of Excess Aggregate Contributions that are not Roth Elective Deferrals.
     (e) In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining the ACP of eligible Participants as if all such plans were a single plan. If more than 10% of the Employer’s Non-Highly Compensated Employees are involved in a Plan coverage change as defined in Regulations Section 1.401(m)-2(c)(4), then any adjustments to the Non-Highly Compensated Employees ACP for the Prior Plan Year will be made in accordance with such Regulations, unless the Employer has elected in the Adoption Agreement to use the Current Year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if the aggregated plans have the same Plan Year and use the same ACP testing method.
     (f) For purposes of the ACP Test, Employee contributions are considered to have been made for the Plan Year in which contributed to the Plan. Matching Contributions and QMACs and QNECs, if applicable, will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.
     (g) The determination and treatment of the ACP of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
     (h) Contribution Percentage Amounts shall mean the sum of the Employee contributions, Matching Contributions and QMACs (to the extent not taken into account for the purposes of the ADP Test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. If elected, the Employer may include QNECs in the contribution percentage amounts. The Employer may also elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP Test is met before the Elective Deferrals are used in the ACP Test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP Test.
     (i) Employee contributions shall mean any contribution (other than Roth Elective Deferrals) made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

     (j) Forfeitures Arising From Failure Of The ADP Test - In the event the Plan fails the ADP Test and Excess Contributions are returned to Highly Compensated Employees, any corresponding Matching Contributions that are not returned because of a simultaneous failure of the ACP Test (Excess Aggregate Contributions) shall be forfeited, even if vested, from the Matching Contribution Account of the affected Highly Compensated Employees. Unless otherwise elected in the Adoption Agreement, such forfeited amounts shall be first used to reduce Employer Contributions that otherwise would be made for the Plan Year. If such forfeited amounts exceed the amount of the Employer’s intended contribution, any such excess shall be allocated to the Matching Contribution Account of each Non-Highly Compensated Employee who made an Elective Deferral (including Roth Elective Deferrals, if applicable) or a Voluntary After-tax Contribution, in the ratio that each such Employee’s Compensation bears to the total Compensation of all such Non-Highly Compensated Employees for that Plan Year. Forfeitures of Excess Aggregate Contributions will be applied at the end of the Plan Year in which they occurred and shall not be allocated to the account of any Highly Compensated Employee.
11.6 Recharacterization
If elected by the Employer in the Adoption Agreement Elective Deferrals allocated to a Highly Compensated Employee as excess Contributions will be recharacterized. Recharacterization is permitted only when Voluntary After-tax Contributions are permitted. A Participant may treat his or her Excess Contributions allocated to him or her as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. A Highly Compensated Employee may not recharacterize an Excess Contribution to the extent that such amount in combination with other Employee contributions made by that Employee would exceed any stated limit under the Plan on Employee contributions. Roth Elective Deferrals may not be recharacterized as Voluntary After-Tax Contributions.
The amount of recharacterization is determined using the ratio leveling method and the Excess Contribution uses the dollars leveling method. Excess Contributions to be recharacterized are reduced by Excess Deferrals previously distributed. Recharacterization must occur no later than two and one-half (2 1/2) months after the last day of the Plan Year for which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received them in cash.
11.7 Calculation And Distribution Of Excess Contributions And Excess Aggregate Contributions
     (a) Reducing The Average For Highly Compensated Employees — If necessary, the ADP and/or ACP for Highly Compensated Employees must be reduced to the maximum allowed by the applicable limit at paragraphs 11.2 and 11.4. Excess ACP amounts are determined after determining the amount of Excess Contributions treated as Employee Contributions due to recharacterization. The average is reduced on a step-by-step leveling basis beginning by reducing the ADP or the ACP for the Highly Compensated Employee with the highest percentage until the average is reduced to the maximum allowed or until the ADP or ACP for such Highly Compensated Employee is lowered to that of the Highly Compensated Employee with the next highest percentage. This process continues until the ADP and/or the ACP is lowered to the maximum allowed for the Plan Year. The excess dollar amount attributable to each affected Highly Compensated Employee is then totaled for purposes of corrective distributions determined at paragraph (b) below.
     (b) Corrective Distributions To Highly Compensated Employees — The total amount to be distributed as determined under paragraph (a) is allocated to Highly Compensated Employees on the basis of the dollar amount included for such Employee in the numerator of the ADP or ACP, as applicable. The distribution for each affected Highly Compensated Employee is determined on a leveling basis similar to that described at paragraph (a) except that the process is based on dollars rather than percentages. Excess Contributions and Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest amount of Employer contributions taken into account in calculating the ADP or ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions and Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contribution and Excess Aggregate Contributions. After correcting distributions are allocated, it is not necessary to recompute the Highly Compensated Employee averages to determine if they satisfy the ADP Test and/or the ACP Test. Distributions of Excess Contributions and Excess Aggregate Contributions are to be made in accordance with paragraphs 11.9 and 11.10.
     (c) Corrective Distributions Attributable To Roth Elective Deferrals — Notwithstanding paragraphs (b)(2)(vi)(A) and (B) of Regulations Section 1.401(k)-2, a distribution of Excess Contributions is not includible in gross income to the extent it represents a distribution of Roth Elective Deferrals. However, the income allocable to a corrective distribution of Excess Contributions that are Roth Elective Deferrals is included in gross income in the same manner as income allocable to a corrective distribution of Excess Contributions that are pre-tax Elective Deferrals.

11.8 Distribution Of Excess Elective Deferrals
     (a) No Participant shall be permitted to defer under this Plan with respect to a calendar year more than the maximum dollar amount permitted under Code Section 402(g), as indexed, for such calendar year. If a Participant defers more than the maximum allowed due to mistake of fact, such Excess Elective Deferrals or Roth Elective Deferrals shall be distributed to the Participant no later than April 15 following the calendar year to which the excess is attributable. If a Participant who participates in this Plan and in another plan which permits Elective Deferrals or Roth Elective Deferrals defers more than the Code Section 402(g) maximum, such Participant shall have the right to notify one or both plans by March 1 of the calendar year following the year to which the excess is attributable requesting a distribution of the Excess Elective Deferrals or Roth Elective Deferrals. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to the Plan, contract, or arrangement of the Employer. If distribution is requested, the applicable plan(s) shall make distribution of the Excess Elective Deferrals or Roth Elective Deferrals, plus any income and minus any loss allocable thereto, no later than April 15 following the calendar year to which the excess is attributable. Excess Elective Deferrals or Roth Elective Deferrals that are distributed on a timely basis shall not be considered Annual Additions for the Limitation Year during which such amounts are deferred.
     (b) Excess Elective Deferrals or Roth Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals or Roth Elective Deferrals is the sum of (1) income or loss allocable to the Participant’s Elective Deferral account or Roth Elective Deferral (and if applicable, the QNEC or QMAC account, or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals or Roth Elective Deferrals for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals or Roth Elective Deferrals (and QNECs or QMACs, or both, if any of such contributions are included in the ADP Test) without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of the distribution if the distribution occurs after the fifteenth (15th) of such month. For Plan Years beginning after December 31, 2007, the requirement that gap period income be allocated pursuant to Code Section 402(g)(2)(A)(ii) shall no longer apply to such Excess Elective Deferrals.
     (c) The amount a Participant receives as a distribution of his or her Excess Elective Deferrals or Roth Elective Deferrals is includible in income with respect to the taxable year to which the excess is attributable.
     (d) Any income attributable to the Excess Elective Deferrals or Roth Elective Deferrals determined in (b) above shall be includible in income with respect to the taxable year in which the excess is distributed.
     (e) Additionally, if so elected by the Employer in the Adoption Agreement, effective with the Plan Year beginning with or after January 1, 2006, Excess Elective Deferrals may be recharacterized as Catch-Up Contributions.
     (f) A distribution of Excess Elective Deferrals is not includible in gross income to the extent it represents a distribution of designated Roth Elective Deferrals. However, the income allocable to a corrective distribution of Excess Elective Deferrals that are designated Roth Elective Deferrals is included in gross income in the same manner as income allocable to a corrective distribution of Excess Elective Deferrals that are not designated as Roth Elective Deferrals.
     (g) The Plan Administrator may adopt a uniform written administrative policy that permits a Participant (including a Highly Compensated Employee) who has made Elective Deferrals for a year where such Elective Deferrals includes both pre-tax Elective Deferrals and Roth Elective Deferrals to elect whether the Excess Elective Deferrals, are to be attributed to pre-tax Elective Deferrals or Roth Elective Deferrals or a combination of the two. In the event that no such administrative policy is adopted, Excess Elective Deferrals will be first attributed to pre-tax Elective Deferrals, and if such pre-tax contributions are not in an amount sufficient to make full correction, will then be attributed to Roth Elective Deferrals.

11.9 Distribution Of Excess Contributions
     (a) Notwithstanding any other provision of the Plan, Excess Contributions plus any income and minus any loss allocable thereto through the end of the Plan Year for which such contributions were made, shall be distributed to affected Participants no later than the last day of the Plan Year following the Plan Year to which the Excess Contributions are attributable except to the extent such Excess Contributions are classified as Catch-Up Contributions. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. To the extent a Highly Compensated Employee has not reached his or her Catch-Up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-Up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-Up Contributions) are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year to which the excess amounts are attributable, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts.
     (b) Excess Contributions, including any amount recharacterized as a Voluntary After-tax Contribution, shall be treated as Annual Additions with respect to the Plan Year to which the excess is attributable, even if distributed.
     (c) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions allocated to each Participant is the sum of (1) income or loss allocable to the Participant’s Elective Deferral or Roth Elective Deferral Account (and, if applicable, the QNEC Account or the QMAC Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals or Roth Elective Deferrals (and QNECs or QMACs, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if the distribution occurs after the fifteenth (15th) of such month. A Plan may use any reasonable method for computing the income or loss allocable to Excess Contributions, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participant’s accounts. For Plan Years beginning before 2006, income or loss allocable to the period between the end of the Plan Year and the date of distribution could be disregarded in determining income or loss. For Plan Years beginning after December 31, 2007, the requirement that gap period income be allocated pursuant to Section 1.401(k)-2(b)(2) of the Final Treasury Regulations shall no longer apply to Excess Contributions.
     (d) Excess Contributions shall be distributed from the Participant’s Elective Deferral or Roth Elective Deferral Account and QMAC Account (if applicable) in proportion to the Participant’s Elective Deferrals or Roth Elective Deferral and QMACs (to the extent used in the ADP Test) for the test year. Excess Contributions shall be distributed from the Participant’s QNEC Account only to the extent that such Excess Contributions exceed the Participant’s Elective Deferrals or Roth Elective Deferrals and QMACs Account for the applicable test year.
     (e) A distribution of Excess Contributions is not includible in gross income to the extent it represents a distribution of designated Roth Elective Deferrals. However, the income allocable to a corrective distribution of Excess Contributions that are designated Roth Elective Deferrals is included in gross income in the same manner as income allocable to a corrective distribution of Excess Contributions that are not designated as Roth Elective Deferrals.
     (f) A Participant (including a Highly Compensated Employee) who has made Elective Deferrals for a year where such Elective Deferrals includes both pre-tax Elective Deferrals and Roth Elective Deferrals may elect whether the Excess Contributions are to be attributed to pre-tax Elective Deferrals or Roth Elective Deferrals or a combination of the two. In the event that no election is made by the Participant, Excess Contributions will be first attributed to pre-tax Elective Deferrals, and if such pre-tax contributions are not in an amount sufficient to make full correction, will then be attributed to Roth Elective Deferrals.

11.10 Distribution Of Excess Aggregate Contributions
     (a) Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto through the end of the Plan Year for which such contributions were made, shall be forfeited, if forfeitable or if not forfeitable, distributed no later than the close of the following Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions.
     (b) If such Excess Aggregate Contributions are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such excess amount arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions for purposes of Article X, Limitations On Allocations, even if distributed.
     (c) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of the distribution. The income or loss allocable to the Excess Aggregate Contributions allocated to each Participant is the sum of (1) income or loss allocable to each Participant’s Employee contribution account, Matching Contribution Account, QMAC Account (if any, and if all amounts therein are not used in the ADP Test) and, if applicable, QNEC Account and the Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator is the Participant’s account balance(s) attributable to contribution percentage amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month. For Plan Years beginning after December 31, 2007, the requirement that gap period income be allocated pursuant to Section 1.401(m)-2(b)(2) of the Final Treasury Regulations shall no longer apply to Excess Aggregate Contributions.
     (d) Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed first from the Participant’s Voluntary After-tax Contribution account, if any, then the Required After-tax Contribution Account, if any, then the vested Matching Contribution Account and QMAC Account (and if applicable the Participant’s QNEC Account, and/or Elective Deferral, Roth Elective Deferral Account, or both).
     (e) Forfeitures of Excess Aggregate Contributions may be reallocated to the accounts of other Participants or applied to reduce Employer contributions.
     (f) Notwithstanding paragraphs (b)(2)(vi)(A) and (B) of Regulations Section 1.401(m)-2, a distribution of Excess Aggregate Contributions is not includible in gross income to the extent it represents a distribution of Roth Elective Deferrals. However, the income allocable to a corrective distribution of Excess Aggregate Contributions that are Roth Elective Deferrals is taxed in the same manner as income allocable to a corrective distribution of Excess Aggregate Contributions that are not Roth Elective Deferrals.
     (g) Employee Contributions shall mean any contribution (other than Roth Elective Deferrals) made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.
     (h) A Participant (including a Highly Compensated Employee) who has made Elective Deferrals for a year where such Elective Deferrals includes both pre-tax Elective Deferrals and Roth Elective Deferrals may elect whether the Excess Aggregate Contributions and Excess Annual Additions are to be attributed to pre-tax Elective Deferrals or Roth Elective Deferrals or a combination of the two. In the event that no election is made by the Participant, Excess Aggregate Contributions will be first attributed to pre-tax Elective Deferrals, and if such pre-tax contributions are not in an amount sufficient to make full correction, will then be attributed to Roth Elective Deferrals.
11.11 Qualified Non-Elective And/Or Matching Contributions
The Employer may make a QNEC or QMAC for Non-Highly Compensated Employees to increase the ADP and/or ACP to the point where the Plan passes the ADP Test and/or the ACP Test. The following rules apply with respect to such contributions:
     (a) A QNEC or QMAC used in the ADP Test may not also be included in the ACP Test.
     (b) If testing is done on the basis of Current Plan Year data, QNECs and/or QMACs must be made and credited to Participant accounts not later than the last day of the twelve (12) consecutive month period following the end of the Plan Year being tested.

     (c) If testing is done on the basis of Prior Plan Year data for Non-Highly Compensated Employees, QNECs and/or QMACs for such Employees must be contributed not later than the last day of the Plan Year being tested.
     (d) If the Employer makes Non-Elective Contributions which are not designated as Qualified Non-Elective Contributions at the time of the contribution to the Plan, the Plan Administrator may re-designate such contributions as Qualified Non-Elective Contributions if the contributions otherwise satisfy the requirements of a Qualified Non-Elective Contribution.
     (e) The Employer’s QNEC or QMAC Contribution will be allocated to a group of Non-Highly Compensated Participants. These contributions shall only be taken into account for a Plan Year for such Non-Highly Compensated Participant only to the extent any such contribution does not exceed the greater of:
          (1) 5% of the Participant’s 414(s) Compensation;
          (2) the Participant’s Elective Deferrals or Roth Elective Deferrals for that year; and
          (3) the product of two (2) times the Plan’s representative Matching Contribution rate and the Participant’s Elective Deferrals or Roth Elective Deferrals for that Plan Year.
          For purposes of this paragraph, the Plan’s representative Matching Contribution rate is the lowest matching rate for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees in the Plan for the Plan Year who make Elective Deferrals or Roth Elective Deferrals for the Plan Year (or, if greater, the lowest matching rate for all eligible Non-Highly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferrals or Roth Elective Deferrals for the Plan Year).
          For purposes of this paragraph, the Matching Contribution rate for a Participant generally is the Matching Contributions made for such Participant divided by the Participant’s Elective Deferrals or Roth Elective Deferrals for the Plan Year. If the Matching Contribution rate is not the same for all levels of Elective Deferrals or Roth Elective Deferrals or a Participant, the Participant’s Matching Contribution rate is determined assuming that a Participant’s Elective Deferrals or Roth Elective Deferrals are equal to 6% of Compensation.
          If a Plan provides a Matching Contribution with respect to the sum of the Participant’s Employee contributions and Elective Deferrals or Roth Elective Deferrals, that sum is substituted for the amount of the Participants Elective Deferrals or Roth Elective Deferrals of this paragraph and Participants who make either Employee Contributions or Elective Deferrals or Roth Elective Deferrals are taken into account under this paragraph. Similarly, if a Plan provides a Matching Contribution with respect to the Participant’s Employee contributions, but not to the Participant’s Elective Deferrals or Roth Elective Deferrals, the Participant’s Employee contributions are substituted for the amount of the Participant’s Elective Deferrals or Roth Elective Deferrals and Participants who make Employee contributions are taken into account.
     (f) For purposes of this paragraph, the applicable contribution rate for an eligible Non-Highly Compensated Participant is the sum of the Qualified Matching Contributions taken into account under this paragraph for the eligible Non-Highly Compensated Participant for the Plan Year and the Qualified Non-Elective Contributions made for the eligible Non-Highly Compensated Participant for the Plan Year, divided by the eligible Non-Highly Compensated Participant’s Compensation for the same period.
     (g) Notwithstanding anything herein to the contrary, Qualified Non-Elective Contributions that are made in connection an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (45 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Participant to the extent such contributions do not exceed 10% of that Non-Highly Compensated Employee’s Compensation. This exception applies to both the ADP and ACP Test.
     (h) Qualified Matching Contributions satisfy this paragraph only to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account under the ACP Test for the Plan Year under the rules of Regulations Section 1.401(m)-2(a)(5)(ii).
     (i) Qualified Non-Elective Contributions and Qualified Matching Contributions cannot be taken into account under this paragraph where such contributions are taken into account for purposes of satisfying any other ADP Test, any ACP Test, or the requirements of Regulations Section 1.401(k)-4. Matching Contributions that are made pursuant to Regulations Section 1.401(k)-3(c) cannot be taken into account under the ADP Test. Similarly, if a plan switches from the Current Year testing method to the Prior Year testing method pursuant to Regulations Sections 1.401(k)-2(c), Qualified Non-Elective Contributions that are taken into account under the Current Year testing method for a Plan Year may not be taken into account under the Prior Year testing method for the next Plan Year.

     (j) If the Employer has elected in the Adoption Agreement to use the Current Year Testing method, in lieu of distributing Excess Contributions as provided in paragraph 11.6, or Excess Aggregate Contributions as provided in paragraph 11.7, and to the extent elected by the Employer in the Adoption Agreement, the Employer will make a QNEC on behalf of Participants that is sufficient to satisfy the ADP Test and the ACP Test. QNECs will be allocated either to all Participants or only to Participants who are Non-Highly Compensated Employees, as elected by the Employer in the Adoption Agreement, in the ratio in which each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.
11.12 Reserved
11.13 Safe Harbor 401(k) Plan Rules Of Application
        (a) The Employer may elect in a cash or deferred adoption agreement to apply the safe harbor 401(k) plan provisions found in paragraphs 11.13 through 11.19. Except as otherwise permitted, an Employer must elect the Safe Harbor Plan provisions and must satisfy the notice requirements of paragraph 11.19 prior to the beginning of the Plan Year to which the Safe Harbor provisions will be applied. The Employer must apply the Safe Harbor provisions for the entire Plan Year [which shall be at least twelve (12) months long], including any short Plan Year. An Employer who elects in the Adoption Agreement and operationally satisfies the Safe Harbor provisions of paragraphs 11.13 through 11.19 is not subject to the nondiscrimination requirements of paragraph 11.2. An Employer who elects to provide additional Matching Contributions as set forth in paragraph 11.17 will be subject to the nondiscrimination provisions of paragraph 11.4, unless the additional Matching Contributions satisfy the ACP Test safe harbor provisions in paragraph 11.17.
        (b) The Employer may elect in the Adoption Agreement either to make a Safe Harbor Non-Elective Contribution on behalf of each eligible Employee who is eligible to participate in the Plan, or to make a Safe Harbor Matching Contribution on behalf of each eligible Employee who is eligible to participate in the Plan and who is making Elective Deferrals or Roth Elective Deferrals. A Plan intending to satisfy the requirements of Code Sections 401(k)(12) and 401(m)(11) (a “Safe Harbor CODA”) generally must satisfy such requirements, including the notice requirement, for the entire Plan Year.
        (c) The Safe Harbor Non-Elective Contribution that will be made on behalf of each eligible Employee who is eligible to participate in the Plan will be equal to at least 3% of the Employee’s Compensation.
        (d) The Safe Harbor Matching Contribution shall be made under the Basic Matching Formula or an Enhanced Matching Formula as described below.
          (1) Basic Matching Contribution Formula — The Basic Matching Formula provides a Matching Contribution on behalf of each eligible Employee who is making Elective Deferrals or Roth Elective Deferrals to the Plan in an amount equal to 100% of the amount of the Employee’s Elective Deferrals or Roth Elective Deferrals that do not exceed 3% of the Employee’s Compensation and 50% of the amount of the Employee’s Elective Deferrals or Roth Elective Deferrals that exceed 3% of the Employee’s Compensation but do not exceed 5% of the Employee’s Compensation. A Plan satisfying the ADP Safe Harbor using the Basic Matching Formula automatically satisfies the ACP Test, if no Voluntary After-tax Contributions or other Matching Contribution is made under the Plan.
          (2) Enhanced Matching Formula — The Enhanced Matching Formula provides a Matching Contribution on behalf of each Eligible Employee who is making Elective Deferrals or Roth Elective Deferrals to the Plan under a formula that, at any rate of Elective Deferrals or Roth Elective Deferrals provides an aggregate amount of Matching Contributions at least equal to the aggregate amount of Matching Contributions that would have been provided under the Basic Matching Formula. In no event shall the aggregate amount of Matching Contributions under an Enhanced Matching Formula exceed 6% of an eligible Employee’s Compensation. Under the Enhanced Matching Formula, the rate of Matching Contributions may not increase as a Participant’s rate of Elective Deferrals or Roth Elective Deferrals increases. A Plan satisfying the ADP Safe Harbor using the Enhanced Matching Formula under which Matching Contributions made with respect to Elective Deferrals or Roth Elective Deferrals that are not made in excess of 6% of the eligible Employee’s Compensation, automatically satisfies the ACP Test if no Voluntary After-tax Contributions or other Matching Contribution is made under the Plan.
          (3) Additional Discretionary Matching Contribution — An Employer may elect in the Adoption Agreement to provide an additional discretionary Matching Contribution. Any such contribution cannot exceed 4% of a Participant’s Compensation. This is a limit on the total Matching Contribution formula, and is not a limit on the percentage of Compensation which is deferred and taken into account under the matching formula.
          (4) Limitation On Matching Contributions To Highly Compensated Employees — The Matching Contribution requirement will not be satisfied if, at any rate of Elective Deferrals or Roth Elective Deferrals, the rate of Matching Contributions that would apply with respect to any Highly Compensated Employee who is making Elective Deferrals or Roth Elective Deferrals under the Plan is greater than the rate of Matching Contributions that would apply with respect to any Non-Highly Compensated Employee who is making Elective Deferrals or Roth Elective Deferrals to the Plan and who has the same rate of Elective Deferrals or Roth Elective Deferrals.
11.14 Safe Harbor 401(k) Plan Definitions
     (a) “ACP Test Safe Harbor” is the method described in paragraph 11.17 for satisfying the ACP Test of Code Section 401(m)(2).
     (b) “ACP Test Safe Harbor Matching Contributions” are Matching Contributions described in paragraph 11.15.
     (c) “ADP Test Safe Harbor” is the method described in paragraph 11.16 for satisfying the ADP Test of Code Section 401(k)(3).
     (d) “ADP Test Safe Harbor Contributions” are Matching Contributions and Non-Elective Contributions described in paragraph 11.15.
     (e) “Compensation” is defined in paragraph 1.15 with no dollar limit other than the limit imposed by Code Section 401(a)(17) as it applies to the Compensation of a Non-Highly Compensated Employee. Solely for purposes of determining the Compensation subject to a Participant’s Salary Deferral Agreement, the Employer may use an alternative definition to the one described in the preceding sentence, provided such alternate definition is a reasonable definition with the meaning of Regulations Section 1.414(s)-1(d)(2), and permits each Participant to elect sufficient Elective Deferrals or Roth Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of Compensation described in the preceding sentence) available to the Participant under this Plan.
     (f) “Eligible Employee” means an Employee eligible to make Elective Deferrals or Roth Elective Deferrals under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferrals or Roth Elective Deferrals but for a suspension due to a Hardship distribution described in paragraph 6.11 or to statutory limitations, such as Code Sections 402(g) and 415.
     (g) “Matching Contributions” are contributions made by the Employer on account of an Eligible Employee’s Elective Deferrals or Roth Elective Deferrals.
11.15 Required Restrictions On Safe Harbor 401(k) Contributions
     (a) Safe Harbor Matching Contributions and Safe Harbor Non-Elective Contributions are Matching and Non-Elective Contributions respectively, that are:
          (1) nonforfeitable within the meaning of Treasury Regulations Section 1.401(k)-1(c),
          (2) subject to the distribution restrictions of Code Section 401(k)(2)(B) and Treasury Regulations Section 1.401(k)-1(d), and
          (3) used to satisfy the Safe Harbor 401(k) Contribution requirements.
     (b) Pursuant to Code Section 401(k)(2)(B) and Treasury Regulations Section 1.401(k)-1(d), such contributions (and earnings thereon) must not be distributable earlier than severance from employment (separation from Service for Plan Years beginning before 2002), death, Disability, an event described in Code Section 401(k)(10), or in the case of a profit-sharing or stock bonus plan, the attainment of age 59 1/2. Pursuant to Code Section 401(k)(2)(B) and Treasury Regulations Section 1.401(k)-1(d)(2)(ii), these contributions shall not be eligible for distribution for reasons of Hardship. A Plan electing to use either of the Safe Harbor Matching or the Safe Harbor Non-Elective Contribution provisions shall not require that an Employee be employed on the last day of the Plan Year or impose an hourly requirement in order for the Employee to be eligible to receive a Safe Harbor Matching Contribution or a Safe Harbor Non-Elective Contribution.
     (c) Such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under Code Section 401(l).
     (d) Safe Harbor Matching or Safe Harbor Non-Elective Contributions cannot be used to satisfy the Safe Harbor Contribution requirements with respect to more than one (1) Plan. Similarly, a cash or deferred arrangement will not fail to satisfy the requirement of this paragraph (d) if it is added to an existing profit-sharing, stock bonus, or pre-ERISA money purchase pension plan for the first time during that year provided that:
          (1) The plan is not a successor plan; and

          (2) The cash or deferred arrangement is made effective no later than three (3) months prior to the end of the Plan Year.
     (e) A Plan will fail to satisfy the ADP Test Safe Harbor or the ACP Test Safe Harbor for a Plan Year unless the Plan Year is twelve (12) months in duration or in the case of the first Plan Year of a newly established Plan (other than a successor Plan), the Plan Year is at least three (3) months in duration (or any shorter period in the case of a newly established Employer that establishes the Plan as soon as administratively feasible after the Employer came into existence). If the Employer amends an existing Defined Contribution Plan to offer the Safe Harbor provisions, the 401(k) arrangement of the Plan must be at least three (3) months in duration.
     (f) If the Safe Harbor provisions are an amendment and restatement of an existing Plan, any contributions made prior to the adoption of the Safe Harbor provisions which are subject to a vesting schedule will continue to vest according to the vesting schedule in effect prior to the amendment or restatement of the Plan.
     (g) A Plan that has a short Plan Year as a result of changing its Plan Year will not fail to satisfy the requirements of this paragraph section merely because the Plan Year has less than twelve (12) months, provided that:
          (1) The Plan would satisfy the requirements of this section for the immediately preceding Plan Year; and
          (2) The Plan satisfies the requirements of this section [determined without regard to the notice requirement for the immediately following Plan Year or for the immediately following twelve (12) months if the immediately following Plan Year is less then twelve (12) months].
     (h) A Plan that terminates during a Plan Year will not fail to satisfy the requirements of this paragraph merely because the final Plan Year is less than twelve (12) months, provided that the Plan satisfies the requirement of this section through the date of termination and either:
          (1) The Plan satisfied the notice requirements of this paragraph treating the termination of the Plan as a reduction or suspension of Safe Harbor Matching Contributions, other than the requirement that Employees have a reasonable opportunity to change their cash or deferred elections and, if applicable, Employee contribution elections; or
          (2) The Plan termination is in connection with a transaction described in Code Section 410(b)(6)(C) or the Employer incurs a substantial business hardship comparable to a substantial business hardship described in Code Section 412(d).
11.16 ADP Test Safe Harbor
     (a) The Employer may elect in the Adoption Agreement to make Basic Safe Harbor Matching Contributions, Enhanced Safe Harbor Matching Contributions or Safe Harbor Non-Elective Contributions to this Plan or to another Defined Contribution Plan as indicated in the Adoption Agreement.
     (b) Notwithstanding the requirement in subparagraph 11.16(a) above that the Employer make the ADP Test Safe Harbor Contributions to the Defined Contribution Plan indicated in the Adoption Agreement, such Safe Harbor Contributions will be made to this Plan unless each Employee eligible under this Plan is also eligible under the other Plan, the other plan has the same Plan Year as this Plan, and the plans comply with the requirements of paragraph 11.20.
     (c) The Participant’s accrued benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than severance from employment (separation from service, for Plan Years beginning before 2002), death, Disability, an event described in Code Section 401(k)(10), or, in the case of a profit-sharing plan, the attainment of age 59 1/2.
11.17 ACP Test Safe Harbor
The Employer maintaining a 401(k) Plan may elect in the Adoption Agreement to make additional Matching Contributions in addition to the Safe Harbor Matching Contributions made to the Plan. These additional Matching Contributions will be subject to the ACP Test Safe Harbor requirements instead of testing the contributions under paragraph 11.4. The ACP Test Safe Harbor will be satisfied if the following conditions are met:
     (a) no Matching Contribution may be made with respect to a Participant’s Elective Deferrals or Roth Elective Deferrals and/or Voluntary After-tax Contributions which exceed 6% of Compensation;
     (b) the amount of any discretionary Matching Contribution made after the 1999 Plan Year shall not exceed 4% of the Participant’s Compensation;

     (c) the rate of Matching Contributions made to the Plan may not increase as the rate of Elective Deferrals or Roth Elective Deferrals increase;
     (d) no Highly Compensated Employee may receive a greater rate of match than a Non-Highly Compensated Employee;
     (e) Matching Contributions used in the ACP Test Safe Harbor will be vested as indicated in the Adoption Agreement, but, in any event, such contributions shall be fully vested at death, attainment of Normal Retirement or Early Retirement, if applicable, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer contributions. Forfeitures of nonvested ACP Test Safe Harbor Matching Contributions will be used to reduce the Employer’s contribution of such ACP Test Safe Harbor Matching Contributions; and
     (f) Matching Contributions used in the ACP Test Safe Harbor will be vested accordance with a vesting schedule that complies with Code Section 411(a)(12) as elected in the Adoption Agreement. For Plan Years beginning before 2002, Matching Contributions could be vested according to any vesting schedule that satisfied Section 411(a)(2) [Code Section 416(b), if the Plan was top-heavy].
The Participant’s accrued benefit derived from ACP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than severance from employment (separation from Service for Plan Years beginning before 2002), death, Disability, an event described in Code Section 401(k)(10), or in the case of a profit-sharing plan, the attainment of age 59 1/2. In addition, such contributions must satisfy the ACP Test Safe Harbor without regard to permitted disparity under Code Section 401(l).
Effective as of the first day of the 2006 Plan Year, if the Employer has elected in the Adoption Agreement other eligibility requirements, any additional Matching Contributions may be subject to the testing requirements of paragraph 11.4 rather than the Safe Harbor rules of paragraph 11.13. The testing requirements of paragraph 11.4 will apply in any year that a Non-Highly Compensated Employee fails to receive the required Matching Contribution.
11.18 Safe Harbor 401(k) Status
The Employer may amend a profit-sharing or Code Section 401(k) plan during a Plan Year to comply with the Safe Harbor provisions of this Article for a Plan Year. In order to comply with these provisions, the Employer must:
     (a) use the Current Year testing method;
     (b) amend the Plan to add the Safe Harbor provisions no later than thirty (30) days prior to the end of the Plan Year and apply the Safe Harbor provisions for the entire Plan Year;
     (c) satisfy the Safe Harbor contribution requirements using the Safe Harbor Non-Elective Contribution;
     (d) provide the Safe Harbor notice to Participants prior to the beginning of the Plan Year for which the Plan amendment applies which indicates the Employer will provide Basic or Enhanced Matching Contributions or indicates that the Employer may later amend the Plan to comply with the Safe Harbor provisions by use of the Safe Harbor Non-Elective Contribution;
     (e) provide an additional notice to Participants at least thirty (30) days prior to the end of the Plan Year only in the case of Safe Harbor Non-Elective Contribution advising Participants of the amendment; and
     (f) actually provide the notice described in (e) above, should the Employer amend the Plan to comply with the Safe Harbor requirements.
A Safe Harbor 401(k) Plan may be amended during a Plan Year to reduce or entirely eliminate on a prospective basis any Safe Harbor Contribution which is either a Basic or Enhanced Matching Contribution conditioned on the Employer providing a notice to the Participants which explains the effect of the amendment and specifies the following:
     (a) informs the Participants they will have the opportunity to amend their Salary Deferral Agreements;
     (b) the Effective Date of the amendment is specified;
     (c) Participants are given the opportunity prior to the Effective Date of the amendment to amend their Salary Deferral Agreement; and
     (d) the amendment to the Plan does not take effect until the later of thirty (30) days after the notice of the amendment is provided to the Participant or the date the Employer adopts the amendment.

An Employer who amends a Safe Harbor Plan to either reduce or eliminate the Safe Harbor Matching Contribution under this paragraph or terminates the Plan during the Plan Year, must continue to comply with all of the Safe Harbor requirements of this paragraph until the amendment or Plan termination becomes effective. The Plan must continue to use the Current Year testing method for the entire Plan Year and satisfy the nondiscrimination test under paragraph 11.2, and if applicable the nondiscrimination tests under paragraph 11.4.
11.19 Safe Harbor 401(k) Notice Requirement
The notice requirement is satisfied if each Eligible Employee is given an annual written notice of the Employee’s rights and obligations under the Plan and the notice provided to the Employee satisfies the content requirement and the timing requirement as follows:
     (a) The notice shall be sufficiently accurate and comprehensive to inform the Employee of the Employee’s rights and obligations under the Plan and written in a manner calculated to be understood by the average Employee eligible to participate in the Plan. The notice shall accurately describe:
          (1) the Safe Harbor Matching or Non-Elective Contribution Formula (including a description of the levels of Matching Contributions, if any, available under the Plan);
          (2) any other contributions under the Plan (including the potential for discretionary Matching Contributions) and the conditions under which such contributions are made;
          (3) the Plan to which the Safe Harbor Contributions will be made (if different than the Plan containing the cash or deferred arrangement);
          (4) the type and amount of Compensation that may be deferred under the Plan;
          (5) how to make cash or deferred elections, including any administrative requirements that apply to such elections;
          (6) the periods available under the Plan for making cash or deferred elections; and
          (7) withdrawal and vesting provisions applicable to contributions under the Plan.
     (b) If the notice is provided to eligible Employees within a reasonable period before the beginning of each Plan Year (or in the Plan Year an Employee becomes eligible within a reasonable period before the Employee becomes eligible), the Plan shall satisfy the Safe Harbor notice requirements. Notwithstanding the foregoing general rule, a notice shall be deemed to have been provided in timely manner if the notice is provided to each Employee who is eligible to participate in the Plan for the Plan Year at least thirty (30) days [but no more than ninety (90) days] before the beginning of the Plan Year. If an Employee does not receive the notice because he or she only becomes eligible to participate in the Plan after the ninetieth day before the beginning of the Plan Year, the requirement to give the notice will be satisfied if the notice is provided not more than ninety (90) days before the Employee becomes eligible to participate, but in no event later than the date the Employee becomes eligible. The preceding sentence shall apply in the case of any Employee eligible for the first Plan Year in which an Employee becomes eligible under an existing Code Section 401(k) cash or deferred arrangement.
     (c) In addition to any other election periods provided under the Plan, each eligible Employee may make or modify a deferral election during the thirty (30) day period immediately following receipt of the notice described above.
     (d) The Plan may provide the Safe Harbor notice in writing or by electronic means. If provided electronically, the notice must be no less understandable than a written paper document and at the time of delivery of the electronic notice, the Employee is advised that he or she may request to receive the notice in writing at no additional charge. Supplemental notices may also be given electronically under the same conditions.
     (e) The Plan may also comply with certain content requirements of the notice under Regulations Section 1.401(k)-3(d)(2) by use of the Summary Plan Description. The Safe Harbor notice must cross-reference the applicable sections in the Summary Plan Description. The information which may be contained in the Summary Plan Description, as cross-referenced in the notice, relates to any other contributions under the Plan, the plan to which safe harbor contributions will be made, and/or the type and amount of compensation that may be deferred under the Plan.
11.20 Satisfying Safe Harbor 401(k) Contribution Requirements Under Another Defined Contribution Plan
     (a) General Requirements - A Safe Harbor Matching or Safe Harbor Non-Elective Contribution may be made to this Plan or to another Defined Contribution Plan maintained by the Employer that satisfies Code Sections 401(a) or 403(a). The Employer electing this option shall do so by identifying the plan that makes the Safe

Harbor Contribution in the Adoption Agreement. If the Safe Harbor Contributions are made to another Defined Contribution Plan, the Safe Harbor Contribution requirements must be satisfied in the same manner as if the contributions were being made to this Plan. A Safe Harbor Contribution made to another Defined Contribution Plan shall not satisfy this Safe Harbor requirement unless each Employee eligible to participate in this Plan is eligible to participate in the other Defined Contribution Plan under the same terms and conditions.
     (b) Same Plan Year Requirement — In order to satisfy the Safe Harbor Contribution requirements, this Plan and the other Defined Contribution Plan to which the Safe Harbor Contribution is to be made must have the same Plan Year.
     (c) Aggregation And Disaggregation Rules - The rules that apply for purposes of aggregating and disaggregating cash or deferred arrangement and Plans under Code Sections 401(k) and 401(m) also apply for purposes of Code Sections 401(k)(12) and 401(m)(11), respectively. All cash or deferred arrangements included in a Plan are treated as a single cash or deferred arrangement that must satisfy the Safe Harbor Contribution and notice requirements. Moreover, two (2) Plans within the meaning of Regulations Section 1.410(b)-7(b) that are treated as a single Plan pursuant to the permissive aggregation rules of Regulation Section 1.410(b)-7(d) are treated as a single Plan for purposes of the Safe Harbor requirements. Conversely, a Plan [within the meaning of Code Section 414(l)] that includes a cash or deferred arrangement covering both collectively bargained employees and non-collectively bargained employees is treated as two (2) separate plans for purposes of Code Section 401(k), and the ADP Safe Harbor need not be satisfied with respect to both plans in order for one (1) of the plans to take advantage of the ADP Test Safe Harbor. Similarly, if pursuant to Code Section 410(b)(4)(B), an Employer applies Code Section 410(b) separately to the portion of the plan [within the meaning of Code Section 414(l)] that benefits only Employees who satisfy age and Service conditions under the plan that are lower than the greatest minimum age and Service conditions permitted under Code Section 410(a), the Plan is treated as two (2) separate plans for purposes of Code Section 401(k), and the ADP Test Safe Harbor need not be satisfied with respect to both plans in order for one (1) of the plans to take advantage of the ADP Test Safe Harbor.
11.21 Nondiscrimination Tests In An Eligible Automatic Contribution Arrangement
In the case of an Eligible Automatic Contribution Arrangement (EACA) under the Plan that fails the ADP/ACP nondiscrimination test(s) because of Excess Contributions and/or Excess Aggregate Contributions to an EACA, in order to avoid the 10% penalty imposed on the Employer under Code Section 4979, the Plan Administrator must forfeit (if forfeitable) or issue corrective refunds of the Excess Contributions and/or Excess Aggregate Contributions (together with any income allocable thereto through the end of the Plan Year for which such contributions were made) within six (6) months after the end of the Plan Year to which such ADP test or ACP test relates. Any Excess Contributions or Excess Aggregate Contributions (including the allocable income, if any, described in the preceding sentence) that are distributed will be treated as earned and received by the Participant in the tax year in which the distribution is made. This special rule only applies if the EACA covers all eligible Employees under the Plan for the entire Plan Year (or the portion of the Plan Year that the Employee is an eligible Employee).

ARTICLE XII
ADMINISTRATION
12.1 Plan Administrator
The Plan shall be administered by the Plan Administrator who shall have the authority to enforce the Plan on behalf of any persons having or claiming any interest under the Plan and who shall be responsible for the operation of the Plan in accordance with its terms. The Plan Administrator shall be the “named fiduciary” for purposes of ERISA Section 402(a)(2) with the sole authority to control and manage the operation and administration of the Plan, and will be responsible for complying with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA and, unless the Employer has otherwise designated, shall act as agent for service of legal process with respect to the Plan. The Plan Administrator shall determine by rules of uniform application all questions arising out of the administration, interpretation and application of the Plan which determination(s) shall be conclusive and binding on all parties. The Employer will serve as Plan Administrator unless an individual or other entity (excluding the Trustee or Custodian, unless they are the Employer sponsoring the Plan) is named to serve in such capacity. The Plan Administrator may appoint or allocate the duties of the Plan Administrator among several individuals or entities. The Plan Administrator’s duties shall include:
     (a) appointing the Plan’s attorney, accountant, Service Provider, actuary, Trustee, Custodian, investment manager, or any other party needed to administer the Plan;
     (b) directing the appropriate party with respect to payments from the Trust;
     (c) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures;
     (d) maintaining all necessary records for the administration of the Plan, nondiscrimination testing, and filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency;
     (e) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer under paragraph (a);
     (f) establishing a funding policy and investment objectives consistent with the purposes of the Plan and ERISA;
     (g) construing and resolving any question of Plan interpretation and questions of fact. The Plan Administrator’s interpretation of Plan provisions and resolution of questions of facts including eligibility and amount of benefits under the Plan is final and unless it can be shown to be arbitrary and capricious, will not be subject to “de novo” review;
     (h) monitoring the activities of the Trustee and the performance of, and making changes when necessary to, the portfolio of the Plan;
     (i) obtaining a legal determination of the qualified status of all domestic relations orders and complying with the requirements of the law with regard thereto;
     (j) administering any loan program including ensuring that any and all loans made by the Plan are in compliance with the requirements of the Internal Revenue Code and the Regulations issued thereunder, and the Regulations issued by the Department of Labor;
     (k) determining from the records of the Employer, the Compensation, Service, records, status, and the other facts regarding Participants and Employees;
     (l) selecting the insurer to provide any life insurance policy to be purchased for any Participant hereunder; and
     (m) the right to employ others, including legal counsel who may, but need not, be counsel to the Employer, to render advice regarding any questions which may arise with respect to its rights, duties and responsibilities under the Plan, and may rely upon the opinions or certificates of any such person.
12.2 Persons Serving As Plan Administrator
If the Employer is no longer in existence, and the Plan or the Employer does not specify the person to take an action or otherwise serve in the place of the Employer in connection with the operation of the Plan, the Plan Administrator shall so act or serve, but if there is no person serving as Plan Administrator, then a successor shall be designated in writing by a majority of Participants whose accounts under the Plan have not yet been fully distributed at such time. A majority of the legally competent Beneficiaries of a deceased Participant then entitled to receive benefits may exercise a deceased Participant’s right to participate in that designation and shall be considered for that purpose to be one Participant, in the Participant’s place.

12.3 Action By Employer
Any action required of the Employer under the Plan shall be executed by the sole proprietor (if the Employer is a sole proprietorship), by a general partner or member of the Employer (if the Employer is a partnership or limited liability company), or by the board of directors or a duly authorized officer of the Employer (if the Employer is a corporation or other similarly organized business entity). If the Employer is no longer in existence, and the Plan does not specify the person to take an action, or otherwise serve in the place of the Employer in connection with the operation of the Plan, the Plan Administrator shall so act or serve, but if there is no person serving as Plan Administrator, such action shall be taken by a person selected following the approach referred to in paragraph 12.2. The Trustee and/or Custodian shall have no responsibility for inquiring into the authority of any person purporting to act on behalf of an Employer and shall not assume any such responsibility.
12.4 Responsibilities Of The Parties
     (a) The Employer and the Plan Administrator shall cooperate with each other in all respects, including the provision to each other of records and other information relating to the Plan, as may be necessary or appropriate for the proper operation of the Plan or as may be required under the Code or ERISA.
     (b) The Plan Administrator may delegate in writing all or any part of the Plan Administrator’s responsibilities under the Plan to agents or others by written agreement communicated to the delegate and to the Employer or, if the Employer is no longer in existence, to such person or persons selected following the approach in paragraph 12.2 and, in the same manner, may revoke any such delegation of responsibility. Any action of a delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes as if the Plan Administrator had taken such action. The delegate shall have the right, in such person’s sole discretion, by written instrument delivered to the Plan Administrator, to reject and refuse to exercise any such delegated authority. The Trustee and/or Custodian need not act on instructions of such a delegate despite any knowledge of such delegation, but may require the Plan Administrator to directly provide all instructions necessary under the Plan.
     (c) Unless otherwise provided in a separate agreement, responsibility with respect to the investment of the Trust shall be as elected in the Adoption Agreement. The Trustee and/or Custodian shall invest the amounts allocated to Participants’ accounts pursuant, as applicable, to the elections in the Adoption Agreement, Articles XII and XIII and/or in accordance with investment directions from authorized parties as provided hereunder.
     (d) The Trustee and/or Custodian (or other agent appointed for this purpose) may act upon receipt of directions (including without limitation, directions pursuant to a voice response system, facsimile or other electronic or mechanical means). The Trustee and/or Custodian shall be fully protected and will incur no liability for doing so.
12.5 Promulgating Notices And Procedures
The Employer and Plan Administrator are given the power and responsibility to promulgate certain written notices, policies and/or procedures under the terms of the Plan and disseminate same to the Participants, and the Plan Administrator may satisfy such responsibility by the preparation of any such notice, policy and/or procedure in a written form which can be published and communicated to a Participant in one or more of the following ways:
     (a) by distribution in hard copy;
     (b) through distribution of a summary plan description or summary of material modifications thereto which sets forth the policy or procedure with respect to a right, benefit or feature offered under the Plan;
     (c) by e-mail, either to a Participant’s personal e-mail address or his or her Employer-maintained e-mail address; and
     (d) by publication on a web-site accessible by the Participant, provided the Participant is notified of the web-site publication. Any notice, policy and/or procedure provided through an electronic medium will only be valid if the electronic medium which is used is reasonably designed to provide the notice, policy and/or procedure in a manner no less understandable to the Participant than a written document, and under such medium, at the time the notice, policy and/or procedure is provided, the Employee may request and receive the notice, policy and/or procedure in a written paper document at no charge.
Effective January 1, 2007, any “applicable notice” (as defined in Regulations Section 1.401(a) — 21(e)(1)) provided to Participants through an electronic medium must also meet the following requirements:
     (e) The electronic system must be designed to alert the Participant, at the time an applicable notice is provided, to the significance of the information in the notice (including identification of the subject matter of the notice) and provide any instructions needed to access the notice, in a manner that is readily understandable; and
     (f) the electronic record of any applicable notice must be maintained in a form that is capable of being retained and accurately reproduced for later reference.

The electronic medium used to provide an applicable notice must be a medium that the Participant has the effective ability to access. In addition, at the time the applicable notice is provided, the Participant must be advised that he or she may request or receive the applicable notice on a written paper document at no charge, and, upon request, the applicable notice must be provided to the recipient at no charge.
Use of Electronic Media for Participant Elections. A Participant Election (as defined in Regulations Section 1.401(a)-21(e)(6)) may be made using an electronic medium, and will be treated as being provided in writing or in written form, only if the following requirements are satisfied:
     (g) Effective ability to access. The electronic medium under an electronic system used to make a Participant Election must be a medium that the person who is eligible to make the election is effectively able to access.
     (h) Authentication. The electronic system used in making Participant Elections is reasonably designed to preclude any person other than the appropriate individual from making the election.
     (i) Opportunity to review. The electronic system used in making Participant Elections provides the person making the Participant Election with a reasonable opportunity to review, confirm, modify, or rescind the terms of the election before the election becomes effective.
     (j) Confirmation of action. The person making the Participant Election receives, within a reasonable time, a confirmation of the effect of the election under the terms of the Plan or arrangement through either a written paper document or an electronic medium under a system that satisfies the requirements of either paragraph (b) or (c) of Regulations Section 1.401(a)-21 (as if the confirmation were an applicable notice).
In the case of a Participant Election which is required to be witnessed by a Plan representative or a notary public (such as a spousal consent under Section 417 of the Code), the signature of the individual making the Participant Election must be witnessed in the physical presence of a Plan representative or a notary public.
An electronic notarization acknowledging a signature (in accordance with Section 101(g) of E-SIGN and State law applicable to notary publics) may be permitted by the Plan if the signature of the individual is witnessed in the physical presence of a notary public.
12.6 Appointment Of Investment Manager
Unless otherwise provided in a separate Trust or investment policy agreement, the Employer or its designate may make the appointment of an investment manager in accordance with this Article. If an investment manager is appointed, such entity or individual must be registered directly or indirectly as an investment manager under the Investment Advisors Act of 1940 or under applicable state law, meet the requirements of ERISA Section 3(38) or be a bank as defined in said Act or an insurance company qualified under the laws of more than one state to perform investment management services. An investment manager shall acknowledge in writing its appointment and fiduciary status hereunder and shall agree to comply with all applicable provisions of this document. The Employer, Plan Administrator, Trustee and any properly appointed investment manager may execute a written agreement which shall be incorporated by reference into the Plan which delineates the duties, responsibilities and any liabilities of the investment manager with respect to any part of the Trust Fund which the Employer manages. The investment manager shall have the investment powers granted the Trustee in paragraph 13.8 except to the extent the investment manager’s powers are limited by the investment management agreement. A copy of the investment management agreement (and any modifications or termination thereof) must be provided to the Trustee or Custodian (in the instance where there is no Trustee). Written notice of each appointment of an investment manager shall be given to the Trustee or Custodian (in the instance where there is no Trustee) in advance of the effective date of the appointment. Such notice or agreement shall specify what portion of the Trust Fund will be subject to the investment manager’s discretion.
12.7 Participant Investment Direction
The Employer may elect in the Adoption Agreement to provide Participants with the option to direct the investment of all or any part of their account balances as specified therein. The Employer or the Named Investment Fiduciary from time to time shall select the investments to be made available, including the appointment of any investment manager who meets the requirements of ERISA Section 3(38) to manage the assets of any Participant’s account. The Employer or the Named Investment Fiduciary, independent of the Trustee, shall be responsible for reviewing the performance of such investments. The following administrative procedures shall apply to the administration of investments selected by the Employer or the Employer’s designated Fiduciary:
     (a) The Plan Administrator shall administer the program.
     (b) At the time an Employee becomes eligible for the Plan, he or she shall provide the Plan Administrator an investment designation stating the percentage of his or her contributions to be invested in the available investments.

     (c) A Participant may change his or her election with respect to future contributions by notifying the Employer, or if agreed upon, Trustee and/or Custodian or other Service Provider, as they shall mutually agree, in accordance with the procedures established by the Plan Administrator.
     (d) A Participant may transfer or exchange his or her balance from one investment alternative to another by notifying the Employer, Trustee and/or Custodian or other Service Provider, as they shall mutually agree, in accordance with the procedures established by the Plan Administrator.
     (e) The investment alternatives offered under the Plan may be limited in a uniform and nondiscriminatory manner. Investments may be restricted to specific investment alternatives selected, including but not limited to, certain mutual funds, investment contracts, collective funds or deposit accounts. If investments outside the alternatives selected are permitted, Participants may not direct that investments be made in collectibles other than U.S. Government or state issued gold and silver coins.
     (f) The Plan Administrator may permit, in a uniform and nondiscriminatory manner, a Beneficiary of a deceased Participant or alternate payee under a Qualified Domestic Relations Order [as defined in Code Section 414(p)] to individually direct their account in accordance with this paragraph.
     (g) Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. The Employer, Plan Administrator, Service Provider, Trustee and/or Custodian cannot provide any guarantee of the timing of processing of any investment directive. The Employer, Plan Administrator, Service Provider, Trustee and/or Custodian reserve the right not to value an investment alternative or a Participant’s account on any given Valuation Date for any reason deemed appropriate by the Employer or Plan Administrator. The Employer, Plan Administrator, Service Provider, Trustee and/or Custodian further reserve the right to delay the processing of any investment transaction for any legitimate business reason including but not limited to failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a Service Provider to timely receive values or prices, to correct its errors or omissions or the errors or omissions of any Service Provider.
     (h) Notwithstanding the foregoing, and regardless of a Participant’s authority to direct the investment of assets allocated to his or her account, the Named Investment Fiduciary is authorized and empowered to direct the Trustee to invest funds in short term investments pending other investment instructions by the Plan Administrator.
     (i) If the Plan permits Participants the right to reallocate their contributions to a different fund and to transfer contributions into and out of investments provided under the Plan, subject to possible restrictions on these types of transactions, the Plan Administrator may decline to implement investment directives where it in its sole discretion deems it appropriate (for example, directives may be declined for excessive trading, market timing, or for any other legitimate reason where the Plan Administrator, in fulfilling its Fiduciary role under ERISA, believes that it would be imprudent to implement the directive). The Plan Administrator has the power to adopt such rules and procedures to govern all Participant elections and directions under the terms of the Plan.
     (j) All investment designations made by Participants are to be made subject to and in accordance with such rules or procedures as the Plan Administrator shall adopt. Any such rules or procedures when properly executed in a written document, will be deemed incorporated in this Plan. The rules or procedures therein may be modified or amended by the Plan Administrator without the necessity of amending this paragraph; however, any such modification must be communicated to Participants in a manner described in paragraph 12.5. Notwithstanding the foregoing: (1) a summary plan description or summary of material modifications in which the rules or procedures which describe investment designations are outlined shall be considered a separate written document sufficient to satisfy the requirements of this paragraph; and (2) any rules or procedures established under this paragraph must be applied in a uniform nondiscriminatory manner.
     (k) Diversification Requirements For Employer Stock - If this Plan holds Employer Stock, the following diversification requirements shall apply and Employer Stock as used in this paragraph (k) shall have the meaning set forth herein.
          (1) Employee Contributions Invested In Employer Securities - If any portion of an Employee Contribution Account, Elective Deferral Account or Roth Deferral Account is invested in Employer Stock, then the Applicable Individual with respect to such Accounts may elect to divest such Employer Stock and to reinvest an equivalent amount in other investment options meeting the requirements of paragraph (4) below.
          (2) Employer Contributions Invested In Employer Stock — If a portion of the Participant’s Employer contributions other than Elective Deferrals or Roth Deferrals is invested in Employer Stock, the Applicable Individual (as defined in paragraph (3) below with respect to such Employer Stock who is either a Participant who has completed at least three (3) Years of Service or a Beneficiary (within the meaning of paragraph (3) below) of a Participant (who has either completed at least three (3) Years of Service or died) may elect to direct the Plan

Administrator to divest any such Employer Stock and to reinvest an equivalent amount in other investment options meeting the requirements of paragraph (4) below.
          (3) Applicable Individual — An Applicable Individual for purposes of this paragraph 12.7(k) is:
               (i) any Participant, or
               (ii) any Beneficiary who has an account under the Plan with respect to which the Beneficiary is entitled to exercise the rights of a Participant.
          (4) Investment Options — The Applicable Individual may direct the proceeds from the divestment of Employer Stock to not less than three (3) investment options, other than Employer Stock. Each such investment option must be diversified and have materially different risk and return characteristics subject to the following:
               (i) The Plan shall not be treated as failing to meet the requirements of this paragraph 12.7(k) merely because the Plan Administrator limits the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly.
               (ii) The Plan shall not meet the requirements of this paragraph 12.7(k) if the Plan Administrator imposes restrictions or conditions with respect to the investment of Employer Stock which are not imposed on the investment of other assets of the Plan. This subparagraph shall not apply to any restrictions or conditions imposed by reason of the application of securities laws.
          (5) Exception For Certain Plans — The Plan shall be exempt from the requirements of this paragraph 12.7(k) if:
               (i) The Plan is an ESOP and there are no contributions to the Plan (or earnings thereunder) which are held within the Plan that are subject to Code Section 401(k) or (m), and the Plan is a separate plan for purposes of Code Section 414(l) with respect to any other Defined Benefit Plan or Defined Contribution Plan maintained by the Employer or any controlled group member, or
               (ii) The Plan is a “one-participant retirement plan” as described in Code Section 401(a)(35)(E)(iv), or
               (iii) The Plan does not hold any Employer Stock.
          (6) Certain Plans Treated As Holding Publicly Traded Employer Securities — Except as provided in the following paragraph, if the Plan holds Employer securities which are not publicly traded, it shall be treated as holding Employer Stock if any corporation which is an Employer maintaining the Plan, or any member of a controlled group of corporations which includes such Employer corporation, has issued a class of stock which is a publicly traded Employer security.
The preceding paragraph shall not apply to the Plan if no Employer corporation or parent corporation of an Employer corporation, has issued any publicly traded Employer security and no Employer corporation or parent corporation of an Employer corporation has issued any special class of stock which grants particular rights to, or bears particular risks for, the holder or issuer with respect to any corporation described in the preceding paragraph which has issued any publicly traded Employer security.
          (7) Transition Rule For Employer Stock Attributable To Employer Contributions — If the portion of an account to which paragraph 12.7(k)(2) applies consists of Employer Stock acquired in a Plan Year beginning before January 1, 2007, then paragraph 12.7(k)(2) shall only apply to the applicable percentage of such Employer Stock. This provision shall be applied separately with respect to each class of Employer Stock. For purposes of this paragraph, the applicable percentage shall be 33% in the first Plan Year, 66% in the second Plan Year, and 100% in the third and following Plan Years.
The above transition rule shall not apply to a Participant who has attained age fifty-five (55) and completed at least three (3) Years of Service before the first Plan Year beginning after December 31, 2005.
Notwithstanding the foregoing provisions, the Employer may provide Plan Participants with greater or full diversification rights with respect to Employer Contributions invested in Employer Stock as more particularly set forth in employer stock investment procedures or a similar document approved by the Employer.
          (8) Employer Stock — For purposes of this paragraph, Employer Stock shall mean Employer securities within the meaning of Section 407(d)(1) of ERISA, which are readily tradable on an established security market. This paragraph only applies to Plans that hold Employer stock that is publicly traded.

12.8 Application Of ERISA Section 404(c)
The Employer may elect in the Adoption Agreement (unless otherwise provided in a separate Trust Agreement) that Participant accounts under the Plan be invested as elected by each Participant in a broad range of investment options made available from time to time by the Employer for this purpose. The Employer may further elect in an addendum to the Plan (or other agreement, which is incorporated by reference) that the Plan is intended to qualify as an “ERISA Section 404(c) Plan” within the meaning of Regulations issued pursuant to such section. Participants shall have the opportunity, at least once in any three (3) month period, to give investment instructions (with an opportunity to obtain written confirmation of such instructions) as to the investment of contributions made on his or her behalf among the available investment options. The Plan Administrator shall be obligated to comply with such instructions except as otherwise provided in the Regulations issued under ERISA Section 404(c).
The Plan Administrator will provide or will make arrangements to provide each Participant with a description of the investment alternatives available under the Plan; and with respect to each designated investment alternative, a general description of the investments objectives, risk and return characteristics of each alternative, including information relating to the type and diversification of assets comprising the investment portfolio.
The Plan Administrator by separate document may prescribe the form and the manner in which such direction shall be made, as well as the frequency with which such directions may be made or changed and the dates as of which they shall be effective, in a manner consistent with the foregoing. The Plan Administrator (or a person or entity so designated by the Employer) shall be the Fiduciary identified to furnish the information as contemplated by ERISA Section 404(c), but may designate on its behalf another person or entity to provide such information or to perform any of the obligations of the Plan Administrator under this paragraph.
Except as otherwise provided by law, the Trustee, Custodian, the Employer, or any Fiduciary of the Plan shall not be liable to the Participant or any of his or her Beneficiaries for any loss resulting from action taken at the direction of the Participant.
The protections of ERISA Section 404(c) will be extended to the investment in certain default funds (Qualified Default Investment Arrangement (QDIAs)) if the Plan meets certain requirements. The QDIA requirements may apply to Automatic Contribution Arrangements (EACAs or QACAs as described in paragraph 4.11) or to other arrangements where Participant accounts are automatically invested in default funds. In order for the protections of ERISA Section 404(c) to apply, the Plan must meet the following conditions:
               (a) Assets invested on behalf of a Participant or Beneficiary must be invested in a QDIA, which is one of the following:
                    (1) a lifecycle or target date fund that mixes investments taking into account an individual’s age, life expectancy or target retirement date and is diversified to minimize the risk of large losses;
                    (2) a balanced fund that mixes investments taking into account characteristics of an entire Participant group and is diversified to minimize the risk of large losses;
                    (3) an investment management service such as a managed account or asset allocation service that allocates contributions among existing Plan investment options to provide an asset mix that takes into account an individual’s age, life expectancy or a target retirement date, and is diversified to minimize the risk of large losses;
                    (4) a capital preservation investment such as a stable value fund or a money market fund, provided it is only available to the individual for the first 120 days after becoming a Participant in the Plan, and provided the Plan permits withdrawals in accordance with Code Section 414(w). The Plan must then transfer the assets to an otherwise acceptable QDIA; or
                    (5) for assets invested in the fund or portfolio before December 24, 2007, a stable value fund, provided this fund does not impose fees or surrender charges and invests primarily in investment products that are backed by a state or federally regulated financial institution.
The QDIA cannot hold Employer securities, except as permitted under ERISA Regulation Section 2550.404c-5(e)(1)(ii).
               (b) A Participant or Beneficiary must have the opportunity to direct investment of the assets in his Plan account, but must not have directed the investment of these assets;
               (c) The Plan must offer a broad range of investment alternatives, as required by ERISA Section 404(c);

               (d) Participants and Beneficiaries must receive an initial notice at least thirty (30) days before the Participant is first eligible to participate or at least thirty (30) days before contributions are first invested in the QDIA. Alternatively, the initial notice may be provided on or before the date the Participant is first eligible under the Plan, provided the Participant has the opportunity to make a withdrawal in accordance with Code Section 414(w). Participants and Beneficiaries must also receive an annual notice within a reasonable period of time of at least thirty (30) days in advance of each subsequent Plan Year. The notice must be written in a manner that is understandable by the average Participant and must contain the following provisions:
                    (1) A description of how and when a Participant’s or Beneficiary’s account will be invested in a QDIA. Automatic enrollment plans must include a description of when automatic contributions will be withheld, the automatic contribution amount, and the Participant’s right to not make Elective Deferrals or to change the automatic contribution rate;
                    (2) An explanation of a Participant’s or Beneficiary’s right to direct the investment of their account and an explanation of any fees involved in connection with transferring amounts to another investment;
                    (3) A description of the QDIA, its investment objectives, risk and return characteristics, and any fees or expenses that will apply;
                    (4) A description of Participants’ and Beneficiaries’ right to direct the investment of assets invested in the QDIA to any other investment alternative under the Plan, including a description of any applicable restrictions, fees, or expenses in connection with the transfer; and
                    (5) An explanation of where Participants and Beneficiaries may obtain investment materials concerning other investment options under the Plan, as applicable.
               (e) The Plan must provide Participants the opportunity to change investments in the QDIA at least as often as they can change any other investment, but in no event less than quarterly. The QDIA cannot impose financial penalties or restrict the ability to transfer all or part of the QDIA assets to another investment option for a 90-day period, other than fees and expenses that are charged on an ongoing basis for the operation of the QDIA itself and are not based on the Participant’s or Beneficiary’s decision to withdraw, sell or transfer assets out of the QDIA.
               (f) The Plan must provide Participants and Beneficiaries with the same investment materials it provides to those making affirmative investment elections.
12.9 Participant Loans
Unless otherwise provided in a loan policy or Trust Agreement, and if permitted by the Employer in the Adoption Agreement, a Plan Participant and Beneficiaries who are parties-in-interest as defined in ERISA Section 3(14) may make application to the Plan Administrator requesting a loan from the Plan. The Plan Administrator shall have the sole right to approve or deny a Participant’s application provided that loans shall be made available to all Participants on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants. Any loan granted under the Plan shall be made in accordance with the terms of a written loan policy adopted by the Employer which is hereby incorporated by reference and made a part of this Basic Plan Document. The loan policy may be amended in writing from time to time without the necessity of amending this paragraph and shall be subject to the following rules to the extent such rules are not inconsistent with such loan policy.
     (a) No loan, when aggregated with any outstanding loan(s) to the Participant, shall exceed the lesser of (i) $50,000 reduced by the excess, if any, of the Participant’s highest outstanding balance of all loans on any day during the one (1) year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the Participant’s loan is made or (ii) one-half of the fair market value of the Participant’s Vested Account Balance consisting of contributions as specified in the loan policy. An election may be made in the loan policy, that if the Participant’s Vested Account Balance is $20,000 or less, the maximum loan shall not exceed the lesser of $10,000 or 100% of the Participant’s Vested Account Balance. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) are aggregated. An assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.
     (b) All applications must be in accordance with procedures adopted by the Plan Administrator.
     (c) Any loan shall bear interest at a rate reasonable at the time of application, considering the purpose of the loan and the rate being charged by representative commercial banks in the local area for a similar loan unless the Plan Administrator sets forth a different method for determining loan interest rates in its written loan procedures.

The loan agreement shall also provide that the payment of principal and interest be amortized in level payments not less frequently than quarterly.
     (d) The term of such loan shall not exceed a period of five (5) years except in the case of a loan for the purpose of acquiring any house, apartment, condominium, or mobile home that is used or is to be used within a reasonable time as the principal residence of the Participant. The Plan Administrator in accordance with the Plan’s loan policy shall determine the term of such loan.
     (e) The principal and interest paid by a Participant on his or her loan shall be credited to the Plan in the same manner as for any other Plan investment. Unless otherwise provided in the loan policy, loans will be treated as segregated investments of the individual Participant on whose behalf the loan was made. This provision is not available if its election will result in discrimination in the operation of the Plan.
     (f) If the Plan Administrator approves a Participant’s loan request, it shall be evidenced by a note, loan agreement, and assignment of up to 50% of his or her interest in the Trust as collateral for the loan. The Participant, except in the case of a profit-sharing plan satisfying the requirements of paragraph 8.7, must obtain the consent of his or her Spouse, if any, within the ninety (90) day period before the time his or her account balance is used as security for the loan. A new consent is required if the account balance is used for any renegotiation, extension, renewal or other revision of the loan, including an increase in the loan amount. The consent must be written, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall subsequently be binding with respect to the consenting Spouse or any subsequent Spouse.
     (g) If a valid Spousal consent has been obtained in accordance with paragraph (f), then, notwithstanding any other provision of this Plan, the portion of the Participant’s Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant’s Vested Account Balance (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.
     (h) Any loan made hereunder shall be subject to the provisions of a loan agreement, promissory note, security agreement, payroll withholding authorization and, if applicable, financial disclosure. Such documentation may contain additional loan terms and conditions not specifically itemized in this section provided that such terms and conditions do not conflict with this section. Such additional terms and conditions may include, but are not limited to, procedures regarding default, a grace period for missed payments, and acceleration of a loan’s maturity date on specific events such as termination of employment.
     (i) Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans to any Owner-Employee or Shareholder Employee shall cease to apply.
     (j) Liquidation of a Participant’s assets for the purpose of the loan will be allocated on a pro-rata basis across all the investment alternatives in a Participant’s account, unless otherwise specified by the Participant, Plan Administrator, or the Plan’s loan policy.
     (k) If the Plan Administrator approves a request for a loan, funds shall be withdrawn from the recordkeeping sub-accounts specified by the Participant, including Roth Elective Deferrals, if applicable, or in the absence of such a specification, from the recordkeeping sub-accounts in the order specified in the loan policy. The Plan Administrator may modify the loan program to provide limitations on the ability to borrow from, or use as security, a Participant’s Elective Deferral account. The loan policy may be amended to provide for ordering rules with respect to the default of a loan that is made from the Participant’s Roth Elective Deferral account as well as other accounts under the Plan.
     (l) If a Plan permits loans to Participants, the Trustee and/or Custodian may appoint the Employer as its agent, and if the Employer accepts such appointment, agree to hold all notes and other evidence of any loans made to Participants. If provided in the loan policy, the Plan Administrator may also require additional collateral in order to adequately secure the loan. The Employer shall hold such notes and evidence under such conditions of safekeeping as is prudent and as required by ERISA. The Trustee and/or Custodian may account for all loans in the aggregate so that all Participant loans will be shown collectively as a single asset of the Plan.
     (m) Unless otherwise elected in the Adoption Agreement, loan payments shall be suspended under this Plan during periods of military service, as permitted under Code Section 414(u).
     (n) Special Rules For The Application Of The Provisions Of The Katrina Emergency Tax Relief Act Of 2005 (KETRA) And The Gulf Opportunity Zone Act Of 2005 (GOZA) - If applicable, the Employer is authorized to comply with the provisions of KETRA, GOZA and any otherwise applicable IRS and DOL guidance and is deemed to have retroactively amended its Plan to comply with applicable law and regulation. The following provisions shall apply to participant loans made to qualified Plan Participants whose principal residence was in a federally proclaimed disaster area affected by Hurricane Katrina, Hurricane Rita or Hurricane Wilma, and as a result of any or all of such Hurricanes incurred an economic loss. For purposes of these provisions, such rules will apply to participant loans that are granted at any time on or after August 25, 2005 and before December 31, 2006, with respect to Hurricane Katrina, at any time on or after December 21, 2005 and before December 31, 2006, with respect to Hurricane Rita, and at any time on or after December 21, 2005 and before December 31, 2006, with respect to Hurricane Wilma.
          (1) For participant loans made to Plan Participants eligible for KETRA or GOZA relief during the foregoing periods, the maximum permissible dollar limit for participant loans is increased from $50,000 to $100,000.
          (2) In calculating the maximum available loan amount available for a Plan Participant eligible for KETRA or GOZA relief, the entire present value of the Participant’s Vested Account Balance under the Plan shall be used.
          (3) In the event a Participant who is eligible for relief under KETRA or GOZA had an outstanding participant loan as of August 25, 2005 with respect to Hurricane Katrina, September 23, 2005 with respect to Hurricane Rita, or October 23, 2005 with respect to Hurricane Wilma, and the current maturity date of such participant loan is on or before December 31, 2006, the applicable maturity date of such participant loan shall be extended for one (1) year. Repayment amounts of such affected participant loans shall be adjusted to take into account the extension and additional interest accruing during such extension. For purposes of this relief, the extension period shall be disregarded in determining the five-year period under Code Section 72.
          (4) Additionally, the Plan could have provided for special hurricane—related loans to Plan Participants who lived or worked in the Hurricane Katrina disaster area that qualified for individual relief from the Federal Emergency Management Agency. Similar relief is not available for Hurricanes Rita and Wilma. These special loans could also have been made available to Plan Participants residing outside the disaster area if they had a child, parent, grandparent or other dependent that lived or worked in the disaster area. These loans are subject to and must satisfy the requirements of Code Section 72(p). The increase in the loan limit to $100,000 as specified in (1) above did not apply to these loans.
     (o) Special EESA Plan Loan Rules — A Participant located in a Midwestern Disaster Area who sustained economic loss by reason of the storms, tornadoes or floods that resulted in the designation of the area by the federal government as a disaster area, may take a larger loan from the Plan than is usually permitted under Code Section 72(p).
The maximum loan amount available to these individuals for loans taken during the “applicable period”, when added to the outstanding balance of all other loans from the Plan, generally cannot exceed the lesser of $100,000, or 100% of the Participant’s Vested Account Balance. The “applicable period” begins on October 3, 2008 (the date of EESA’s enactment) and ends on December 31, 2009.
In addition, any such individual described in this paragraph 12.9(o) who had outstanding loan payments due on or after the “applicable disaster date” (see paragraph 6.11(g) of the Plan) and before January 1, 2010, may delay repayments for one year. After the one-year period ends, the loan must be re-amortized to adjust payments for the new due date and accrued interest.
     (p) Effective for Plan Years beginning after December 31, 2006, the ninety (90) day period described in paragraph (f) above shall be extended to a one-hundred-eighty (180) day period.
12.10 Insurance Policies
If elected by the Employer in the Adoption Agreement and agreed to by the Trustee or Custodian, Participants may purchase life insurance policies under the Plan. Any life insurance premium paid for any Participant out of the Employer contributions will be made on behalf of the Participant unless the amount of such payment, plus all premiums previously paid on behalf of such Participant is (a) with respect to ordinary life insurance policies, which may be contracts with both non-decreasing death benefits and non-increasing premiums, less than 50% of the Employer contributions and forfeitures allocated to the Participant’s account determined on the date the premium is paid, (b) with respect to term and universal life policies and all other life insurance contracts which are not ordinary life, less than 25% of such allocation amounts, or (c) a combination of ordinary life and term and/or universal life insurance policies are purchased, the sum of the term and universal life insurance premiums plus one-half of the ordinary life premiums may not exceed 25% of such amounts allocated. Dividends received on life insurance policies shall be considered a reduction of premiums paid in such computations. If the Plan established is a profit sharing plan, the incidental insurance benefit requirement is not applicable if the Plan purchases life insurance benefits from only Employer contributions which have been allocated to the Participant’s account for at least two (2) years.

     (a) The Named Investment Fiduciary or its agent shall select the insurance company and the policy and direct the Trustee or Custodian, as applicable, to purchase the insurance contract. Such direction shall include but not be limited to the term, price and the insurance company from which the policy should be purchased.
     (b) The Trustee or Custodian, as applicable, shall apply for and will be the owner of any insurance contract and named beneficiary of any policies purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee or Custodian, as applicable, however the Trustee or Custodian shall be required to pay over all the proceeds of the contract(s) to the Participant’s designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant’s Spouse will be the designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with paragraph 8.4, if applicable. Under no circumstances shall the Trust or custodial account, as applicable, retain any part of the proceeds. In the event of any conflict between the terms of this Basic Plan Document and the terms of any insurance contract purchased hereunder, these Plan provisions shall control. The Beneficiary of a deceased Participant shall receive, in addition to the proceeds of the Participant’s policy or policies, the amount credited to such Participant’s account.
     (c) A Participant who is uninsurable or insurable at substandard rates may elect to receive a reduced amount of insurance, if available, or may waive the purchase of any insurance.
     (d) All dividends or other returns received on any policy purchased shall be applied to reduce the next premium due on such policy, or if no further premium is due, such amount shall be credited to the Trust as part of the account of the Participant for whom the policy is held.
     (e) If Employer contributions are inadequate to pay all premiums on all insurance policies, the Trustee or Custodian may, at the option of the Employer, utilize other amounts remaining in each Participant’s account to pay the premiums on his or her respective policy or policies, allow the policies to lapse, reduce the policies to a level at which they may be maintained, or borrow against the policies on a pro-rated basis, provided that the borrowing does not discriminate in favor of the policies on the lives of Highly Compensated Employees.
     (f) The Named Investment Fiduciary or other Fiduciary responsible for making investment decisions may discontinue the investment in life insurance policies at any time. If the Plan provides for Participant directed investments, life insurance as an investment option may be eliminated by the Plan Administrator. Where life insurance investment options are being discontinued, the Plan Administrator in its sole discretion, may offer to sell the insurance policies to the Participant, or to another person, provided the prohibited transaction exemption requirements of the Department of Labor are satisfied. Such payment shall be credited to the Participant’s account for distribution under the terms of the Plan. All distributions resulting from the application of this paragraph shall be subject to the Joint and Survivor Annuity Rules of Article VIII, if applicable.
     (g) The Employer shall be solely responsible to ensure the insurance provisions are administered properly and that if there is any conflict between the provisions of this Plan and any insurance contracts issued, the terms of this document will control.
     (h) Notwithstanding the above, in profit-sharing plans, the limitations imposed herein with respect to the purchase of life insurance shall not apply to any Participant who has participated in this Plan for five (5) or more years or to the portion of a Participant’s Vested Account Balance that would be eligible for withdrawal under paragraph 6.10 (whether or not in-service withdrawals are actually allowed under the Plan) that has accumulated for at least two (2) Plan Years. No amount of Qualified Voluntary Contributions made to the Plan may be used to purchase life insurance. In addition, under such plans, a Participant may, subject to the limitations set forth in this subparagraph, elect to have “key man” life insurance purchased on the life of any Participant who is considered essential to the success of the Employer’s business. In such case, the proceeds of such a life insurance contract in excess of such contract’s cash value as of the date of death of such insured shall be paid to the Beneficiaries named with respect to such contract. Death benefits, including those in the previous sentence, payable from a life insurance contract shall be paid in accordance with paragraph 8.7 if this Plan meets the safe harbor provisions in that paragraph, or in accordance with paragraph 8.2 or 8.3, whichever may be applicable. The cash value of the contract shall be added to the Participant’s Vested Account Balance.
     (i) No insurance contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Employer and the insurer provides that no value under contracts providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Employer or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one (1) year of the contribution.
     (j) If this Plan is funded by individual contracts that provide a Participant’s benefit under the Plan, such individual contracts shall constitute the Participant’s account balance. If this Plan is funded by group contracts, under the group annuity or group insurance contract, premiums or other consideration received by the insurance company must be allocated to Participants’ accounts under the Plan.
     (k) For Plans funded with individual or group annuity contracts, no Trustee or Custodian is required to hold the assets of the Plan. Accordingly, any references to the Trust, the Trust fund or the fund collectively refers to any contracts issued by an insurance company to fund a Plan established under this document.
12.11 Determination Of Qualified Domestic Relations Order (QDRO Or Order)
Unless otherwise provided in a separate Trust Agreement, or other separate written document such as the Plan’s QDRO procedures, a domestic relations order shall specifically state all of the following in order to be deemed a Qualified Domestic Relations Order (“QDRO”):
     (a) The name and last known mailing address (if any) of the Participant and of each alternate payee covered by the QDRO. However, if the QDRO does not specify the current mailing address of the alternate payee, but the Plan Administrator has independent knowledge of that address, the QDRO will still be valid.
     (b) The dollar amount or percentage of the Participant’s benefit to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage will be determined.
     (c) The number of payments or period for which the order applies.
     (d) The specific Plan (by name) to which the domestic relations order applies.
The domestic relations order shall not be deemed a QDRO if it requires the Plan to provide:
     (e) any type or form of benefit or any option not already provided for in the Plan;
     (f) increased benefits or benefits in excess of the Participant’s vested rights;
     (g) payment of a benefit earlier than allowed by the Plan’s earliest retirement provisions or, in the case of a profit-sharing or 401(k) plan, prior to the first date on which an in-service withdrawal is allowed; or
     (h) payment of benefits to an alternate payee which are required to be paid to another alternate payee under another QDRO.
Upon receipt of a domestic relations order (“Order”) which may or may not be “qualified”, the Plan Administrator shall notify the Participant and any alternate payee(s) named in the Order of such receipt, and forward either a copy of this paragraph or other written QDRO policies and procedures. The Plan Administrator shall establish written procedures to establish the qualified status of a domestic relations order, which may include forwarding the Order to the Plan’s legal counsel for an opinion as to whether or not the Order is in fact “qualified” as defined in Code Section 414(p). Within a reasonable time after receipt of the Order, not to exceed sixty (60) days, the Plan Administrator shall make a determination as to its “qualified” status and the Participant and any alternate payee(s) shall be promptly notified in writing of the determination.
If the “qualified” status of the Order is in question, there will be a delay in any payout to any payee including the Participant, until the status is resolved. In such event, the Plan Administrator shall segregate the amount that would have been payable to the alternate payee(s) if the Order had been deemed a QDRO. If the Order is not qualified or the status is not resolved (for example, it has been sent back to the court for clarification or modification) within eighteen (18) months beginning with the date the first payment would have to be made under the Order, the Plan Administrator shall pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits had there been no Order. If a determination as to the qualified status of the Order is made after the eighteen (18) month period described above, then the Order shall only be applied on a prospective basis. If the Order is determined to be a QDRO, the Participant and alternate payee(s) shall again be notified promptly after such determination. Once an Order is deemed a QDRO, the Plan Administrator shall pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus earnings, if any, which may have accrued during a dispute as to the Order’s qualification.
Unless specified otherwise in the Adoption Agreement or in a separate Trust Agreement or other written document, the QDRO retirement age with regard to the Participant against whom the order is entered shall be the date the order is determined to be qualified. These provisions will only allow distributions to the alternate payee(s) and not the Participant.
The costs of administering the Plan may be shared between Participants and the Employer. In addition to other administrative costs which may be deducted from Participants’ contributions or accounts, these additional costs and/or fees associated with the qualification of a domestic relations order may be charged back to the Participant and/or Alternate Payee. The Plan Administrator will notify the parties involved of any costs that are charged to a Plan Account in the operation of the Plan.

12.12 Receipt And Release For Payments
Unless otherwise provided in a separate Trust Agreement, any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan shall be in full satisfaction of all claims hereunder against the Trustee, Employer or Plan Administrator each of whom may require such Participant, legal representative, Beneficiary, guardian or committee as a condition prior to such payment, to execute a receipt and release in such form as shall be determined by the Trustee, Employer or Plan Administrator.
12.13 Resignation And Removal
Unless otherwise provided in a separate Trust Agreement, an individual serving as Plan Administrator may resign by giving written notice to the Employer, or if the Employer is no longer in existence, to the Trustee and/or Custodian, as applicable not less than thirty (30) days before the effective date of the individual’s resignation. The Plan Administrator may be removed with or without cause by the Employer upon thirty (30) days prior written notice to the Plan Administrator, or if the Employer is no longer in existence, by a majority of the Participants and Beneficiaries following the procedure referred to in paragraph 12.2. A notice period provided for in this paragraph may be waived or reduced if acceptable to the parties involved. The Employer, if in existence, shall be the successor Plan Administrator, or the Employer may appoint a successor to a person who has resigned or been removed as Plan Administrator, but if the Employer is no longer in existence, the appointment shall be made by a majority of the Participants and Beneficiaries following the procedure referred to in paragraph 12.2. When the Plan Administrator’s resignation or removal becomes effective, the Plan Administrator shall perform all acts necessary to transfer all relevant records to its successor. A successor Plan Administrator shall have all the rights and powers and all of the duties and obligations of the original Plan Administrator but shall have no responsibility for acts or omissions that occurred before the successor became Plan Administrator.
12.14 Claims And Claims Review Procedure
The procedures in this paragraph will be the sole and exclusive remedy for an Employee, Participant or Beneficiary (“Claimant”) to make a claim for benefits under the Plan. These procedures will be administered and interpreted in a manner consistent with the requirements of ERISA Section 503 and the Regulations thereunder. Any electronic notices provided by the Plan Administrator will comply with the standards imposed under Regulations issued by the Department of Labor. All claims determinations made by the Plan Administrator will be made in accordance with the provisions of this paragraph and the Plan, and will be applied consistently to similarly situated Claimants.
     (a) Written Claim — A Claimant, or the Claimant’s duly authorized representative, may file a claim for a benefit to which the Claimant believes that he or she is entitled under the Plan. Any such claim must be filed in writing with the Plan Administrator.
     (b) Denial Of Claim — The Plan Administrator, in its sole and complete discretion, will make all initial determinations as to the right of any person to benefits. If the claim is denied in whole or in part, the Plan Administrator will send the Claimant a written or electronic notice, informing the Claimant of the denial. The notice must be written in a manner calculated to be understood by the Claimant and must contain the following information: the specific reason(s) for the denial; a specific reference to pertinent Plan provisions on which the denial is based; if additional material or information is necessary for the Claimant to perfect the claim, a description of such material or information and an explanation of why such material or information is necessary; and an explanation of the Plan’s claim review (i.e., appeal) procedures, the time limits applicable to such procedures, and Claimant’s right to request arbitration if the claim denial is upheld in whole or in part on appeal. Written or electronic notice of the denial will be given within a reasonable period of time [but no later than ninety (90) days] from the date the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed ninety (90) days from the end of the initial ninety (90) day period. If an extension is necessary, prior to the expiration of the initial ninety (90) day period, the Plan Administrator will send the Claimant a written notice indicating the special circumstances requiring an extension and the date by which the Plan Administrator expects to render a decision.
     (c) Request for Appeal — If the Plan Administrator denies a claim in whole or in part, the Claimant may elect to appeal the denial. If the Claimant does not appeal the denial pursuant to the procedures set forth herein, the denial will be final, binding and unappealable. A written request for appeal must be filed by the Claimant (or the Claimant’s duly authorized representative) with the Plan Administrator within sixty (60) days after the date on which the claimant receives the Plan Administrator’s notice of denial. If a request for appeal is timely filed, the Claimant will be afforded a full and fair review of the claim and the denial. As part of this review, the Claimant may submit written comments, documents, records, and other information relating to the claim, and the review will take into account all such comments, documents, records, or other information submitted by the Claimant, without regard to whether such information was submitted or considered in the Plan Administrator’s initial benefit determination. The Claimant also may obtain, free of charge and upon request, records and other information relevant to the claim, without regard to whether such information was relied upon by the Plan Administrator in making the initial benefit determination.
     (d) Review of Appeal — The Plan Administrator will determine, in its sole and complete discretion, whether to uphold all or a portion of the initial claim denial. If, on appeal, the Plan Administrator determines that all or a portion of the initial denial should be upheld, the Plan Administrator will send the Claimant a written or electronic notice informing the Claimant of its decision to uphold all or a portion of the initial denial, written in a manner calculated to be understood by the Claimant and containing the following information: the specific reason(s) for the denial; a specific reference to pertinent Plan provisions on which the denial is based; a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents and other information relevant to the claim; and an explanation of the Claimant’s right to request arbitration and the applicable time limits for doing so. Written or electronic notice will be given within a reasonable period of time (but no later than sixty (60) days) from the date the Plan Administrator receives the request for appeal, unless special circumstances require an extension of time for reviewing the claim, but in no event may the extension exceed sixty (60) days from the end of the initial sixty (60) day period. If an extension is necessary, prior to the expiration of the initial sixty (60) day period, the Plan Administrator will send the Claimant a written notice, indicating the special circumstances requiring an extension and the date by which the Plan Administrator expects to render a decision.
     (e) Alternative Time for an Appeal to be Decided — Notwithstanding paragraph (d), if the Plan Administrator holds regularly scheduled meetings on a quarterly or more frequent basis, the Plan Administrator may make its determination of the claim on appeal at its next regularly scheduled meeting if the Plan Administrator receives the written request for appeal more than thirty (30) days prior to its next regularly scheduled meeting or at the regularly scheduled meeting immediately following the next regularly scheduled meeting if the Plan Administrator receives the written request for appeal within thirty (30) days of the next regularly scheduled meeting. If special circumstances require an extension, the decision may be postponed to the third regularly scheduled meeting following the Plan Administrator receipt of the written request for appeal if, prior to the expiration of the initial time period for review, the Claimant is provided with written notice, indicating the special circumstances requiring an extension and the date by which the Plan Administrator expects to render a decision. If the extension is required because the Claimant has not provided information that is necessary to decide the claim, the Plan Administrator may suspend the review period from the date on which notice of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.
12.15 Bonding
Every Fiduciary, except for a bank, trust company or an insurance company, unless otherwise exempted by ERISA and the Regulations issued thereunder shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided however, that the minimum bond shall be $1,000 and the maximum bond $1,000,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary either acting alone or in concert with others. The surety shall be a corporate surety company [as the term is used in ERISA Section 412(a)(2)], and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the costs of such bonds shall be an expense of and may, at the election of the Plan Administrator, be paid from the Trust or by the Employer.

ARTICLE XIII
TRUST PROVISIONS
13.1 Establishment Of The Trust
     (a) The Employer shall appoint an individual(s), institution or other party to serve as Trustee or Custodian (if applicable) of the Plan. The Employer may execute a separate trust or custodial account agreement outlining the Trustee’s or Custodian’s duties and responsibilities that shall be incorporated by reference and made part of this Plan. Unless otherwise indicated in the ancillary agreement, no such ancillary agreement may conflict with any provision(s) of this document. Any provision that would jeopardize the tax-qualified status of this Plan shall be null and void. Unless otherwise elected in the Adoption Agreement, the Trust and/or Custodial provisions of Article XII and this Article XIII, as applicable, together with any such ancillary agreement shall be operative. Any reference in the Plan to a Trustee is also a reference to a Custodian and where the context of the Plan dictates a limitation of the Trustee’s liability by Plan provision also constitute a limitation of the Custodian’s liability.
     (b) The Employer establishes with the Trustee a Trust Fund which shall consist of all money and property received under Articles III and IV of this document, increased by any income on or increment in such value of assets and decreased by any investment loss, expense, benefit payment, withdrawal or other distribution by the Trustee in accordance with the provisions of the Plan. The Trustee and/or the Custodian shall hold the Trust Fund without distinction between principal and income. The Trust Fund will be held, invested, reinvested and administered by the Trustee in accordance with this Article and any ancillary documents as provided for in this Article.
     (c) The term “Trust Fund” shall be construed to apply to custodial account(s), annuity contract(s) or other contract(s) which shall be treated as a qualified trust pursuant to Code Section 401(f).
13.2 Control Of Plan Assets
The assets of the Trust or evidence of ownership shall be held by the Trustee and/or the Custodian under the terms contained herein. If the assets represent amounts transferred from another trustee or custodian under a former plan, the Trustee and/or Custodian named hereunder shall not be responsible for any actions of the prior Fiduciary including the propriety of any investment decision made by the prior trustee or custodian, as applicable, under any prior plan. Instead, the Employer shall be responsible for such actions.
13.3 Discretionary Trustee
If the Employer elects in the Adoption Agreement, or otherwise appoints the Trustee to act in the capacity of discretionary Trustee, the Trustee shall invest the Trust in accordance with the Plan’s investment policy statement and the investment alternatives permitted at paragraph 13.8 herein. The Trustee will have the discretion and authority to invest, manage and control those Plan assets except those assets which are subject to the investment direction of the Employer, a Participant (if Participant direction is permitted), or an investment manager or Named Investment Fiduciary, or other agent properly appointed by the Employer. The exercise of any investment direction hereunder shall be consistent with the investment policy of the Plan. The Trustee may also perform custodial functions for the Trust with respect to Plan assets the Trustee does not manage, to the extent agreed to between the Trustee and the Employer, if the Trustee is appointed Custodian for some or all of such assets in accordance with the terms of the Plan. The Trustee may execute any additional documents, as required, which shall be treated as an addendum to this Basic Plan Document. No such agreement may conflict with any provision nor shall any provision in such an agreement jeopardize the tax-qualified status of the Plan. Any such provision shall be null and void. The Trustee’s administrative duties shall be limited to those agreed to between the parties. The Employer or its designate shall be responsible for other administrative duties required under the Plan or by applicable law.
13.4 Nondiscretionary Trustee
If the Employer elects in the Adoption Agreement or as otherwise agreed to in writing, the Trustee may act in the capacity of a nondiscretionary Trustee. In this capacity, the Trustee shall have no discretionary authority to invest, manage or control Plan assets and is authorized solely to make and hold investments only as directed pursuant to paragraph 12.4. The nondiscretionary Trustee shall have the same rights, powers and duties as the discretionary Trustee but exercises such authority in accordance with the direction of the party which has the authority to manage and control the investment of Plan assets. If directions are not provided to the Trustee, the Employer will provide such necessary direction.
13.5 Provisions Relating To Individual Trustees
Notwithstanding any other provisions of the Plan to the contrary, the provisions of this paragraph shall apply if one (1) or more individuals are named as Trustee(s) in the Adoption Agreement and shall not apply to any institutional Trustee named in the Adoption Agreement.
     (a) If there shall be more than one (1) individual acting in the capacity of Trustee, they shall act by a majority of their number, unless they unanimously decide that one (1) or more of them may act on the matter or category of matters involved without the approval of the others and they may authorize in writing that one (1) or more of them shall act on their behalf including but not limited to executing documents and authorizing distributions on behalf of the Trustees.
     (b) Any person may rely, without having to make further inquiry, upon instructions appearing to be genuine instructions from any individual serving as Trustee as being the will, intent and action of all individuals so serving if no allocation of duties has been made.
The Trustee shall be paid such reasonable compensation for services as shall from time to time be agreed upon in writing by the Employer and the Trustee, provided that an individual serving as Trustee who already receives full-time Compensation from the Employer shall not receive compensation for serving as such from the Plan.
13.6 Investment Instructions
Any investment directive shall be made in writing or such other form as agreed to by the Employer, Trustee and/or Custodian and the investment manager. In the absence of such directive, cash shall be automatically invested in such investment or investments as the Employer or Named Investment Fiduciary shall select from the investments made available for that purpose unless and until the person or persons responsible for giving directions directs otherwise. Such automatic investment shall be made at regular intervals and pursuant to procedures established by the parties (which procedures may without limitation, provide for more frequent intervals only if uninvested balances exceed a stated amount). Absent a contrary direction in accordance with the preceding provisions of this paragraph, such instructions regarding the delegation of investment responsibility shall remain in force until revoked or amended in writing. Neither the Trustee nor the Custodian shall be responsible for the propriety of any directed investment made nor shall they be required to consult with or advise the Employer regarding the investment quality of any directed investment held hereunder. If the Employer fails to designate an investment manager, the Trustee shall have full investment management authority as agreed upon in a duly authorized and executed investment management agreement. If the Employer does not issue investment directions with regard to specific assets held in the Trust, the Trustee shall have authority to invest those assets in the Trust in its sole discretion subject to paragraph 13.8. While the Employer may direct the Trustee with respect to Plan investments, the Employer may not:
     (a) borrow from the Plan or pledge any of the assets of the Plan as security for a loan,
     (b) buy property or assets from or sell property or assets to the Plan,
     (c) charge any fee for services rendered to the Plan, or
     (d) receive any services from the Plan on a preferential basis.
13.7 Fiduciary Standards
Subject to paragraphs 13.6 and 13.8 hereof, the Trustee, Employer and Custodian, as applicable, shall invest and reinvest principal and income of the Trust in accordance with the funding policy and investment objectives established by the Employer, provided that:
     (a) such investments are prudent under ERISA, as amended, and the Regulations thereunder,
     (b) such investments are sufficiently diversified to minimize the risk of large losses,
     (c) such investments are made in accordance with the provisions of this Plan and Trust document, and
     (d) such investments are made with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.
13.8 Powers Of The Trustee
The Trustee shall be responsible for the investment, administration and safekeeping of assets held in the Trust Fund. The Trustee shall have the following duties and responsibilities, in addition to powers given by law, and may:
     (a) receive contributions under the terms of the Plan;
     (b) implement an investment program based on the Employer’s investment policy statement, funding policy, investment objectives and ERISA, as amended;
     (c) invest the Trust in any form of property, including common and preferred stocks, exchange-traded covered put and call options, bonds, money market instruments, mutual funds (including funds for which the Trustee or its affiliates receive compensation for providing investment advisory, custody, transfer agency or other services), savings accounts, plan loans, certificates of deposit, securities issued by the U.S. government or by governmental agencies, insurance policies and contracts, or in any other property, real or personal, having a ready market, including securities issued by the Trustee and/or affiliates of the Trustee as permitted by law. The Trustee may invest in time deposits (including, if applicable, its own or those of affiliates) that bear a reasonable interest rate. No portion of any Qualified Voluntary Contribution, or the earnings thereon, may be invested in life insurance contracts or, as with any Participant-directed investment, in tangible personal property characterized by the IRS as a collectible;
     (d) to the extent permitted by law, invest any assets of the Trust in a group or collective trust fund established to permit the pooling of funds of separate pension and profit-sharing trusts, provided the Internal Revenue Service has ruled such group or collective trust to be qualified under Code Section 401(a) and exempt under Code Section 501(a) (or the applicable corresponding provision of any other Revenue Act) or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee, affiliate(s) of the Trustee, the Custodian or investment manager. Such commingling of assets of the Trust with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Trust in such a group or collective trust, the terms of the instrument establishing the group or collective trust shall be a part hereof as though set forth herein. The Employer may but is not required to specify the name(s) of the group or collective trust fund in an addendum to the Adoption Agreement. The Employer expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund’s trustee will receive compensation from such collective fund for the lending of securities that is separate from any compensation of the Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund;
     (e) for collective investment purposes, combine into one trust fund the Trust created under this Plan with the trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant’s Vested Account Balance under the Plan(s) in which he is a Participant;
     (f) invest up to 100% of the Trust in the common stock, debt obligations, or any other security issued by the Employer or by an affiliate of the Employer within the limitations provided under ERISA Sections 406, 407, and 408, as amended, and further provided that such investment does not constitute a prohibited transaction under Code Section 4975. Any such investment in Employer securities shall only be made upon written direction of the Employer who shall be solely responsible for the propriety of such investment. Additional directives regarding the purchase, sale, retention or valuing of such securities may be addressed in an investment management or trust agreement, which is incorporated by reference. If there are any conflicts between this document and the above referenced agreements, this document shall govern;
     (g) hold cash uninvested and deposit the same with any banking or savings institution, including its own banking department or the banking department of an affiliate;
     (h) utilize a general disbursement account, i.e., in the form of a demand deposit account and/or time deposit account, for distributions from the Trust, without incurring any liability for payment of interest thereon, notwithstanding the Trustee’s receipt of income with respect to float involving the disbursement account;
     (i) hold contributions in an omnibus account, i.e., in the form of a demand deposit and/or time deposit account, maintained by the Trustee for up to three (3) business days (or such longer period as may result due to circumstances beyond the Trustee’s control), without liability for interest thereon. (The Employer acknowledges that any float earnings associated with the assets held in such omnibus account are retained by the Trustee as part of its compensation for performing services with respect to the allocation of contributions to Participants’ accounts);
     (j) join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it or its affiliates are interested as Trustee, upon such terms as it deems advisable;
     (k) hold investments in nominee or bearer form;
     (l) exercise all ownership rights including the voting of proxies and the exercise of tender offers but only with respect to assets over which the Trustee has investment management responsibility;
     (m) hold, manage and control all property forming part of the Trust Fund and sell, convey, transfer, exchange and otherwise dispose of the same from time to time;
     (n) apply for and procure from an insurance company as an investment of the Trust such annuity, or other contracts on the life of any Participant as the Plan Administrator shall deem proper; exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other contracts; and collect, receive, and settle for the proceeds of any such annuity, or other contracts as and when entitled to do so under the provisions thereof;
     (o) unless otherwise provided by a directive as described by paragraph 13.6, the Employer will pass through shareholder rights (including voting rights) on Employer securities to Plan Participants. If no directive is provided, the Trustee shall exercise any shareholder rights (including voting rights) with respect to any securities held, but only in accordance with the instructions of the person or persons responsible for the investment of such securities subject to and as permitted by, any applicable rules of the Securities and Exchange Commission and any national securities exchange. Voting rights with respect to shares of registered investment companies held in the Trust shall be directed by the Named Investment Fiduciary responsible for selection of such registered investment companies as permissible investment alternatives. In the event of any conflict with any other provision of this Article or this Basic Plan Document, the provision of this paragraph shall control. The Employer shall be responsible for preparing and distributing all required prospectuses for Employer securities and making such materials available to Plan Participants;
     (p) retain and employ such attorneys, agents and servants as may be necessary or desirable, in the opinion of the Trustee, in the administration of the Plan, and pay them such reasonable compensation for their services as may be agreed upon as an expense of administration of the Plan, including the power to employ and retain counsel upon any matter of doubt as to the meaning or interpretation to be placed upon this Plan or any provisions thereof with reference to any question arising in the administration of the Plan or pertaining to the rights and liabilities of the Trustee hereunder. The Trustee in any such event, may rely upon the advice, opinions, records, statements and computations of any attorneys and agents and on the records, statements and computations of any servants so selected by it in good faith and shall be released and exonerated of and from all liability to anyone in so doing (except to the extent that liability is imposed under ERISA); and
     (q) institute, prosecute and maintain, or defend, any proceeding at law or in equity concerning the Plan or the assets thereof or any claims thereto, or the interests of Participants and Beneficiaries hereunder at the sole cost and expense of the Plan or at the sole cost and expense of the Participant that may be concerned therein or that may be affected thereby, as, in its opinion, shall be fair and equitable in each case; and compromise, settle and adjust all claims and liabilities asserted by or against the Plan or asserted by or against it, or such terms as it, in each such case, shall deem reasonable and proper. The Trustee shall be under no duty or obligation to institute, prosecute, maintain or defend any suit, action or other legal proceeding unless it shall be indemnified to its satisfaction against all expenses and liabilities (including without limitation, legal and other professional fees) which it may sustain or anticipate by reason thereof.
The Trustee is expressly authorized to the fullest extent permitted by law to (1) retain the services of any broker-dealer, registered investment advisor or other financial services entity (including the Trustee and any of its affiliates) and any future successors in interest thereto collectively, for the purposes of this paragraph referred to as the “Affiliated Entities”), to provide services to assist or facilitate the purchase or sale of investments in the Trust, (2) acquire as assets of the Trust shares of mutual funds to which Affiliated Entities provide, for a fee, services in any capacity and (3) acquire in the Trust any other services or products of any kind or nature from the Affiliated Entities regardless of whether the same or dissimilar services or products are available from other institutions. The Trust may pay directly or indirectly (through mutual funds fees and charges for example) management fees, transaction fees and other commissions to the Affiliated Entities for the services or products provided to the Trust and/or such mutual funds at such Affiliated Entities’ standard or published rates without offset (unless required by law) from any fees charged by the Trustee for its services as Trustee. The Trustee may also deal directly with the Affiliated Entities regardless of the capacity in which it is then acting, to purchase, sell, exchange or transfer assets of the Trust even though the Affiliated Entities are receiving compensation or otherwise profiting from such transaction or are acting as principal in such transaction. Each of the Affiliated Entities is authorized to effect transactions on national securities exchanges for the Trust as directed by the Trustee, and retain any transactional fees related thereto, consistent with Section 11(a)(1) of the Securities and Exchange Act of 1934, as amended and related Rule 11a2-2(T). Included specifically, but not by way of limitation in the transactions authorized by this provision, are transactions in which any of the Affiliated Entities is serving as an underwriting or member of an underwriting syndicate for a security being purchased or is purchasing or selling a security for its own account. In the event the Trustee is directed by the Plan Administrator, any named Fiduciary, designated Investment Manager, Participant and/or Beneficiary, as applicable hereunder (collectively referred to as for purposes of this paragraph as the “Directing Party”), the Directing Party shall be authorized, and expressly retains the right hereunder, to direct the Trustee to retain the services of, and conduct transactions with, Affiliated Entities fully in the manner described above.
13.9 Appointment Of Additional Trustee And Allocation Of Responsibilities
The Employer may appoint one or more additional Trustees to hold specified investments for which the original Trustee is not serving in the capacity of Trustee. In the event that an additional Trustee is appointed, the second Trustee shall have no responsibilities for these specific assets other than as set forth herein. The original Trustee shall have no duties with respect to an investment held by any other person including, without limitation, any other Trustee for the Plan. Any other secondary Trustee of the Plan shall have no duties with respect to assets held in the Plan by the original Trustee or another secondary Trustee.

13.10 Compensation, Administrative Fees And Expenses
All reasonable fees, charges and expenses incurred by the Trustee or the Custodian in connection with the administration of the Trust and all reasonable fees, charges and expenses incurred by the Plan Administrator in connection with the administration of the Plan (including such reasonable compensation to the Trustee and/or Custodian and the Plan Administrator as may be agreed upon from time to time between the Employer, the Trustee and/or Custodian and Plan Administrator) and fees for legal services rendered to the Trustee and/or Custodian or Plan Administrator shall be paid from the Trust unless:
     (a) The payment of such expense would constitute a “prohibited transaction” within the meaning of ERISA Section 406 or Code Section 4975 for which no statutory or administrative exemption is available.
     (b) The Employer actually pays such expenses directly. Any and all reasonable additional administrative expenses incurred to effect directives made by the Participants and by each Beneficiary under this Plan shall be paid by the Trust and as determined by the Employer shall either be charged (in accordance with such reasonable nondiscriminatory rules as the Employer deems appropriate under the circumstances) to the account of the individual issuing such directive, or treated as a general expense of the Trust. If charged to a Participant’s account and if the assets of such account are insufficient to satisfy such charges, the Employer shall pay any deficit to the Trustee. Notwithstanding the foregoing, nothing in this section shall prevent the Employer from paying the administrative expenses of the Plan directly.
     (c) All related expenses incurred on behalf of a Participant (included but not limited to brokerage commissions and other transaction related expenses), shall, as determined by the Employer, either be paid from or otherwise be charged directly to the account of the Participant providing such direction or treated as a general expense of the Trust.
     (d) If there are insufficient liquid assets of the Trust to cover the fees of the Trustee or the Custodian, then assets of the Trust shall be liquidated to the extent necessary to cover fees.
     (e) Notwithstanding the foregoing, no compensation other than reimbursement for expenses incurred shall be paid to a Plan Administrator who is the Employer or Employee of the Employer.
     (f) In the event any part of the Plan becomes subject to tax, all taxes incurred will be paid from the Plan at the direction of the Plan Administrator.
     (g) Any investment gain or loss of the Trust that is not directly attributable to the investment of the account of any Participant (including, but not limited to, for example, any “float” earned on the disbursement account established for the Plan and not treated as part of the compensation of the Trustee or paying agent for the Plan, and any 12b-1 or similar fees paid to the Plan) will be applied to pay administrative expenses of the Plan, with any excess remaining at the close of the Plan Year being allocated among the Participant’s accounts in accordance with the procedure established by the Plan Administrator for this purpose.
13.11 Records
Within ninety (90) days following the close of each Plan Year, or at such other times as may be agreed to between the Employer and the Trustee, and within ninety (90) days following its removal or resignation, the Trustee shall file with the Employer a report of that part of the Trust under the investment management of the Trustee during such year or from the end of the preceding Plan Year to the date of removal or resignation. Such report shall include a statement of receipts and disbursements, the net income or loss of the Trust, the gains or losses realized by the Trust upon sale or other disposition of the assets, the increase or decrease in the value of the Trust, all payments and distributions made from the Trust since the date of its last report, and shall contain a schedule of assets listing the fair market value of investments held in the Trust as of the end of the Plan Year or the date of removal or resignation, as applicable. The fair market value of investments for which there is a ready market shall be determined using the most recent price quoted on a national or other recognized securities exchange or over-the-counter market. The fair market value of illiquid investments shall be obtained by a valuation performed by an independent appraiser appointed by the Trustee or Custodian or appointed by the Employer and approved by the Trustee or Custodian as applicable, for this purpose whose determination shall be final. In the case where there is both a Trustee and Custodian serving the Plan, the Trustee shall have the responsibility for appointing the independent appraiser and obtaining such report. The Trustee shall assume responsibility for the accuracy of any such report, and the Custodian serving hereunder shall have no additional obligation or responsibility to review or verify the accuracy of the report provided to the Custodian. The Employer shall review the Trustee’s report and notify the Trustee in the event of its disapproval of the report within thirty (30) days, providing the Trustee with a written description of the items in question. The Trustee shall have sixty (60) days to provide the Employer with a written explanation of the items in question. If the Employer again disapproves, the Trustee shall have the right to file its report in a court of competent jurisdiction for audit and adjudication. In the event the Employer fails to file a written objection to the Trustee’s report within the ninety (90) day period following receipt of the report, the Employer shall be deemed to have approved the report. In such case, the Trustee shall be released and discharged with respect to all matters contained in the report.

13.12 Limitation On Liability And Indemnification
     (a) The Trustee shall have the authority to manage and govern the Trust to the extent provided in this instrument, but does not guarantee the Trust in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Trust to meet and discharge all or any liabilities of the Plan.
     (b) The Trustee and/or Custodian shall not be liable for the making, retention, or sale of any investment or reinvestment made by it, as herein provided, or for any loss to, or diminution of the Trust, or for any other loss or damage which may result from the discharge of its duties hereunder except to the extent it is judicially determined such loss or damage is attributable to the Trustee and/or Custodian’s breach of its duties hereunder or under ERISA.
     (c) An institution acting as a Custodian or nondiscretionary Trustee shall have no discretion or investment management responsibility, unless otherwise expressly agreed in writing (pursuant to an investment management agreement, for example) and shall only be responsible to perform the functions described at paragraph 13.4 hereof. Neither the Custodian nor Trustee (whether nondiscretionary or discretionary) shall have any responsibility with respect to Plan investments and does not guarantee the adequacy of the Trust to meet and discharge any or all liabilities associated with the Plan.
     (d) The Employer warrants that all directions issued to the Trustee and/or Custodian by it or the Plan Administrator will be in accordance with the terms of the Plan and the auxiliary agreement and not contrary to the provisions of ERISA, as amended, and the Regulations issued thereunder.
     (e) Neither the Trustee nor the Custodian shall be answerable for any action taken pursuant to any direction, consent, certificate, or other paper or document in the belief that the same is genuine. All directions by the Employer, Participant, the Plan Administrator, Named Fiduciary or an investment manager shall be made pursuant to pre-approved communication procedures to which all such parties, as applicable, shall have consented to in writing. The Employer shall deliver to the Trustee and Custodian as applicable, written notification identifying the individual or individuals authorized to act on behalf the Plan and shall deliver specimens of their signatures to the Trustee and/or Custodian.
     (f) The duties and obligations of the Trustee and the Custodian shall be limited to those expressly imposed by this instrument or subsequently agreed upon by the parties in writing. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee or the Custodian shall rest solely with the Employer.
     (g) The Employer shall indemnify the Trustee and/or Custodian as applicable against, and agrees to hold the Trustee and/or Custodian harmless from, all liabilities and claims and expenses including attorney’s fees and expenses incurred in defending against such liability or claims against the Trustee and/or Custodian, unless such liability or claim results from the gross negligent action or inaction of the Trustee and/or Custodian, or where the Trustee or Custodian is found to have breached its duties under this Article or Part 4 of Title I of ERISA by a final judgment of a court of competent jurisdiction. Except as otherwise provided by the preceding sentence, the Employer also shall indemnify the Trustee and/or Custodian as applicable against, and agrees to hold the Trustee and/or Custodian harmless from, all liabilities, claims and expenses including attorney’s fees and other expenses incurred in defending against such liabilities or claims, arising from any actions or breach of responsibility by any party other than the Trustee and/or Custodian, including without limitation by specification any acts of a prior Trustee and/or Custodian or of another Trustee and/or Custodian appointed by the Employer.
     (h) Without limiting any provision in the prior paragraph, the Employer expressly agrees to indemnify the Trustee and/or Custodian as applicable, against any liability or claim (including attorney’s fees and expenses in defending against such liabilities or claims) arising as a result of any act taken or failure to act, in accordance with the directions received from the Employer, Plan Administrator, investment manager, Participant, or a designee specified by the Employer directly or transmitted by a designated Service Provider to the Plan and without limitation by specification.
     (i) The Trustee and/or Custodian as applicable will take all reasonable steps to assure the security of any data received from the Employer in connection with services provided to the Plan. The Employer will be responsible for retaining duplicate copies of any such data or materials it forwards to the Trustee and/or Custodian and for taking all other reasonable and necessary precautions in event such data or materials are lost or destroyed, regardless of cause, or in the event reprocessing is needed for any reason. The Trustee and/or Custodian will maintain records in connection with the performance of services hereunder for the applicable period as required by law, or if no period is required, for such period as is reasonable under the law.
     (j) No waiver of any breach of this agreement shall constitute a waiver of any other breach, whether of the same or any other covenant, term or condition. The subsequent performance of any of the terms, covenants and conditions of this Article shall not constitute a waiver of any preceding breach, nor shall any delay or omission of any party’s exercise of any rights arising from any default effect or impair the party’s rights as to the same or future default.
     (k) Neither the Trustee nor the Custodian shall be responsible in any way for any actions taken, or failure to act, by a prior trustee/custodian. The Employer shall indemnify and hold harmless the Trustee and/or Custodian as applicable, for such prior trustee and/or custodian’s acts or inactions for any periods applicable, including periods for which the Plan must retroactively comply with any tax law or regulations thereunder.
     (l) A Fiduciary with respect to the Plan shall not be liable for a breach of Fiduciary responsibility of another Fiduciary with respect to the Plan except to the extent that:
          (1) it participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Fiduciary, knowing such act or omission is a breach;
          (2) by its failure to comply with ERISA Section 404(a)(1) in the administration of its specific responsibilities which give rise to its status as a Fiduciary, it has enabled such other Fiduciary to commit a breach; or
          (3) it has knowledge of a breach by such other Fiduciary, unless it makes reasonable efforts under the circumstances to remedy the breach.
     (m) If the assets of the Plan are held by two (2) or more Trustees, each Trustee will use reasonable care to prevent a co-Trustee from committing a breach of duty under ERISA and they shall jointly manage and control the assets of the Plan; provided however, that such co-Trustee shall be authorized to allocate specific responsibilities, obligations or duties among the co-Trustees pursuant to a written agreement. If co-Trustees do enter into such an agreement, then a Trustee to whom certain responsibilities, obligations or duties have not been allocated shall not be liable either individually or as Trustee for any loss resulting to the Plan arising from the acts or omissions on the part of another Trustee to which such responsibilities, obligations or duties have been allocated.
13.13 Responsibilities Of A Named Custodian
The Employer may appoint a Custodian as provided for in the Adoption Agreement. A Custodian shall have the same rights, powers and duties as a nondiscretionary Trustee. Any reference in the Plan to a Trustee is also a reference to the Custodian unless the context indicates otherwise. Any limitation of the Trustee’s liability in the Plan shall act as a limitation of the Custodian’s liability. Where a discretionary Trustee has provided direction, any action taken by the Custodian satisfies the requirement in the Plan referencing the Trustee taking that action. The resignation or removal of the Custodian shall be made in accordance with paragraph 13.19 as though the Custodian were the Trustee. The Custodian shall be responsible for the holding and safekeeping of all or a portion of the Plan’s assets. One or more Custodian(s) appointed under this Plan may hold all or any portion of the Plan’s assets. Such separate assets shall be held pursuant to the terms of a separate custodial agreement with such Custodian. The separate custodial agreement shall be treated as an addendum and, as such, may not conflict with any provision of this document. In addition, any provision of a separate custodial agreement that would jeopardize the tax-qualified status of this Defined Contribution Plan shall be null and void. In addition to the holding and safekeeping of Plan assets, the Custodian’s duties shall include:
     (a) receiving contributions under the terms of the Plan, but not determining the amount or enforcing the payment thereof,
     (b) making distributions from the Plan in accordance with instructions received from the Plan Administrator or an authorized representative of the Employer,
     (c) keeping records reflecting its administration of the Trust or the custodial account and making such records, statements and reports available to the Employer for review and audit at such times as agreed to between the Custodian, Plan Administrator, and the Employer, and
     (d) retaining and employing such attorneys, agents and servants as may be necessary or desirable, in the opinion of the Custodian, in the administration of the Plan, and to pay them such reasonable compensation for their services as may be agreed upon as an expense of administration of the Plan, including the power to employ and retain counsel upon any matter of doubt as to the meaning or interpretation to be placed upon this Plan or any provisions thereof with reference to any question arising in the administration of the Plan or pertaining to the rights and liabilities of the Trustee hereunder. The Custodian in any such event, may rely upon the advice, opinions, records, statements and computations of any attorneys and agents and on the records, statements and computations of any servants so selected by it in good faith shall be released and exonerated of and from all liability to anyone in so doing (except to the extent that liability is imposed under ERISA).
The Custodian’s duties will be limited to those as agreed to between the Employer and the Custodian. The Employer shall be responsible for any other administrative duties required under the Plan or by applicable law.

13.14 Investment Alternatives Of The Custodian
     (a) The Custodian shall hold any or all assets received from the Employer or the Trustee or its agents. If the Custodian holds title to Plan assets and such ownership requires action on the part of the registered owner, such action will be taken by the Custodian only upon receipt of specific instructions from the Trustee, or its designated agents or the Named Investment Fiduciary. Proxies shall be voted by or pursuant to the express direction of the Trustee, its’ authorized agent or the Named Investment Fiduciary. The Custodian shall not render any investment advice, including any opinion on the prudence of directed investments. The Employer and Trustee and its agents thereof assume all responsibility for adherence to Fiduciary standards under ERISA, as amended, and the Regulations issued thereunder.
     (b) The Trust shall only be invested in investment alternatives the Custodian makes available in the ordinary course of business unless the Custodian is directed otherwise by the Employer, the Trustee or any properly designated agent thereof. The Custodian, under applicable Federal or state laws, may offer investment alternatives including but not limited to savings accounts and savings certificates. Such investments shall be made at the direction of the Employer or Trustee(s) or other Named Investment Fiduciary and the Custodian shall have no responsibility for the propriety of such investments.
     (c) If the Custodian is a bank, which under applicable state law does not possess trust powers, an investment in common or collective trust funds is not permitted.
13.15 Prohibited Transactions
Neither the Trustee, Custodian, Employer, investment manager, Named Investment Fiduciary nor the Participant shall knowingly enter into any transaction, engage in any activity, or direct the purchase or acquisition of any investment with respect to the Plan which would constitute a prohibited transaction under ERISA or the Code for which a statutory or administrative exemption is not available. The Trustee and/or Custodian shall not knowingly receive any investment advisory or other fees from a regulated investment company (a mutual fund) that duplicates investment management fees charged by the Trustee and/or Custodian except to the extent the receipt of such fees is fully disclosed and/or a procedure exists for crediting duplicate fees back to the Plan. The Trustee and/or Custodian shall be permitted to receive fees from a regulated investment company to the extent that the receipt of such fees is not a prohibited transaction pursuant to any guidance or exemption issued by the Department of Labor from time to time.
13.16 Exclusive Benefit Rules
No part of the Trust shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants with a vested interest, and the Beneficiary or Beneficiaries of deceased Participants who have a vested interest in the Plan at death.
13.17 Assignment And Alienation Of Benefits
Except as provided in paragraphs 12.9 or 12.11, no right or claim to, or interest in, any part of the Plan or any payment from the Plan shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind. Neither the Trustee nor Custodian shall recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985 which the Plan’s attorney and Plan Administrator deem to be qualified.
Notwithstanding any provision of this paragraph to the contrary, an offset to a Participant’s Vested Account Balance against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Code Sections 401(a)(13)(C) and (D).
13.18 Liquidation Of Assets
If the Trustee and/or Custodian must liquidate assets in order to make distributions, transfer assets, or pay fees, expenses or taxes assessed against all or a part of the Trust, and the Trustee and/or Custodian is not instructed as to the liquidation of such assets, assets will be liquidated on a prorated basis across all the investment alternatives in the Trust. The Trustee and/or Custodian are expressly authorized to liquidate assets in order to satisfy the Trust’s obligation to pay the Trustee and/or Custodian’s fees or other compensation if such fees or compensation are not paid on a timely basis.
13.19 Resignation And Removal Of The Trustee and/or Custodian
The Trustee and/or Custodian may resign upon thirty (30) days written notice to the Employer. The Employer may remove the Trustee and/or Custodian upon sixty (60) days (or such shorter period of time as may be agreed to by the parties) written notice to the Trustee and/or Custodian. The Trustee or Custodian, as applicable, shall deliver the

Trust to its successor on the effective date of the resignation or removal, or as soon thereafter as practicable, provided that this shall not waive any lien the Trustee and/or Custodian may have upon the Trust for its compensation or expenses. Following the effective date of the notice of termination, the Trustee and/or Custodian shall have no further responsibility for providing services to the Employer or the Plan. If the Employer fails to amend or replace the Plan and appoint a successor trustee or custodian, as applicable, within the said thirty (30) days, or such longer or shorter period as agreed to by the Trustee and/or Custodian, the highest ranking officer of the Employer shall be deemed the successor trustee or custodian as the case may be. In such event, the Trustee and/or Custodian may, but shall not be required to, continue to hold custody of the assets of the Plan until such time as appropriate arrangements have been made for the security of the Plan assets, upon notification thereof to Plan Participants, and shall no longer have any responsibility for the investment of Plan assets.

ARTICLE XIV
TOP-HEAVY PROVISIONS
14.1 Applicability Of Rules
If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article will supersede any conflicting provisions in the Basic Plan Document and accompanying Adoption Agreement. The Top-Heavy requirements of Code Section 416 and this Article shall not apply in any Plan Year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions which meet the requirements of Code Section 401(m)(11).
14.2 Determination Of Top-Heavy Status
This paragraph shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This paragraph shall apply for purposes of determining the Present Values of accrued benefits and the amounts of account balances of Employees as of the Top-Heavy Determination Date.
     (a) Distributions During The Plan Year Ending On The Top-Heavy Determination Date — The Present Value of accrued benefits and the amounts of account balances of an Employee as of the Top-Heavy Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with this Plan under Code Section 416(g)(2) during the one (1) year period ending on the Top-Heavy Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period”.
     (b) Employees Not Performing Services During The Plan Year Ending On The Top-Heavy Determination Date — The accrued benefits and accounts of any individual who has not performed services for the Employer during the one (1) year period ending on the Top-Heavy Determination Date shall not be taken into account.
     (c) Top-Heavy Ratio — see paragraph 1.101 of the Plan.
     (d) Permissive Aggregation Group — The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Section 401(a)(4) and 410.
     (e) Required Aggregation Group — Each Qualified Plan of the Employer in which at least one (1) Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and any other Qualified Plan of the Employer which enables a Plan described herein to meet the requirements of Code Section 401(a)(4) or 410. For purposes of this paragraph, “determination period” means the current and four preceding Plan Years.
     (f) Determination Date — For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year is the Determination Date.
     (g) Valuation Date — The date elected by the Employer in the Adoption Agreement as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.
     (h) Present Value — Present Value shall be based only on the interest and mortality rates specified in the Adoption Agreement.
14.3 Minimum Contribution
For any Plan Year in which the Plan is Top-Heavy, the aggregate Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee (without regard to any Social Security contribution) under this Plan, the Employer will contribute the lesser of 3% of such Participant’s Compensation or in the case where the Employer has no Defined Benefit Plan which designates this Plan to satisfy Code Section 401, the largest percentage of the Employer contributions and forfeitures, as a percentage of the Key Employee’s Compensation, up to a maximum permitted under Code Section 401(a)(17), as indexed, allocated on behalf of any Key Employee for that year. For this purpose, Elective Deferrals or Roth Elective Deferrals as defined in Code Section 401(k) are used in determining the lesser of 3% of Compensation or the amount allocated on behalf of Key Employees.
Each Participant who is employed by the Employer on the last day of the Plan Year shall be entitled to receive an allocation of the Employer’s minimum contribution for such Plan Year. The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make required contributions to the Plan, the

Participant’s Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service (or such lesser number designated by the Employer in the Adoption Agreement) during the Plan Year. An Employer may elect in the Adoption Agreement by resolution or by Plan amendment whether the Top-Heavy minimum contribution will be made to all Participants or to non-Key Employees.
The Top-Heavy minimum contribution does not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirements applicable to this Plan will be satisfied in the other plan(s).
If a Key Employee makes an Elective Deferral or Roth Elective Deferral or has an allocation of Matching Contributions credited to his or her account, a Top-Heavy minimum contribution will be required for non-Key Employees who are Participants. For purposes of satisfying the Top-Heavy minimum contribution requirement, Elective Deferrals or Roth Elective Deferrals are not taken into account; Matching Contributions shall be taken into account unless otherwise elected by the Employer in the Adoption Agreement. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the ACP Test and other requirements of Code Section 401(m).
The Employer may provide in the Adoption Agreement that the minimum benefit requirement shall be met in another plan, including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions which meet the requirements of Code Section 401(m)(11).
14.4 Minimum Vesting
For any Plan Year during which this Plan is Top-Heavy, the minimum vesting schedule selected by the Employer in the Adoption Agreement will apply to the Plan. If the vesting schedule elected by the Employer in the Adoption Agreement is less liberal than the allowable schedule, the schedule will automatically shift to a vesting schedule that satisfies the Top-Heavy minimum requirements. For those Plans using a graded vesting schedule, the schedule will accelerate to no less than a two (2) to six (6) year graded vesting schedule. For those Plans using a cliff vesting schedule, the schedule will accelerate to a three (3) year cliff vesting schedule. If the vesting schedule under the Employer’s Plan shifts in or out of the Top-Heavy schedule for any Plan Year, such shift is an amendment to the vesting schedule and the election in paragraph 9.8 applies. The minimum vesting schedule applies to all accrued benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. No reduction in vested benefits may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year. This paragraph does not apply to the account balances of any Employee who does not have one (1) Hour of Service after the Plan initially becomes Top-Heavy and such Employee’s account balance attributable to Employer contributions and forfeitures will be determined without regard to this paragraph.
14.5 Use Of Safe Harbor Contributions To Satisfy Top-Heavy Contribution Rules
If elected in the Adoption Agreement, a 3% Safe Harbor Non-Elective Contribution allocated to all eligible Employees may be used to satisfy the minimum contribution requirement for a Top-Heavy Plan. A Safe Harbor Matching Contribution may also be used to satisfy the minimum contribution requirement for a Top-Heavy Plan, provided no other contribution is made to the Plan for that Plan Year. In any Plan Year in which the Plan consists solely of (i) Elective Deferrals under a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or 401(k)(13) and (ii) Matching Contributions which meet the requirements of Code Section 401(m)(11) or 401(m)(12), then such Plan will be exempt from the Top-Heavy requirements of Code Section 416. Furthermore, if the Plan (but for the prior sentence) would be treated as a Top-Heavy Plan because the Plan is a member of an aggregation group which is a Top-Heavy group, then the contributions under the Plan may be taken into account in determining whether any other plan in the aggregation group meets the Top-Heavy requirements of Code Section 416(c)(2).

ARTICLE XV
AMENDMENT AND TERMINATION
15.1 Amendment By Employer
The Employer may add or change the choice of options in the Adoption Agreement, any provision under the Plan, and correct obvious and unambiguous typographical errors and/or cross-references that correct a reference but do not in any way change the original intended meaning of the provisions.
15.2 Protected Benefits
An amendment (including the adoption of this Plan as a restatement of an existing Plan) may not decrease a Participant’s accrued benefit or account balance except to the extent permitted under Code Section 412(c)(8), and may not reduce or eliminate a Code Section 411(d)(6) protected benefit (except as provided by the Code or the Regulations issued thereunder) determined immediately prior to the date of adoption, or if later, the Effective Date of the amendment. Where this Plan is being adopted to amend another plan that contains a protected benefit not provided for in this document, the Employer may attach an addendum to the Adoption Agreement that describes such protected benefit which shall be incorporated in the Plan. Should any early retirement benefit or other optional retirement benefits be changed by an amendment to this Plan, all benefits accrued prior to the date of such amendment may not be reduced.
15.3 Permitted Plan Amendments Affecting Alternative Forms Of Payment
This Plan will not violate the requirements of Code Section 411(d)(6) merely because the adopting Employer amends this Plan to eliminate or restrict the ability of a Participant to receive payment of his or her Vested Account Balance under a particular optional form of benefit if, after the Plan amendment is effective with respect to the Participant, the alternative forms of payment available to such Participant include payment in a lump sum distribution form that is otherwise identical to the optional form of benefit that is being eliminated or restricted.
For purposes of this paragraph, a lump sum distribution form is otherwise identical to an optional form of benefit that is eliminated or restricted pursuant to the paragraph above only if the lump sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement. A lump sum distribution form is not otherwise identical to a specified installment form of benefit if the lump sum distribution form is not available for distribution on the date on which the installment form would have been available for commencement, is not available in the same medium of distribution as the installment form, or imposes any condition of eligibility that did not apply to the installment form. However, an otherwise identical distribution form need not retain rights or features of the optional form of benefit that is eliminated or restricted to the extent that those rights or features would not be protected from elimination or restriction under Code Section 411(d)(6) or this paragraph.
15.4 Plan Termination
The Employer shall have the right to terminate its Plan at any time. If the Plan is terminated, partially terminated, or if there is a complete discontinuance of contributions under a profit-sharing plan maintained by the Employer, all amounts credited to the accounts of Participants shall vest and become nonforfeitable. In the event of a partial termination, only those who are affected by such partial termination shall be fully vested. In the event of termination, the Plan Administrator shall direct the Trustee or Custodian as applicable with respect to the distribution of accounts to or for the exclusive benefit of Participants or their Beneficiaries. Such distribution may be made directly to Participants or, at the direction of the Participant, may be transferred directly to another Eligible Retirement Plan, including an individual retirement account. In the absence of an election by a Participant who has received notice pursuant to paragraph 6.5 from the Plan Administrator, the Plan Administrator may direct the Trustee and/or Custodian as applicable, to transfer the Participant’s benefit to another Defined Contribution Plan maintained by the Employer, other than an employee stock ownership plan. If the Employer does not maintain another Defined Contribution Plan, the Plan Administrator may direct the Trustee or Custodian to transfer the Participant’s benefit to an individual retirement account with an institution selected by the Plan Administrator, but only to the extent provided for in the Adoption Agreement, or make a distribution pursuant to paragraph 7.16. Prior to making any distribution, the Trustee or Custodian, as applicable, may require the Plan Administrator to represent that the Plan has received a favorable determination letter from the Internal Revenue Service approving the Plan termination and authorizing the distribution of benefits to Plan Participants. In the absence of such determination letter and prior to agreeing to make any distributions in accordance with the Plan Administrator’s directions, the Trustee or Custodian may require the Plan Administrator to represent in an manner acceptable to the Trustee or Custodian that the applicable requirements, if any, of ERISA and the Code governing the termination of employee benefit plans have been or are being complied with or that appropriate authorizations, waivers, exemptions, or variances have been or are being obtained. Until final distribution of the assets of the Trust, the Plan Administrator and Trustee shall have all the powers necessary for the orderly administration, liquidation and distribution of the assets of the Trust.
15.5 Reserved
15.6 Termination Of Participation By Participating Employer
Any Participating Employer may by written resolution terminate participation in the Plan at any time by notification to the Plan Administrator and the Trustee and/or Custodian as applicable. Such Participating Employer may thereupon request a transfer of Trust assets attributable to its Employees from this Plan to any successor qualified retirement Plan maintained by the Participating Employer or its successor. The Plan Administrator may, however, refuse to make such transfer if in its considered opinion such transfer would operate to the detriment of any Participant, jeopardize the continued qualification of the Plan, or if such transfer does not comply with any requirements of the Internal Revenue Service. If no transfer is made, the provisions in the definition of Participating Employer in Article I will apply with respect to the payment of benefits for Employees of such Participating Employer.
15.7 Distribution Restrictions Under A Code Section 401(k) Plan
If the Employer’s Plan includes a cash or deferred arrangement or if transferred assets described in paragraph 6.15 are subject to the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10), the special distribution provisions of this paragraph apply. The portion of the Participant’s Vested Account Balance attributable to Elective Deferrals or Roth Elective Deferrals (or to amounts treated under the cash or deferred arrangement as Elective Deferrals such as QNECs and QMACs and income allocable to each) are not distributable earlier than upon the Participant’s severance from employment, death, or Disability. Such amounts may also be distributed upon:
     (a) Termination of the Plan without the Employer maintaining another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409(a), a Simplified Employee Pension Plan as defined in Code Section 408(k), a SIMPLE IRA Plan as defined in Code Section 408(p), a Plan or contract described in Code Section 403(b), or a Plan described in Code Section 457(b) or (f)] at any time during the period beginning on the date of Plan termination and ending twelve (12) months after all assets have been distributed from the Plan. Such a distribution must be made in a lump sum.
     (b) The attainment of age 59 1/2 in the case of a profit-sharing plan.
     (c) The Hardship of the Participant, as described in paragraph 6.11.
All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Code Sections 401(a)(11) and 417. Other distribution restrictions include:
     (d) If Roth Elective Deferral Accounts are permitted for tax years beginning after 2005, distributions from such accounts (other than corrective distributions) are not includible in the Participant’s gross income if made after five (5) years and after the Participant’s death, Disability, or attainment of age 59 1/2. Earnings on corrective distributions of Roth Elective Deferrals are includible in gross income the same as earnings on corrective distributions of pre-tax Elective Deferrals; or
     (e) The Participant otherwise is entitled under the terms of the Plan to a distribution of that portion of the Vested Account Balance.
15.8 Mergers And Consolidations
     (a) In the case of any merger or consolidation of the Employer’s Plan with, or transfer of assets or liabilities of the Employer’s Plan to any other plan, Participants in the Employer’s Plan shall be entitled to receive benefits immediately after the merger, consolidation, or transfer which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.
     (b) Any corporation (or other authorized business entity) into which the Trustee, Custodian or any successor thereto may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee, Custodian or any successor thereto may be a party, or any corporation (or other authorized business entity) to which all or substantially all the business of the Trustee, Custodian or any successor thereto may be transferred, shall automatically be the successor without the filing of any instrument or performance of any further act, before any court.

ARTICLE XVI
GOVERNING LAW
16.1 Governing Law
Construction, validity and administration of the Plan shall be governed by Federal law to the extent applicable, and, to the extent Federal law is not applicable, by the laws of the State or Commonwealth in which the principal office of the Employer or its affiliate is located.
Notwithstanding any provision of the Plan to the contrary, no provision in the Basic Plan Document shall subject a governmental Plan as defined in Code Section 414(d) or a non-electing church plan as described in Code Section 410(d) to the fiduciary provisions of Title I of ERISA or any other provision of ERISA that is not applicable to such governmental or non-electing church plans.
16.2 State Community Property Laws
The terms and conditions of the Plan shall be applicable without regard to community property laws of any state.

Unclaimed Benefit Procedures
Diversified has developed the following procedures for locating former employees who were participants in the Plan. These procedures have been designed to satisfy your fiduciary requirements for locating lost participants. Diversified is prohibited from providing legal advice outside of the company. You should ask your legal counsel to review these procedures.
The following Unclaimed Benefit Procedures will be followed for handling benefits, which are payable to former participants and beneficiaries of the Plan. A private locator service, ACCURINT, will be used to locate such former participants and beneficiaries. The Plan Administrator may chose to use another service in the future. No follow-up attempts will be made on check amounts of $5.00 or less. These amounts will be escheated to the appropriate state.
Returned Checks:
1.	If a check is returned as undeliverable, Diversified will perform an address search using ACCURINT.
2.	If a new address is found, Diversified will issue a duplicate check to the participant at the new address.
Diversified will notify the Plan Administrator of the new address to update their records.
3.	If a new address is not found, Diversified will notify the Plan Administrator and ask for a more current address. If a new address is not available, the amount of the distribution (net of taxes withheld, if any) will be re-deposited back into the participant’s account as of a current date in the most conservative investment fund option available under the Plan. If the check is for a nondiscrimination testing refund, excess deferral refund, 415 excess contribution refund, or a required minimum distribution the amount will be escheated to the appropriate state.
4.	The re-deposited amount will be treated as after —tax monies so it will not be subject to tax withholding in a subsequent distribution. However, earnings on the amount that is re-deposited would be subject to tax withholding when distributed.
Un-cashed Checks:
1.	If a check is un-cashed for 4 months, Diversified will send a follow-up letter to the participant at the address in Diversified’s records.
2.	If the letter is returned, Diversified will do an address search using ACCURINT.
3.	If a new address is found, Diversified will send a follow-up letter to the participant at the new address reminding them that they have an un-cashed check.
4.	If a new address is not found or the check is still outstanding after 5 months, the Returned Check procedures starting with Step 3 will be followed.

November 2005

Sterling Chemicals, Inc. Savings and Investment Plan
ADOPTION AGREEMENT
CASH OR DEFERRED PROFIT-SHARING PLAN
Individually Designed
The Employer named below hereby establishes a Cash or Deferred Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Basic Plan Document.

I.	EMPLOYER INFORMATION

If more than one Employer is adopting the Plan, complete this section based on the lead Employer. Additional Employers who are members of the same controlled group or affiliated service group may adopt this Plan by completing and executing a Participation Agreement that, once executed, will become part of this Adoption Agreement.

	A.	Name And Address:

Sterling Chemicals, Inc.

333 Clay Street, #3600

Houston, TX 77002

B.	Telephone Number:	(713) 654-9597

C.	Employer’s Tax ID Number:	76-0502785

D.	Form Of Business:

☐ 1. Sole Proprietor	☐ 5. Limited Liability Company
☐ 2. Partnership	☐ 6. Limited Liability Partnership
☑ 3. Corporation	☐ 7.
☐ 4. S Corporation

E.	Is The Employer Part Of A Controlled Group?	☐ YES ☑ NO
	Part Of An Affiliated Service Group?	☐ YES ☑ NO

F.	Name Of Plan: Sterling Chemicals, Inc. Savings and Investment Plan

G.	Three Digit Plan Number:	003

H.	Employer’s Tax Year End:	December 31

I.	Employer’s Business Code:	325100

II.	EFFECTIVE DATE

	A.	New Plans:

This is a new Plan having an Effective Date of . The Effective Date may be no earlier than the Plan Year beginning after December 31, 2001 or if later, the first day of the Plan Year in which it is adopted.

	B.	Amended and Restated Plans:

This is an amendment and/or restatement of an existing Plan. The initial Effective Date of the Plan was August 1, 1986. The Effective Date of this amendment and/or restatement is June 1, 2010. The Effective Date of the restated Plan may be no earlier than for Plan Years beginning after December 31, 2001.

1

	C.	Amended or Restated Plans for EGTRRA:

This is an amendment and/or restatement of an existing Plan to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-17 (EGTRRA). The initial Effective Date of the Plan was . Except as provided for in the Plan, the Effective Date of this amendment and/or restatement is . (The restatement date should be no earlier than the first day of the current Plan Year. The Plan contains appropriate retroactive Effective Dates with respect to provisions of EGTRRA.)

Except to the extent permitted under Code Section 411(d)(6) and the Regulations issued thereunder, an Employer cannot reduce, eliminate or make subject to Employer discretion any Code Section 411(d)(6) protected benefit. Where this Plan document is being adopted to amend another plan that contains a protected benefit not provided for in the Basic Plan Document, the Employer may complete Schedule A as an addendum to this Adoption Agreement. Schedule A describes such protected benefits and shall become part of this Plan. If a prior plan document contains a plan feature not provided for in the Basic Plan Document, the Employer may attach Schedule B describing such feature.

	D.	Effective Date for Elective Deferrals:

If different from above, the Elective Deferral provisions shall be effective .

	E.	Effective Date for Safe Harbor 401(k) Contributions:

If different from above, this provision shall be effective . This provision must be adopted prior to the first day of the Plan Year and remain in effect for an entire twelve (12) month period.

	F.	Effective Date for Roth Elective Deferrals:

If different from above, Roth Elective Deferral provisions shall be effective . The Effective Date of this provision cannot be earlier than January 1, 2006.

	G.	Frozen Plan:

This Plan was frozen effective . For any period following this Effective Date, neither the Employer nor any Participant may contribute to this Plan, and no otherwise eligible Employee shall become a Participant in this Plan. All existing account balances will become fully vested as of the date specified above.

III.	DEFINITIONS

	A.	“Compensation”

Select the definition of Compensation, the Compensation Computation Period, any Compensation Dollar Limitation and Exclusions from Compensation for each contribution type from the options listed below. Enter the letter of the option selected on the lines provided below. Leave the line blank if no election needs to be made. The Compensation Computation Period must be the same as the Limitation Year defined at Section III(F).

		Compensation	Compensation
	Compensation	Computation	Dollar	Exclusions
Contribution Type	Definition	Period	Limitation	From Compensation
All Contributions			$
Elective Deferrals (including Roth Elective Deferrals, if applicable)	d	a	$	j(i)
Voluntary After-tax	d	a	$	j(i)
Required After-tax			$
Matching Contribution (Formula 1)			$
Matching Contribution (Formula 2)			$
Non-Elective Contribution (Formula 1)			$

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		Compensation	Compensation
	Compensation	Computation	Dollar	Exclusions
Contribution Type	Definition	Period	Limitation	From Compensation
Non-Elective Contribution (Formula 2)			$
Safe Harbor Contribution	d	a	N/A	j(ii)
QNEC			$
QMAC			$
ADP/ACP Tests	d	a	N/A	N/A

1.	Compensation Definition:

	a.	Code Section 3401(a) — W-2 Compensation subject to income tax withholding at the source, with all pre-tax contributions excluded.

	b.	Code Section 3401(a) — W-2 Compensation subject to income tax withholding at the source, with all pre-tax contributions included [Plan defaults to this election].

	c.	Code Section 6041/6051 — Income reportable on Form W-2, with all pre-tax contributions excluded.

	d.	Code Section 6041/6051 — Income reportable on Form W-2, with all pre-tax contributions included.

	e.	Code Section 415 — All income received for services performed for the Employer, with all pre-tax contributions excluded.

	f.	Code Section 415 — All income received for services performed for the Employer, with all pre-tax contributions included.

The selection of any of the above definitions of Compensation meets the Code Section 414(s) definition of Compensation. The Code Section 415 definition shall always apply with respect to sole proprietors and partners.

☑	2.	Deemed Compensation from permitted waiver of group health coverage under a Cafeteria Plan Arrangement: The Employer elects to include deemed Code Section 125 Compensation not available to a Participant in cash in lieu of group health coverage in the Plan’s definition of Compensation.

3.	Compensation Computation Period:

	a.	Compensation paid during a Plan Year while a Participant [Plan defaults to this election].

	b.	Compensation paid during the entire Plan Year.

	c.	Compensation paid during the Employer’s fiscal year.

	d.	Compensation paid during the calendar year.

4.	Compensation Dollar Limitation: The dollar limitation section does not need to be completed unless Compensation of less than the Code Section 401(a)(17) limit of $200,000 is to be used. When an integrated allocation formula in Section VI is selected, Compensation cannot be limited to an amount less than the maximum amount under Code Section 401(a)(17).

5.	Exclusions from Compensation (non-integrated plans only):

	a.	There will be no exclusions from Compensation under the Plan [Plan defaults to this safe harbor election].

	b.	Overtime

	c.	Bonuses

	d.	Commissions

	e.	Exclusion applies only to Participants who are Highly Compensated Employees [safe harbor].

	f.	Holiday and vacation pay

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g.	Reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits [safe harbor].

h.	Post-severance payments, as described in paragraph 1.15(c)(8) of the Basic Plan Document. (This exclusion may apply no earlier than the 2005 Limitation Year.)

i.	Compensation in excess of $ for Highly Compensated Employees [safe harbor].

j.	Other: (i) all Compensation is excluded except base pay, shift differential and overtime

(ii) all Compensation is excluded except base pay.

Any exclusion of Compensation except (a), (e), (g), (h) and (i) must satisfy the requirements of Section 1.401(a)(4) of the Income Tax Regulations and Code Section 414(s) and the Regulations thereunder. These exclusions do not fall under the “safe harbor” modifications to Compensation and therefore must be tested to determine if the modified definition of Compensation satisfies Code Section 414(s).

B.	“Disability”

☑	1.	As defined in the Basic Plan Document [Plan defaults to this election].

☐	2.	As defined in the Employer’s Disability Insurance Plan.

☐	3.	An individual will be considered to be disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. An individual shall not be considered to be disabled unless he or she furnishes proof of the existence thereof in such form and manner as the Secretary of the Treasury may prescribe.

C.	“Highly Compensated Employees — Top-Paid Group Election”

	1.	Top-Paid Group Election: In determining who is a Highly Compensated Employee, the Employer may make the Top-Paid Group election. The effect of this election is that an Employee (who is not a 5% owner at any time during the determination year or the look-back year) who earned more than $95,000, as indexed for the look-back year, is a Highly Compensated Employee if the Employee was in the Top-Paid Group for the look-back year. This election is applicable for the Plan Year in which this Plan is effective.

☐	a.	The Employer does not make the Top-Paid Group election.

☑	b.	The Employer makes the Top-Paid Group election [Plan defaults to this election].

☐	2.	Calendar Year Data Election: If the Plan Year is not the calendar year, the prior year computation period for purposes of determining if an Employee earned more than $95,000, as indexed, is the calendar year beginning in the prior Plan Year. This election is applicable for the Plan Year in which this Plan is effective.

D.	“Hour of Service”

	Hours shall be determined by the method selected below. The method selected shall be applied to all Employees:

☐	1.	Not applicable. A Year of Service (Period of Service) is defined using the Elapsed Time method.

☐	2.	On the basis of actual hours for which an Employee is paid or entitled to payment [Plan defaults to this election].

☐	3.	On the basis of days worked. An Employee shall be credited with ten (10) Hours of Service if the Employee would be credited with at least one (1) Hour of Service during the day.

☐	4.	On the basis of weeks worked. An Employee shall be credited with forty-five (45) Hours of Service if the Employee would be credited with at least one (1) Hour of Service during the week.

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☑	5.	On the basis of semi-monthly payroll periods. An Employee shall be credited with ninety-five (95) Hours of Service if the Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period (applicable for Employees compensated semi-monthly).

☑	6.	On the basis of months worked. An Employee shall be credited with one-hundred-ninety (190) Hours of Service if the Employee would be credited with at least one (1) Hour of Service during the month (applicable for Employees compensated bi-weekly).

E.	“Integration Level”

☑	1.	Not applicable. Either the Plan’s allocation formula is not integrated with Social Security or there are no Non-Elective Employer Contributions being made to the Plan [Plan defaults to this election].

☐	2.	The Taxable Wage Base.

☐	3.	% (not more than 100%) of the Taxable Wage Base.

☐	4.	$ , provided that such amount is not in excess of the amount determined under paragraph (E)(2) above.

☐	5.	One dollar over 80% of the Taxable Wage Base.

☐	6.	20% of the Taxable Wage Base.

F.	“Limitation Year”

	Unless elected otherwise below, the Limitation Year shall be the Plan Year.

	The twelve (12) consecutive month period commencing on January 1 and ending on December 31.

	If applicable, there will be a short Limitation Year commencing on and ending on . Thereafter, the Limitation Year shall end on the date specified above.

G.	“Net Profit”

☑	1.	Not applicable. Employer contributions to the Plan are not conditioned on profits [Plan defaults to this election].

☐	2.	Net Profits are required for making Employer contributions and are defined as follows:

☐	a.	As defined in the Basic Plan Document.

☐	b.	Net Profits will be defined in a uniform and nondiscriminatory manner which will not result in a deprivation of an eligible Participant of any Employer contribution.

c.	Net Profits are required for the following types of contributions:

☐	i.	Employer Matching Contributions (Formula 1).

☐	ii.	Employer Matching Contributions (Formula 2).

☐	iii.	Employer QNEC and QMAC Contributions.

☐	iv.	Non-Elective Employer Contributions (Formula 1).

☐	v.	Non-Elective Employer Contributions (Formula 2).

Elective Deferrals, Top-Heavy minimums (if required), and Safe Harbor Contributions (if applicable) must be contributed regardless of profits.

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H.	“Plan Year”

	The twelve (12) consecutive month period commencing on January 1 and ending on December 31.

	If applicable, there will be a short Plan Year commencing on and ending on . Thereafter, the Plan Year shall end on the date specified above.

I.	“QDRO Payment Date”

☑	1.	The date the QDRO is determined to be qualified [Plan defaults to this election].

☐	2.	The statutory age fifty (50) requirement applies for purposes of making distribution to an alternate payee under the provisions of a QDRO.

J.	“Qualified Joint and Survivor Annuity”

☑	1.	Not applicable. The Plan is not subject to Qualified Joint and Survivor Annuity rules. The safe harbor provisions of paragraph 8.7 of the Basic Plan Document apply. The normal form of payment is a lump sum. No annuities are offered under the Plan [Plan defaults to this election].

☐	2.	The normal form of payment is a lump sum. The Plan does provide for annuities as an optional form of payment at Section XVI(D) of the Adoption Agreement. The Plan’s Joint and Survivor Annuity rules are avoided and the safe harbor provisions of paragraph 8.7 of the Basic Plan Document will apply, unless the Participant elects to receive his or her distribution in the form of an annuity. If this option is selected, Section III(K) below must also be completed.

☐	3.	The Joint and Survivor Annuity rules are applicable and the survivor annuity will be % (50%, 66-2/3%, 75% or 100%) of the annuity payable during the lives of the Participant and his or her Spouse. If no selection is specified, 50% shall be deemed elected.

K.	“Qualified Pre-Retirement Survivor Annuity”

	Do not complete this section if paragraph (J)(1) was elected.

☐	1.	The Qualified Pre-Retirement Survivor Annuity shall be 100% of the Participant’s Vested Account Balance in the Plan as of the date of the Participant’s death.

☐	2.	The Qualified Pre-Retirement Survivor Annuity shall be 50% of the Participant’s Vested Account Balance in the Plan as of the date of the Participant’s death.

	If this provision applies but no selection is made, the Qualified Pre-Retirement Survivor Annuity shall be 50%.

L.	“Valuation of Plan Assets”

	The assets of the Plan shall be valued on the last day of the Plan Year and on the following Valuation Date(s):

☐	1.	There are no other mandatory Valuation Dates.

☑	2.	The Valuation Dates are applicable for the contribution type specified below:

Contribution Type	Valuation Date
All Contributions	a

Elective Deferrals (including Roth Elective Deferrals, if applicable)

Voluntary After-tax Contributions

Required After-tax Contributions

Matching Contributions (Formula 1)

Matching Contributions (Formula 2)

Non-Elective Contributions (Formula 1)

Non-Elective Contributions (Formula 2)

Safe Harbor Contributions

QNEC

QMAC

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a.	Daily valued.
b.	The last day of each month.
c.	The last day of each quarter in the Plan Year.
d.	The last day of each semi-annual period in the Plan Year.
e.	Other: .
(Note: Date must be at least once during the Plan Year.)

IV.	ELIGIBILITY REQUIREMENTS

Complete the following using the eligibility requirements as specified for each contribution type. To become a Participant in the Plan, the Employee must satisfy the following eligibility requirements.

	Minimum	Service	Class	Eligibility
Contribution Type	Age	Requirement	Exclusions	Computation Period	Entry Date
All Contributions	1	1	1,2,6,9,10	1	1

Elective Deferrals (including Roth Elective Deferrals, if applicable)

Voluntary After-tax Contributions

Required After-tax Contributions

Matching Contributions (Formula 1)

Matching Contributions (Formula 2)

Non-Elective Contributions (Formula 1)

Non-Elective Contributions (Formula 2)

Safe Harbor Contributions*

QNECs

QMACs

*	If any age or Service requirement selected is more restrictive than that which is imposed on any Employee contribution, that group of Employees will be subject to the ADP and/or ACP testing as prescribed under applicable IRS Regulations.

A.	Age:

	1.	No age requirement.

	2.	Insert the applicable age in the chart above. The age may not be more than twenty-one (21).

B.	Service:

The maximum Service requirement for Elective Deferrals is one (1) year. For all other contributions, the maximum is two (2) years. If a Service requirement greater than one (1) year is selected, Participants must be 100% vested in that contribution.

	1.	No Service requirement.

	2.	Completion of Days of Service. [No more than 730 Days of Service may be required; if more than 365 days are entered here, Participants must be 100% vested upon entering the Plan.]

	3.	Completion of months of Service. [No more than twenty-four (24) months of Service may be required; if more than twelve (12) months are entered here, Participants must be 100% vested upon entering the Plan.]

	4.	Completion of months of Service. [No more than twenty-four (24) months of Service may be required; if more than twelve (12) months are entered here, Participants must be 100% vested upon entering the Plan.]

	5.	One (1) Year of Service or Period of Service.

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	6.	Two (2) Years of Service or Periods of Service.

	7.	One (1) Expected Year of Service. An Employee whose position is required as a condition of employment to work a Year of Service may enter after six (6) months of actual Service.

	8.	One (1) Expected Year of Service. An Employee whose position is required as a condition of employment to work a Year of Service may enter after months of actual Service [must be twelve (12) months or less].

	9.	One (1) Expected Year of Service. An Employee whose position is required as a condition of employment to work a Year of Service may enter after months of actual Service [must be twelve (12) months or less].

	10.	Completion of Hours of Service (1,000 hours or less) within the month(s) time period [the monthly period must be a pro-ration of twelve (12) months or less] following an Employee’s commencement of employment. An Employee who is otherwise eligible who meets the statutory one (1) Year of Service requirement and any age requirement if applicable, shall participate in the Plan not later than the earlier of the first day of the first Plan Year after the Employee has met the statutory requirements or six (6) months after the day such requirements are met.

	11.	Completion of Hours of Service (may not be more than 1,000 hours).

C.	Method for Measuring Service Eligibility Period (do not enter this method in the table above):

A Year of Service for eligibility purposes is defined as follows (choose one):

☑	1.	Not applicable.

☐	2.	Hours of Service method. A Year of Service will be credited upon completion of Hours of Service. A Year of Service for eligibility purposes may not be less than one (1) Hour of Service nor greater than 1,000 hours by operation of law. If left blank, the Plan will use 1,000 hours.

☐	3.	Elapsed Time method.

D.	Employee Class Exclusions:

The exclusion of any classification may cause the Plan to fail the ratio percentage test under Code Section 410(b)(1)(A) or (B) which may require the Plan to be tested under the average benefits test of Code Section 410(b)(1)(C).

	1.	Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if benefits were the subject of good faith bargaining and if two percent or less of the Employees covered pursuant to the agreement are professionals as defined in Regulations Section 1.410(b)-9, unless participation in this Plan is specifically provided for in the collective bargaining agreement. For this purpose, the term “employee representative” does not include any organization more than half of whose members are owners, officers, or executives of the Employer.

	2.	Employees who are non-resident aliens [within the meaning of Code Section 7701(b)(1)(B)] who receive no Earned Income [within the meaning of Code Section 911(d)(2)] from the Employer which constitutes income from sources within the United States [within the meaning of Code Section 861(a)(3)].

	3.	Employees compensated on an hourly basis.

	4.	Employees compensated on a salaried basis.

	5.	Employees compensated on a commission basis.

	6.	Leased Employees.

	7.	Key Employees.

	8.	Highly Compensated Employees.

8

	9.	Employees of any member of the controlled and/or affiliated service group Employer whose Employer does not affirmatively adopt this Plan.

	10.	The Plan shall exclude from participation any nondiscriminatory classification of Employees determined as follows (any exclusion must pass coverage and nondiscrimination testing): Employees regularly scheduled to work outside of the United States; reclassified Employees.

E.	Eligibility Computation Period:

The initial eligibility computation period shall commence on the date on which an Employee first performs an Hour of Service and end with the first anniversary thereof. Each subsequent computation period shall commence on:

	1.	Not applicable. The Plan has a Service requirement of less than one (1) year or uses the Elapsed Time method to determine eligibility.

	2.	The anniversary of the Employee’s employment commencement date and each subsequent twelve (12) consecutive month period thereafter.

	3.	The first day of the Plan Year which commences prior to the first anniversary date of the Employee’s employment commencement date and each subsequent Plan Year thereafter.

F.	Entry Date:

	1.	The Employee’s date of hire.

	2.	The first day of the month coinciding with or next following the date on which an Employee meets the eligibility requirements.

	3.	The first day of the payroll period coinciding with or next following the date on which an Employee meets the eligibility requirements, or as soon as administratively feasible thereafter.

	4.	When the Days of Service method is selected at Section IV(B)(2), the Entry Date shall be the day the Employee meets the eligibility requirements, or as soon as administratively feasible thereafter.

	5.	The earlier of the first day of the Plan Year, or the first day of the fourth, seventh or tenth month of the Plan Year coinciding with or next following the date on which an Employee meets the eligibility requirements.

	6.	The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or next following the date on which an Employee meets the eligibility requirements.

	7.	The first day of the Plan Year following the date on which the Employee meets the eligibility requirements. If this election is made, the Service waiting period cannot be greater than one-half year and the minimum age requirement may not be greater than age twenty and one-half (20 1/2).

	8.	The first day of the Plan Year nearest the date on which an Employee meets the eligibility requirements. This option can only be selected for Employer related contributions.

	9.	The first day of the Plan Year during which the Employee meets the eligibility requirements. This option can only be selected for Employer related contributions.

	10.	Other: . This option may not require an entry date more than two (2) months following the date on which an Employee meets the eligibility requirements.

G.	Employees on Effective Date:

If option (1) is selected, options (2) and (3) should not be selected. Options (2) and (3) can be selected or just option (2) or (3).

☑	1.	All Employees will be required to satisfy both the age and Service requirements specified above.

☐	2.	Employees employed on the Plan’s Effective Date do not have to satisfy the age requirement specified above.

9

	☐	3.	Employees employed on the Plan’s Effective Date do not have to satisfy the Service requirement specified above.

☐	H.	Special Waiver of Eligibility Requirements:

		The age and/or Service eligibility requirements specified above shall be waived for the eligible Employees specified below who are employed on the specified date for the contribution type(s) specified. This waiver applies to either the age or Service requirement or both as elected below.

	Waiver of Age	Waiver of Service
Waiver Date	Requirement	Requirement	Contribution Type
All Contributions

Elective Deferrals (including Roth Elective Deferrals, if applicable)

Matching Contribution (Formula 1)

Matching Contribution (Formula 2)

Non-Elective Contribution (Formula 1)

Non-Elective Contribution (Formula 2)

Safe Harbor Contribution

QNEC

QMAC

	The waiver above applies to:

☐	1.	All eligible Employees employed on the specified date.

☐	2.	The indicated class of Employees employed on the specified date.

	Note: Any selection here may cause the Plan to be discriminatory in operation and therefore would have to be tested for nondiscrimination.

V.	RETIREMENT AGES

	A.	Normal Retirement:

Select option (1) or (2) and either (3)(a) or (3)(b).

☐	1.	Normal Retirement Age shall be age [not to exceed sixty-five (65) and generally not to be lower than age fifty-five (55)].

☑	2.	Normal Retirement Age shall be the later of attaining age 65 [not to exceed age sixty-five (65)] or the 5th (not to exceed the fifth) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

3.	The Normal Retirement Date shall be:

☐	a.	as of the date the Participant attains Normal Retirement Age [Plan defaults to this election].

☐	b.	the first day of the month next following the Participant’s attainment of Normal Retirement Age.

B.	Early Retirement:

☑	1.	Not applicable.

☐	2.	The Plan shall have an Early Retirement Age of [not less than age fifty-five (55)] and completion of Years of Service.

	3.	The Early Retirement Date shall be:

☐	a.	as of the date the Participant attains Early Retirement Age [Plan defaults to this election].

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☐	b.	the first day of the month next following the Participant’s attainment of Early Retirement Age.

VI.	CONTRIBUTIONS TO THE PLAN

The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer’s contribution shall be subject to the limitations contained in Articles III and X of the Basic Plan Document. For this purpose, a contribution for a Plan Year shall be limited by Compensation earned in the Limitation Year that ends with or within such Plan Year. For Limitation Years beginning on or after January 1, 2002, except to the extent permitted under paragraph 4.6 of the Basic Plan Document and under Code Section 414(v), the Annual Addition that may be contributed or allocated to a Participant’s account under the Plan for any Limitation Year beginning after December 31, 2001 shall not exceed the lesser of (a) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or (b) 100% of the Participant’s Compensation within the meaning of Code Section 415(c)(3), for the Limitation Year.

☑	A.	Elective Deferrals:

1.	Participants shall be permitted to make Elective Deferrals:

☐	a.	in any amount up to % (may be no more than 100%) of Compensation.

☑	b.	in any amount from a minimum of 1% (may be no less than 1%) to a maximum of 100% (may be no more than 100%) of their Compensation not to exceed $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

☐	c.	in a flat dollar amount from a minimum of $ (may be no less than $500) to a maximum of $ , [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable] not to exceed % (no more than 100%) of their Compensation.

☐	d.	in any amount up to the maximum percentage of Compensation and dollar amount permissible under Code Section 402(g) and 414(v) not to exceed the limits of Code Sections 401(k), 404 and 415.

☐	e.	Highly Compensated Employees may defer any amount up to % (may be no more than 100%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

☑	f.	Catch-up Contributions may be made by eligible Participants.
2.	Participants shall be permitted to terminate their Elective Deferrals (including Roth Elective Deferrals, if any) at any time upon proper and timely notice to the Employer. Modifications and reinstatement of Participants’ Elective Deferrals will become effective as soon as administratively feasible on a prospective basis as provided for below:

Modifications	Reinstatement	Method
☑	☑	On a daily basis.
☐	☐	On the first day of each quarter.
☐	☐	On the first day of the next month.
☐	☐	The beginning of the next payroll period.
☐	☐	On the first day of the next semi-annual period.
☐	☐	Upon days notice to the Plan Administrator.

☐	B.	Roth Elective Deferrals:

If Participants are permitted to make Elective Deferrals, they shall also be permitted to make Roth Elective Deferrals. Roth Elective Deferrals may be treated as Catch-Up Contributions.

	C.	Bonus Option:

☑	1.	Not applicable. The Plan’s definition of Compensation excludes bonuses from deferrable Compensation for both Elective Deferrals and Roth Elective Deferrals.

11

☐	2.	Not applicable. Participants are not permitted to make a separate deferral election and the Participant’s deferral amount elected on their Salary Deferral Agreement will also apply to any bonus received by the Participant for any Plan Year.

☐	3.	The Employer permits a Participant to amend his or her deferral election to defer to the Plan an amount not to exceed % (may be no more than 100%) or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable] of any bonus received by the Participant for any Plan Year.

☑	D.	Automatic Enrollment:

The Employer elects the automatic enrollment provisions for Elective Deferrals as follows. Automatic enrollment in Roth Elective Deferrals is not permitted under the Plan. The automatic enrollment provisions apply to all eligible Employees. Employees and Participants shall have the right to amend the stated automatic Elective Deferral percentage or receive cash in lieu of deferral into the Plan.

☐	1.	Eligible Automatic Contribution Arrangements and Qualified Automatic Contribution Arrangements (choose either (a) or (b) and complete the information in that section):

☐	a.	The Plan will be an Eligible Automatic Contribution Arrangement (EACA) [under Code Section 414(w)(3), effective beginning <insert first day of Plan Year EACA was originally effective (not prior to 2008)>]:

i. The EACA applies to (check all that apply):

☐ New Employees who have not met the eligibility requirement as of the date the EACA is effective.

☐ Current Employees who are eligible to participate but are not deferring as of the date the EACA is effective.

☐ Current Participants who are deferring at a percentage less than the automatic percentage selected in (ii) herein as of the date the EACA is effective.

ii. Default Elective Deferral Percentage: The default percentage of Compensation to be contributed, unless the Participant elects otherwise, will be:

% (must be a uniform percentage within the meaning of Code Section 414(w)(3)(B)).

☐	iii. Optional Increase in Deferral Percentage: An eligible Employee who has been automatically enrolled in the EACA shall have the default Elective Deferral percentage identified in paragraph (ii) above remain in effect until the last day of the Plan Year in which the first Elective Deferral is made with respect to such Employee (the first contribution period). Each Plan Year thereafter, the default Elective Deferral percentage of each eligible Employee shall increase as indicated below:

For the first Plan Year beginning after the first contribution period, the rate of Elective Deferrals shall be %.

For the second Plan Year beginning after the first contribution period, the rate of Elective Deferrals shall be %.

For the third and subsequent Plan Years, the rate of Elective Deferrals shall be %.

☐	iv. Permissible Withdrawal: Employees may elect a permissible withdrawal from the Plan no later than 90 days after the date the first default Elective Deferrals are deducted from the Employee’s paycheck.

v. Coverage of EACA. The Plan’s EACA feature covers:

☐	Only those eligible Employees who have not made an affirmative election and have been automatically enrolled.

☐	All eligible Employees (including those who have made an affirmative deferral election). Selecting this option will allow the Plan to be eligible for the six (6) month extension that applies to a distribution of Excess Contributions or Excess Aggregate Contributions (for a Plan Year beginning on or after January 1,

12

2010). This option requires the Employer to provide an annual EACA notice to ALL eligible Employees.

☑	b.	The Plan will be a Qualified Automatic Contribution Arrangement (QACA) [under Code Section 401(k)(13)(A), effective beginning January 1, 2009]:

i.	Default Elective Deferral Percentage:

a.	For the period ending on the last day of the first Plan Year which begins after the date in which the first default Elective Deferral, Catch-up Contribution and Voluntary After-Tax Contribution is made with respect to such Employee under the Qualified Automatic Contribution Arrangement, eligible Employees shall have Elective Deferrals, Catch-up Contributions and Voluntary After-Tax Contributions withheld in the amount of 3.0% (must be at least 3% for such period but not more than 10%) of base pay.

b.	For the first Plan Year following the Plan Year containing the first anniversary of the Employee’s participation in the Plan, the rate of Elective Deferrals, Catch-up Contributions and Voluntary After-Tax Contributions shall be 4.0% (must be at least equal to 4% but not more than 10%) of Compensation.

c.	For the second following Plan Year, the rate of Elective Deferrals, Catch-up Contributions and Voluntary After-Tax Contributions shall be 5.0% (must be at least equal to 5% but not more than 10%) of Compensation.

d.	For the third following Plan Year and subsequent Plan Years, the rate of Elective Deferrals, Catch-up Contributions and Voluntary After-Tax Contributions shall be 6.0% (must be at least equal to 6% but not more than 10%) of Compensation.

ii.	Safe Harbor Contribution:

The Employer must elect to provide a safe harbor contribution as described below (choose one):

☐ a. Basic Matching Contribution Formula: The Employer shall make a basic Matching Contribution on behalf of (choose one):

☐	each eligible Employee

☐	each eligible Employee who is NOT a Highly Compensated Employee in an amount equal to 100% of the Elective Deferrals of the eligible Employee to the extent that such contributions do not exceed 1% of Compensation, plus 50% of such Elective Deferrals that exceed 1% of Compensation but do not exceed 6% of Compensation.

☑ b. Enhanced Matching Contribution Formula: The Employer shall make an enhanced Matching Contribution under a formula that provides (i) that the rate of Matching Contributions does not increase as an Employee’s rate of Elective Deferrals, Catch-up Contributions and Voluntary After-Tax Contributions increases, and (ii) the aggregate amount of Matching Contributions at any rate of Elective Deferrals, Catch-up Contributions and Voluntary After-Tax Contributions is at least equal to the aggregate amount of Matching Contributions which would be made under the basic Matching Contribution formula described above:

100% of Elective Deferrals, Catch-up Contributions and Voluntary After-Tax Contributions on base pay only up to 6% Compensation.

☐ c. QACA Non-Elective Contribution Formula: The Employer shall make a QACA Non-Elective Contribution to the Plan on behalf of (choose one):

☐	each eligible Employee

☐	each eligible Employee who is NOT a Highly Compensated Employee and who is eligible to participate in the Plan, in an amount equal to (choose one):

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☐ 3%; or

% (must be more than 3)
of the Employee’s Compensation, without regard to whether the Employee makes any Employee contributions.

iii.	Vesting Schedule: The vesting schedule for the safe harbor contributions described in paragraph (ii) above shall be (check one box):

☑	a.	2 year cliff vesting schedule:
Less than 2 Years of Service = 0%
2 Years of Service or more = 100%

☐	b.	2 year graded vesting schedule:
Less than 1 Year of Service = 0%
1 Year of Service = %
2 Years of Service or more = 100%

☐	c.	100% immediate vesting

iv.	☑	Permissible Withdrawal: Employees may elect a permissible withdrawal from the Plan no later than 90 days after the date the first default Elective Deferrals are deducted from the Employee’s paycheck.

v.	☐	Designation of Alternative Plan to Receive Safe Harbor Contributions: If the safe harbor contribution elected above is not being made to this Plan, the name of the other plan that will receive the safe harbor contribution is: .

vi.		Limitations on Safe Harbor Matching Contributions: If a safe harbor Matching Contribution is made to the Plan:

☐	a.	The Employer elects to make safe harbor Matching Contributions on an annual basis.

☑	b.	The Employer elects to match annual Elective Deferrals, Catch-up Contributions, and Voluntary After-tax Contributions on base pay only are made:

☑	on a payroll basis [Plan defaults to this].

☐	on a monthly basis.

☐	on a Plan Year quarterly basis.

☐	The Employer elects to true up safe harbor Matching Contributions made to the Plan on the above basis.

☐	2.	Automatic Deferrals:

a.	New Employees: Employees who have not met the eligibility requirements shall have Elective Deferrals withheld in the amount of % (not more than 10%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable] upon entering the Plan.

☐	i.	On an annual basis the Elective Deferral limit under the Plan shall be increased up to a maximum amount determined by the Employer.

☐	ii.	After Years of Service, the amount specified above shall increase to % (no more than 10%) or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

☐	This requirement is effective for Employees hired on or after .

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☐	b.	Current Employees: Employees who are eligible to participate but not deferring shall have Elective Deferrals withheld in the amount of % (not more than 10%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

☐	i.	On an annual basis the Elective Deferral limit under the Plan shall be increased up to a maximum amount determined by the Employer.

☐	ii.	After Years of Service, the amount specified above shall increase to % (no more than 10%) or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

☐	c.	Current Participants: Current Participants who are deferring at a percentage less than the amount selected herein shall have Elective Deferrals withheld in the amount of % (not more than 10%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

☐	i.	On an annual basis the Elective Deferral limit under the Plan shall be increased up to a maximum amount determined by the Employer.

☐	ii.	After Years of Service, the amount specified above shall increase to % (no more than 10%) or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

Employees and Participants shall have the right to amend the stated automatic Elective Deferral provisions or receive cash in lieu of deferral into the Plan. For purposes of this provision, Employees returning an election form indicating a “zero” deferral amount shall be deemed “Current Participants”.

E.	Voluntary After-tax Contributions:

☐	1.	The Plan does not permit Voluntary After-tax Contributions.

☑	2.	Participants may make Voluntary After-tax Contributions in any amount from a minimum of 1% (may not be less than 1%) to a maximum of 100% (may be no more than 100%) of their Compensation or a flat dollar amount from a minimum of $ (may not be less than $1,000) to a maximum of $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

☐	3.	Participants may make Voluntary After-tax Contributions in any amount up to the maximum permitted by law.

☐	4.	The maximum combined limit of Elective Deferrals, Roth Elective Deferrals, and Voluntary After-tax Contributions will not exceed % (may be no more than 100%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

F.	Required After-tax Contributions (for Thrift Savings Plans only):

☑	1.	The Plan does not permit Required After-tax Contributions.

	2.	Participants shall be required to make Required After-tax Contributions as follows:

☐	a.	% (may be no more than 100%) of Compensation.

☐	b.	A percentage determined by the Employee.

☐	c.	A flat dollar amount of $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

☐	d.	The maximum combined limit of Elective Deferrals, Roth Elective Deferrals and Required After-tax Contributions will not exceed % (may be no more than 100%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

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G.	Rollover Contributions:

☐	1.	The Plan does not accept Rollover Contributions.

☑	2.	Rollover Contributions may be made:

☐	a.	after meeting the eligibility requirements for participation in the Plan.

☑	b.	prior to meeting the eligibility requirements for participation in the Plan.

3.	The Plan will accept a Participant Rollover Contribution of an Eligible Rollover Distribution from (check only those that apply):

☑	a.	A Qualified Plan described in Code Section 401(a) or 403(a).

☑	b.	An annuity contract described in Code Section 403(b).

☑	c.	An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

☑	d.	An Individual Retirement Account (which was not used as a conduit from a Qualified Plan) or Annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includable in gross income.

4.	The Plan will accept a Direct Rollover of an Eligible Rollover Distribution from (check only those that apply):

☐	a.	A Qualified Plan described in Code Section 401(a) or 403(a), excluding Voluntary After-tax Contributions.

☑	b.	A Qualified Plan described in Code Section 401(a) or 403(a), including Voluntary After-tax Contributions.

☐	c.	An annuity contract described in Code Section 403(b), excluding Voluntary After-tax Contributions.

☑	d.	An annuity contract described in Code Section 403(b), including Voluntary After-tax Contributions.

☑	e.	An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state.

☐	f.	A Roth Elective Deferral Account if it is a Direct Rollover from another Roth Elective Deferral Account under a Qualified Plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under Code Section 402(c).

H.	Reserved

☐	I.	Safe Harbor Plan Provisions:

If the Safe Harbor Plan provisions are elected, the nondiscrimination tests at Article XI of the Basic Plan Document are not applicable. Safe Harbor Contributions made are subject to the withdrawal restrictions of Code Section 401(k)(2)(B) and Treasury Regulation Section 1.401(k)-1(d); such contributions (and earnings thereon) must not be distributable earlier than severance from employment, death, Disability, an event described in Code Section 401(k)(10), or in the case of a profit-sharing or stock bonus plan, the attainment of age 59 1/2. Safe Harbor Contributions are NOT available for Hardship withdrawals.

The ACP Test Safe Harbor is automatically satisfied if the only Matching Contribution to the Plan is either a Basic Matching Contribution or an Enhanced Matching Contribution that does not provide a match on Elective Deferrals in excess of 6% of Compensation. For Plans that allow Voluntary or Required After-tax Contributions, the ACP Test is applicable with regard to such contributions.

Employees eligible to make Elective Deferrals to this Plan must be eligible to receive the Safe Harbor Contribution in the Plan listed below, to the extent required by applicable IRS Regulations.

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The Employer elects to comply with the Safe Harbor Cash or Deferred Arrangement provisions of Article XI of the Basic Plan Document and elects one of the following contribution formulas:

1.	Safe Harbor Tests:

☐	a.	Only the ADP Test Safe Harbor provisions are applicable. A formula in paragraphs (3), (4) or (5) below has been selected and the ADP Safe Harbor has been satisfied.

☐	b.	Only the ACP Test Safe Harbor provisions are applicable. No additional Matching Contributions would be needed in order to satisfy the ACP Safe Harbor if the Plan satisfies the Basic or Enhanced Match.

☐	c.	Both the ADP and ACP Test Safe Harbor provisions are applicable. If both ADP and ACP provisions are applicable:

☐	i.	No additional Matching Contributions will be made in any Plan Year in which the Safe Harbor provisions are used.

☐	ii.	The Employer may make Matching Contributions in addition to any Safe Harbor Matching Contributions elected below. [Complete provisions in Section VI(J) regarding Matching Contributions that will be made in addition to those Safe Harbor Matching Contributions made below.]

Safe Harbor Contributions cannot be subject to an Hours of Service or employment on the last day of the Plan Year requirement.

☐	2.	Designation of Alternate Plan to Receive Safe Harbor Contribution: If the Safe Harbor Contribution as elected below is not being made to this Plan, the name of the other plan that will receive the Safe Harbor Contribution is: .

☐	3.	Basic Matching Contribution Formula: Matching Contributions will be made on behalf of Participants in an amount equal to 100% of the amount of the Eligible Participant’s Elective Deferrals that do not exceed 3% of the Participant’s Compensation and 50% of the amount of the Participant’s Elective Deferrals that exceed 3% of the Participant’s Compensation but that do not exceed 5% of the Participant’s Compensation.

☐	4.	Enhanced Matching Contribution Formula: Matching Contributions will be made in an amount equal to the sum of:

	a.	% of the Participant’s Elective Deferrals that do not exceed % of the Participant’s Compensation [insert a number that is three (3) or greater but not greater than six (6); if a number greater than six (6) is inserted or if left blank, this will not qualify as an Enhanced Matching Contribution Formula and the ADP test will apply], plus

☐	b.	% of the Participant’s Elective Deferrals that exceed % of the Participant’s Compensation but do not exceed % of the Participant’s Compensation [insert a number that is three (3) or greater but not greater than six (6) in the second blank. Both blanks should be completed so that at any rate of Elective Deferrals, the Matching Contribution is at least equal to the Matching Contribution receivable if the Employer were making a Basic Matching Contribution. The rate of match cannot increase as Elective Deferrals increase. If a number greater than six (6) is inserted or if left blank, this will not qualify as an Enhanced Matching Contribution Formula and the ACP Test will apply.]

If an additional discretionary Matching Contribution is made, the dollar amount of that contribution may not exceed 4% of eligible Plan Compensation.

☐	5.	Guaranteed Non-Elective Contribution Formula: The Employer shall make a Non-Elective Contribution equal to % (not less than 3%) of the Compensation of each Eligible Participant.

☐	6.	Flexible Non-Elective Contribution Formula: This provision provides the Employer with the ability to amend the Plan to comply with the Safe Harbor provisions during the Plan Year. To provide such option, the Employer must amend the Plan and indicate on Schedule C that the Safe Harbor Non-Elective Contribution (not less than 3%) will be made for the specified Plan Year. Such election must comply with all the applicable notice requirements.

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Additional non-Safe Harbor Contributions may be made to the Plan pursuant to Section VI(J) hereof. Any additional contributions may be subject to nondiscrimination testing.

7.	Limitations on Safe Harbor Matching Contributions: If a Safe Harbor Matching Contribution is made to the Plan:

☐	a.	The Employer elects to make Safe Harbor Matching Contributions on an annual basis.

☐	b.	The Employer elects to match actual Elective Deferrals made:

☐	i.	on a payroll basis [Plan defaults to this election].

☐	ii.	on a monthly basis.

☐	iii.	on a Plan Year quarterly basis.

☐	iv.	The Employer elects to true up Safe Harbor Matching Contributions made to the Plan on the above basis.

If one of the Matching Contribution calculation periods at paragraph (7)(b) above is selected, Matching Contributions must be deposited to the Plan not later than the last day of the calendar quarter next following the quarter to which they relate.

☐	c.	The Employer will only contribute the Safe Harbor Contribution to Non-Highly Compensated Employees.

☐	J.	Matching Employer Contribution:

Do not complete this section of the Adoption Agreement if the Plan only offers a Safe Harbor Contribution. A Plan that offers both a Safe Harbor Contribution as well as an additional Employer Contribution that is specified below, must complete both Sections VI(I) and VI(J) of this Adoption Agreement.

Select the Matching Contribution Formula, Computation Period and special Limitations for each contribution type from the options listed below. Enter the letter of the option(s) selected on the lines provided. Leave the line blank if no election is required.

	☐	The Matching Contribution(s) selected below will be deemed an additional discretionary ACP Test Safe Harbor Matching Contribution in accordance with the selection made at Section VI(I). The allocation of any additional Matching Contribution made by the Employer will not exceed 4% of eligible Compensation.

	☐	The Matching Contribution(s) selected below will be deemed a discretionary contribution that will be subject to nondiscrimination testing.

	Matching	Matching		Matching	Matching
Type of	Contribution	Computation		Contribution	Computation
Contribution	(Formula 1)	Period	Limitations	(Formula 2)	Period	Limitations
Elective Deferrals (including Roth Elective Deferrals, if applicable)
Voluntary After-tax
Required After-tax
403(b) Deferrals

If any election is made with respect to “403(b) Deferrals” above, and if this Plan is used to fund any Employer Contributions, Employer Contributions will be based on the Elective Deferrals made to an existing 403(b) plan sponsored by the Employer.

Name of corresponding 403(b) plan, as applicable:

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If the Matching Contribution formula selected by the Employer is 100% vested and may not be distributed to the Participant before the earlier of the date the Participant has a severance from employment, retires, becomes disabled, attains 59 1/2, or dies, it may be treated as a Qualified Matching Contribution.

Matching Contribution Formulas may be subject to a minimum or maximum dollar or percentage limit.

1.	Matching Contribution Formulas:

Matching Contribution Formulas for Elective Deferrals and Roth Elective Deferrals:

	a.	Percentage of Deferral Match: The Employer shall contribute to each eligible Participant’s account an amount equal to % (no more than 500%) of the Participant’s Elective Deferrals up to a maximum of % (no more than the Annual Addition limit for the Plan Year) of Compensation or $ [no more than the Annual Addition limit for the Plan Year].

	b.	Uniform Dollar Match: The Employer shall contribute to each eligible Participant’s account $ (no more than the Annual Addition limit for the Plan Year) if the Participant contributes at least % (no more than 100%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable]. The Employer’s contribution will be made up to a maximum of % (no more than the Annual Addition limit for the Plan Year) of Compensation.

	c.	Discretionary Match: The Employer shall have the right to make a Discretionary Matching Contribution. The Employer’s Matching Contribution shall be determined by the Employer with respect to each Plan Year’s eligible Participants. Such contribution shall be in the amount specified and allocated as follows:

	d.	Tiered Match: The Employer shall contribute to each eligible Participant’s account an amount equal to:

% (no more than 500%) of the first % of the Participant’s Compensation contributed, and

% (no more than 400%) of the next % of the Participant’s Compensation contributed, and

% (no more than 300%) of the next % of the Participant’s Compensation contributed.

The Employer’s contribution will be made up to the ☐ greater of (may be no more than 500%) ☐ lesser of (may be no less than 1%) % of Compensation, or $ (no more than the Annual Addition limit for the Plan Year).

The percentages specified above may not increase as the rate of Elective Deferrals or Employee Contributions increase. This formula must meet Code Section 401(a)(4) and the ACP Test.

	e.	Percentage of Compensation Match: The Employer shall contribute to each eligible Participant’s account % (no less than 1%) of Compensation if the eligible Participant contributes at least % (no more than 100%) of Compensation.

The Employer’s contribution will be made up to the ☐ greater of (may be no more than 500%) ☐ lesser of (may be no less than 1%) % of Compensation or $ (no more than the Annual Addition limit for the Plan Year).

This formula must meet Code Section 401(a)(4) and the ACP Test.

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f.	Proportionate Compensation Match: The Employer shall contribute to each eligible Participant who defers at least % (may be no more than 100%) of Compensation, an amount determined by multiplying such Employer Matching Contribution by a fraction, the numerator of which is the Participant’s Compensation and the denominator of which is the Compensation of all Participants eligible to receive such an allocation.

The Employer’s contribution will be made up to the ☐ greater of (may be no more than 500%) ☐ lesser of (may be no less than 1%) % of Compensation or $ (no more than the Annual Addition limit for the Plan Year).

This formula must meet Code Section 401(a)(4) and the ACP Test.

g.	Length of Service Match: The Employer shall make Matching Contributions equal to the formula determined under the following schedule:

Participant's Total Years (Periods) of Service	Matching Contribution Formula

This formula must meet Code Section 401(a)(4) and the ACP Test.

☐	h.	Catch-Up Contributions: The Employer elects to match Catch-Up Contributions under the same formula or formulas as elected above.

In the event that an Excess Contribution is recharacterized as a Catch-up Contribution, any Matching Contribution made thereon may remain in the Plan if the Matching Contribution Formula is not otherwise exceeded.

Additional Matching Contribution Formulas for Voluntary After-tax Contributions:

	i.	Percentage of Deferral Match: The Employer shall contribute to each eligible Participant’s account an amount equal to % (no less than 1%) of the Participant’s Contribution up to a maximum of % (may be no more than 500%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

	j.	Uniform Dollar Match: The Employer shall contribute to each eligible Participant’s account $ (no more than the Annual Addition limit for the Plan Year) if the Participant contributes at least % (may be no more than 100%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable]. The Employer’s contribution will be made up to the maximum of % (may be no more than 500%) of Compensation.

	k.	Discretionary Match: The Employer shall have the right to make a Discretionary Matching Contribution. The Employer’s Matching Contribution shall be determined by the Employer with respect to each Plan Year’s eligible Participants. Such contribution shall be in the amount specified and allocated as follows:

Additional Matching Contribution Formulas for Required After-tax Contributions:

	l.	Percentage of Deferral Match: The Employer shall contribute to each eligible Participant’s account an amount equal to % (no less than 1%) of the Participant’s Contribution up to a maximum of % (may be no more than 500%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

	m.	Uniform Dollar Match: The Employer shall contribute to each eligible Participant’s account $ (no more than the Annual Addition limit for the Plan Year) if the Participant contributes at least % (may be no more than 100%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable]. The Employer’s contribution will be made up to the maximum of % (may be no more than 500%) of Compensation.

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	n.	Discretionary Match: The Employer shall have the right to make a Discretionary Matching Contribution. The Employer’s Matching Contribution shall be determined by the Employer with respect to each Plan Year’s eligible Participants. Such contribution shall be in the amount specified and allocated as follows:

Additional Matching Contribution Formulas for 403(b) Deferrals:

	o.	Percentage of Deferral Match: The Employer shall contribute to each eligible Participant’s account an amount equal to % (no less than 1%) of the Participant’s deferral up to a maximum of % (may be no more than 500%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable].

	p.	Uniform Dollar Match: The Employer shall contribute to each eligible Participant’s account $ (no more than the Annual Addition limit for the Plan Year) if the Participant contributes at least % (may be no more than 100%) of Compensation or $ [may be no more than the Code Section 402(g) limit and Code Section 414(v) limit, if applicable]. The Employer’s contribution will be made up to the maximum of % (may be no more than 500%) of Compensation.

	q.	Discretionary Match: The Employer shall have the right to make a Discretionary Matching Contribution. The Employer’s Matching Contribution shall be determined by the Employer with respect to each Plan Year’s eligible Participants. Such contribution shall be in the amount specified and allocated as follows:

2.	Matching Contribution Computation Period: The Compensation or any dollar limitation imposed in calculating the Matching Contribution will be based on the period selected below. Matching Contributions will be calculated on the following basis:

a.	Payroll Based	e.	Monthly
b.	Weekly	f.	Quarterly
c.	Bi-weekly	g.	Semi-annually
d.	Semi-monthly	h.	Annually

The calculation of Matching Contributions based on the Computation Period selected above has no applicability as to when the Employer remits Matching Contributions to the Trust.

3.	Limitations on Matching Formulas:

	a.	Contributions to Participants who are not Highly Compensated Employees: Contribution of the Employer’s Matching Contribution will be made only to eligible Participants who are Non-Highly Compensated Employees.

	b.	Deferrals withdrawn prior to the end of the Matching Computation Period: Matching Contributions (whether or not Qualified) will not be made on Employee contributions withdrawn prior to the end of the ☐ Matching Computation Period, or ☐ Plan Year.

	☐	If elected, this requirement shall not apply in the event of a withdrawal occurring as the result of a termination of employment for reasons of retirement, Disability or death.

	c.	Maximum Plan Limit for Matching Contributions: In no event will Matching Contributions exceed % (no more than 500%) of Compensation, or $ (no more than the Annual Addition limit for the Plan Year).

	☐	If elected, this limitation applies to the total of all Elective Deferrals, Roth Elective Deferrals, Catch-Up Contributions, Voluntary After-tax Contributions, and Required After-tax Contributions made to the Plan for the Plan Year.

	d.	True Up of Matching Contributions: The Employer elects to true up Matching Contributions made to the Plan.

☐	K.	Non-Elective Employer Contributions:

The Employer shall have the right to make a discretionary contribution. If a discretionary contribution is made, the Employer’s contribution for the Plan Year shall be allocated to the accounts of eligible Participants as follows (enter the number of the allocation method being used by the Plan):

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Type of Contribution	Allocation Method
Non-Elective Formula 1
Non-Elective Formula 2

1.	Pro-Rata Formula: The Employer’s contribution for the Plan Year shall be allocated to each eligible Participant on a pro-rata basis based on the Compensation of the Participant to the total Compensation of all Participants.

2.	Uniform Percentage Formula: The Employer’s contribution shall be allocated to each eligible Participant as a uniform percentage of the Employer’s Net Profit.

3.	Percentage of Compensation Formula: The Employer’s contribution shall be % of each Participant’s Compensation allocated on a pro-rata basis based on the Compensation of the Participant to the total Compensation of all Participants.

4.	Hours of Service Formula: The Employer’s contribution shall be a discretionary amount allocated in the same dollar amount to each eligible Participant based on each Hour of Service performed or each day that the Participant is entitled to Compensation.

5.	Uniform Dollar Amount Formula: The Employer shall contribute and allocate to the account of each eligible Participant an equal dollar amount.

6.	Excess Integrated Contribution Formula: The Employer’s contribution shall be allocated as an amount taking into consideration amounts contributed to Social Security using the four-step Excess Integrated Allocation Formula as described in the Basic Plan Document; the Integration Level is defined at Section III(E) of this Adoption Agreement.

7.	Base Integrated Contribution Formula: The Employer’s contribution shall be allocated as an amount taking into consideration amounts contributed to Social Security using the two-step Base Integrated Allocation Formula as described in the Basic Plan Document; Employer Contributions shall be allocated as follows: % of each eligible Participant’s Compensation, plus % of Compensation in excess of the Integration Level defined at Section III(E) hereof. If the Integration Level selected in Section III(E) is other than the Taxable Wage Base, the maximum disparity rate will be adjusted as follows: (a) if the Integration Level selected is greater than zero (0) but not more than the greater of $10,000 or 20% of the Taxable Wage Base, the maximum disparity rate will be 5.7%; (b) if the Integration Level selected is more than the greater of $10,000 or 20% but not more than 80% of the Taxable Wage Base, the maximum disparity rate will be 4.3%; (c) if the Integration Level selected is more than 80% of the Taxable Wage Base, but not more than any amount more than 80% of the Taxable Wage Base, but less than 100% of the Taxable Wage Base, the maximum disparity rate will be 5.4%.

Only one Plan maintained by the Employer may be integrated with Social Security. Any Plan utilizing a Safe Harbor formula as provided in Section VI(I) of this Adoption Agreement may not apply the Safe Harbor Contributions to the integrated allocation formula.

8.	Uniform Points Contribution Formula: The allocation for each eligible Participant will be determined by a uniform points method. Each eligible Participant’s allocation shall bear the same relationship to the Employer contribution as the Participant’s total points bears to all points awarded. The Employer must grant points for at least age or Service. Each eligible Participant will receive points for each of the following:

☐	a.	year(s) of age.

☐	b.	Year(s) of Service determined:

	☐	i. In the same manner as determined for eligibility.

	☐	ii. In the same manner as determined for vesting.

	☐	iii. Points will not be awarded with respect to Year(s) of Service in excess of .

☐	c.	$ (not to exceed $200) of Compensation.
The contribution formulas must satisfy the design-based safe harbors described in the Regulations under Code Section 401(a)(4).

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L.	Qualified Matching (QMAC) and Qualified Non-Elective (QNEC) Employer Contribution Formulas:

☐	1.	QMAC Contribution Formula: The Employer may contribute to each eligible Participant’s Qualified Matching Contribution account an amount equal to (select one or more of the following):

☐	a.	$ or % of the Participant’s Elective Deferrals (including Roth Elective Deferrals, if applicable).

☐	b.	$ or % of the Participant’s Elective Deferrals (including Roth Elective Deferrals, if applicable) not to exceed % of Compensation.

☐	c.	$ or % of the Participant’s Voluntary After-tax Contributions.

☐	d.	$ or % of the Participant’s Required After-tax Contributions.

☐	2.	Discretionary QMAC Contribution Formula: The Employer shall have the right to make a discretionary QMAC contribution. The Employer’s Matching Contribution shall be determined by the Employer with respect to each Plan Year’s eligible Participants. Such contribution shall be in the amount specified and allocated as follows:

		This part of the Employer’s contribution shall be fully vested when made.

☐	3.	QNEC Contribution Formula: The Employer may contribute to each eligible Participant’s Qualified Non-Elective Contribution account an amount equal to (select one or more of the following):

☐	a.	% of Compensation of all eligible Participants. This part of the Employer’s contributions shall be fully vested when made.

☐	b.	$ not to exceed % of Compensation. This part of the Employer’s contribution shall be fully vested when made and subject to the limitations specified in the Basic Plan Document.

☐	4.	Discretionary Percentage QNEC Contribution Formula: The Employer shall have the right to make a discretionary QNEC contribution which shall be allocated to each eligible Participant’s account in proportion to his or her Compensation as a percentage of the Compensation of all eligible Participants. This part of the Employer’s contribution shall be fully vested when made. This contribution will be made to:

☐	a.	All eligible Participants.

☐	b.	Only eligible Participants who are Non-Highly Compensated Employees.

☐	5.	Discretionary Uniform Dollar QNEC Contribution Formula: The Employer shall have the right to make a discretionary QNEC contribution which shall be allocated to each eligible Participant’s account in a uniform dollar amount to be determined by the Employer and allocated in a nondiscriminatory manner. This part of the Employer’s contribution shall be fully vested when made. This contribution will be made to:

☐	a.	All eligible Participants.

☐	b.	Only eligible Participants who are Non-Highly Compensated Employees.

M.	Qualified Matching Contributions and Qualified Non-Elective Contributions for Test Correction Purposes:

Qualified Matching (QMAC) and Qualified Non-Elective (QNEC) Contributions made exclusively for test correction purposes may only be selected if the Employer elects to use the Current Year testing method in Section X herein and are not subject to any allocation requirement selected under Section VII herein.

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☑	1.	Corrective QNEC Contribution Formula: The Employer shall have the right to make a QNEC contribution in the amount necessary to pass the ADP/ACP Test or the maximum permitted under Code Section 415. This contribution will be allocated to some or all Non-Highly Compensated Participants designated by the Plan Administrator. The allocation will be the lesser of the amount required to pass the ADP/ACP Test, or the maximum permitted under Code Section 415. This part of the Employer’s contribution shall be fully vested when made.

☐	2.	Qualified Matching Contributions (QMAC):

☐	a.	For purposes of the ADP and ACP Tests, all Matching Contributions made to the Plan will be deemed “Qualified” for purposes of calculating the Actual Deferral Percentage and/or Actual Contribution Percentage. All Matching Contributions must be fully vested when made.

☐	b.	For purposes of the ADP and ACP Tests, only Matching Contributions made to the Plan that are needed to meet the Actual Deferral Percentage or Actual Contribution Percentage Test will be deemed “Qualified” for purposes of calculating the Actual Deferral Percentage and/or Actual Contribution Percentage. All such Matching Contributions used must be fully vested when made.

☐	3.	Qualified Non-Elective Contributions (QNEC):

☐	a.	For purposes of the ADP and ACP Tests, all Non-Elective Contributions made to the Plan will be deemed “Qualified” for purposes of calculating the Actual Deferral Percentage and/or Actual Contribution Percentage. All Non-Elective Contributions must be fully vested when made.

☐	b.	For purposes of the ADP and ACP Tests, only the Non-Elective Contributions made to the Plan that are needed to meet the Actual Deferral Percentage or Actual Contribution Percentage Test will be deemed “Qualified” for purposes of calculating the Actual Deferral Percentage and/or Actual Contribution Percentage. All such Non-Elective Contributions used must be fully vested when made.

☐	N.	Additional Adopting Employers:

☐	1.	All participating Employers’ contributions and forfeitures, if applicable, attributable to each specific contribution source made by such Employer shall be pooled together and allocated uniformly among all eligible Participants.

☐	2.	Each participating Employer’s contribution and forfeitures, if applicable, attributable to each specific contribution source made by such Employer shall be allocated only to eligible Participants of the participating Employer.

	Where contributions and forfeitures are to be allocated to eligible Participants by participating Employers, each such Employer must maintain data demonstrating that the allocations by group satisfy the nondiscrimination rules under Code Section 401(a)(4).

VII.	ALLOCATIONS TO PARTICIPANTS

A.	Allocation Accrual Requirements:

No Hours of Service or last day requirement may be imposed on any Employer contribution that is subject to the Safe Harbor Plan rules.

☑	1.	There are no allocation requirements for Participants to receive any contribution made to the Plan; however, a Participant must have received Compensation from the Employer to be entitled to an allocation of contributions.

☐	2.	Employer contributions will be allocated to all Participants employed on the last day of the Plan Year regardless of hours worked.

☐	3.	The Plan is using the Elapsed Time method; contributions will be allocated to all Participants who have completed [not more than twelve (12)] months of Service regardless of the hours credited. If left blank, the Plan will use twelve (12) months.

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☐	4.	Employer contributions for a Plan Year will be allocated to all Participants upon completion of the hours and/or employment requirements below.

a.	A Year of Service for allocation accrual purposes cannot be less than one (1) Hour of Service nor greater than 1,000 hours by operation of law. If left blank, the Plan will use 1,000 hours. Enter whole digit numbers only.

Contribution Type	Hours
All contributions
Matching Contribution (Formula 1)
Matching Contribution (Formula 2)
Non-Elective Contribution (Formula 1)
Non-Elective Contribution (Formula 2)
QMAC
QNEC

b.	Participants must be employed on the last day of each quarter of the Plan Year in order to receive the following contribution(s):

☐	All contributions

☐	Matching Contribution (Formula 1)

☐	Matching Contribution (Formula 2)

☐	Non-Elective Contribution (Formula 1)

☐	Non-Elective Contribution (Formula 2)

☐	QMAC

☐	QNEC

Note: Use of this subsection (b) requires that no more than one (1) Hour of Service be required in subsection (a) above for the contribution types selected.

c.	Participants must be employed on the last day of the Plan Year in order to receive the following contribution(s):

☐	All contributions

☐	Matching Contribution (Formula 1)

☐	Matching Contribution (Formula 2)

☐	Non-Elective Contribution (Formula 1)

☐	Non-Elective Contribution (Formula 2)

☐	QMAC

☐	QNEC

☐	d.	Participants must complete the Hours of Service indicated above or be employed on the last day of the Plan Year to receive the Employer Contribution(s) selected above.

5.	Employer Contributions for a Plan Year will be allocated to terminated Participants who have met the following allocation accrual requirements (check all applicable boxes):

						Non-	Non-
			All	Match	Match	Elective	Elective
			Contributions	Formula 1	Formula 2	Formula 1	Formula 2	QMAC	QNEC
a.	The Hours of Service or Period of Service requirement above will be waived if termination is due to:

	i.	Retirement	☐	☐	☐	☐	☐	☐	☐
	ii.	Disability	☐	☐	☐	☐	☐	☐	☐
	iii.	Death	☐	☐	☐	☐	☐	☐	☐
	iv.	Other (must be nondiscriminatory in operation):
			☐	☐	☐	☐	☐	☐	☐

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						Non-	Non-
			All	Match	Match	Elective	Elective
			Contributions	Formula 1	Formula 2	Formula 1	Formula 2	QMAC	QNEC
b.	The last day of employment requirement above will be waived if termination is due to:

	i.	Retirement	☐	☐	☐	☐	☐	☐	☐
	ii.	Disability	☐	☐	☐	☐	☐	☐	☐
	iii.	Death	☐	☐	☐	☐	☐	☐	☐
	iv.	Other (must be nondiscriminatory in operation):
			☐	☐	☐	☐	☐	☐	☐

☐	B.	Contributions to Disabled Participants:

The Employer will make contributions on behalf of a Participant who is permanently and totally disabled. These contributions will be based on the Compensation each such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such contributions shall be for: (enter a fixed or determinable period). Such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee. These contributions will be 100% vested when made. The rule of final Treasury Regulation Section 1.415(c)-2(g)(4) applies with respect to such Participant.

☐	C.	Employer Matching Contributions to Participants in the Case of Death or Disability Resulting from Active Military Service:

Effective for any death or Disability occurring on or after [insert a date no earlier than 1/1/2007], the Employer will make Matching Contributions on behalf of a Participant who dies or incurs a Disability while performing qualified military service. These contributions will be determined on the basis of the Participant’s average actual Elective Deferrals and Employee contributions to the Plan for the 12-month period of Service with the Employer immediately prior to qualified military service, or if Service with the Employer is less than such 12-month period, the actual length of continuous Service with the Employer.

VIII.	DISPOSITION OF FORFEITURES

	A.	Forfeiture Allocation Alternatives:

☐	1.	Not applicable; all contributions are fully vested.

☑	2.	Select one or more methods in which forfeitures associated with the contribution type will be allocated (number each item in order of use):

		Employer Contribution Type
		All Non-Safe Harbor	Non-Elective
Disposition Method		Matching Contributions	Contributions
a.	Restoration of Participant’s forfeitures.	1

b.	Used to offset Plan expenses.	3

c.	Used to reduce the Employer’s Non-Elective Contribution.

d.	Used to reduce the Employer’s Matching Contribution.	2

e.	Added to the Employer’s contribution (other than Matching Contributions or Base Integration Formula) under the Plan.

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Employer Contribution Type
		All Non-Safe Harbor	Non-Elective
Disposition Method		Matching Contributions	Contributions
f.	Added to the Employer’s Matching Contribution under the Plan (these contributions will be subject to ACP Testing).

g.	Allocate to all Participants eligible to share in the allocations in the same proportion that each Participant’s Compensation for the year bears to the Compensation of all other Participants for such year.	N/A

h.	Allocate to all NHCEs eligible to share in the allocations in proportion to each such Participant’s Compensation for the year.	N/A

i.	Allocate to all NHCEs eligible to share in the allocations in proportion to each such Participant’s Elective Deferrals for the year.		N/A

j.	Allocate to all Participants eligible to share in the allocations in the same proportion that each Participant’s Elective Deferrals for the year bears to the Elective Deferrals of all Participants for such year.		N/A

Participants eligible to share in the allocation of other Employer contributions under Section VI shall be eligible to share in the allocation of forfeitures. The selection of (i) or (j) may require that the Plan be tested for nondiscrimination using a general test described in Regulation Section 1.410(b).

B.	Timing of Allocation of Forfeitures:

If no timely distribution or deemed distribution [pursuant to paragraph 6.5(c) of the Basic Plan Document] has been made to a former Participant, non-vested portions shall be forfeited at the end of the Plan Year during which the former Participant incurs his or her fifth consecutive one (1) year Break in Service or Period of Severance for Plans that use the Elapsed Time Method.

If a former Participant has received the full amount of his or her Vested Account Balance, the non-vested portion of his or her account shall be forfeited and be disposed of:

☐	1.	during the Plan Year following the Plan Year in which the forfeiture arose.

☑	2.	as of any Valuation or Allocation Date during the Plan Year (or as soon as administratively feasible following the close of the Plan Year) in which the former Participant receives full payment of his or her vested benefit.

☐	3.	as of the end of the Plan Year during which the former Participant receives full payment of his or her vested benefit.

☐	4.	as of the earlier of the first day of the Plan Year, or the first day of the seventh month of the Plan Year following the date on which the former Participant has received full payment of his or her vested benefit.

☐	5.	as of the next Valuation or Allocation Date following the date on which the former Participant receives full payment of his or her vested benefit.

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IX.	MULTIPLE PLANS MAINTAINED BY THE EMPLOYER AND TOP-HEAVY CONTRIBUTIONS

☐	A.	Plans Maintained by the Employer:

The Employer does maintain another Plan [including a Welfare Benefit Fund or an individual medical account as defined in Code Section 415(l)(2)], under which amounts are treated as Annual Additions and has completed the proper section below. If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer:

☐	1.	The relevant provisions of Article X of the Basic Plan Document will apply.

☐	2.	[Reserved]

B.	Top-Heavy Provisions:

In the event the Plan is or becomes Top-Heavy, the minimum contribution or benefit required under Code Section 416 and paragraph 14.3 of the Basic Plan Document relating to Top-Heavy Plans shall be satisfied in the elected manner:

☑	1.	The minimum contribution will be satisfied by this Plan.

☐	2.	The minimum contribution will be satisfied by (name of other Qualified Plan):

		Minimum contribution or benefit to be provided (specify interest rates and mortality table, if applicable):

	3.	For any Plan Year during which the Plan is Top-Heavy, the sum of the contributions (excluding Elective Deferrals) allocated to non-Key Employees shall not be less than the amount required under the Basic Plan Document. Top-Heavy minimums will be allocated to:

☐	a.	all eligible Participants [Plan defaults to this election].

☑	b.	only eligible non-Key Employees who are Participants.

☐	4.	Matching Contributions shall not be included when satisfying Top-Heavy minimum contributions.

X.	NONDISCRIMINATION TESTING

A Plan may use different testing methods for the ADP and ACP Tests provided the Plan does not permit recharacterization of Excess Contributions, Elective Deferrals to be used in the ACP Test, or Qualified Matching Contributions to be used in the ADP Test.

If no election is made, the Plan will use the Current Year testing method for both the ADP and ACP Tests.

A.	Testing Elections:

☐	1.	The Plan is not subject to ADP or ACP testing. The Plan does not offer Voluntary After-tax or Required After-tax Contributions and it either meets the Safe Harbor provisions of Section VI(I) of this Adoption Agreement, or it does not benefit any Highly Compensated Employees.

☑	2.	The Plan is not subject to ADP as it meets the Safe Harbor provisions of Section VI(I) of this Adoption Agreement.

☐	3.	This Plan is using the Current Year testing method for purposes of the ADP Test.

☐	4.	This Plan is using the Current Year testing method for purposes of the ACP Test.

☐	5.	This Plan is using the Prior Year testing method for purposes of the ADP Test.

☑	6.	This Plan is using the Prior Year testing method for purposes of the ACP Test.

28

B.	Testing Elections for the First Plan Year:

Complete only when Prior Year testing method election is made and the Employer is not using the “deemed 3%” rule.

☐	1.	If this is not a successor Plan, then for the first Plan Year this Plan permits any Participant to make Elective Deferrals, the ADP used in the ADP Test for Participants who are Non-Highly Compensated Employees shall be such first Plan Year’s ADP.

☐	2.	If this is not a successor Plan, then for the first Plan Year this Plan permits (a) any Participant to make Employee contributions, (b) provides for Matching Contributions or (c) both, the ACP used in the ACP Test for Participants who are Non-Highly Compensated Employees shall be such first Plan Year’s ACP.

☐	C.	Recharacterization:

Elective Deferrals may be recharacterized as Voluntary After-tax Contributions to the extent so provided by this Plan, to satisfy the ADP Test. The Employer must have elected to permit Voluntary After-tax Contributions in the Plan for this election to be operable.

☐	D.	Forfeitures of Vested Excess Aggregate Contributions Resulting from ADP Test Failure:

Forfeitures of Excess Aggregate Contributions resulting from failure of the ADP Test and the inability to distribute corresponding Matching Contributions will be allocated to the Matching Contribution accounts of Non-Highly Compensated Employees instead of being used to reduce Employer Contributions for the Plan Year in which the failure occurred.

XI.	VESTING

Participants shall always have a fully vested and nonforfeitable interest in their Employee contributions (including Elective Deferrals, Catch-Up Contributions, Roth Elective Deferrals, Required After-tax Contributions, and Voluntary After-tax Contributions), Qualified Matching Contributions (“QMACs”), Qualified Non-Elective Contributions (“QNECs”) or Safe Harbor Contributions, and their investment earnings.

Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and their earnings under the schedule(s) selected below.

A.	Vesting Computation Period:

A Year of Service for vesting will be determined on the basis of the (choose one):

☐	1.	Not applicable. All contributions are fully vested.

☐	2.	Elapsed Time method.

☑	3.	Hours of Service method. A Year of Service will be credited upon completion of 1,000 Hours of Service. A Year of Service for vesting purposes will not be less than one (1) Hour of Service nor greater than 1,000 hours by operation of law. [If left blank, the Plan will use 1,000 hours.]

		The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant’s nonforfeitable right to his or her account balance derived from Employer contributions:

☐	a.	shall commence on the date on which an Employee first performs an Hour of Service for the Employer and each subsequent twelve (12) consecutive month period shall commence on the anniversary thereof.

☑	b.	shall commence on the first day of the Plan Year during which an Employee first performs an Hour of Service for the Employer and each subsequent twelve (12) consecutive month period shall commence on the anniversary thereof.

29

A Participant shall receive credit for a Year of Service if he or she completes the number of hours specified above at any time during the twelve (12) consecutive month computation period. A Year of Service may be earned prior to the end of the twelve (12) consecutive month computation period and the Participant need not be employed at the end of the twelve (12) consecutive month computation period to receive credit for a Year of Service.

B.	Vesting Schedules:

The Employer must select either the two-twenty vesting schedule option [(B)(4)] or the three-year cliff vesting schedule [(B)(3)] to apply in any Plan Year in which the Plan is Top-Heavy. The percentages selected for option (B)(5) may not be less for any year than the percentages shown at option (B)(4). Any switch to a Top-Heavy schedule will remain in effect even if the Plan later falls out of Top-Heavy status unless the Employer executes an amendment to this Adoption Agreement. If a Participant has at least three (3) Years of Service for vesting purposes at the time of the amendment, the Plan must provide that Participant the option of remaining on the vesting schedule in effect prior to such amendment.

Select the appropriate schedule for each contribution type and complete the blank vesting percentages from the list below and insert the option number in the vesting schedule chart below. Employer Contributions that are not Safe Harbor Contributions may only choose option (3) or (4) or a schedule where amounts vest faster than at option (4).

	Years of Service
	1		2	3	4		5		6
1.	Full and immediate Vesting

2.	0%		100%

3.		%	%	100%

4.		%	20%	40%	60%		80%		100%

5.		%	%	%		%		%	100%

Vesting Schedule Chart	Employer Contribution Type
All Employer Contributions
Matching Contribution (Formula 1)
Matching Contribution (Formula 2)
Match on Voluntary After-tax Contribution
Match on Required After-tax Contribution
Match on 403(b) Deferrals
2	QACA Safe Harbor Enhanced Matching Contribution
Non-Elective Contribution (Formula 1)
Non-Elective Contribution (Formula 2)
2	Top-Heavy Minimum Contribution

If a different Vesting Schedule than that entered above applies to Employer Contributions made prior to the first day of the Plan’s 2007 Plan Year, it should be entered in Schedule B of this Adoption Agreement.

C.	Service Disregarded for Vesting:

☑	1.	Not applicable. All Service is recognized.

☐	2.	Service prior to the Effective Date of this Plan or a predecessor plan is disregarded when computing a Participant’s vested and nonforfeitable interest.

☐	3.	Service prior to a Participant having attained age eighteen (18) is disregarded when computing a Participant’s vested and nonforfeitable interest.

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☐	D.	Full Vesting of Employer Contributions for Current Participants:

Notwithstanding the elections above, all Employer contributions made to a Participant’s account shall be 100% fully vested if the Participant is employed on the Effective Date of the Plan (or such other date as entered herein): . The operation of this provision may not result in the discrimination in favor of Highly Compensated Employees.

XII.	SERVICE WITH PREDECESSOR ORGANIZATION

This option only applies in the situation where the Employer does not or did not maintain the plan of a Predecessor Organization.

☑	A.	Not applicable. The Employer does not maintain the plan of a Predecessor Organization.

☐	B.	The Plan will recognize Service with all Predecessor Organizations.

☐	C.	Service with the following organization(s) will be recognized for the Plan purpose indicated:

Allocation
	Eligibility	Accrual	Vesting
	☐	☐	☐

	☐	☐	☐
Attach additional pages as necessary.

☐	D.	The Plan shall recognize Years of Service with the Employer(s) named in Section XII(C) above.

XIII.	IN-SERVICE WITHDRAWALS

Distribution restrictions apply in the case of Elective Deferrals (including Roth Elective Deferrals, if applicable), Safe Harbor Contributions, Qualified Matching Contributions and Qualified Non-Elective Contributions, including the withdrawal restrictions prior to attainment of age 59 1/2.

If the Participant could withdraw his or her account in the past, this right may not be taken away.

A.	In-Service Withdrawals:

☐	1.	In-service withdrawals are not permitted in the Plan.

☑	2.	In-service withdrawals are permitted in the Plan. Participants may withdraw the following contribution types after meeting the following requirements (select one or more of the following options):

Withdrawal Restrictions
Contribution Types		A	B	C	D	E	F	G	H	I
a.	All Contributions	n/a	n/a	n/a	☐	☐	n/a	n/a	n/a	n/a

b.	Elective Deferrals	☐	n/a	n/a	☐	☑	n/a	n/a	n/a	☐

c.	Roth Elective Deferrals	☐	n/a	n/a	☐	☐	n/a	n/a	n/a	☐

d.	Voluntary After-tax Contributions	☐	☑	☐	☐	☐	n/a	n/a	n/a	n/a

e.	Required After-tax Contributions	☐	☐	☐	☐	☐	n/a	n/a	n/a	n/a

f.	Rollover Contributions	☐	☑	☐	☐	☐	n/a	n/a	n/a	n/a

g.	Vested Matching (Formula 1)	☐	n/a	☐	☐	☐	☐	☐	☐	n/a

h.	Vested Matching (Formula 2)	☐	n/a	☐	☐	☐	☐	☐	☐	n/a

i.	Vested Non-Elective (Formula 1)	☐	n/a	☐	☐	☐	☐	☐	☐	n/a

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Withdrawal Restrictions
Contribution Types		A	B	C	D	E	F	G	H	I
j.	Vested Non-Elective (Formula 2)	☐	n/a	☐	☐	☐	☐	☐	☐	n/a

k.	Safe Harbor Matching	☐	n/a	n/a	☐	☑	n/a	n/a	n/a	n/a

l.	Safe Harbor Non-Elective	☐	n/a	n/a	☐	☐	n/a	n/a	n/a	n/a

m.	Qualified Non-Elective	☐	n/a	n/a	☐	☐	n/a	n/a	n/a	n/a

n.	Qualified Matching	☐	n/a	n/a	☐	☐	n/a	n/a	n/a	n/a

Withdrawal Restriction Key

A.	Not available for in-service withdrawals.

B.	Available for in-service withdrawals without restrictions.

C.	Participants having completed five (5) years of Plan participation may elect to withdraw all or any part of their Vested Account Balance.

D.	Participants may withdraw all or any part of their Account Balance after having attained the Plan’s Normal Retirement Age (Normal Retirement Age cannot be less than age 59 1/2 for in-service withdrawal of Elective Deferrals, Roth Elective Deferrals, Safe Harbor Contributions, QMACs or QNECs).

E.	Participants may withdraw all or any part of their Vested Account Balance after having attained age 59 1/2 (not less than age 59 1/2).

F.	Participants may elect to withdraw all or any part of their Vested Account Balance which has been credited to their account for a period in excess of two (2) years.

G.	Available for withdrawal only if the Participant is 100% vested (an election at (C), (D), (E), or (F) must also be made).

H.	All requirements selected in (C) through (G) above must be satisfied prior to a distribution being made from the Plan.

I.	Available for withdrawal if a “qualified reservist distribution”, as defined in Code Section 72(t)(2)(G)(iii).

☐	3.	In-service withdrawals may be made to Participants who have attained age 70 1/2.

B.	Hardship Withdrawals:

Prior to age 59 1/2, a Participant may withdraw balances attributable to Elective Deferrals (including Roth Elective Deferrals, if applicable) for reason of Hardship only. Safe Harbor Contributions, Qualified Matching Contributions, and Qualified Non-Elective Contributions are not available for Hardship distributions.

☐	1.	Hardship withdrawals are not permitted in the Plan.

☑	2.	Hardship withdrawals are permitted in the Plan and will be taken from the Participant’s account as follows (select one or more of these options):

☐	a.	Participants may withdraw Elective Deferrals.

☑	b.	Participants may withdraw Elective Deferrals and any earnings credited as of December 31, 1988 (or if later, the end of the last Plan Year ending before July 1, 1989).

☐	c.	Participants may withdraw Roth Elective Deferrals.

☐	d.	Participants may withdraw Rollover Contributions plus their earnings.

☐	e.	Participants may withdraw vested Non-Elective Contributions (Formula 1) plus their earnings.

☐	f.	Participants may withdraw vested Non-Elective Contributions (Formula 2) plus their earnings.

32

☐	g.	Participants may withdraw fully vested Non-Elective Contributions (Formula 1) plus their earnings.

☐	h.	Participants may withdraw fully vested Non-Elective Contributions (Formula 2) plus their earnings.

☐	i.	Participants may withdraw vested Employer Matching Contributions (Formula 1) plus their earnings.

☐	j.	Participants may withdraw vested Employer Matching Contributions (Formula 2) plus their earnings.

☐	k.	Participants may withdraw Qualified Matching Contributions and Qualified Non-Elective Contributions plus their earnings, and the earnings on Elective Deferrals which have been credited to the Participant’s account as of December 31, 1988 (or if later, the end of the last Plan Year ending before July 1, 1989).

XIV.	LOAN PROVISIONS

☐	A.	Participant loans are not available from the Plan.

☑	B.	Participant loans are permitted in accordance with the Employer’s established loan procedures.

☑	C.	Loan payments will be suspended under the Plan as permitted under Code Section 414(u) in compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994.

XV.	INVESTMENT MANAGEMENT

A.	Investment Management Responsibility:

☐	1.	The Employer shall appoint a discretionary Trustee to manage the assets of the Plan.

☐	2.	The Employer shall retain investment management responsibility and/or authority. Unless otherwise appointed, the Trustee shall act in a nondiscretionary capacity.

☑	3.	The party designated below shall be responsible for the investment of the Participant’s account. By selecting a box, the Employer is making a designation as to who will have authority to issue investment directives with respect to the specified contribution type (check all applicable boxes):

		Trustee	Employer	Participant
a.	All Contributions	n/a	n/a	☑

b.	Elective Deferrals/Roth Elective Deferrals	☐	☐	☐

c.	Voluntary After-tax Contributions	☐	☐	☐

d.	Required After-tax Contributions	☐	☐	☐

e.	Safe Harbor Contributions	☐	☐	☐

f.	Matching Contributions (Formula 1)	☐	☐	☐

g.	Matching Contributions (Formula 2)	☐	☐	☐

h.	QMACs	☐	☐	☐

i.	QNECs	☐	☐	☐

j.	Non-Elective Contributions (Formula 1)	☐	☐	☐

k.	Non-Elective Contributions (Formula 2)	☐	☐	☐

l.	Rollover Contributions	☐	☐	☐

33

To the extent that Participant self-direction was previously permitted, the Employer shall have the right to either make the assets part of the general fund, or leave them as self-directed subject to the provisions of the Basic Plan Document.

B.	Limitations on Participant Directed Investments:

☑	1.	Participants are permitted to invest among only those investment alternatives made available by the Employer under the Plan.

☐	2.	Participants are permitted to invest in any investment alternative permitted under the Basic Plan Document.

☐	C.	Insurance:

The Plan permits life insurance as an investment alternative.

XVI.	DISTRIBUTION OPTIONS

	A.	Timing of Distributions [both (1) and (2) must be completed]:

1.	Distributions payable as a result of termination for reasons other than death, Disability or retirement shall be paid c [select from the list at (A)(3) below].

2.	Distributions payable as a result of termination for death, Disability or retirement shall be paid c [select from the list at (A)(3) below].

3.	Distribution Options:

a.	As soon as administratively feasible on or after the Valuation Date following the date on which a distribution is requested or is otherwise payable.

b.	As soon as administratively feasible following the close of the Plan Year during which a distribution is requested or is otherwise payable.

c.	As soon as administratively feasible following the date on which a distribution is requested or is otherwise payable. (This option is recommended for daily valuation plans.)

d.	As soon as administratively feasible after the close of the Plan Year during which the Participant incurs [cannot be more than five (5)] consecutive one (1) year Breaks in Service.

e.	Only after the Participant has attained the Plan’s Normal Retirement Age or Early Retirement Age, if applicable.

B.	Required Beginning Date:

The Required Beginning Date of a Participant with respect to the Plan is (select one from below):

☐	1.	The April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

☐	2.	The April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 except that distributions to a Participant (other than a 5% owner) with respect to benefits accrued after the later of the adoption of this Plan or Effective Date of the amendment of this Plan must commence no later than the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires.

☑	3.	The later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that distributions to a 5% owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

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Option (3) may only be elected if (i) it corresponds to an amendment previously made to the Plan pursuant to Regulation Section 1.411(d)-4, Q&A-10(b), or (ii) it does not eliminate an age 70 1/2 distribution option as described in the preceding Regulation because either (A) the Plan is a new Plan or (B) Section XIII(A)(3) is checked or the Plan already offers a pre-retirement distribution at least as generous as Section XIII(A)(3).

C.	Minimum Distribution Requirements:

☑	1.	Election to Apply Five (5) Year Rule to Distributions to Designated Beneficiaries: If the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in the Basic Plan Document but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

☑	2.	Election to Allow Participants or Beneficiaries to Elect Five (5) Year Rule: Participants or Beneficiaries may elect on an individual basis whether the five (5) year rule or the life expectancy rule described in the Basic Plan Document applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under the Plan, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Article VII of the Basic Plan Document and, if applicable, the elections in Section XVI(C)(1) above.

D.	Forms of Payment (select all that apply):

The normal form of payment is determined at Section III(J) of this Adoption Agreement. If option (1) or no selection is made in Section III(J), then options (4), (5) and (6) in this section cannot be selected.

☑	1.	Lump sum.

☑	2.	Installment payments.

☐	3.	Partial payments; the minimum amount will be $ .

☐	4.	Life annuity.

☐	5.	Term certain annuity with payments guaranteed for years [not to exceed twenty (20)].

☐	6.	Joint and ☐ 50%, ☐ 66-2/3%, ☐ 75% or ☐ 100% survivor annuity. [NOTE: If the Qualified Joint and Survivor Annuity selected in III.J.3. of the Adoption Agreement is 50% or 66 2/3%, then the 75% survivor annuity box must be one of the boxes checked in this item D.6. If the Qualified Joint and Survivor Annuity selected in III.J.3. of the Adoption Agreement is 75% or 100%, then the 50% survivor annuity box must be one of the boxes checked in this item D.6.]

E.	Type of Payment (select all that apply):

☑	1.	Cash.

☐	2.	Employer securities.

☐	3.	Other marketable securities.

☐	4.	Other: (fill in the blank with the type of other in-kind distributions allowed under the Plan).

F.	Application of Involuntary Cash-out Provisions:

☐	1.	The Plan shall not make involuntary cash-outs to any terminated vested Participant. Distributions will only be made with the consent of the Participant.

☑	2.	The Plan shall make involuntary cash-outs to a terminated vested Participant as follows:

☐	a.	The Plan shall make involuntary cash-out distributions of Vested Account Balances of less than $200. Distribution of amounts $200 or greater shall only be made with the consent of the Participant.

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☑	b.	The Plan shall make involuntary cash-out distributions of Vested Account Balances of $1,000 or less. Distribution of amounts greater than $1,000 shall only be made with the consent of the Participant.

3.	When determining the value of the Participant’s nonforfeitable account balance for purposes of the Plan’s involuntary cash-out rules, the Plan elects to:

☐	a.	exclude Rollover Contributions.

☑	b.	include Rollover Contributions.

If no selection is made, the Plan will exclude Rollover Contributions when determining the value of the Participant’s nonforfeitable account balance for involuntary cash-out purposes. Rollover Contributions, if any, will always be included when determining whether the $1,000 threshold has been exceeded.

G.	Automatic Rollovers:

Do not complete if a selection has been made at Section XVI(F)(1) or (2) above.

☐	1.	The Plan shall make automatic rollovers of Vested Account Balances that are greater than $1,000 but are not more than $5,000 in accordance with the provisions of Article VI of the Basic Plan Document.
☐	2.	The Plan shall make automatic rollovers of Vested Account Balances that are not more than $5,000 in accordance with the provisions of Article VI of the Basic Plan Document.

H.	Distribution Upon Severance from Employment:

☑	1.	Not applicable.

☐	2.	Distribution upon severance from employment as described in the Basic Plan Document shall apply for distributions after (no earlier than December 31, 2001) regardless of when the severance from employment occurred.

☐	3.	Distribution upon severance from employment as described in the Basic Plan Document shall apply for distributions after (no earlier than December 31, 2001) for severance from employment occurring after (enter the Effective Date if different than the Effective Date above).

I.	Direct Rollovers:

For purposes of the direct rollover provisions of the Plan, the following will also be treated as Eligible Rollover Distributions in 2009 (check one or none):

☑	1.	2009 RMDs and Extended 2009 RMDs (both as defined in the Plan).

☐	2.	2009 RMDs (as defined in the Plan) but only if paid with an additional amount that is an Eligible Rollover Distribution without regard to Code Section 401(a)(9)(H).

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XVII.	SIGNATURES

Completion of this Adoption Agreement requires consideration of complex tax and legal issues. The Employer should consult with or should obtain the advice of its legal counsel and/or tax advisor before executing this Adoption Agreement. By executing this Adoption Agreement, the Employer acknowledges that it is a legal document with significant tax and legal ramifications. The Employer understands that its failure to properly complete or amend this Adoption Agreement may result in failure of the Plan to qualify or in disqualification of the Plan.

A.	Employer: Sterling Chemicals, Inc.

This Adoption Agreement and the corresponding provisions of the Basic Plan Document are adopted by the Employer this day of , .

Executed on behalf of the Employer by:

Title:

Signature:

B.	Trust Agreement:

☐	Plan assets will be invested in group annuity contracts. There is no Trustee and the terms of the contract(s) will apply.

☐	Plan assets are held in a tax qualified Trust. The Trust provisions used will be as contained in the Basic Plan Document.

☑	Plan assets are held in a tax qualified Trust. The Trust provisions used will be as contained in the accompanying executed Trust Agreement between the Employer and the Trustee attached hereto.

C.	Trustee:

☑	The Trustee appointed shall act in the capacity of a non-discretionary directed Trustee.

☐	The Trustee appointed shall act in the capacity of a discretionary Trustee.

Name and address of Trustee:

Not applicable.

The Employer’s Plan as contained herein is accepted by the Trustee this day of , .

Accepted on behalf of the Trustee by:

Title:

Signature:

Accepted on behalf of the Trustee by:

Title:

Signature:

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SCHEDULE A
PROTECTED BENEFITS
This Schedule describes Code Section 411(d)(6) protected benefits included in the adopting Employer’s prior plan document that are not available in this Plan. Complete as applicable.
1. Plan Provision: In-service withdrawals of prior non-safe harbor matching contributions are allowed at age 59 1/2 and under the age of 59 1/2 if the Matching Contributions have been in the Plan for 24 months.
Effective Date: January 1, 2009
2. Plan Provision: Employer contributions made prior to January 1, 2009, will be subject to a vesting schedule equal to 1 Year of Service — 20% ; 2 Years of Service- 100%.
Effective Date: January 1, 2009
3. Plan Provision:
Effective Date:
4. Plan Provision:
Effective Date:
5. Plan Provision:
Effective Date:

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SCHEDULE B
PRIOR PLAN PROVISIONS
This Schedule should be used by the adopting Employer if a prior plan contains provisions not found in this Plan, or where the Employer wishes to document transactions or historical provisions of the Employer’s Plan.
1. Plan Provision:
Effective Date:
2. Plan Provision:
Effective Date:
3. Plan Provision:
Effective Date:
4. Plan Provision:
Effective Date:
5. Plan Provision:
Effective Date:

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SCHEDULE C
SAFE HARBOR ELECTIONS FOR FLEXIBLE NON-ELECTIVE CONTRIBUTION
The following elections are made with regard to the Plan’s Safe Harbor status pursuant to Section VI herein. For Plan Years indicated below, the Plan hereby invokes a Safe Harbor status in accordance with Code Sections 401(k)(12) and 401(m)(11).
For all Plan Years in which this Safe Harbor election is being made, the limitations and restrictions found in Section VI herein apply.
1. For the Plan Year beginning       and ending      , the Employer hereby invokes a Safe Harbor status as provided in Code Sections 401(k)(12) and 401(m)(11). The Safe Harbor Contribution will be an amount equal to      % (not less than 3%) of Compensation. This election is made on this       day of      ,       (date may not be later than 30 days prior to the end of the Plan Year in which such election is being made).
2. For the Plan Year beginning       and ending      , the Employer hereby invokes a Safe Harbor status as provided in Code Sections 401(k)(12) and 401(m)(11). The Safe Harbor Contribution will be an amount equal to      % (not less than 3%) of Compensation. This election is made on this       day of      ,       (date may not be later than 30 days prior to the end of the Plan Year in which such election is being made).
3. For the Plan Year beginning       and ending      , the Employer hereby invokes a Safe Harbor status as provided in Code Sections 401(k)(12) and 401(m)(11). The Safe Harbor Contribution will be an amount equal to      % (not less than 3%) of Compensation. This election is made on this       day of      ,       (date may not be later than 30 days prior to the end of the Plan Year in which such election is being made).
4. For the Plan Year beginning       and ending      , the Employer hereby invokes a Safe Harbor status as provided in Code Sections 401(k)(12) and 401(m)(11). The Safe Harbor Contribution will be an amount equal to      % (not less than 3%) of Compensation. This election is made on this       day of      ,       (date may not be later than 30 days prior to the end of the Plan Year in which such election is being made).
5. For the Plan Year beginning       and ending      , the Employer hereby invokes a Safe Harbor status as provided in Code Sections 401(k)(12) and 401(m)(11). The Safe Harbor Contribution will be an amount equal to      % (not less than 3%) of Compensation. This election is made on this       day of      ,       (date may not be later than 30 days prior to the end of the Plan Year in which such election is being made).

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SCHEDULE D
MISCELLANEOUS ADMINISTRATIVE ELECTIONS
The following elections are made with regard to the administration of the Plan:
☑ 1. ERISA Section 404(c): The Employer intends to be covered by the fiduciary liability provisions with respect to Participant-directed investments under ERISA Section 404(c). Under the terms of this Plan, Participants (or their Beneficiaries) have a reasonable opportunity to give instructions to the Plan Administrator in accordance with the policy set by the Plan Administrator (whether written, oral, or in electronic form) regarding the choice of investment of their account balance. The Plan Administrator is obligated to comply with the Participant’s or Beneficiary’s investment instructions unless complying with such instructions would result in a prohibited transaction under the Code, ERISA or the Department of Labor, violate the Plan document, or jeopardize the Plan’s tax-qualified status.
☐ 2. Hardship Withdrawals on Behalf of Primary Beneficiaries: Hardship withdrawals shall NOT be allowed to be taken on behalf of the primary beneficiary as permitted by Section 826 of the Pension Protection Act of 2006. (If this option is NOT chosen such withdrawal shall be allowed as permitted under the terms of the Basic Plan Document).

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SCHEDULE E
BASIC PLAN DOCUMENT MODIFICATIONS
This Schedule should be used to identify provisions in the Basic Plan Document that have been modified to accommodate unique provisions of the Plan.

1.	Article:	, Section:	, Provision:

Example: Article I, Section 1.29, Provision: Early Retirement Age

2.	Article:	, Section:	, Provision:

3.	Article:	, Section:	, Provision:

4.	Article:	, Section:	, Provision:

5.	Article:	, Section:	, Provision:

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